PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 20, 2003)

Banc of America Mortgage Securities, Inc.

Depositor

Bank of America, N.A.

Seller and Servicer

$1,146,812,534

(Approximate)

Mortgage Pass-Through Certificates, Series 2003-6

Principal and interest payable monthly, commencing in August 2003

You should carefully consider the risk factors beginning on page S-20 of this prospectus supplement.

Neither the Offered Certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

The Offered Certificates will represent interests in the Trust only and will not represent interests in or obligations of Banc of America Mortgage Securities, Inc. or any other entity.

This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the prospectus.

The Trust will Issue—

•	Two groups consisting of fifty-one classes of Senior Certificates.
•	Two groups consisting of twelve classes of Class B Certificates. Each group of Class B Certificates is subordinated to, and provides credit enhancement for, the corresponding group of Senior Certificates. Each class of Class B Certificates is also subordinated to each class of Class B Certificates within its group, if any, with a lower number.

The classes of Offered Certificates are listed under the heading “Offered Certificates” in the table beginning on page S-4.

The yield to maturity of the interest only certificates and the principal only certificates will be particularly sensitive to the rate of principal payments on certain mortgage loans, as more fully described in this prospectus supplement. If you are purchasing principal only certificates you should consider the risk that a slower than anticipated rate of principal payments on the applicable mortgage loans may result in an actual yield that is lower than your expected yield. If you are purchasing interest only certificates you should consider the risk that a faster than anticipated rate of principal payments on the applicable mortgage loans may result in an actual yield that is lower than your expected yield and could result in a loss of all or part of your initial investment.

The weighted average lives of the Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class  1-A-18, Class 1-A-21, Class 1-A-22 and Class 1-A-25 Certificates, which are special retail certificates that are also companion certificates, will be extremely sensitive to the rate of principal payments on the mortgage loans in the related loan group.

The Assets of the Trust will Include—

•	Two loan groups of fixed-rate, conventional, fully amortizing, one- to four-family, residential first mortgage loans, substantially all of which have original terms to stated maturity of approximately 10 to 30 years.

•	Additional credit enhancement for the Class 1-A-1 Certificates in the form of a reserve fund which will cover certain interest shortfalls arising from the timing of principal payments on the mortgage loans in the related loan group and an irrevocable financial guaranty insurance policy issued by MBIA Insurance Corporation, which will cover, under certain circumstances, certain interest shortfalls and principal losses which would otherwise be allocated to the Class 1-A-1 Certificates. No other class of certificates will be entitled to payments from the reserve fund or under the policy.

Neither the Securities and Exchange Commission nor any state securities commission has approved the Offered Certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Offered Certificates will be offered by Banc of America Securities LLC, as underwriter, at varying prices to be determined at the time of sale to investors. Edward D. Jones & Co., L.P., as dealer, will also offer the Class 1-A-1 Certificates to investors at varying prices to be determined at the time of sale. The Offered Certificates are expected to be issued on or about July 24, 2003. Total proceeds to the Depositor for the Offered Certificates will be approximately 102.292% of the initial principal balance of the Offered Certificates, before deducting expenses payable by the Depositor.

Banc of America Securities LLC	Edward D. Jones & Co., L.P.

July 22, 2003

TABLE OF CONTENTS

Important Notice About Information Presented in this Prospectus Supplement and the Prospectus	S-3
Summary of Terms	S-6
Risk Factors	S-20
The Rate of Principal Payments on the Mortgage Loans Will Affect the Yield on the Offered Certificates	S-20
Special Retail Certificates that are Companion Certificates May be Highly Volatile	S-21
Distributions of Principal to the Special Retail Certificates	S-22
Certificates May Not Be Appropriate For Individual Investors	S-22
Subordination of Class 1-A-33, Class 1-A-35, Class 1-A-39, Class 2-A-4 and Class B Certificates Increases Risk of Loss	S-23
Limited Source of Payments — No Recourse to Depositor, Seller, Servicer or Trustee	S-24
Limited Liquidity	S-24
Geographic Concentration May Increase Risk of Loss Due to Adverse Economic Conditions or Natural Disasters	S-25
Rights of Beneficial Owners May Be Limited by Book-Entry System	S-25
Tax Consequences of Residual Certificates	S-25
United States Military Presence in Iraq May Increase Risk of Relief Act Shortfalls	S-26
The Mortgage Pool	S-26
Group 1 Mortgage Loan Data	S-29
Group 2 Mortgage Loan Data	S-34
Bank of America, N.A.	S-39
Servicing of Mortgage Loans	S-39
Foreclosure and Delinquency Experience of Bank of America	S-39
The Pooling and Servicing Agreement	S-39
Assignment of Mortgage Loans	S-40
Repurchases of Mortgage Loans	S-40
Optional Repurchases of Certain Mortgage Loans	S-41
Payments on Mortgage Loans; Accounts	S-41
Compensation and Payment of Expenses of the Servicer and the Trustee	S-42
Compensating Interest	S-43
Advances	S-43
Optional Termination	S-44
Special Servicing Agreements	S-45

The Trustee	S-45
Voting Rights	S-45
Description of the Certificates	S-46
Denominations and Form	S-47
Book-Entry Certificates	S-47
Distributions	S-51
Pool Distribution Amount	S-52
Priority of Distributions	S-52
Interest	S-53
LIBOR	S-57
Principal	S-58
Distributions in Reduction of the Special Retail Certificates	S-66
Allocation of Losses	S-71
The Financial Guaranty Insurance Policy	S-74
MBIA Insurance Corporation	S-76
Restrictions on Transfer of the Class 1-A-R and Class 1-A-LR Certificates	S-78
Prepayment and Yield Considerations	S-81
Prepayment Considerations and Risks	S-81
Assumptions Relating to Tables	S-83
Weighted Average Lives of the Offered Certificates	S-84
Yield on the Class 1-A-2, Class 1-A-3 and Class 1-A-20 Certificates	S-99
Yield on the Inverse Floating Rate Certificates	S-100
Yield on the Class 1-A-5 and Class 1-A-38 Certificates	S-102
Yield on the Class 1-A-WIO and Class 2-A-WIO Certificates	S-103
Yield on the Class 1-A-R and Class 1-A-LR Certificates	S-104
Yield on the Class A-PO Certificates	S-105
Yield on the Subordinate Certificates	S-106
Yield Considerations with Respect to the Class 1-B-2, Class 1-B-3, Class 2-B-2 and Class 2-B-3 Certificates	S-107
Credit Support	S-111
Use of Proceeds	S-111
Federal Income Tax Consequences	S-112
Regular Certificates	S-112
Residual Certificates	S-113
Backup Withholding and Reporting Requirements	S-113
State Taxes	S-114
ERISA Considerations	S-114
Method of Distribution	S-115
Legal Matters	S-116
Experts	S-116
Certificate Ratings	S-116
Index of Significant Prospectus Supplement Definitions	S-117
Appendix A: Principal Balance Schedules	A-1
Appendix B: Global Clearance, Settlement and Tax Documentation Procedures	B-1

Important Notice About Information Presented

in this Prospectus Supplement and the Prospectus

The Offered Certificates are described in two separate documents that progressively provide more detail: (i) the accompanying Prospectus, which provides general information, some of which may not apply to a particular series of Certificates such as your Certificates; and (ii) this Prospectus Supplement, which describes the specific terms of your Certificates and may differ from information in the Prospectus.

If the description of the terms of your Certificates varies between this Prospectus Supplement and the Prospectus, you should rely on the information in this Prospectus Supplement.

Cross-references are included in this Prospectus Supplement and the Prospectus to captions in these materials where you can find additional information. The foregoing Table of Contents and the Table of Contents in the Prospectus provide the locations of these captions.

The Index of Significant Prospectus Supplement Definitions beginning on page S-117 of this Prospectus Supplement and the Index of Significant Definitions beginning on page 118 of the Prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. Any capitalized terms that are not defined in this Prospectus Supplement and that do not have obvious meanings are defined in the Prospectus.

Banc of America Mortgage Securities, Inc.’s principal offices are located at 201 North Tryon Street, Charlotte, North Carolina 28255 and its phone number is (704) 387-8239.

This Prospectus Supplement and the accompanying Prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward- looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings “Risk Factors” and “Prepayment and Yield Considerations.” Forward-looking statements are also found in other places throughout this Prospectus Supplement and the Prospectus, and may be identified by, among other things, accompanying language such as “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the Depositor’s control. These forward-looking statements speak only as of the date of this Prospectus Supplement. The Depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect changes in the Depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

THE SERIES 2003-6 CERTIFICATES

Class or Component	Initial Class Balance or Component Balance(1)	Pass-Through Rate	Principal Types(2)	Interest Types(2)	Initial Rating of Certificates(3)
					S&P	Fitch
Offered Certificates
Class 1-A-1	$16,127,000	5.000%	Senior, Planned Amortization I	Fixed Rate	AAA	AAA
Class 1-A-2	(4)	5.250%	Senior, Notional Amount	Fixed Rate, Interest Only	AAA	AAA
Class 1-A-3	(4)	5.250%	Senior, Notional Amount	Fixed Rate, Interest Only	AAA	AAA
Class 1-A-4	$73,195,000	4.250%	Senior, Planned Amortization I	Fixed Rate	AAA	AAA
Class 1-A-5	$4,761,905	(5)	Senior, Companion	Principal Only	AAA	AAA
Class 1-A-6	$18,174,306	5.500%	Senior, Companion	Fixed Rate	AAA	AAA
Class 1-A-7	$4,740,921	5.500%	Senior, Companion	Fixed Rate	AAA	AAA
Class 1-A-8	$5,452,424	5.500%	Senior, Companion	Fixed Rate	AAA	AAA
Class 1-A-9	$7,707,349	5.500%	Senior, Companion	Fixed Rate	AAA	AAA
Class 1-A-10	$8,100,000	5.000%	Senior, Companion	Fixed Rate	AAA	AAA
Class 1-A-11	$8,000,000	6.000%	Senior, Companion	Fixed Rate	AAA	AAA
Class 1-A-12	$4,000,000	5.500%	Senior, Companion	Fixed Rate	AAA	AAA
Class 1-A-13	$1,000,000	5.500%	Senior, Companion	Fixed Rate	AAA	AAA
Class 1-A-14	$1,000,000	5.500%	Senior, Companion	Fixed Rate	AAA	AAA
Class 1-A-15	$2,193,000	5.500%	Senior, Companion	Fixed Rate	AAA	AAA
Class 1-A-16	$5,655,000	(6)	Senior, Companion	Fixed Rate	AAA	AAA
Class 1-A-17	$10,655,000	(6)	Senior, Companion	Fixed Rate	AAA	AAA
Class 1-A-18	$2,900,000	5.000%	Senior, Companion	Fixed Rate	AAA	AAA
Class 1-A-19	$1,000,000	5.000%	Senior, Companion	Fixed Rate	AAA	AAA
Class 1-A-20	(4)	5.250%	Senior, Notional Amount	Fixed Rate, Interest Only	AAA	AAA
Class 1-A-21	$6,000,000	(6)	Senior, Companion	Fixed Rate	AAA	AAA
Class 1-A-22	$1,000,000	(6)	Senior, Companion	Fixed Rate	AAA	AAA
Class 1-A-23	$750,000	(7)	Senior, Companion	Floating Rate	AAA	AAA
Class 1-A-24	$250,000	(8)	Senior, Companion	Inverse Floating Rate	AAA	AAA
Class 1-A-25	$3,000,000	6.000%	Senior, Companion	Fixed Rate	AAA	AAA
Class 1-A-26	$4,211,000	5.000%	Senior, Companion	Fixed Rate	AAA	AAA
Class 1-A-27	$4,211,000	6.000%	Senior, Companion	Fixed Rate	AAA	AAA
Class 1-A-28	$87,943,000	2.500%	Senior, Planned Amortization I	Fixed Rate	AAA	AAA
Class 1-A-29	$78,635,000	4.250%	Senior, Planned Amortization I	Fixed Rate	AAA	AAA
Class 1-A-30	$103,714,000	4.750%	Senior, Planned Amortization I	Fixed Rate	AAA	AAA
Class 1-A-31	$40,053,000	5.000%	Senior, Planned Amortization I	Fixed Rate	AAA	AAA
Class 1-A-32	$50,000,000	5.250%	Super Senior, Planned Amortization I	Fixed Rate	AAA	AAA
Class 1-A-33	$533,215	5.250%	Super Senior Support, Planned Amortization I	Fixed Rate	AAA	AAA
Class 1-A-34	$59,630,000	5.250%	Super Senior, Planned Amortization I	Fixed Rate	AAA	AAA
Class 1-A-35	$639,785	5.250%	Super Senior Support, Planned Amortization I	Fixed Rate	AAA	AAA
Class 1-A-36	$17,215,000	5.250%	Senior, Planned Amortization II	Fixed Rate	AAA	AAA
Class 1-A-37	$21,546,000	5.500%	Super Senior, Planned Amortization II	Fixed Rate	AAA	AAA
Class 1-A-38	$1,026,000	(5)	Senior, Planned Amortization II	Principal Only	AAA	AAA
Class 1-A-39	$578,951	5.250%	Super Senior Support, Planned Amortization II	Fixed Rate	AAA	AAA
Class 1-A-40	$87,181,600	(9)	Senior, Companion	Floating Rate	AAA	AAA
Class 1-A-41	$37,363,544	(10)	Senior, Companion	Inverse Floating Rate	AAA	AAA
Class 1-A-R	$50	5.250%	Senior, Sequential Pay	Fixed Rate	AAA	AAA
Class 1-A-LR …	$50	5.250%	Senior, Sequential Pay	Fixed Rate	AAA	AAA
Class 1-A-WIO	(4)	(11)	Senior, Notional Amount	Variable Rate, Interest Only	AAA	AAA
Class 2-A-1	$116,938,866	(12)	Senior, Pass-Through	Floating Rate	AAA	AAA
Class 2-A-2	$127,275,134	(13)	Senior, Pass-Through	Inverse Floating Rate	AAA	AAA
Class 2-A-3	$100,000,000	(12)	Super Senior, Pass-Through	Floating Rate	AAA	AAA
Class 2-A-4	$2,900,000	(12)	Super Senior Support, Pass-Through	Floating Rate	AAA	AAA
Class 2-A-WIO	(4)	(14)	Senior, Notional Amount	Variable Rate, Interest Only	AAA	AAA
Class A-PO	(15)	(15)	Senior, Component	Principal Only	AAA	AAA
Class 1-B-1	$9,608,000	5.250%	Subordinated	Fixed Rate	AA	None
Class 1-B-2	$4,004,000	5.250%	Subordinated	Fixed Rate	A	None
Class 1-B-3	$2,402,000	5.250%	Subordinated	Fixed Rate	BBB	None
Class 2-B-1	$1,755,000	4.750%	Subordinated	Fixed Rate	AA	None
Class 2-B-2	$526,000	4.750%	Subordinated	Fixed Rate	A	None
Class 2-B-3	$702,000	4.750%	Subordinated	Fixed Rate	BBB	None
Component
Class 1-A-PO	$519,501	(16)	Ratio Strip	Principal Only	N/A	N/A
Class 2-A-PO	$38,933	(16)	Ratio Strip	Principal Only	N/A	N/A

Class or Component	Initial Class Balance or Component Balance(1)	Pass-Through Rate	Principal Types(2)	Interest Types(2)	Initial Rating of Certificates(3)
					S&P	Fitch
Non-Offered Certificates
Class SES	(17)	(17)	Senior, Component	Fixed Rate, Interest Only	N/A	N/A
Class 1-B-4	$1,601,000	5.250%	Subordinated	Fixed Rate	N/A	N/A
Class 1-B-5	$1,201,000	5.250%	Subordinated	Fixed Rate	N/A	N/A
Class 1-B-6	$1,201,496	5.250%	Subordinated	Fixed Rate	N/A	N/A
Class 2-B-4	$351,000	4.750%	Subordinated	Fixed Rate	N/A	N/A
Class 2-B-5	$176,000	4.750%	Subordinated	Fixed Rate	N/A	N/A
Class 2-B-6	$351,438	4.750%	Subordinated	Fixed Rate	N/A	N/A
Component
Class 1-SES	(18)	0.200%	Notional Amount	Fixed Rate, Interest Only	N/A	N/A
Class 2-SES	(18)	0.200%	Notional Amount	Fixed Rate, Interest Only	N/A	N/A

(1)	Approximate. The initial class balance of the Offered Certificates may vary by a total of plus or minus 5%.
(2)	See “Description of the Certificates — Categories of Classes of Certificates” in the Prospectus for a description of these principal and interest types and see “Description of the Certificates — Priority of Distributions” and “— Allocation of Losses” in this Prospectus Supplement for a description of the effects of subordination.
(3)	See “Certificate Ratings” in this Prospectus Supplement. The Depositor has requested ratings of the Class B Certificates only from S&P. The ratings on the Class 1-A-1 Certificates are without regard to the financial guaranty insurance policy issued by MBIA Insurance Corporation.
(4)	The Class 1-A-2, Class 1-A-3, Class 1-A-20, Class 1-A-WIO and Class 2-A-WIO Certificates are Interest Only Certificates, have no class balance and will bear interest on their respective notional amounts (initially approximately $13,941,904, approximately $552,925, approximately $72,828,285, approximately $733,715,700 and approximately $341,049,153, respectively) as described in this Prospectus Supplement under “Description of Certificates—Interest.”
(5)	The Class 1-A-5 and Class 1-A-38 Certificates are Principal Only Certificates and will not be entitled to distributions in respect of interest.
(6)	Interest will accrue on the Class 1-A-16 and Class 1-A-21 Certificates during the first thirty-six Interest Accrual Periods at a per annum rate equal to 4.000%. During the thirty-seventh Interest Accrual Period and thereafter, interest will accrue on the Class 1-A-16 and Class 1-A-21 Certificates at a per annum rate equal to 7.000%. Interest will accrue on the Class 1-A-17 and Class 1-A-22 Certificates during the first thirty-six Interest Accrual Periods at a per annum rate equal to 7.000%. During the thirty-seventh Interest Accrual Period and thereafter, interest will accrue on the Class 1-A-17 and Class 1-A-22 Certificates at a per annum rate equal to 4.000%.
(7)	During the initial Regular Interest Accrual Period, interest will accrue on the Class 1-A-23 Certificates at the rate of 2.3100% per annum. During each Regular Interest Accrual Period thereafter, interest will accrue on the Class 1-A-23 Certificates at a per annum rate equal to (i) 1.000% plus (ii) the arithmetic mean of the London interbank offered rate quotations for one-month U.S. dollar deposits (“LIBOR”) determined monthly as set forth in this Prospectus Supplement, subject to a minimum rate of 1.000% and a maximum rate of 8.000%. See “Description of the Certificates—Interest” in this Prospectus Supplement.
(8)	During the initial Regular Interest Accrual Period, interest will accrue on the Class 1-A-24 Certificates at the rate of approximately 17.07000% per annum. During each Regular Interest Accrual Period thereafter, interest will accrue on the Class 1-A-24 Certificates at a per annum rate equal to (i) 21.000% minus (ii) the product of 3.000 and LIBOR determined monthly as set forth in this Prospectus Supplement, subject to a minimum rate of 0.000% and a maximum rate of 21.000%. See “Description of the Certificates—Interest” in this Prospectus Supplement.
(9)	During the initial LIBOR Based Interest Accrual Period, interest will accrue on the Class 1-A-40 Certificates at a rate equal to 2.670% per annum. During each LIBOR Based Interest Accrual Period thereafter, interest will accrue on the Class 1-A-40 Certificates at a per annum rate equal to (i) 1.350% plus (ii) LIBOR determined monthly as set forth in this Prospectus Supplement, subject to a minimum rate of 1.350% and a maximum rate of 7.500%. See “Description of the Certificates—Interest” in this Prospectus Supplement.
(10)	During the initial LIBOR Based Interest Accrual Period, interest will accrue on the Class 1-A-41 Certificates at a rate equal to approximately 11.269999% per annum. During each LIBOR Based Interest Accrual Period thereafter, interest will accrue on the Class 1-A-41 Certificates at a per annum rate equal to (i) approximately 14.349999% minus (ii) the product of approximately 2.333333 and LIBOR determined monthly as set forth in this Prospectus Supplement, subject to a minimum rate of 0.000% and a maximum rate of approximately 14.349999%. See “Description of the Certificates—Interest” in this Prospectus Supplement.
(11)	Interest will accrue on the Class 1-A-WIO Notional Amount as of any Distribution Date at a per annum rate equal to (i) the weighted average of the Net Mortgage Interest Rates of the Group 1 Premium Mortgage Loans (based on the Stated Principal Balances of the Group 1 Premium Mortgage Loans on the due date in the month preceding the month of such Distribution Date) minus (ii) 5.250%. For the initial Distribution Date occurring in August 2003, this rate is expected to be approximately 0.37858485% per annum.
(12)	During the initial LIBOR Based Interest Accrual Period, interest will accrue on the Class 2-A-1, Class 2-A-3 and Class 2-A-4 Certificates at the rate of 1.590% per annum. During each LIBOR Based Interest Accrual Period thereafter, interest will accrue on the Class 2-A-1, Class 2-A-3 and Class 2-A-4 Certificates at a per annum rate equal to (i) 0.450% plus (ii) LIBOR determined monthly as set forth in this Prospectus Supplement, subject to a minimum rate of 0.450% and a maximum rate of 7.500%. See “Description of the Certificates—Interest” in this Prospectus Supplement.
(13)	During the initial LIBOR Based Interest Accrual Period, interest will accrue on the Class 2-A-2 Certificates at the rate of approximately 10.2081818% per annum. During each LIBOR Based Interest Accrual Period thereafter, interest will accrue on the Class 2-A-2 Certificates at a per annum rate equal to (i) approximately 12.17727266% minus (ii) the product of approximately 1.7272727 and LIBOR determined monthly as set forth in this Prospectus Supplement, subject to a minimum rate of 0.000% and a maximum rate of approximately 12.17727266%. See “Description of the Certificates—Interest” in this Prospectus Supplement.
(14)	Interest will accrue on the Class 2-A-WIO Notional Amount as of any Distribution Date at a per annum rate equal to (i) the weighted average of the Net Mortgage Interest Rates of the Group 2 Premium Mortgage Loans (based on the Stated Principal Balances of the Group 2 Premium Mortgage Loans on the due date in the month preceding the month of such Distribution Date) minus (ii) 4.750%. For the initial Distribution Date occurring in August 2003, this rate is expected to be approximately 0.38336687% per annum.
(15)	The Class A-PO Certificates are Principal Only Certificates and will be deemed for purposes of distributions of principal to consist of two Components as described in the table. The Components are not severable. The initial class balance of the Class A-PO Certificates will be approximately $558,434.
(16)	The Class 1-A-PO and Class 2-A-PO Components are Principal Only Components and will not be entitled to distributions in respect of interest.
(17)	The Class SES Certificates are Interest Only Certificates and will be deemed for purposes of distributions of interest to consist of two Components as described in the table. The Components are not severable. The initial notional amount of the Class SES Certificates will be approximately $1,151,694,469.
(18)	The Class 1-SES and Class 2-SES Components are Interest Only Components, have no principal balance and will bear interest on their notional amounts (initially approximately $800,680,097 and approximately $351,014,372, respectively) as described in this Prospectus Supplement under “Description of the Certificates—Interest.”

SUMMARY OF TERMS

This summary highlights selected information from this Prospectus Supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the Offered Certificates, you should read this entire Prospectus Supplement and the Prospectus carefully.

Title of Series:	Banc of America Mortgage Securities, Inc., Mortgage Pass- Through Certificates, Series 2003-6 (the “Certificates”)
Depositor:	Banc of America Mortgage Securities, Inc.
Issuer:	Banc of America Mortgage 2003-6 Trust (the “Trust”)
Seller:	Bank of America, N.A.
Servicer:	Bank of America, N.A.
Trustee:	Wells Fargo Bank Minnesota, National Association

Distribution Date:	The 25th day of each month (or, if not a business day, the next business day) beginning August 25, 2003
Closing Date:	On or about July 24, 2003
Cut-off Date:	July 1, 2003
Record Date:	The last business day of the month preceding a Distribution Date

The Certificates

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated  July 24, 2003 (the “Pooling Agreement”), among the Depositor, the Servicer and the Trustee. A summary chart of the initial class balances, initial component balances, initial notional amounts, principal types, pass-through rates, interest types and ratings of the Certificates is set forth beginning on page S-4.

The Certificates represent all of the beneficial ownership interest in the Trust.

Classifications of Classes of Certificates

Offered Certificates:	1-A-1, 1-A-2, 1-A-3, 1-A-4, 1-A-5, 1-A-6, 1-A-7, 1-A-8,
1-A-9, 1-A-10, 1-A-11, 1-A-12, 1-A-13, 1-A-14, 1-A-15,
1-A-16, 1-A-17, 1-A-18, 1-A-19, 1-A-20, 1-A-21, 1-A-22,
1-A-23, 1-A-24, 1-A-25, 1-A-26, 1-A-27, 1-A-28, 1-A-29,
1-A-30, 1-A-31, 1-A-32, 1-A-33, 1-A-34, 1-A-35, 1-A-36,
1-A-37, 1-A-38, 1-A-39, 1-A-40, 1-A-41, 1-A-R, 1-A-LR,
1-A-WIO, 2-A-1, 2-A-2, 2-A-3, 2-A-4, 2-A-WIO, A-PO,
1-B-1, 1-B-2, 1-B-3, 2-B-1, 2-B-2 and 2-B-3

Non-Offered Certificates:	1-B-4, 1-B-5, 1-B-6, 2-B-4, 2-B-5, 2-B-6 and SES

Senior Certificates:	1-A-1, 1-A-2, 1-A-3, 1-A-4, 1-A-5, 1-A-6, 1-A-7, 1-A-8, 1-A-9,
1-A-10, 1-A-11, 1-A-12, 1-A-13, 1-A-14, 1-A-15, 1-A-16,
1-A-17, 1-A-18, 1-A-19, 1-A-20, 1-A-21, 1-A-22, 1-A-23,
1-A-24, 1-A-25, 1-A-26, 1-A-27, 1-A-28, 1-A-29, 1-A-30,
1-A-31, 1-A-32, 1-A-33, 1-A-34, 1-A-35, 1-A-36, 1-A-37,
1-A-38, 1-A-39, 1-A-40, 1-A-41, 1-A-R, 1-A-LR, 1-A-WIO,
2-A-1, 2-A-2, 2-A-3, 2-A-4, 2-A-WIO, A-PO and SES

Subordinate Certificates:	1-B-1, 1-B-2, 1-B-3, 1-B-4, 1-B-5, 1-B-6, 2-B-1, 2-B-2, 2-B-3, 2-B-4, 2-B-5 and 2-B-6

Class A Certificates:	1-A-1, 1-A-2, 1-A-3, 1-A-4, 1-A-5, 1-A-6, 1-A-7, 1-A-8, 1-A-9,
1-A-10, 1-A-11, 1-A-12, 1-A-13, 1-A-14, 1-A-15, 1-A-16,
1-A-17, 1-A-18, 1-A-19, 1-A-20, 1-A-21, 1-A-22, 1-A-23,
1-A-24, 1-A-25, 1-A-26, 1-A-27, 1-A-28, 1-A-29, 1-A-30,
1-A-31, 1-A-32, 1-A-33, 1-A-34, 1-A-35, 1-A-36, 1-A-37,
1-A-38, 1-A-39, 1-A-40, 1-A-41, 1-A-R, 1-A-LR, 1-A-WIO,
2-A-1, 2-A-2, 2-A-3, 2-A-4, 2-A-WIO and A-PO

Class B Certificates:	1-B-1, 1-B-2, 1-B-3, 1-B-4, 1-B-5, 1-B-6, 2-B-1, 2-B-2, 2-B-3, 2-B-4, 2-B-5 and 2-B-6

Group 1-A Certificates and Class 1-A-PO Component:

Classes: 1-A-1, 1-A-2, 1-A-3, 1-A-4, 1-A-5, 1-A-6, 1-A-7, 1-A-8,
1-A-9, 1-A-10, 1-A-11, 1-A-12, 1-A-13, 1-A-14, 1-A-15, 1-A-16,
1-A-17, 1-A-18, 1-A-19, 1-A-20, 1-A-21, 1-A-22, 1-A-23,
1-A-24, 1-A-25, 1-A-26, 1-A-27, 1-A-28, 1-A-29, 1-A-30,
1-A-31, 1-A-32, 1-A-33, 1-A-34, 1-A-35, 1-A-36, 1-A-37,
1-A-38, 1-A-39, 1-A-40, 1-A-41, 1-A-R, 1-A-LR and 1-A-WIO

Component: 1-A-PO

Group 1-B Certificates:	1-B-1, 1-B-2, 1-B-3, 1-B-4, 1-B-5 and 1-B-6

Group 2-A Certificates and Class 2-A-PO Component:	Classes: 2-A-1, 2-A-2, 2-A-3, 2-A-4 and 2-A-WIO Component: 2-A-PO

Group 2-B Certificates:	2-B-1, 2-B-2, 2-B-3, 2-B-4, 2-B-5 and 2-B-6

Component Certificates:	A-PO and SES

Components:	1-A-PO, 2-A-PO, 1-SES and 2-SES

Class A-PO Components:	1-A-PO and 2-A-PO

Class SES Components:	1-SES and 2-SES

Floating Rate Certificates:	1-A-23, 1-A-40, 2-A-1, 2-A-3 and 2-A-4

Inverse Floating Rate Certificates:	1-A-24, 1-A-41 and 2-A-2

Interest Only Certificates:	1-A-2, 1-A-3, 1-A-20, 1-A-WIO, 2-A-WIO and SES

Principal Only Certificates:	1-A-5, 1-A-38 and A-PO

Residual Certificates:	1-A-R and 1-A-LR

Super Senior Certificates:	1-A-32, 1-A-34, 1-A-37 and 2-A-3

Super Senior Support Certificates:	1-A-33, 1-A-35, 1-A-39 and 2-A-4

PAC I Certificates:	1-A-1, 1-A-4, 1-A-28, 1-A-29, 1-A-30, 1-A-31, 1-A-32, 1-A-33, 1-A-34 and 1-A-35

PAC II Certificates:	1-A-36, 1-A-37, 1-A-38 and 1-A-39

Companion Certificates:	1-A-5, 1-A-6, 1-A-7, 1-A-8, 1-A-9, 1-A-10, 1-A-11, 1-A-12, 1-A-13, 1-A-14, 1-A-15, 1-A-16, 1-A-17, 1-A-18, 1-A-19, 1-A-21, 1-A-22, 1-A-23, 1-A-24, 1-A-25, 1-A-26, 1-A-27, 1-A-40 and 1-A-41

Special Retail Certificates:	1-A-1, 1-A-12, 1-A-13, 1-A-14, 1-A-15, 1-A-18, 1-A-21, 1-A-22 and 1-A-25

Insured Certificates:	1-A-1

The Certificates are divided into two groups (each, a “Group”). The Group 1-A Certificates, Class 1-A-PO Component, Class 1-SES Component and Group 1-B Certificates form “Group 1” and the Group 2-A Certificates, Class 2-A-PO Component, Class 2-SES Component and Group 2-B Certificates form “Group 2.”

The Certificates and Components in Group 1 will represent interests solely in the Group 1 Mortgage Loans and the Certificates and Components in Group 2 will represent interests solely in the Group 2 Mortgage Loans.

Only the Class A, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 2-B-1, Class 2-B-2 and Class 2-B-3 Certificates are being offered by this Prospectus Supplement.

The Class SES, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates are not offered by this Prospectus Supplement. The Class B Certificates of a Group are subordinated to the Class A Certificates and Components of such Group and the Class B Certificates of a Group with higher numerical designations are subordinated to the Class B Certificates of such Group with lower numerical designations for distributions of principal and interest and for allocations of losses on the Mortgage Loans in the related Loan Group.

Information provided with respect to the Non-Offered Certificates is included solely to aid your understanding of the Offered Certificates.

Mortgage Pool

The “Mortgage Pool” will consist of two loan groups (“Loan Group 1” and “Loan Group 2” and each, a “Loan Group”). The mortgage loans in each Loan Group consist of fixed-rate, conventional, fully-amortizing mortgage loans (the “Group 1 Mortgage Loans” and the “Group 2 Mortgage Loans” and, collectively, the “Mortgage Loans”) secured by first liens on one- to four-family properties. All of the Mortgage Loans were originated or acquired by Bank of America, N.A., which is an affiliate of the Depositor and the Underwriter.

Selected Group 1 Mortgage Loan Data as of July 1, 2003

	Range or Total	Weighted Average

Number of Group 1 Mortgage Loans	1,585	—

Aggregate Unpaid Principal Balance	$800,680,097.46	—

Unpaid Principal Balance	$297,405.18 to $1,248,725.56	$505,161(1)

Interest Rate	5.125% to 7.000%	5.846%

Administrative Fee Rate	0.052%	—

Remaining Terms to Stated Maturity	239 to 360 months	358 months

Original Term	240 to 360 months	359 months

Number of Months Since Origination	0 to 9 months	1 month

Original Loan-to-Value Ratio	3.41% to 95.00%	64.96%

Credit Scores	620 to 837	746

Latest Maturity Date	July 1, 2033	—

Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance

California	49.93%
Maryland	5.23%
Illinois	5.18%

Maximum Single Zip Code Concentration	0.76%	—

(1)  The balance shown is the average unpaid principal balance of the Group 1 Mortgage Loans.

Selected Group 2 Mortgage Loan Data as of July 1, 2003

	Range or Total	Weighted Average

Number of Group 2 Mortgage Loans	687	—

Aggregate Unpaid Principal Balance	$351,014,371.57	—

Unpaid Principal Balance	$314,931.31 to $1,250,000.00	$510,938(1)

Interest Rate	4.875% to 6.000%	5.374%

Administrative Fee Rate	0.052%	—

Remaining Terms to Stated Maturity	118 to 180 months	177 months

Original Term	120 to 180 months	178 months

Number of Months Since Origination	0 to 5 months	1 month

Original Loan-to-Value Ratio	7.67% to 86.77%	56.20%

Credit Scores	621 to 827	747

Latest Maturity Date	July 1, 2018	—

Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Unpaid Principal Balance
California	49.90%
Florida	7.64%

Maximum Single Zip Code Concentration	1.39%	—

(1)  The balance shown is the average unpaid principal balance of the Group 2 Mortgage Loans.

The characteristics of the Loan Groups may change because:

•	Prior to the issuance of the Certificates, the Depositor may remove Mortgage Loans from a Loan Group. The Depositor also may substitute new Mortgage Loans for Mortgage Loans in a Loan Group prior to the Closing Date.

•	After the issuance of the Certificates, Mortgage Loans in a Loan Group may be removed from the Trust because of repurchases by the Depositor for breaches of representations or failure to deliver required documents. Under certain circumstances, the Depositor may instead make substitutions for defective Mortgage Loans.

These removals and/or substitutions may result in changes in the Loan Group characteristics shown above. These changes may affect the weighted average lives and yields to maturity of the related Offered Certificates.

Additional information on the Mortgage Pool and each Loan Group appears under “The Mortgage Pool” in this Prospectus Supplement.

Reserve Fund and Policy for the Class 1-A-1 Certificates

The Class 1-A-1 Certificates are entitled to the benefit of a reserve fund as protection against certain interest shortfalls arising from the timing of principal payments on the Mortgage Loans up to the amount described under “Description of the Certificates—Interest” in this Prospectus Supplement.

The Class 1-A-1 Certificates also will be entitled to the benefit of an irrevocable financial guaranty insurance policy to be issued by MBIA Insurance Corporation (“MBIA”).

Under the policy, MBIA will unconditionally and irrevocably guarantee:

•	the current payment of interest allocated to the Class 1-A-1 Certificates, other than interest shortfalls arising from the timing of principal payments on the Mortgage Loans and interest shortfalls attributable to the Soldiers’ and Sailors’ Civil Relief Act, as amended, or comparable state legislation; and

•	the payment of any losses of principal allocated to the Class 1-A-1 Certificates.

The policy will not cover interest shortfalls arising from the timing of principal payments on the Mortgage Loans or interest shortfalls attributable to the Soldiers’ and Sailors’ Civil Relief Act, as amended, or comparable state legislation.

See “Description of the Certificates—The Financial Guaranty Insurance Policy” in this Prospectus Supplement.

Optional Termination

At its option, the Depositor may purchase all remaining Mortgage Loans in the Trust and effect early retirement of the Certificates on any Distribution Date on which the aggregate scheduled principal balance of the Mortgage Loans in the Trust is less than 10% of the initial aggregate scheduled principal balance of the Mortgage Loans in the Trust.

See “The Pooling and Servicing Agreement — Optional Termination” in this Prospectus Supplement.

If the Depositor exercises its right to repurchase all of the Mortgage Loans, the Certificates outstanding at that time will be retired earlier than would otherwise be the case.

See “Prepayment and Yield Considerations” in this Prospectus Supplement.

Priority of Distributions

Distributions to each Group will be made on each Distribution Date from the Pool Distribution Amount for the related Loan Group in the following order of priority:

•	First, to the Trustee an amount in payment for its services for such Distribution Date;

•	Second, to the Class SES Component of the Group to pay interest;

•	Third, to the classes of Class A Certificates of the Group entitled to receive distributions of interest, to pay interest and, with respect to Group 1, to MBIA to pay its premium;

•	Fourth, to the classes of Class A Certificates of the Group and the Class A-PO Component of such Group entitled to receive distributions of principal, as set forth in this Prospectus Supplement under “Description of the Certificates — Principal,” to pay principal;

•	Fifth, to the Class A-PO Component of the Group to pay any related Class A-PO Deferred Amounts, but only from amounts that would otherwise be distributable on such Distribution Date as principal of the Subordinated Certificates of the Group;

•	Sixth, to each class of Subordinate Certificates of the Group, first to pay interest and then to pay principal in the order of numerical class designations, beginning with the Class 1-B-1 Certificates or Class 2-B-1 Certificates, as appropriate; and

•	Seventh, to the Class 1-A-R and Class 1-A-LR Certificates, any remaining amounts in the Upper-Tier REMIC and Lower-Tier REMIC, respectively.

All of the distributions described above are subject to the limitations set forth in this Prospectus Supplement under “Description of the Certificates — Interest” and “— Principal.”

Under certain circumstances described in this Prospectus Supplement, distributions that would otherwise be made on the Subordinate Certificates of a Group may be made on the Class A Certificates and the Components of such Group instead. See “Description of the Certificates — Allocation of Losses” in this Prospectus Supplement.

Interest Distributions

The amount of interest that will accrue on your Offered Certificates during each interest accrual period (unless you own a Class A-5, Class A-38 or Class A-PO Certificate) is equal to:

•	one-twelfth of the pass-through rate for your class (as set forth or described beginning on page S-4) multiplied by the principal balance or notional amount of your Certificate on the Distribution Date, minus

•	the amount of certain interest shortfalls arising from the timing of prepayments on the Mortgage Loans and interest losses allocated to your class, as described under “Description of the Certificates — Allocation of Losses” in this Prospectus Supplement.

The Class 1-A-5, Class 1-A-38 and Class A-PO Certificates are Principal Only Certificates and are not entitled to distributions of interest.

See “Description of the Certificates — Distributions” and “— Interest” in this Prospectus Supplement.

Principal Distributions

On each Distribution Date, principal distributions to the Offered Certificates will be made in the order and priority described under “Description of the Certificates — Priority of Distributions” in this Prospectus Supplement.

The Class 1-A-2, Class 1-A-3, Class 1-A-20, Class 1-A-WIO and Class 2-A-WIO Certificates are Interest Only Certificates and are not entitled to distributions of principal.

Distributions on the Class 1-A-1, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-18, Class 1-A-21, Class 1-A-22 and Class 1-A-25 Certificates

If you are purchasing a Class 1-A-1, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-18, Class 1-A-21, Class 1-A-22 or Class 1-A-25 Certificate (the “Special Retail Certificates”), you should consider the fact that the timing of principal distributions on these classes is dependent on both:

•	the priority of the class to receive distributions of principal relative to other classes of Certificates, and

•	the special procedures for allocation of principal among the holders of each class of Special Retail Certificates.

As described under “Description of the Certificates — Distributions in Reduction of the Special Retail Certificates” in this Prospectus Supplement, if you own a Special Retail Certificate you or your heirs may request that your Certificate be repaid on a particular date. These requests will be paid in the following priority:

•	Representatives of deceased holders will be paid first (up to a limit of approximately $100,000 per holder) out of principal distributions on the entire class, and

•	Living holders will be paid second (up to a limit of approximately $10,000 per holder) out of principal distributions on the entire class.

Whether a Special Retail Certificate will be paid in full on a requested date is highly uncertain. Principal distributions on a class of Special Retail Certificates may not be sufficient to satisfy all requested distributions. Conversely, principal distributions may exceed requests, in which case the excess amounts will be distributed by random lot. Because of these procedures, you may not receive distributions when requested or you may receive distributions even when you have not made requests for distributions.

Credit Support

Credit support for the Offered Certificates and Class A-PO Component of each Group is provided by subordination as follows:

(1)	The credit support percentage set forth in this chart shows the initial balance of the classes of Certificates of a Group subordinate to a class or classes as a percentage of the initial aggregate scheduled principal balance of the Loan Group.

See “Description of the Certificates — Priority of Distributions” and “— Allocation of Losses” and “Credit Support” in this Prospectus Supplement.

After the Group 1-B Certificates are no longer outstanding, (a) any losses allocated to the Class  1-A-32 Certificates will be borne by the Class 1-A-33 Certificates, rather than the Class 1-A-32 Certificates, for so long as the Class 1-A-33 Certificates are outstanding, (b) any losses allocated to the Class 1-A-34 Certificates will be borne by the Class 1-A-35 Certificates, rather than the Class 1-A-34 Certificates, for so long as the Class 1-A-35 Certificates are outstanding and (c) any losses allocated to the Class 1-A-37 Certificates will be borne by the Class 1-A-39 Certificates, rather than the Class 1-A-37 Certificates, for so long as the Class 1-A-39 Certificates are outstanding.

After the Group 2-B Certificates are no longer outstanding, any losses allocated to the Class 2-A-3 Certificates will be borne by the Class 2-A-4 Certificates, rather than the Class 2-A-3 Certificates, for so long as the Class 2-A-4 Certificates are outstanding.

Shifting Interest in Prepayments

Additional credit enhancement is provided by the allocation of all principal prepayments on the Mortgage Loans in a Loan Group to the Class A Certificates of the related Group (but not the Class A-PO Component of such Group) for the first five years and the disproportionately greater allocation of prepayments to such Class A Certificates over the following four years. The disproportionate allocation of prepayments on the Mortgage Loans in a Loan Group will accelerate the amortization of those Class A Certificates relative to the amortization of the Subordinate Certificates of such Group. As a result, the credit support percentage for the Class A Certificates of a Group should be maintained and may be increased during the first nine years.

See “Description of the Certificates — Principal” in this Prospectus Supplement.

Prepayment and Yield Considerations

The yield to maturity on your Offered Certificates will be sensitive to the rate and timing of principal payments (which will be affected by prepayments, defaults and liquidations) on the Mortgage Loans in the related Loan Group (or both Loan Groups, in the case of the Class A-PO Certificates). As a result, your yield may fluctuate significantly.

•	In general, if you purchased your Offered Certificate at a premium or if you purchased a Class 1-A-2, Class 1-A-3, Class 1-A-20, Class 1-A-WIO or Class 2-A-WIO Certificate (which has no principal balance) and principal distributions occur at a rate faster than you assumed, your actual yield to maturity will be lower than anticipated.

•	Conversely, if you purchased your Offered Certificate at a discount, especially a Class 1-A-5, Class 1-A-38 or Class A-PO Certificate, and principal distributions occur at a rate slower than you assumed, your actual yield to maturity will be lower than anticipated.

Because each Class A-PO Component represents only the right to receive a portion of the principal received with respect to the Mortgage Loans in the related Loan Group with Net Mortgage Interest Rates as of the Cut-off Date lower than 5.250% for Loan Group 1 and 4.750% for Loan Group 2, respectively (the

“Discount Mortgage Loans”), the yield to maturity on the Class A-PO Certificates will be extremely sensitive to the rate and timing of principal prepayments on the Discount Mortgage Loans in each Loan Group.

Because the interest accrued on each Distribution Date on the Class 1-A-WIO and Class 2-A-WIO Certificates is based on a per annum rate equal to (i) the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans in the related Loan Group which are not Discount Mortgage Loans (the “Premium Mortgage Loans”) less (ii) 5.250% for Loan Group 1 or 4.750% for Loan Group 2, the yield to maturity on the Class 1-A-WIO and Class 2-A-WIO Certificates will be extremely sensitive to the rate and timing of principal payments on the Premium Mortgage Loans in the related Loan Group, particularly the Premium Mortgage Loans with higher mortgage interest rates.

Because (i) the Class 1-A-33 Certificates will bear losses allocated to the Class 1-A-32 Certificates, (ii) the Class 1-A-35 Certificates will bear losses allocated to the Class 1-A-34 Certificates and (iii) the Class 1-A-39 Certificates will bear losses allocated to the Class 1-A-37 Certificates, as well as their own shares of such losses, once the Group 1-B Certificates are no longer outstanding, the yield to maturity of the Class 1-A-33, Class 1-A-35 and Class 1-A-39 Certificates will be more sensitive to the amount and timing of losses in the Group 1 Mortgage Loans than the Class 1-A-32, Class 1-A-34 and Class 1-A-37 Certificates.

Because the Class 2-A-4 Certificates will bear losses allocated to the Class 2-A-3 Certificates, as well as their own share of such losses, once the Group 2-B Certificates are no longer outstanding, the yield to maturity of the Class 2-A-4 Certificates will be more sensitive to the amount and timing of losses in the Group 2 Mortgage Loans than the Class 2-A-3 Certificates.

The yield to maturity on the Floating Rate Certificates will be sensitive to changes in the rate of LIBOR. The yield to maturity on the Inverse Floating Rate Certificates will be extremely sensitive to changes in the rate of LIBOR and increases in LIBOR may result in a lower yield than you expected or a negative yield.

The yield to maturity of the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 2-B-1, Class 2-B-2 and Class 2-B-3 Certificates will be increasingly sensitive to the amounts and timing of losses on the Mortgage Loans in the related Loan Group due to the fact that, once the total balance of the more junior classes of Certificates in the Group has been reduced to zero, all losses will be allocated to the Class 1-B-3, Class 1-B-2 and Class 1-B-1 Certificates or the Class 2-B-3, Class 2-B-2 and Class 2-B-1 Certificates, as the case may be, in that order, until the balance of each class has been reduced to zero.

Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the Offered Certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your Offered Certificates.

See “Prepayment and Yield Considerations” in this Prospectus Supplement and in the Prospectus.

Weighted Average Life (in years)(1)

	PSA(2)
Class	0%	125%	300%	400%	500%
1-A-1(3)	23.87	17.29	17.29	15.35	12.25
1-A-2	3.37	1.27	1.27	1.27	1.27
1-A-3	23.87	17.29	17.29	15.35	12.25
1-A-4	3.37	1.27	1.27	1.27	1.27
1-A-5	27.16	17.49	4.64	2.33	1.88
1-A-6	26.49	14.94	2.63	1.90	1.58
1-A-7	28.81	22.76	5.60	3.26	2.58
1-A-8	29.18	24.71	8.43	3.58	2.76
1-A-9	29.64	27.84	16.24	4.07	3.01
1-A-10	26.49	14.94	2.63	1.90	1.58
1-A-11	26.49	14.94	2.63	1.90	1.58
1-A-12(3)	26.49	14.94	2.63	1.90	1.58
1-A-13(3)	28.81	22.76	5.60	3.26	2.58
1-A-14(3)	29.18	24.71	8.43	3.58	2.76
1-A-15(3)	29.64	27.84	16.24	4.07	3.01
1-A-16	26.49	14.94	2.63	1.90	1.58
1-A-17	26.49	14.94	2.63	1.90	1.58
1-A-18(3)	26.49	14.94	2.63	1.90	1.58
1-A-19	29.18	24.71	8.43	3.58	2.76
1-A-20	11.45	3.61	3.61	3.51	3.23
1-A-21(3)	26.49	14.94	2.63	1.90	1.58
1-A-22(3)	26.49	14.94	2.63	1.90	1.58
1-A-23	29.18	24.71	8.43	3.58	2.76
1-A-24	29.18	24.71	8.43	3.58	2.76
1-A-25(3)	26.49	14.94	2.63	1.90	1.58
1-A-26	26.49	14.94	2.63	1.90	1.58
1-A-27	26.49	14.94	2.63	1.90	1.58
1-A-28	9.13	2.77	2.77	2.77	2.75
1-A-29	13.59	4.16	4.16	4.13	3.61
1-A-30	17.39	5.92	5.92	5.41	4.50
1-A-31	19.93	7.52	7.52	6.67	5.46
1-A-32	22.43	11.75	11.75	10.37	8.30
1-A-33	22.43	11.75	11.75	10.37	8.30
1-A-34	22.04	10.27	10.27	9.04	7.25
1-A-35	22.04	10.27	10.27	9.04	7.25
1-A-36	24.46	9.15	2.42	2.37	2.13
1-A-37	25.26	11.53	8.48	3.94	2.95
1-A-38	25.26	11.53	8.48	3.94	2.95
1-A-39	25.68	13.42	13.42	4.40	3.17
1-A-40	27.89	19.74	4.21	2.03	1.64

(1)	Determined as described under “Prepayment and Yield Considerations — Weighted Average Lives of the Offered Certificates” in this Prospectus Supplement. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the classes of Offered Certificates are likely to differ from those shown, perhaps significantly.
(2)	“PSA” is the Prepayment Standard Assumption which is described under “Prepayment and Yield Considerations — Weighted Average Lives of the Offered Certificates” in this Prospectus Supplement.
(3)	The weighted average life of a class of Special Retail Certificates applies to such class as a whole. Because of the special procedures for allocating principal distributions to holders within a class of Special Retail Certificates, the weighted average life of an individual certificate may vary from the weighted average life of the class as a whole.

Weighted Average Life (in years) (Continued)(1)

	PSA(2)
Class	0%	125%	300%	400%	500%
1-A-41	27.89	19.74	4.21	2.03	1.64
1-A-R	0.09	0.09	0.09	0.09	0.09
1-A-LR	0.09	0.09	0.09	0.09	0.09
1-A-WIO	19.10	10.07	5.65	4.52	3.79
1-B-1	19.09	13.61	10.29	9.32	8.64
1-B-2	19.09	13.61	10.29	9.32	8.64
1-B-3	19.09	13.61	10.29	9.32	8.64
2-A-1	8.39	6.25	4.46	3.80	3.31
2-A-2	8.39	6.25	4.46	3.80	3.31
2-A-3	8.39	6.25	4.46	3.80	3.31
2-A-4	8.39	6.25	4.46	3.80	3.31
2-A-WIO	8.38	6.27	4.49	3.84	3.35
2-B-1	8.39	7.85	7.26	6.99	6.75
2-B-2	8.39	7.85	7.26	6.99	6.75
2-B-3	8.39	7.85	7.26	6.99	6.75
A-PO	18.17	9.79	5.62	4.53	3.82

(1)	Determined as described under “Prepayment and Yield Considerations — Weighted Average Lives of the Offered Certificates” in this Prospectus Supplement. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the classes of Offered Certificates are likely to differ from those shown, perhaps significantly.
(2)	“PSA” is the Prepayment Standard Assumption which is described under “Prepayment and Yield Considerations — Weighted Average Lives of the Offered Certificates” in this Prospectus Supplement.

The weighted average lives of the Companion Certificates will be particularly sensitive to the rate of prepayments on the Group 1 Mortgage Loans.

Federal Income Tax Consequences

For federal income tax purposes, elections will be made to treat the Trust as two separate “real estate mortgage investment conduits” (the “Upper-Tier REMIC” and the “Lower-Tier REMIC,” and each, a “REMIC”).

•	The Offered Certificates (other than the Class A-PO, Class 1-A-R and Class 1-A-LR Certificates) and each Component will constitute “regular interests” in the Upper-Tier REMIC and will be treated as debt instruments for federal income tax purposes.

•	The Class 1-A-R and Class 1-A-LR Certificates will constitute the sole class of “residual interests” in the Upper-Tier REMIC and Lower-Tier REMIC, respectively.

Interest on the Offered Certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

The Class 1-A-2, Class 1-A-3, Class 1-A-5, Class 1-A-16, Class 1-A-17, Class 1-A-20, Class 1-A-21, Class 1-A-22, Class 1-A-38, Class 1-A-WIO, Class 2-A-WIO and Class A-PO Certificates will, and certain other classes may, be issued with original issue discount for federal income tax purposes. If you hold such a Certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of whether you receive concurrently the cash attributable to such original issue discount.

The holders of the Class 1-A-R and Class 1-A-LR Certificates will be required to report as ordinary income or loss the net income or the net loss of the Upper-Tier REMIC and Lower-Tier REMIC, respectively, and will be required to fund tax liabilities with respect to any such net income although no cash distributions are expected to be made with respect to the Class 1-A-R and Class 1-A-LR Certificates other than the distribution of their respective class balances and interest on those balances.

See “Federal Income Tax Consequences” in this Prospectus Supplement and in the Prospectus.

Legal Investment

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the Offered Certificates. You should consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of Offered Certificates.

•	The Class A Certificates and the Class 1-B-1 and Class 2-B-1 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by at least one nationally recognized rating agency.

•	The Class 1-B-2, Class 1-B-3, Class 2-B-2 and Class 2-B-3 Certificates will not constitute “mortgage related securities” under SMMEA.

See “Legal Investment” in the Prospectus.

ERISA Considerations

If you are a fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account (an “IRA”), subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Internal Revenue Code of 1986, as amended (the “Code”), or any federal, state or local law (“Similar Law”) which is similar to ERISA or the Code (collectively, a “Plan”), you should carefully review with your legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law.

Subject to the considerations and conditions described under “ERISA Considerations” in this Prospectus Supplement, it is expected that the Offered Certificates (other than the Class 1-A-R and Class 1-A-LR Certificates) may be purchased by Plans. The Class 1-A-R and Class 1-A-LR Certificates may not be acquired by Plans.

See “ERISA Considerations” in this Prospectus Supplement and in the Prospectus.

RISK FACTORS

•	The Offered Certificates are not suitable investments for all investors.

•	The Offered Certificates are complex financial instruments, so you should not purchase any Offered Certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

•	You should not purchase any Offered Certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those Offered Certificates.

•	You should carefully consider the risk factors discussed below in addition to the other information contained in this Prospectus Supplement and the Prospectus.

The Rate of Principal Payments on the  Mortgage Loans Will Affect the Yield  on the Offered Certificates

The rate of distributions of principal and the yield to maturity on your Certificates will be directly related to (i) the rate of payments of principal on the applicable Mortgage Loans and (ii) the amount and timing of defaults by borrowers that result in losses on such Mortgage Loans. Borrowers are permitted to prepay their Mortgage Loans, in whole or in part, at any time without penalty.

The rate of principal payments on the Mortgage Loans mainly will be affected by the following:

•	the amortization schedules of the Mortgage Loans;

•	the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

•	liquidations of the properties that secure defaulted Mortgage Loans;

•	repurchases of Mortgage Loans by the Depositor as a result of defective documentation or breaches of representations or warranties; and

•	the optional repurchase of all the Mortgage Loans by the Depositor to effect a termination of the trust.

For a more detailed discussion of these factors, see “Prepayment and Yield Considerations” in this Prospectus Supplement and “The Pooling and Servicing Agreement — Assignment of Mortgage Loans to the Trustee” and “— Termination; Optional Purchase of Mortgage Loans” and “Prepayment and Yield Considerations” in the Prospectus.

The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors, but depends greatly on the level of mortgage interest rates:

•	If prevailing interest rates for similar mortgage loans fall below the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase due to refinancings.

•	Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

Mortgage originators (including Bank of America, N.A.) make general and targeted solicitations for refinancings. Any such solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

If you are purchasing Offered Certificates at a discount, and specifically if you are purchasing the Class 1-A-5, Class 1-A-38 or Class A-PO Certificates, you should consider the risk that if principal payments on the Mortgage Loans in the related Loan Group, or, in the case of the Class A-PO Certificates, the Discount Mortgage Loans in either Loan Group, occur at a rate slower than you expected, your yield will be lower than you expected. See “Prepayment and Yield Considerations — Yield on the Class A-PO Certificates” in this Prospectus Supplement for a more detailed description of risks associated with the purchase of the Class A-PO Certificates, including a table demonstrating the particular sensitivity of the Class A-PO Certificates to the rate of prepayments.

If you are purchasing Offered Certificates at a premium, or are purchasing the Class 1-A-2, Class 1-A-3, Class 1-A-20, Class 1-A-WIO or Class 2-A-WIO Certificates (which have no principal balance), you should consider the risk that if principal payments on the Mortgage Loans in the related Loan Group or, in the case of the Class 1-A-WIO and Class 2-A-WIO Certificates, Premium Mortgage Loans in the related Loan Group, occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing the Class 1-A-2, Class 1-A-3, Class 1-A-20, Class 1-A-WIO or Class 2-A-WIO Certificates, you should consider the risk that a rapid rate of principal prepayments on the Mortgage Loans or Premium Mortgage Loans (in the case of the Class 1-A-WIO and Class 2-A-WIO Certificates) in the related Loan Group could result in your failure to recover your initial investment. See “Prepayment and Yield Considerations — Yield on the Class 1-A-2, Class 1-A-3 and Class 1-A-20 Certificates” and “— Yield on the Class 1-A-WIO and Class 2-A-WIO Certificates” in this Prospectus Supplement for a more detailed description of risks associated with the purchase of the Class 1-A-2, Class 1-A-3, Class 1-A-20, Class 1-A-WIO and Class 2-A-WIO Certificates, including tables demonstrating the particular sensitivities of the Class 1-A-2, Class 1-A-3, Class 1-A-20, Class 1-A-WIO and Class 2-A-WIO Certificates to the rate of prepayments.

If you are purchasing a class of Inverse Floating Rate Certificates, you should also consider the risk that a high rate of LIBOR may result in a lower actual yield than you expected or a negative yield.

See “Prepayment and Yield Considerations — Yield on the Inverse Floating Rate Certificates” in this Prospectus Supplement for a more detailed description of the risks associated with the purchase of the Inverse Floating Rate Certificates, including tables demonstrating the particular sensitivities of the Inverse Floating Rate Certificates to the rate of prepayments and LIBOR.

See “Summary of Terms — Prepayment and Yield Considerations” and “Prepayment and Yield Considerations” in this Prospectus Supplement.

Special Retail Certificates that are also Companion Certificates May Be Highly Volatile

The Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-18, Class 1-A-21, Class 1-A-22 and Class 1-A-25 Certificates, which are Special Retail Certificates, are also Companion Certificates. As Companion Certificates, the amount distributable on any Distribution Date as principal to each class as a whole and the weighted average life of each class as a whole will be extremely sensitive to prepayments on the Group 1 Mortgage Loans.

These Companion Certificates have been designed to stabilize the PAC I Certificates. If principal payments on the Mortgage Loans in Loan Group 1 fall below a certain level for a Distribution Date, these Companion Certificates will receive no distributions of principal, and if principal payments on the Mortgage Loans in Loan Group 1 exceed a certain level for a Distribution Date they will be paid in full before the PAC I Certificates receive more than certain prescribed amounts. This makes the amount of principal which these classes of Special Retail Certificates will receive on any Distribution Date and the weighted average life of each such class as a whole highly volatile. See “Description of the Certificates — Principal — Principal Payment Characteristics of the PAC Certificates and the Companion Certificates” and “Prepayment and Yield Considerations — Weighted Average Lives of the Offered Certificates” in this Prospectus Supplement.

Distributions of Principal to the Special Retail Certificates

Although, as described herein, there can be no assurance as to the rate at which principal distributions will be made on any class of Offered Certificates, the Special Retail Certificates, in particular, may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions. If you own Special Retail Certificates, funds available for distributions of principal may not be sufficient to permit the distributions you request within any specific period of time after your request. During periods in which prevailing interest rates are generally higher than the pass-through rate for a class of Special Retail Certificates, greater numbers of beneficial owners may request distributions of principal in respect of such class of Special Retail Certificates to take advantage of higher interest rates. During such periods there may, however, be a concurrent reduction in the rate of prepayments of the Mortgage Loans, thus limiting the funds available for such distributions.

In addition, because of the random lot procedure for distributing principal, you may receive a principal distribution on your Special Retail Certificates on a Distribution Date (even if you have not requested such a distribution) if the amount available for distribution in respect of principal on such Distribution Date on your class of Special Retail Certificates exceeds the aggregate amount requested for distribution of principal by all holders of such class of Special Retail Certificates. It is more likely that amounts will be distributed by random lot during the periods of the relatively low interest rates and, correspondingly, higher prepayment rates. Under such circumstances you may have difficulty reinvesting these principal distributions at rates as high as the pass-through rate of your Certificates or your expected yield.

Certificates May Not Be Appropriate For Individual Investors

If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of Offered Certificates, the Offered Certificates may not be an appropriate investment for you. This may be the case because, among other things:

•	if you purchase your Certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the Mortgage Loans in the related Loan Group, the Premium Mortgage Loans in the related Loan Group in the case of the Class 1-A-WIO and Class 2-A-WIO Certificate or, in the case of the Class A-PO Certificates, the Discount Mortgage Loans in either Loan Group;

•

the rate of principal distributions on, and the weighted average lives of, the Offered Certificates will be sensitive to the uncertain rate and timing of principal prepayments on the Mortgage Loans in the related Loan Group and the priority of principal distributions among the classes of Certificates, and as such, the Offered Certificates and, in particular, the Class 1-A-1, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-18, Class 1-A-21, Class 1-A-22 and Class 1-A-25 Certificates, may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

•	you may not be able to reinvest amounts distributed in respect of principal on your Certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

•	a secondary market for the Offered Certificates may not develop or provide you with liquidity of investment; and

•	you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

If you are an individual investor considering the purchase of an Offered Certificate, you should also carefully consider the other risk factors discussed in this Prospectus Supplement and the special considerations discussed under the headings “Summary of Terms — Prepayment and Yield Considerations” and “Prepayment and Yield Considerations” in this Prospectus Supplement and “Prepayment and Yield Considerations” in the Prospectus.

Subordination of Class 1-A-33, Class 1-A-35, Class 1-A-39, Class 2-A-4 and Class B Certificates Increases Risk of Loss

If you purchase Class B Certificates of a Group, you are more likely to suffer losses as a result of losses or delinquencies on the Mortgage Loans in the related Loan Group than are holders of the Class A Certificates of such Group.

•	The rights of each class of Class B Certificates of a Group to receive distributions of interest and principal are subordinated to the rights of the Class A Certificates and the Components in such Group and each class of Class B Certificates of such Group with a lower numerical designation. For example, the Class 1-B-2 Certificates will not receive principal or interest on a Distribution Date until the Class 1-SES Component, Group 1-A Certificates, Class 1-A-PO Component and Class 1-B-1 Certificates have received the amounts to which they are entitled on that Distribution Date.

•	The Non-PO Percentage of losses that are realized on the Mortgage Loans in a Loan Group will be allocated first to the Class 1-B-6 or Class 2-B-6 Certificates, as appropriate, then to the Class 1-B-5 or Class 2-B-5 Certificates and so on, in reverse of the numerical order of the Class B Certificates of such Group, until the outstanding balances of those classes have been reduced to zero.

•	Each Class A-PO Component of a Group will be entitled to reimbursement for certain losses allocated to it from amounts otherwise distributable as principal on the Class B Certificates of such Group in reverse numerical order.

If you purchase Class 1-A-33 Certificates, you should consider the risk that after the Group 1-B Certificates are no longer outstanding, the principal portion of losses realized on the Group 1 Mortgage Loans that are allocated to the Class 1-A-32 Certificates will be borne by your Class 1-A-33 Certificates, rather than the Class 1-A-32 Certificates, for so long as your Class 1-A-33 Certificates are outstanding.

If you purchase Class 1-A-35 Certificates, you should consider the risk that after the Group 1-B Certificates are no longer outstanding, the principal portion of losses realized on the Group 1 Mortgage Loans that are allocated to the Class 1-A-34 Certificates will be borne by your Class 1-A-35 Certificates, rather than the Class 1-A-34 Certificates, for so long as your Class 1-A-35 Certificates are outstanding.

If you purchase Class 1-A-39 Certificates, you should consider the risk that after the Group 1-B Certificates are no longer outstanding, the principal portion of losses realized on the Group 1 Mortgage Loans that are allocated to the Class 1-A-37 Certificates will be borne by your Class 1-A-39 Certificates, rather than the Class 1-A-37 Certificates, for so long as your Class 1-A-39 Certificates are outstanding.

If you purchase Class 2-A-4 Certificates, you should consider the risk that after the Group 2-B Certificates are no longer outstanding, the principal portion of losses realized on the Group 2 Mortgage

Loans that are allocated to the Class 2-A-3 Certificates will be borne by your Class 2-A-4 Certificates, rather than the Class 2-A-3 Certificates, for so long as your Class 2-A-4 Certificates are outstanding.

For a more detailed description of the subordination feature of the Class B Certificates, see “Description of the Certificates — Allocation of Losses” and “Credit Support” in this Prospectus Supplement.

Limited Source of Payments – No

Recourse to Depositor, Seller,

Servicer or Trustee

Proceeds of the Mortgage Loans will be the sole source of payments on the Certificates, other than the Class 1-A-1 Certificates, where certain payments may be made from the reserve fund or under the policy. The Certificates do not represent an interest in or obligation of the Depositor, the Seller, the Servicer, the Trustee or any of their affiliates. There are, however, limited obligations of the Depositor with respect to certain breaches of its representations and warranties, and limited obligations of the Servicer with respect to its servicing obligations.

Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the Seller, the Servicer, the Trustee or any of their affiliates. Consequently, if payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Seller, the Servicer, the Trustee or any of their affiliates.

Limited Liquidity

The Underwriter intends to make a market for purchase and sale of the Offered Certificates after their initial issuance, but the Underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates. As a result, you may not be able to sell your Certificates or you may not be able to sell your Certificates at a high enough price to produce your desired return on investment.

The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of Certificates. Although any class of Certificates may experience illiquidity, it is more likely that classes of Certificates that are more sensitive to prepayment, credit or interest rate risk (such as the Interest Only, Inverse Floating Rate, Super Senior Support, Principal Only or Subordinated Certificates) will experience illiquidity.

Geographic Concentration May

Increase Risk of Loss Due to

Adverse Economic Conditions or

Natural Disasters

At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition, California, Florida and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Any concentration of mortgaged properties in a state or region may present unique risk considerations. See the charts on page S-31 and page S-36 for a listing of the locations and concentrations of mortgaged properties.

Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the Mortgage Loans, may result in losses on the Mortgage Loans. Any losses may adversely affect the yield to maturity of the Offered Certificates of the related Group.

See “The Mortgage Pool” in this Prospectus Supplement for further information regarding the geographic concentration of the Mortgage Loans.

Rights of Beneficial Owners May

Be Limited by Book-Entry System

All of the Offered Certificates, other than the Class 1-A-R and Class 1-A-LR Certificates, are Book-Entry Certificates and will be held through the book-entry system of The Depository Trust Company. Transactions in the Book-Entry Certificates generally can be effected only through DTC and Participants. As a result:

•   your ability to pledge Book-Entry Certificates to entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the lack of a physical certificate for your Certificates; and

•   under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the Trustee to DTC, and not directly to you.

For a more detailed discussion of the Book-Entry Certificates, see “Description of the Certificates —Book-Entry Certificates” in this Prospectus Supplement.

Tax Consequences of Residual Certificates

•   The Class 1-A-R and Class 1-A-LR Certificates will be the sole “residual interests” in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, for federal income tax purposes.

•   The holders of the Class 1-A-R and Class 1-A-LR Certificates must report as ordinary income or loss the net income or the net loss of the respective REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Class 1-A-R and Class 1-A-LR Certificates other than the distribution of their respective class balances and interest on those balances.

•   Treasury regulations have been issued, generally effective February 4, 2000, that require a seller of the Class 1-A-R or Class 1-A-LR Certificate to either pay the buyer an amount designed to compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for “safe harbor” protection from possible disregard of such a transfer.

•   Due to their tax consequences, the Class 1-A-R and Class 1-A-LR Certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the Class 1-A-R and Class 1-A-LR Certificates may not be acquired by Plans.

See “Description of the Certificates — Restrictions on Transfer of the Class 1-A-R and Class 1-A-LR Certificates,” “Prepayment and Yield Considerations — Yield on the Class 1-A-R and Class 1-A-LR Certificates,” “ERISA Considerations” and “Federal Income Tax Consequences” in this Prospectus Supplement.

United States Military Presence in Iraq May Increase Risk  of Relief Act Shortfalls

On March 19, 2003, the United States began military action against Iraq. In preparation for that action, President Bush ordered the activation of several thousand members of the armed forces reserves. While the United States military remains in Iraq, additional reservists may be called to active duty. There is no way of knowing whether any additional reservists will be called up and, if so, how many. To the extent that a member of the military or a reservist who is called to active duty is a mortgagor of a Mortgage Loan in the Trust, the interest rate limitation of the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, and any comparable state law, will apply. This may result in interest shortfalls on the Mortgage Loans of a Loan Group, which will be borne by all related classes of interest-bearing Certificates (but not the Class SES Component). The policy will not cover any such shortfalls allocated to the Class 1-A-1 Certificates. The Depositor has not taken any action to determine whether any of the Mortgage Loans would be affected by such interest rate limitation. See “Description of the Certificates — Interest” in this Prospectus Supplement and “Certain Legal Aspects of the Mortgage Loans — Soldiers’ and Sailors’ Civil Relief Act and Similar Laws” in the Prospectus.

THE MORTGAGE POOL

The following descriptions of the Mortgage Loans and the mortgaged properties are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the Closing Date, Mortgage Loans may be removed from the Loan Groups and other Mortgage Loans may be substituted for them. The Depositor believes that the information set forth in this Prospectus Supplement is representative of the characteristics of the Loan Groups as they will be constituted on the Closing Date. Unless the context requires otherwise, references below to percentages of the Mortgage Loans in a Loan Group are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the Cut-off Date.

The Trust will consist primarily of a pool (the “Mortgage Pool”) of fixed-rate, conventional, fully-amortizing mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties. The Mortgage Loans have been divided into two loan groups (“Loan Group 1” and “Loan Group 2” and each, a “Loan Group”). The Mortgage Loans in Loan Group 1 will consist of mortgage loans substantially all of which have original terms to maturity of approximately 20 to 30 years and are referred to as the “Group 1 Mortgage Loans.” The Mortgage Loans in Group 2 will consist of mortgage loans substantially all of which have original terms to maturity of approximately 10 to 15 years and are referred to as the “Group 2 Mortgage Loans.” Borrowers may, however, prepay their Mortgage Loans at any time without penalty. Accordingly, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. The Mortgage Loans will have scheduled monthly payments of interest and principal due on the first day of each month. Each Mortgage Loan bears interest at a fixed rate.

The Mortgage Pool consists of Mortgage Loans either (i) originated by the Seller or (ii) purchased by the Seller from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities. For a description of the underwriting standards generally applicable to the Mortgage Loans, see “The Mortgage Loan Programs — Mortgage Loan Underwriting — Bank of America General Underwriting Standards” in the Prospectus. The Mortgage Loans will be sold by the Seller to the Depositor on the Closing Date pursuant to a mortgage loan purchase agreement between the Seller and the Depositor (the “Mortgage Loan Purchase Agreement”). The Mortgage Loan Purchase Agreement will provide the Depositor with remedies against the Seller for breaches of representations and warranties made by the Depositor with respect to the Mortgage Loans in the Pooling Agreement and for the failure to deliver documentation with respect to the Mortgage Loans under the Pooling Agreement.

As of the Cut-off Date, no Mortgage Loan was delinquent and no Mortgage Loan has been more than 30 days delinquent more than once during the preceding twelve months. As of the Cut-off Date, approximately 0.06% of the Group 1 Mortgage Loans and none of the Group 2 Mortgage Loans were Buy-Down Loans subject to Buy-Down Funds. See “The Trust Estates — Mortgage Loans — Buy-Down Loans” in the Prospectus.

Approximately 83.03% of the Group 1 Mortgage Loans and approximately 84.43% of the Group 2 Mortgage Loans were originated under the Accelerated Processing Programs. Mortgage Loans in the Accelerated Processing Programs are subject to less stringent documentation requirements. See “The Mortgage Loan Programs — Mortgage Loan Underwriting — Bank of America General Underwriting Standards” in the Prospectus.

As of the Cut-off Date, no Mortgage Loan had a Loan-to-Value Ratio of more than 95.00%. For more information on the Loan-to-Value Ratios of the Mortgage Loans, see the “Original Loan-to-Value Ratios” tables below. Subject to minor exceptions permitted in the Seller’s discretion, each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae (“FNMA”) or the Federal Home Loan Mortgage Corporation (“FHLMC”). No such primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80%. Notwithstanding the foregoing, a Mortgage Loan which at origination was covered by a primary mortgage guaranty insurance policy may no longer be covered by such policy as a result of the mortgagor obtaining an appraisal after origination indicating a loan-to-value ratio at the time of such appraisal of less than 80%.

The “Loan-to-Value Ratio” of a Mortgage Loan at any time is the percentage equal to (i) the principal balance of the related Mortgage Loan divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained by the originator at origination of the

Mortgage Loan or an automated valuation model or tax assessed value (if permitted by the applicable mortgage loan program) and (b) except for Mortgage Loans made for refinancing purposes, the sales price for the mortgaged property. The value of any mortgaged property generally will change from the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

Group 1 Mortgage Loan Data

The following tables set forth certain characteristics of the Group 1 Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

	All Group 1 Mortgage Loans	Group 1 Discount Mortgage Loans	Group 1 Premium Mortgage Loans
Number of Mortgage Loans	1,585	132	1,453
Aggregate Stated Principal Balance(1)	$800,680,097	$66,964,397	$733,715,700
Range of Original Terms to Stated Maturity	240 to 360 months	240 to 360 months	240 to 360 months
Range of Stated Principal Balances(1)	$297,405 to $1,248,726	$332,000 to $1,000,000	$297,405 to $1,248,726
Average Stated Principal Balance(1)	$505,161	$507,306	$504,966
Latest Stated Maturity Date	July 1, 2033	July 1, 2033	July 1, 2033
Range of Mortgage Interest Rates	5.125% to 7.000%	5.125% to 5.500%	5.625% to 7.000%
Weighted Average Mortgage Interest Rate(1)	5.846%	5.461%	5.881%
Range of Remaining Terms to Stated Maturity	239 to 360 months	239 to 360 months	239 to 360 months
Weighted Average Remaining Term to Stated Maturity(1)	358 months	359 months	358 months
Range of Original Loan-to-Value Ratios	3.41% to 95.00%	21.30% to 95.00%	3.41% to 95.00%
Weighted Average Original Loan-to-Value Ratio(1)	64.96%	70.60%	64.45%
Mortgage Loans Originated Under the Accelerated Processing Programs(1)	83.03%	81.92%	83.13%
Geographic Concentration of Mortgaged Properties Securing Mortgage Loans in Excess of 5% of the Aggregate Stated Principal Balance(1)
California	49.93%	48.74%	50.03%
Illinois	5.18%	11.12%	*
Maryland	5.23%	6.50%	5.11%

(1)	Approximate.
*	Less than 5% of the aggregate Stated Principal Balance.

Occupancy of Mortgaged Properties(1)

Occupancy	Number of Group 1 Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Group 1 Cut-off Date Pool Principal Balance
Primary Residence	1,435	$721,189,129.54	90.07%
Second Home	150	79,490,967.92	9.93

Total	1,585	$800,680,097.46	100.00%

(1)	Based solely on representations of the mortgagor at the time of origination of the related Group 1 Mortgage Loan.

Property Types

Property Types	Number of Group 1 Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Group 1 Cut-off Date Pool Principal Balance
Single Family Residence	1,165	$587,813,570.83	73.41%
PUD-Detached	314	161,635,594.45	20.19
Condominium	80	39,003,660.38	4.87
2-Family	13	6,596,169.43	0.82
PUD-Attached	11	4,422,616.23	0.55
3-Family	1	705,000.00	0.09
4-Family	1	503,486.14	0.06

Total	1,585	$800,680,097.46	100.00%

Mortgage Loan Purposes

Purpose	Number of Group 1 Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Group 1 Cut-off Date Pool Principal Balance
Refinance—Rate/Term	957	$492,758,240.60	61.54%
Purchase	394	200,732,056.29	25.07
Refinance—Cashout	234	107,189,800.57	13.39

Total	1,585	$800,680,097.46	100.00%

Geographical Distribution of the Mortgaged Properties(1)

Geographic Area	Number of Group 1 Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Group 1 Cut-off Date Pool Principal Balance
Arizona	15	$7,464,223.72	0.93%
Arkansas	1	331,808.79	0.04
California	788	399,754,947.06	49.93
Colorado	40	22,318,477.04	2.79
Connecticut	11	6,073,899.57	0.76
Delaware	3	1,938,834.36	0.24
District of Columbia	32	17,360,017.59	2.17
Florida	73	35,530,697.43	4.44
Georgia	24	11,215,385.62	1.40
Hawaii	4	3,071,245.39	0.38
Idaho	2	1,249,071.34	0.16
Illinois	79	41,469,094.26	5.18
Indiana	3	1,435,000.00	0.18
Iowa	1	375,000.00	0.05
Kansas	1	355,637.04	0.04
Kentucky	6	2,696,491.49	0.34
Maine	2	1,750,693.38	0.22
Maryland	86	41,879,480.52	5.23
Massachusetts	54	27,762,483.90	3.47
Michigan	6	2,869,775.53	0.36
Minnesota	10	4,244,702.35	0.53
Missouri	10	4,513,126.20	0.56
Montana	2	1,164,736.43	0.15
Nevada	17	9,615,264.90	1.20
New Jersey	11	6,165,021.37	0.77
New Mexico	7	3,187,762.52	0.40
New York	25	11,593,753.32	1.45
North Carolina	54	26,295,659.53	3.28
Ohio	3	1,399,200.00	0.17
Oklahoma	2	882,021.05	0.11
Oregon	3	1,685,844.06	0.21
Pennsylvania	9	5,141,390.60	0.64
Rhode Island	1	480,000.00	0.06
South Carolina	37	18,686,181.01	2.33
Tennessee	9	4,882,300.72	0.61
Texas	42	20,180,209.44	2.52
Utah	3	1,734,814.73	0.22
Vermont	4	2,072,860.11	0.26
Virginia	58	26,678,938.07	3.33
Washington	40	19,736,969.44	2.47
Wisconsin	7	3,437,077.58	0.43

Total	1,585	$800,680,097.46	100.00%

(1)	As of the Cut-off Date, no more than approximately 0.76% of the Group 1 Mortgage Loans were secured by mortgaged properties in any one five-digit postal zip code.

Current Mortgage Loan Principal Balances(1)

Current Mortgage Loan Principal Balances	Number of Group 1 Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Group 1 Cut-off Date Pool Principal Balance
$250,000.01 to $300,000.00	1	$297,405.18	0.04%
$300,000.01 to $350,000.00	98	33,431,096.83	4.18
$350,000.01 to $400,000.00	384	145,010,716.83	18.11
$400,000.01 to $450,000.00	277	117,950,552.92	14.73
$450,000.01 to $500,000.00	239	114,061,566.27	14.25
$500,000.01 to $550,000.00	147	77,679,412.47	9.70
$550,000.01 to $600,000.00	122	70,367,694.61	8.79
$600,000.01 to $650,000.00	96	60,422,301.71	7.55
$650,000.01 to $700,000.00	53	35,840,757.74	4.48
$700,000.01 to $750,000.00	53	38,840,857.76	4.85
$750,000.01 to $800,000.00	16	12,588,928.77	1.57
$800,000.01 to $850,000.00	18	14,848,061.39	1.85
$850,000.01 to $900,000.00	15	13,214,283.93	1.65
$900,000.01 to $950,000.00	6	5,593,077.21	0.70
$950,000.01 to $1,000,000.00	53	52,489,177.97	6.56
$1,000,000.01 to $1,500,000.00	7	8,044,205.87	1.00

Total	1,585	$800,680,097.46	100.00%

(1)	As of the Cut-off Date, the average outstanding principal balance of the Group 1 Mortgage Loans was approximately $505,161.

Original Loan-to-Value Ratios(1)

Original Loan-to-Value Ratios	Number of Group 1 Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Group 1 Cut-off Date Pool Principal Balance
0.01% to 5.00%	1	$578,896.48	0.07%
10.01% to 15.00%	1	376,134.06	0.05
15.01% to 20.00%	7	4,747,430.53	0.59
20.01% to 25.00%	9	5,063,793.62	0.63
25.01% to 30.00%	11	6,132,297.47	0.77
30.01% to 35.00%	18	9,855,914.39	1.23
35.01% to 40.00%	47	24,410,582.92	3.05
40.01% to 45.00%	63	33,624,430.17	4.20
45.01% to 50.00%	95	51,798,430.87	6.47
50.01% to 55.00%	101	50,605,202.92	6.32
55.01% to 60.00%	142	74,453,892.76	9.30
60.01% to 65.00%	166	88,354,009.76	11.03
65.01% to 70.00%	197	103,994,966.51	12.99
70.01% to 75.00%	196	98,159,900.55	12.26
75.01% to 80.00%	519	243,844,567.87	30.45
80.01% to 85.00%	2	690,196.73	0.09
85.01% to 90.00%	7	2,917,090.69	0.36
90.01% to 95.00%	3	1,072,359.16	0.13

Total	1,585	$800,680,097.46	100.00%

(1)	As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the Group 1 Mortgage Loans was approximately 64.96%.

Mortgage Interest Rates(1)

Mortgage Interest Rates	Number of Group 1 Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Group 1 Cut-off Date Pool Principal Balance
5.001% to 5.250%	8	$4,243,800.00	0.53%
5.251% to 5.500%	124	62,720,596.99	7.83
5.501% to 5.750%	531	272,870,113.72	34.08
5.751% to 6.000%	718	362,363,150.52	45.26
6.001% to 6.250%	174	83,071,321.70	10.38
6.251% to 6.500%	23	11,883,641.03	1.48
6.501% to 6.750%	6	3,195,664.71	0.40
6.751% to 7.000%	1	331,808.79	0.04

Total	1,585	$800,680,097.46	100.00%

(1)	As of the Cut-off Date, the weighted average mortgage interest rate of the Group 1 Mortgage Loans was approximately 5.846% per annum.

Remaining Terms(1)

Remaining Terms	Number of Group 1 Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Group 1 Cut-off Date Pool Principal Balance
221 to 240 months	10	$4,651,198.12	0.58%
281 to 300 months	15	6,777,861.09	0.85
321 to 340 months	1	380,517.57	0.05
341 to 360 months	1,559	788,870,520.68	98.53

Total	1,585	$800,680,097.46	100.00%

(1)	As of the Cut-off Date, the weighted average remaining term of the Group 1 Mortgage Loans was approximately 358 months.

Credit Scores of Mortgagors(1)

Credit Scores	Number of Group 1 Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Group 1 Cut-off Date Pool Principal Balance
801 to 850	51	$25,696,378.04	3.21%
751 to 800	791	399,973,840.12	49.95
701 to 750	532	271,398,877.79	33.90
651 to 700	166	81,654,239.96	10.20
601 to 650	45	21,956,761.55	2.74

Total	1,585	$800,680,097.46	100.00%

(1)	The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

Group 2 Mortgage Loan Data

The following tables set forth certain characteristics of the Group 2 Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.

	All Group 2 Mortgage Loans	Group 2 Discount Mortgage Loans	Group 2 Premium Mortgage Loans
Number of Mortgage Loans	687	19	668
Aggregate Stated Principal Balance(1)	$351,014,372	$9,965,218	$341,049,154
Range of Original Terms to Stated Maturity	120 to 180 months	180 months	120 to 180 months
Range of Stated Principal Balances(1)	$314,931 to $1,250,000	$334,218 to $920,000	$314,931 to $1,250,000
Average Stated Principal Balance(1)	$510,938	$524,485	$510,553
Latest Stated Maturity Date	July 1, 2018	July 1, 2018	July 1, 2018
Range of Mortgage Interest Rates	4.875% to 6.000%	4.875% to 5.000%	5.125% to 6.000%
Weighted Average Mortgage Interest Rate(1)	5.374%	4.983%	5.385%
Range of Remaining Terms to Stated Maturity	118 to 180 months	180 months	118 to 180 months
Weighted Average Remaining Term to Stated Maturity(1)	177 months	180 months	177 months
Range of Original Loan-to-Value Ratios	7.67% to 86.77%	25.40% to 80.00%	7.67% to 86.77%
Weighted Average Original Loan-to-Value Ratio(1)	56.20%	52.65%	56.30%
Mortgage Loans Originated Under the Accelerated Processing Programs(1)	84.43%	90.98%	84.24%
Geographic Concentration of Mortgaged Properties Securing Mortgage Loans in Excess of 5% of the Aggregate Stated Principal Balance(1)
California	49.90%	68.54%	49.36%
Illinois	*	15.42%	*
Florida	7.64%	*	7.73%

(1)	Approximate.
*	Less than 5% of the aggregate Stated Principal Balance.

Occupancy of Mortgaged Properties(1)

Occupancy	Number of Group 2 Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	%of Group 2 Cut-off Date Pool Principal Balance
Primary Residence	624	$316,435,881.65	90.15%
Second Home	63	34,578.489.92	9.85

Total	687	$351,014,371.57	100.00%

(1)	Based solely on representations of the mortgagor at the time of origination of the related Group 2 Mortgage Loan.

Property Types

Property Types	Number of Group 2 Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	%of Group 2 Cut-off Date Pool Principal Balance
Single Family Residence	507	$258,561,027.83	73.66%
PUD—Detached	147	75,445,689.40	21.49
Condominium	28	14,851,138.67	4.23
PUD—Attached	3	1,129,515.67	0.32
2-Family	2	1,027,000.00	0.29

Total	687	$351,014,371.57	100.00%

Mortgage Loan Purposes

Purpose	Number of Group 2 Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	%of Group 2 Cut-off Date Pool Principal Balance
Refinance—Rate/Term	550	$278,567,843.84	79.36%
Refinance—Cashout	84	42,199,097.55	12.02
Purchase	53	30,247,430.18	8.62

Total	687	$351,014,371.57	100.00%

Geographical Distribution of Mortgaged Properties(1)

Geographic Area	Number of Group 2 Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Group 2 Cut-off Date Pool Principal Balance
Arizona	16	$8,437,171.12	2.40%
California	346	175,170,396.20	49.90
Colorado	8	3,242,220.80	0.92
Connecticut	3	1,357,936.49	0.39
Delaware	3	2,373,836.53	0.68
District of Columbia	5	2,515,222.93	0.72
Florida	50	26,802,284.81	7.64
Georgia	16	8,084,466.48	2.30
Hawaii	1	494,650.27	0.14
Idaho	3	1,451,436.57	0.41
Illinois	29	15,678,937.27	4.47
Indiana	7	3,969,973.16	1.13
Kansas	3	1,870,600.00	0.53
Kentucky	1	423,442.89	0.12
Maryland	22	10,583,661.28	3.02
Massachusetts	12	5,969,762.76	1.70
Michigan	6	3,614,610.29	1.03
Missouri	10	5,012,377.47	1.43
Montana	1	985,551.01	0.28
Nevada	11	5,572,509.54	1.59
New Jersey	6	2,776,724.29	0.79
New Mexico	5	2,104,675.20	0.60
New York	2	1,009,910.31	0.29
North Carolina	23	12,040,361.23	3.43
Ohio	1	400,000.00	0.11
Oklahoma	2	1,144,400.00	0.33
Oregon	2	822,211.77	0.23
Pennsylvania	5	3,228,756.05	0.92
South Carolina	21	11,516,856.02	3.28
Tennessee	7	3,065,700.49	0.87
Texas	24	12,301,542.69	3.50
Utah	1	954,566.50	0.27
Vermont	1	340,000.00	0.10
Virginia	22	9,746,026.39	2.78
Washington	8	3,923,442.01	1.12
Wisconsin	4	2,028,150.75	0.58

Total	687	$351,014,371.57	100.00%

(1)	As of the Cut-off Date, no more than approximately 1.39% of the Group 2 Mortgage Loans were secured by mortgaged properties located in any one five-digit postal zip code.

Current Mortgage Loan Principal Balances(1)

Current Mortgage Loan Principal Balances	Number of Group 2 Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Group 2 Cut-off Date Pool Principal Balance
$300,000.01 to $350,000.00	58	$19,704,424.28	5.61%
$350,000.01 to $400,000.00	139	52,842,136.97	15.05
$400,000.01 to $450,000.00	115	48,923,997.10	13.94
$450,000.01 to $500,000.00	97	46,207,729.17	13.16
$500,000.01 to $550,000.00	80	42,133,304.34	12.00
$550,000.01 to $600,000.00	55	31,693,546.81	9.03
$600,000.01 to $650,000.00	41	25,773,815.62	7.34
$650,000.01 to $700,000.00	19	12,929,255.55	3.68
$700,000.01 to $750,000.00	33	24,223,347.72	6.90
$750,000.01 to $800,000.00	5	3,947,213.72	1.12
$800,000.01 to $850,000.00	6	4,946,060.21	1.41
$850,000.01 to $900,000.00	6	5,276,229.38	1.50
$900,000.01 to $950,000.00	13	12,039,878.08	3.43
$950,000.01 to $1,000,000.00	15	14,595,875.07	4.16
$1,000,000.01 to $1,500,000.00	5	5,777,557.55	1.65

Total	687	$351,014,371.57	100.00%

(1)	As of the Cut-off Date, the average outstanding principal balance of the Group 2 Mortgage Loans was approximately $510,938.

Original Loan-to-Value Ratios(1)

Original Loan-to-Value Ratios	Number of Group 2 Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Group 2 Cut-off Date Pool Principal Balance
5.01% to 10.00%	2	$1,118,094.93	0.32%
10.01% to 15.00%	4	2,710,254.89	0.77
15.01% to 20.00%	5	2,762,595.69	0.79
20.01% to 25.00%	14	6,166,728.12	1.76
25.01% to 30.00%	21	10,577,237.21	3.01
30.01% to 35.00%	29	16,442,021.69	4.68
35.01% to 40.00%	28	15,244,463.87	4.34
40.01% to 45.00%	65	32,952,312.09	9.39
45.01% to 50.00%	70	35,461,734.55	10.10
50.01% to 55.00%	64	33,312,349.54	9.49
55.01% to 60.00%	74	36,947,035.46	10.53
60.01% to 65.00%	81	41,785,164.29	11.90
65.01% to 70.00%	75	36,933,238.52	10.52
70.01% to 75.00%	66	35,023,125.68	9.98
75.01% to 80.00%	86	42,267,398.89	12.04
80.01% to 85.00%	2	822,154.36	0.23
85.01% to 90.00%	1	488,461.79	0.14

Total	687	$351,014,371.57	100.00%

(1)	As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of Group 2 Mortgage Loans was approximately 56.20%.

Mortgage Interest Rates(1)

Mortgage Interest Rates	Number of Group 2 Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Group 2 Cut-off Date Pool Principal Balance
less than 5.001%	19	$9,965,218.00	2.84%
5.001% to 5.250%	210	110,784,357.81	31.56
5.251% to 5.500%	394	198,996,386.51	56.69
5.501% to 5.750%	62	30,324,034.85	8.64
5.751% to 6.000%	2	944,374.40	0.27

Total	687	$351,014,371.57	100.00%

(1)	As of the Cut-off Date, the weighted average mortgage interest rate of the Group 2 Mortgage Loans was approximately 5.374% per annum.

Remaining Terms(1)

Remaining Terms	Number of Group 2 Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Group 2 Cut-off Date Pool Principal Balance
101 to 120 months	25	$11,748,296.30	3.35%
121 to 140 months	1	405,500.00	0.12
141 to 160 months	6	2,698,886.88	0.77
161 to 180 months	655	336,161,688.39	95.77

Total	687	$351,014,371.57	100.00%

(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 2 Mortgage Loans was approximately 177 months.

Credit Scores of Mortgagors(1)

Credit Scores	Number of Group 2 Mortgage Loans	Aggregate Stated Principal Balance as of Cut-off Date	% of Group 2 Cut-off Date Pool Principal Balance
801 to 850	26	$12,872,003.32	3.67%
751 to 800	350	175,402,185.01	49.97
701 to 750	219	115,740,096.42	32.97
651 to 700	81	41,477,530.70	11.82
601 to 650	11	5,522,556.12	1.57

Total	687	$351,014,371.57	100.00%

(1)	The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

BANK OF AMERICA, N.A.

Bank of America, N.A. (“Bank of America”) is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general commercial banking business, offering a full range of commercial, corporate, international, financial and retail banking services to corporations, governments and individuals. Bank of America originates and services residential mortgage loans and performs subservicing functions for affiliates.

Bank of America’s headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478. Bank of America is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, FNMA and FHLMC.

SERVICING OF MORTGAGE LOANS

All of the Mortgage Loans will be serviced by Bank of America (in its capacity as servicer, the “Servicer”) in accordance with the terms of the Pooling Agreement. The Servicer may perform any of its obligations under the Pooling Agreement through one or more subservicers. Despite the existence of subservicing arrangements, the Servicer will be liable for its servicing duties and obligations under the Pooling Agreement as if the Servicer alone were servicing the Mortgage Loans. See “The Pooling and Servicing Agreement” in the Prospectus.

Foreclosure and Delinquency Experience

    of Bank of America

Certain information concerning recent delinquency and foreclosure experience on the portfolio of one- to four-family first mortgage loans originated or acquired by Bank of America or certain of its affiliates and serviced or subserviced by Bank of America, or serviced by Bank of America for others, other than (i) mortgage loans acquired through certain mergers with previously unaffiliated entities, (ii) mortgage loans with respect to which the servicing rights were acquired by Bank of America in bulk and (iii) certain other mortgage loans, to the extent such mortgage loans were originated at bank branches of Bank of America is set forth in the table under “Servicing of the Mortgage Loans — Foreclosure and Delinquency Experience of Bank of America” in the Prospectus. There can be no assurance that the delinquency and foreclosure experience set forth in the table will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust.

THE POOLING AND SERVICING AGREEMENT

The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated July 24, 2003 (the “Pooling Agreement”), among the Depositor, the Servicer and the Trustee. The Prospectus contains important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates. See “The Pooling and Servicing Agreement” in the Prospectus.

The following summaries do not purport to be complete and are subject to the provisions of the Pooling Agreement which are incorporated by reference. The Depositor plans to file a final copy of the Pooling Agreement with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K after the Closing Date.

Assignment of Mortgage Loans

In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage Loan (collectively, the “Mortgage File”):

•	the original Mortgage Note endorsed without recourse in blank or to the order of the Trustee (or its nominee) or an affidavit signed by an officer of the Seller certifying that the related original Mortgage Note has been lost;

•	the original or a certified copy of the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor);

•	except as described below, an assignment in recordable form of the Mortgage (or a copy, if such assignment has been submitted for recording); and

•	if applicable, any riders or modifications to such Mortgage Note and Mortgage.

Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except (i) in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee’s interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller, (ii) in states where recordation is not required by either Rating Agency to obtain the initial ratings on the Certificates described under “Certificate Ratings” in this Prospectus Supplement or (iii) with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee. With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Servicer will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will promptly review each Mortgage File after the Closing Date (or promptly after the Trustee’s receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents is missing.

Repurchases of Mortgage Loans

If any portion of the Mortgage File is not delivered to the Trustee or if a Mortgage Loan breaches any of the representations made by the Depositor in the Pooling Agreement in any material respect and the Depositor does not cure such omission or defect within 90 days, the Depositor will be required on the Distribution Date in the month following the expiration of the 90-day period either (i) to repurchase the related Mortgage Loan (or any property acquired in respect thereof) at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related mortgage interest rate or (ii) to substitute an Eligible Substitute Mortgage Loan; however, such substitution generally is permitted only within two years of the Closing Date. Any Mortgage Loan repurchased or subject to a substitution as described in this paragraph is referred to as a “Deleted Mortgage Loan.” In the case of the breach of the representation made by the Depositor that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws, the Depositor will be required to pay any costs or damages incurred by the Trust as a result of a violation of such laws.

An “Eligible Substitute Mortgage Loan” generally will:

•	have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller and held for distribution to the certificateholders on the related Distribution Date (a “Substitution Adjustment Amount”));

•	have a Net Mortgage Interest Rate equal to that of the Deleted Mortgage Loan;

•	have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan;

•	have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

•	comply with all of the representations and warranties in the Pooling Agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

Optional Repurchases of Certain Mortgage Loans

The Depositor, in its sole discretion, may repurchase from the Trust:

•	any Mortgage Loan that is at least 180 days delinquent; and

•	any Mortgage Loan as to which the originator or prior owner of such Mortgage Loan has breached a representation or warranty to the Seller regarding the characteristics of such Mortgage Loan.

Any such repurchase will be at the Purchase Price.

Payments on Mortgage Loans; Accounts

On or prior to the Closing Date, the Servicer will establish an account (the “Servicer Custodial Account”), which will be maintained as a separate trust account by the Servicer in trust for the benefit of certificateholders. Funds credited to the Servicer Custodial Account may be invested for the benefit and at the risk of the Servicer in certain eligible investments, as described in the Pooling Agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Servicer Custodial Account the Pool Distribution Amount for each Loan Group (less, at the Servicer’s option, an amount up to one-twelfth of 0.20% of the Stated Principal Balance of the Mortgage Loans as of the due date in the month preceding the month of such Distribution Date, which amount may instead be remitted to the holders of the Class SES Certificates on behalf of the Trustee on such Distribution Date) and will deposit such amounts in an account established and maintained with the Trustee on behalf of certificateholders (the “Certificate Account”). Funds credited to the Certificate Account may be invested for the benefit and at the risk of the Trustee in certain eligible investments, as described in the Pooling Agreement.

Compensation and Payment of Expenses of the Servicer and the Trustee

The Administrative Fees with respect to a Loan Group are payable out of the interest payments received on each Mortgage Loan in the related Loan Group. The “Administrative Fees” consist of (a) a servicing fee payable to the Servicer in respect of its servicing activities (the “Servicing Fee”) and (b) fees paid to the Trustee. The Administrative Fees will accrue on the Stated Principal Balance of each Mortgage Loan as of the due date in the month preceding the month of the related Distribution Date at a rate (the “Administrative Fee Rate”) equal to the sum of the Servicing Fee Rate for such Mortgage Loan and the Trustee Fee Rate. The “Trustee Fee Rate” will be 0.002% per annum. The “Servicing Fee Rate” with respect to each Mortgage Loan will be 0.050% per annum.

The “Servicing Compensation” to the Servicer will equal the sum of (i) the Servicing Fee, (ii) net income from the investment of funds in the Servicer Custodial Account and (iii) Foreclosure Profits (as defined in the Prospectus under “Description of the Certificates — Distributions to Certificateholders”).

The Servicer is obligated to pay certain ongoing expenses associated with the Trust and incurred by the Servicer in connection with its responsibilities under the Pooling Agreement. Those amounts will be paid by the Servicer out of its Servicing Compensation. The amount of the Servicer’s Servicing Compensation is subject to adjustment with respect to prepaid Mortgage Loans, as described below under “— Compensating Interest.”

The Trustee is also entitled to receive all investment income earned on amounts on deposit in the Certificate Account. In addition to its compensation, the Trustee is entitled to be reimbursed from and indemnified by the Trust for certain expenses incurred by the Trustee in connection with its responsibilities under the Pooling Agreement.

In the event that Bank of America resigns or is terminated as Servicer and a successor Servicer is appointed, the Trustee is required to make arrangements for the compensation of such successor Servicer, including, in addition to the Servicing Compensation, the payment of a Supplemental Servicing Fee. The “Supplemental Servicing Fee” for each Distribution Date and Loan Group will be an amount equal to the product of the per annum rate agreed to between the successor Servicer and the Trustee (not to exceed 0.20% per annum) and the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the due date in the month preceding the month of such Distribution Date. In the Pooling Agreement, Bank of America, as initial holder of the Class SES Certificates, will agree to indemnify the Trust against any costs up to the amount of the Supplemental Servicing Fee associated with the retention of a successor Servicer. Bank of America, will pledge the Class SES Certificates to the Trustee, on behalf of Certificateholders, to secure its indemnification. Bank of America will be entitled to substitute collateral for the Class SES Certificate if it receives a letter from each rating agency to the effect that such substitution will not result in a downgrading or withdrawal of the respective ratings then assigned to the Certificates (determined without regard to the Policy relating to the Class 1-A-1 Certificates). Any Supplemental Servicing Fee will be payable solely from amounts received on or from the proceeds of the Class SES Certificates or any substitute collateral.

Bank of America believes the Class SES Certificates and their respective Components are business practice methods, therefore Bank of America plans to investigate patenting this process.

Compensating Interest

When a Mortgage Loan is subject to a partial prepayment or is prepaid in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates. Prepayments will be distributed to certificateholders on the Distribution Date in the month following the month of receipt.

Pursuant to the Pooling Agreement, the aggregate Servicing Compensation payable to the Servicer for any month and Loan Group will be reduced by an amount equal to the lesser of (i) the Prepayment Interest Shortfall for such Distribution Date and Loan Group and (ii) one-twelfth of 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the due date in the month preceding the month of such Distribution Date (such amount with respect to a Loan Group, the “Servicer Compensating Interest”). In addition, the amount distributable to the Class SES Component (without regard to any reduction for Class SES Compensating Interest) pursuant to clause (ii) of the Pool Distribution Amount Allocation will be reduced on each Distribution Date by an amount equal to the lesser of (i) the Prepayment Interest Shortfall for such Distribution Date and Loan Group less the Servicer Compensating Interest for such Distribution Date and Loan Group and (ii) one-twelfth of 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the due date in the month preceding the month of such Distribution Date less the Servicer Compensating Interest for such Distribution Date and Loan Group (such amount with respect to a Loan Group, the “Class SES Compensating Interest” and together with the Servicer Compensating Interest for such Loan Group, the “Compensating Interest” for such Loan Group).

The “Prepayment Interest Shortfall” for a Loan Group is equal to the excess of (x) 30 days’ interest at the mortgage interest rate (less the Servicing Fee Rate) on the amount of each prepayment on the Mortgage Loans in such Loan Group over (y) the amount of interest actually paid by the related mortgagors on the amount of such prepayments during the preceding month.

Any Prepayment Interest Shortfalls for a Loan Group in excess of the amount of the related Compensating Interest for a month will reduce the amount of interest available to be distributed on the Class A and Class B Certificates of the related Group from what would have been the case in the absence of such Prepayment Interest Shortfalls. See “Description of the Certificates — Interest” in this Prospectus Supplement.

Prepayment Interest Shortfalls allocated to the Class 1-A-1 Certificates will not be covered by the Policy.

Advances

Subject to the following limitations, the Servicer will be required to advance (any such advance, an “Advance”) prior to each Distribution Date an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the Mortgage Loans and which were delinquent on the related Determination Date. Advances by the Servicer will be made from its own funds or funds in the Servicer Custodial Account that do not constitute a portion of the applicable Pool Distribution Amount for such Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or mortgaged property relating to such Mortgage Loan. An “REO Property” is a mortgaged property that has been acquired by the Servicer on behalf of the Trust through foreclosure or grant of a deed in lieu of foreclosure. With respect to any Distribution Date, the “Determination Date” will be the sixteenth day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately preceding business day.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Servicer is obligated to make Advances if the Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the Servicer to make a required Advance will constitute an event of default and the Trustee (if it succeeds to the obligations of the Servicer under the Pooling Agreement) or the successor servicer will be obligated to make the Advance, in accordance with the terms of the Pooling Agreement.

Optional Termination

The circumstances under which the obligations created by the Pooling Agreement will terminate in respect of the Certificates are described in “The Pooling and Servicing Agreement — Termination; Optional Purchase of Mortgage Loans” in the Prospectus. In addition, the Depositor will have the option to purchase all remaining Mortgage Loans and other assets in the Trust when the scheduled balance of the Mortgage Pool as of the Distribution Date on which the purchase proceeds are to be distributed is less than 10% of the initial balance of the Mortgage Pool. This percentage may be reduced through an amendment to the Pooling Agreement under the circumstances described below. The purchase price will generally be equal to the sum of the Stated Principal Balances of the Mortgage Loans and the fair market value of any REO Properties held by the Trust together with the amount of any unpaid interest shortfalls on the Certificates and one month’s interest on the Stated Principal Balance of each Mortgage Loan. However, for so long as the Depositor is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS, the Depositor may exercise its purchase option only if the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the purchase price described in the preceding sentence.

Distributions in respect of an optional purchase described above will be paid to certificateholders in order of their priority of distribution as described below under “Description of the Certificates — Priority of Distributions.” The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of the REO Property and such fair market value is less than the scheduled balance of the related Mortgage Loan.

The Pooling Agreement may be amended without the consent of certificateholders in order to reduce the percentage of the initial balance of the Mortgage Pool at which the Depositor will have the option to purchase all the remaining Mortgage Loans, if such reduction is considered necessary by the Depositor, as evidenced by an officer’s certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans to the Depositor by the Seller or to the Trust by the Depositor as a sale for accounting purposes.

In no event will the Trust created by the Pooling Agreement continue beyond the later of (a) the repurchase described above, if it results in the Trust no longer owning any Mortgage Loans, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling Agreement and (c) the final distribution to certificateholders of amounts received in respect of the assets of the Trust. The termination of the Trust will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Upper-Tier REMIC and Lower-Tier REMIC.

Special Servicing Agreements

The Pooling Agreement will permit the Servicer to enter into a special servicing agreement with an unaffiliated holder of a class of Class B Certificates or of a class of securities representing interests in one or more classes of Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Pursuant to such an agreement, such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans.

The Trustee

Wells Fargo Bank Minnesota, National Association, a national banking association (“Wells Fargo”) will be the Trustee under the Pooling Agreement. Wells Fargo’s principal offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and the office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 (together, the “Corporate Trust Office”). The telephone number of the Trustee is (800) 344-5128. The Depositor, the Seller and the Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located.

Voting Rights

Voting rights for certain actions specified in the Pooling Agreement will be allocated as follows:

•	93% of all voting rights will be allocated among the holders of the Class A Certificates (other than the Class 1-A-2, Class 1-A-3, Class 1-A-20, Class 1-A-WIO, Class 2-A-WIO, Class 1-A-R, Class 1-A-LR and Class SES Certificates) and Subordinate Certificates based on the outstanding balances of their Certificates.

•	1% of all voting rights will be allocated to the holders of the Class 1-A-2 Certificates.

•	1% of all voting rights will be allocated to the holders of the Class 1-A-3 Certificates.

•	1% of all voting rights will be allocated to the holders of the Class 1-A-20 Certificates.

•	1% of all voting rights will be allocated to the holders of the Class 1-A-WIO Certificates.

•	1% of all voting rights will be allocated to the holders of the Class 2-A-WIO Certificates.

•	1% of all voting rights will be allocated collectively to the holders of the Class 1-A-R and Class 1-A-LR Certificates.

•	1% of all voting rights will be allocated to the holders of the Class SES Certificates.

The voting rights allocated to each class will be allocated among the Certificates of such class based on their Percentage Interests.

Pursuant to the Pooling Agreement, so long as an event of default has not occurred and is not continuing under the Policy, MBIA will be entitled to exercise the voting, consent, directing and other control rights of the holders of the Class 1-A-1 Certificates without the consent of such holders, and the holders of the Class 1-A-1 Certificates may exercise such voting, consent, directing and other control rights only with the prior written consent of MBIA.

The “Percentage Interest” of a Certificate of a class (other than the Class 1-A-1, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-18, Class 1-A-21, Class 1-A-22 and Class 1-A-25 Certificates) is the percentage obtained by dividing the initial principal balance (or notional amount) of such Certificate by the aggregate initial class balance (or aggregate initial notional amount) of such class. The Percentage Interest of a Class 1-A-1, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-18, Class 1-A-21, Class 1-A-22 or Class 1-A-25 Certificate is the percentage obtained by dividing the current principal balance of such Certificate by the current class balance of the Class 1-A-1, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-18, Class 1-A-21, Class 1-A-22 or Class 1-A-25 Certificates, respectively.

DESCRIPTION OF THE CERTIFICATES

The Certificates will consist of (i) the fifty-six classes of Offered Certificates listed in the table beginning on page S-4 of this Prospectus Supplement and (ii) the Class SES, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Certificates, which are not offered by this Prospectus Supplement.

The Class A-PO Certificates are divided into two Principal Only Components for purposes of distributing principal: the Class 1-A-PO Component and the Class 2-A-PO Component. The Components are not severable.

The Class SES Certificates are divided into two Interest Only Components for purposes of distributing interest: the Class 1-SES Component and the Class 2-SES Component. The Components are not severable.

The Certificates and Components are divided into two Groups. Each Group evidences the entire beneficial ownership interest in the related Loan Group.

The Group 1-A Certificates and Class 1-A-PO Component in the aggregate will evidence an initial beneficial ownership interest of approximately 97.50% in Loan Group 1 and the Group 1-B Certificates in the aggregate will evidence the remaining 2.50% undivided interest in Loan Group 1. The Group 2-A Certificates and Class 2-A-PO Component in the aggregate will evidence an initial beneficial ownership interest of approximately 98.90% in Loan Group 2 and the Group 2-B Certificates in the aggregate will evidence the remaining 1.10% undivided interest in Loan Group 2. The Class 1-A-5, Class 1-A-38 and Class A-PO Certificates are Principal Only Certificates and are not entitled to distributions in respect of interest. The Class 1-A-2, Class 1-A-3, Class 1-A-20, Class 1-A-WIO, Class 2-A-WIO and Class SES Certificates are Interest Only Certificates and are not entitled to distributions in respect of principal.

The “Final Scheduled Maturity Date” for the Group 1-A Certificates and Group 1-B Certificates will be August 25, 2033; for the Group 2-A Certificates and Group 2-B Certificates will be August 25, 2018 and for the Class A-PO Certificates will be August 25, 2033. The Final Scheduled Maturity Date represents the Distribution Date in the month following the latest maturity date of any Mortgage Loan in the related Loan Group or any Discount Mortgage Loan in either Loan Group in the case of the Class A-PO Certificates. The actual final payment on your Certificates could occur earlier or later than the Final Scheduled Maturity Date.

Denominations and Form

The Offered Certificates (other than the Class 1-A-R and Class 1-A-LR Certificates) will be issuable in book-entry form only (the “Book-Entry Certificates”). The Class 1-A-R and Class 1-A-LR Certificates will be issued in definitive, fully-registered form (such form, the “Definitive Certificates”). The following table sets forth the original Certificate form, the minimum denomination and the incremental denomination of the Offered Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations. A single certificate of each class may be issued in an amount different than described above.

Form and Denominations of Offered Certificates

Class	Original Certificate Form	Minimum Denomination	Incremental Denomination
Classes: 1-A-4, 1-A-5, 1-A-6, 1-A-7, 1-A-8, 1-A-9, 1-A-10, 1-A-11, 1-A-16, 1-A-17, 1-A-19, 1-A-23, 1-A-24, 1-A-26, 1-A-27, 1-A-28, 1-A-29, 1-A-30, 1-A-31, 1-A-32, 1-A-33, 1-A-34, 1-A-35, 1-A-36, 1-A-37, 1-A-38, 1-A-39, 1-A-40, 1-A-41, 2-A-1, 2-A-2, 2-A-3 and 2-A-4	Book-Entry	$1,000	$1
Classes: 1-A-1, 1-A-12, 1-A-13, 1-A-14, 1-A-15, 1-A-18, 1-A-21, 1-A-22 and 1-A-25	Book-Entry	$1,000	$1,000
Classes: 1-A-2(1), 1-A-3(1) and 1-A-20(1)	Book-Entry	$1,000,000	$1
Classes: 1-A-R and 1-A-LR	Definitive	$50	N/A
Classes: 1-A-WIO(1) and 2-A-WIO(1).	Book-Entry	$10,000,000	$1
Classes: A-PO, 1-B-1, 1-B-2, 1-B-3, 2-B-1, 2-B-2 and 2-B-3	Book-Entry	$25,000	$1

(1)	Denomination expressed in initial notional amount.

Book-Entry Certificates

Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such Certificates through The Depository Trust Company (“DTC”) in the United States, or Clearstream or Euroclear (in Europe) if they are participants of such systems (the “Participants”), or indirectly through organizations which are participants in such systems (the “Indirect Participants”). Each class of the Book-Entry Certificates initially will be represented by one or more physical certificates registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Investors may hold such beneficial interest in the Book-Entry Certificates in minimum denominations of $1,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors” and “—Backup Withholding” in the Prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Appendix B to this Prospectus Supplement.

Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

Clearstream International, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg (“Clearstream”), a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world’s major financial institutions.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

The Euroclear System (“Euroclear”) was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear includes various other securities, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors” and“—Backup Withholding” in the Prospectus. Because DTC can only act on behalf of DTC Participants, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling

Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC, (c) after the occurrence of an event of default under the Pooling Agreement, beneficial owners having voting rights aggregating not less than 51% of all voting rights evidenced by each class of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners or (d) in the case of the Class 1-A-1, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-18, Class 1-A-21, Class 1-A-22 and Class 1-A-25 Certificates, the circumstances described under “—Distributions in Reduction of the Special Retail Certificates” have occurred.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

Distributions

Distributions on the Certificates will be made by the Trustee on the 25th day of each month (or, if not a business day, the next business day), commencing in August 2003 (each, a “Distribution Date”), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the “Record Date”).

Distributions on each Distribution Date will be made by check mailed to your address as it appears on the applicable certificate register or if you have notified the Trustee in writing in accordance with the Pooling Agreement, by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Trustee in Minnesota. If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described above under “— Book-Entry Certificates.”

Pool Distribution Amount

The “Pool Distribution Amount” for each Loan Group with respect to any Distribution Date will be determined by reference to amounts received and expenses incurred in connection with the Mortgage Loans in such Loan Group and will be equal to the sum of:

(i)    all scheduled installments of interest (net of the related Servicing Fee) and principal due on the Mortgage Loans in such Loan Group on the due date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof and any Servicer Compensating Interest;

(ii)    all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in such Loan Group, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer’s normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in such Loan Group, by foreclosure or otherwise (collectively, “Liquidation Proceeds”), during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

(iii)    all partial or full prepayments received on the Mortgage Loans in such Loan Group during the calendar month preceding the month of such Distribution Date; and

(iv)    amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of any Deleted Mortgage Loan in such Loan Group or amounts received in connection with the optional termination of the Trust as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement.

The Pool Distribution Amounts will not include any profit received by the Servicer on the foreclosure of a Mortgage Loan. Such amounts, if any, will be retained by the Servicer as additional servicing compensation. In addition, the Pool Distribution Amounts will not include any Ancillary Income. “Ancillary Income” includes all late payment fees, assumption fees and other similar charges with respect to the Mortgage Loans. Ancillary Income, if any, will be distributed to the Class SES Certificates.

Priority of Distributions

As more fully described herein, distributions to each Group will be made on each Distribution Date from the applicable Pool Distribution Amount in the following order of priority (the “Pool Distribution Amount Allocation”):

(i)    to the Trustee an amount in payment for its services for such Distribution Date;

(ii)    to the Class SES Component of such Group to pay interest;

(iii)    to each class of Class A Certificates of such Group entitled to receive interest, to pay interest and, in the case of Group 1, to MBIA, to pay the premium;

(iv)    pro rata (a) to the Class A-PO Component of such Group, based on the applicable PO Principal Amount, and (b) to the classes of Class A Certificates of such Group entitled to receive distributions of principal, based on the applicable Senior Principal Distribution Amount, as described below under “— Principal,” to pay principal;

(v)    to the Class A-PO Component of such Group, to pay any applicable Class A-PO Deferred Amounts, but only from amounts that would otherwise be distributable on such Distribution Date as principal of the Subordinate Certificates of such Group; and

(vi)    to each class of Subordinate Certificates of such Group, first to pay interest and then to pay principal in the order of their numerical class designations, beginning with the Class 1-B-1 Certificates or Class 2-B-1 Certificates, as the case may be.

   The Class 1-A-R and Class 1-A-LR Certificates will be entitled to any remaining amounts in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, subject to the limitations set forth below under “— Interest” and “— Principal.”

Interest

The pass-through rate for each class of Offered Certificates for each Distribution Date is as set forth or described in the table beginning on page S-4 of this Prospectus Supplement.

On each Distribution Date, to the extent of the applicable Pool Distribution Amount, each class of Certificates (other than the Class 1-A-5, Class 1-A-38, Class SES and Class A-PO Certificates) and each Class SES Component will be entitled to receive interest (as to each such class or Component, the “Interest Distribution Amount”) with respect to the related Interest Accrual Period. The Interest Distribution Amount for any class of Certificates or Class SES Component will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related class balance or notional amount and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution Dates and not subsequently distributed.

On each Distribution Date, to the extent of the applicable Pool Distribution Amount, MBIA will be entitled to receive a premium (the “Premium Distribution Amount”) with respect to the Interest Accrual Period applicable to the Class 1-A-1 Certificates. The Premium Distribution Amount will be equal to the sum of (i) the product of  1/12th of 0.07% and the class balance of the Class 1-A-1 Certificates and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed in respect of the premium on such prior Distribution Dates and not subsequently distributed.

The Class 1-A-5, Class 1-A-38 and Class A-PO Certificates are Principal Only Certificates and will not bear interest.

The interest entitlement described in clause (i) of the Interest Distribution Amount for each class of Class A and Class B Certificates of a Group will be reduced by the amount of Net Interest Shortfalls for the related Loan Group for such Distribution Date and the premium entitlement described in clause (i) of the Premium Distribution Amount will be reduced by the amount of Net Interest Shortfalls for Loan Group 1, in each case on a pro rata basis as described below. With respect to any Distribution Date, the “Net Interest Shortfall” for a Loan Group is equal to the sum of (i) the shortfall in interest received with respect to any Mortgage Loan in such Loan Group as a result of a Relief Act Reduction and (ii) any Non-Supported Interest Shortfalls for the related Loan Group. Net Interest Shortfalls for a Loan Group on any Distribution Date will be allocated pro rata among all classes of interest-bearing Class A and Class B Certificates of the related Group (and the premium payable to MBIA, in the case of Loan Group 1), based on the amount of interest accrued on each such class of Certificates and, in the case of Loan Group 1, the premium accrued and payable to MBIA, on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. A “Relief Act Reduction” is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers’ and Sailors’ Civil Relief Act of 1940 or similar state legislation. See “Certain Legal Aspects of the Mortgage Loans — Soldiers’ and Sailors’ Civil Relief Act and Similar Laws” in the Prospectus. With respect to any Distribution Date, the “Non-Supported Interest Shortfall” for a Loan Group is the amount by which the aggregate of Prepayment Interest Shortfalls for the Mortgage Loans in such Loan Group during the calendar month preceding the month of such Distribution Date exceeds the applicable Compensating Interest for such period. No Net Interest Shortfalls will be allocated to the Class SES Certificates.

Any Non-Supported Interest Shortfalls allocated to the Class 1-A-1 Certificates or to the premium will be offset, to the extent funds are available therefor, from amounts on deposit in the Reserve Fund. Once the Reserve Fund has been reduced to zero, Non-Supported Interest Shortfalls allocated to the Class 1-A-1 Certificates will not be covered by the Policy.

A reserve fund will be established on the Closing Date for the benefit of the Class 1-A-1 Certificates and the premium (the “Reserve Fund”) by an initial deposit into a separate account maintained by the Trustee in the amount of approximately $25,000. No additional amounts will be deposited into the Reserve Fund after the initial deposit. The Reserve Fund will be beneficially owned by the Underwriter and will not be an asset of either REMIC.

A withdrawal will be made on each Distribution Date from the amount on deposit in the Reserve Fund, to the extent available, to cover any Non-Supported Interest Shortfalls allocated to the Class 1-A-1 Certificates or the premium. A withdrawal from the Reserve Fund may only be made, to the extent funds are available therein, to cover any Non-Supported Interest Shortfall allocated to such class or the premium and may not be made to cover any Non-Supported Interest Shortfall allocated to any other Class. Once the Reserve Fund has been reduced to zero, the Policy will not cover any Non-Supported Interest Shortfalls allocated to the Class 1-A-1 Certificates.

The balance of any amount remaining in the Reserve Fund on the Distribution Date on which the class balance of the Class 1-A-1 Certificates is reduced to zero will be distributed to the Underwriter.

The Policy will not cover any Net Interest Shortfalls arising as a result of a Relief Act Reduction allocated to the Class 1-A-1 Certificates.

Allocations of the interest portion of Realized Losses on the Mortgage Loans in a Loan Group first to the Subordinate Certificates for the related Group in reverse numerical order will result from the priority of distributions first to the Class A Certificates and Class A-PO Component of the related Group (and MBIA in the case of Group 1) and then to the classes of Subordinate Certificates in numerical order of the applicable Pool Distribution Amount as described above under “— Distributions.” After the applicable Senior Credit Support Depletion Date, the interest-bearing Class A Certificates of a Group (and MBIA in the case of Group 1) will bear the interest portion of any Realized Losses pro rata based on interest accrued or the premium, as the case may be. The Policy will cover any such losses which, after the applicable Senior Credit Support Depletion Date, are allocated to the Class 1-A-1 Certificates.

Accrued interest to be distributed on any Distribution Date will be calculated for each class of Certificates or Component on the basis of the related class balance or notional amount with respect to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

If on a particular Distribution Date, the applicable Pool Distribution Amount applied in the order described above under “— Priority of Distributions” is not sufficient to make a full distribution of the Interest Distribution Amount for each class entitled to distributions therefrom and, in the case of Group 1, the Premium Distribution Amount, interest will be distributed on each class of such Group of equal priority, and in the case of Group 1, to MBIA in equal priority with the Class A Certificates in Group 1, pro rata based on the Interest Distribution Amount the class would otherwise have been entitled to receive or the Premium Distribution Amount, as the case may be, in the absence of such shortfall. Any unpaid amount will be carried forward and added to the Interest Distribution Amount of that class or the Premium Distribution Amount, as the case may be, on the next Distribution Date. No amounts will be payable on any class that is no longer outstanding or to MBIA once the Class 1-A-1 Certificates are no longer outstanding. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans in the related Loan Group were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

Interest will accrue on each class of Certificates (other than the Class 1-A-40, Class 1-A-41, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class SES Certificates) and each Class SES Component during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, a “Regular Interest Accrual Period”). The initial Regular Interest Accrual Period will be deemed to have commenced on July 1, 2003. Interest which accrues on each class of Certificates during a Regular Interest Accrual Period will be calculated on the assumption that distributions in reduction of the principal balances thereof on the Distribution Date in that Interest Accrual Period are made on the first day of the Regular Interest Accrual Period. Interest will accrue on the Class 1-A-40, Class 1-A-41, Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates during each one-month period commencing on the 25th day of the month preceding the month in which each Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (each, a “LIBOR Based Interest Accrual Period” and, together with a Regular Interest Accrual Period, an “Interest Accrual Period”). The initial LIBOR Based Interest Accrual Period will commence on July 25, 2003.

The Class 1-A-2 Certificates are Interest Only Certificates and have no class balance. The “Class 1-A-2 Notional Amount” with respect to each Distribution Date will be equal to approximately 19.0476190476% of the class balance of the Class 1-A-4 Certificates. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the class balance of the Class 1-A-4 Certificates will result in a proportional reduction in the Class 1-A-2 Notional Amount. See “—Principal” and “—Allocation of Losses” in this Prospectus Supplement. The Class 1-A-2 Notional Amount with respect to the first Distribution Date will be approximately $13,941,904.

The Class 1-A-3 Certificates are Interest Only Certificates and have no class balance. The “Class 1-A-3 Notional Amount” with respect to each Distribution Date will be equal to approximately 3.4285714286% of the class balance of the Class 1-A-1 Certificates. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the class balance of the Class 1-A-1 Certificates will result in a proportional reduction in the Class 1-A-3 Notional Amount. See “—Principal” and “—Allocation of Losses” in this Prospectus Supplement. The Class 1-A-3 Notional Amount with respect to the first Distribution Date will be approximately $552,925.

The Class 1-A-20 Certificates are Interest Only Certificates and have no class balance. The “Class 1-A-20 Notional Amount” with respect to each Distribution Date will be equal to sum of approximately 52.3809523810% of the class balance of the Class 1-A-28 Certificates, approximately 19.0476190476% of the class balance of the Class 1-A-29 Certificates, approximately 9.5238095238% of the class balance of the Class 1-A-30 Certificates and approximately 4.7619047619% of the class balance of the Class 1-A-31 Certificates. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the class balances of the Class 1-A-28 Certificates, Class 1-A-29 Certificates, Class 1-A-30 Certificates and Class 1-A-31 Certificates will result in a proportional reduction in the Class 1-A-20 Notional Amount. See “—Principal” and “—Allocation of Losses” in this Prospectus Supplement. The Class 1-A-20 Notional Amount with respect to the first Distribution Date will be approximately $72,828,285.

The Class 1-A-WIO Certificates are Interest Only Certificates and have no class balance. The “Class 1-A-WIO Notional Amount” with respect to each Distribution Date will be equal to the aggregate Stated Principal Balance of the Premium Mortgage Loans in Loan Group 1 as of the due date in the month preceding the month of such Distribution Date. The Class 1-A-WIO Notional Amount with respect to the first Distribution Date will be approximately $733,715,700.

The Class 2-A-WIO Certificates are Interest Only Certificates and have no class balance. The “Class 2-A-WIO Notional Amount” with respect to each Distribution Date will be equal to the aggregate Stated Principal Balance of the Premium Mortgage Loans in Loan Group 2 as of the due date in the month preceding the month of such Distribution Date. The Class 2-A-WIO Notional Amount with respect to the first Distribution Date will be approximately $341,049,153.

The notional amount for each Class SES Component with respect to each Distribution Date will be equal to the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the due date in the month preceding the month of such Distribution date.

The “class balance” of a class of Certificates (other than the Class A-PO Certificates) at any time will equal its initial class balance less (i) all distributions of principal made to such class, (ii) losses allocated to such class as described under “—Allocation of Losses” and (iii) other adjustments made to such class balance as described under “—Allocation of Losses” below.

The principal balance of a Class A-PO Component at any time will equal its initial principal balance less (i) all distributions of principal made with respect to such Component, (ii) losses allocated to such Component as described under “—Allocation of Losses” and (iii) other adjustments made to such principal balance as described under “—Allocation of Losses” below. The class balance of the Class A-PO Certificates will equal the sum of the principal balances of the Class A-PO Components.

After the Senior Credit Support Depletion Date for Group 1, for so long as the Class 1-A-33 Certificates are outstanding, the amount that would have reduced the class balance of the Class 1-A-32

Certificates as a result of the adjustments described under “—Allocation of Losses” will instead reduce the class balance of the Class 1-A-33 Certificates. As a result, after the Senior Credit Support Depletion Date for Group 1, the Class 1-A-33 Certificates will bear the principal portion of all Realized Losses allocable to the Class 1-A-32 Certificates for so long as the Class 1-A-33 Certificates are outstanding.

After the Senior Credit Support Depletion Date for Group 1, for so long as the Class 1-A-35 Certificates are outstanding, the amount that would have reduced the class balance of the Class 1-A-34 Certificates as a result of the adjustment described under “—Allocation of Losses” will instead reduce the class balance of the Class 1-A-35 Certificates. As a result, after the Senior Credit Support Depletion Date for Group 1, the Class 1-A-35 Certificates will bear the principal portion of all Realized Losses allocable to the Class 1-A-34 Certificates for so long as the Class 1-A-35 Certificates are outstanding.

After the Senior Credit Support Depletion Date for Group 1, for so long as the Class 1-A-39 Certificates are outstanding, the amount that would have reduced the class balance of the Class 1-A-37 Certificates as a result of the adjustment described under “—Allocation of Losses” will instead reduce the class balance of the Class 1-A-39 Certificates. As a result, after the Senior Credit Support Depletion Date for Group 1, the Class 1-A-39 Certificates will bear the principal portion of all Realized Losses allocable to the Class 1-A-37 Certificates for so long as the Class 1-A-39 Certificates are outstanding.

After the Senior Credit Support Depletion Date for Group 2, for so long as the Class 2-A-4 Certificates are outstanding, the amount that would have reduced the class balance of the Class 2-A-3 Certificates as a result of the adjustments described under “—Allocation of Losses” will instead reduce the class balance of the Class 2-A-4 Certificates. As a result, after the Senior Credit Support Depletion Date for Group 2, the Class 2-A-4 Certificates will bear the principal portion of all Realized Losses allocable to the Class 2-A-3 Certificates for so long as the Class 2-A-4 Certificates are outstanding.

LIBOR

The Floating Rate and Inverse Floating Rate Certificates will bear interest at their respective pass-through rates, which are each based on LIBOR determined by the Trustee as described below. The Trustee will determine LIBOR and the respective pass-through rates for the Floating Rate and Inverse Floating Rate Certificates for each Interest Accrual Period (other than the first Interest Accrual Period with respect to the Floating Rate and Inverse Floating Rate Certificates), on the second London business day prior to the day on which such Interest Accrual Period commences (each, a “LIBOR Determination Date”).

On each LIBOR Determination Date, the Trustee will determine LIBOR for the succeeding Interest Accrual Period on the basis of the British Bankers’ Association (“BBA”) “Interest Settlement Rate” for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such LIBOR Determination Date. Such Interest Settlement Rates currently are based on rates quoted by 16 BBA designated banks as being in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the results (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used herein “Telerate page 3750” means the display designated as page 3750 on the Moneyline Telerate Service.

If on any LIBOR Determination Date the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the next Interest Accrual Period will be the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate.

The “Reserve Interest Rate” will be the rate per annum which the Trustee determines to be either (a) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of  1/16%) of the one-month U.S. dollar lending rate that New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

If on any LIBOR Determination Date the Trustee is required, but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date, 1.310% with respect to the Class 1-A-23 and Class 1-A-24 Certificates, 1.320% with respect to the Class 1-A-40 and Class 1-A-41 Certificates, and 1.140% with respect to the Class 2-A-1, Class 2-A-2, Class 2-A-3, and Class 2-A-4 Certificates.

The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Floating Rate and Inverse Floating Rate Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (301) 815-6600.

Principal

On each Distribution Date, certificateholders will be entitled to receive principal distributions from the applicable Pool Distribution Amount to the extent described below and in accordance with the priorities set forth under “— Priority of Distributions” above. The Class 1-A-2, Class 1-A-3, Class 1-A-20, Class 1-A-WIO, Class 2-A-WIO and Class SES Certificates are Interest Only Certificates and are not entitled to distributions of principal. The principal distributions distributed to a class (other than the Special Retail Certificates) on any Distribution Date will be allocated among the holders of such class pro rata in accordance with their respective Percentage Interests. Distributions of principal on the Special Retail Certificates will be allocated among the holders of each such class as described under “—Distributions in Reduction of the Special Retail Certificates.”

All payments and other amounts received in respect of principal of the Mortgage Loans in a related Loan Group will be allocated between (i) the Class A Certificates and the Subordinate Certificates of the related Group and (ii) the Class A-PO Component of such Group, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

The “Non-PO Percentage” with respect to any Group 1 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date less than 5.250% (each such Mortgage Loan, a “Group 1 Discount Mortgage Loan”) will be equal to the Net Mortgage Interest Rate thereof as of the Cut-off Date divided by 5.250%. The Non-PO Percentage with respect to any Group 1 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to 5.250% (each such Mortgage Loan, a “Group 1 Premium Mortgage Loan”) will be 100%.

The “Non-PO Percentage” with respect to any Group 2 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date less than 4.750% (each such Mortgage Loan, a “Group 2 Discount Mortgage Loan” and, together with the Group 1 Discount Mortgage Loans, the “Discount Mortgage Loans”) will be equal to the Net Mortgage Interest Rate thereof as of the Cut-off Date divided by 4.750%. The Non-PO Percentage with respect to any Group 2 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off

Date greater than or equal to 4.750% (each such Mortgage Loan, a “Group 2 Premium Mortgage Loan” and, together with the Group 1 Premium Mortgage Loans, the “Premium Mortgage Loans”) will be 100%.

The “PO Percentage” with respect to any Discount Mortgage Loan will be equal to 100% minus the Non-PO Percentage for such Mortgage Loan. The PO Percentage with respect to any Premium Mortgage Loan will be 0%.

The “Net Mortgage Interest Rate” of a Mortgage Loan is the excess of its mortgage interest rate over the sum of (i) the applicable Administrative Fee Rate and (ii) the pass-through rate of the Class SES Component of the related Group.

Non-PO Principal Amount

On each Distribution Date, the Non-PO Principal Amount for a Group will be distributed (i) as principal of the Class A Certificates of such Group in an amount up to the Senior Principal Distribution Amount for such Group and (ii) as principal of the Subordinate Certificates of such Group in an amount up to the Subordinate Principal Distribution Amount for such Group. The Non-PO Principal Amount for a Group will not be distributed to the Class A-PO Component of such Group.

The “Non-PO Principal Amount” for any Distribution Date and any Group will equal the sum of the applicable Non-PO Percentage of:

(a)    all monthly payments of principal due on each Mortgage Loan in the related Loan Group on the related Due Date;

(b)    the principal portion of the Purchase Price of each Mortgage Loan in the related Loan Group that was repurchased by the Depositor pursuant to the Pooling Agreement as of that Distribution Date;

(c)    any Substitution Adjustment Amount in connection with a Deleted Mortgage Loan in the related Loan Group received with respect to that Distribution Date;

(d)    any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in the related Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date;

(e)    with respect to each Mortgage Loan in the related Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; and

(f)    all partial and full principal prepayments on the Mortgage Loans in the related Loan Group by mortgagors received during the calendar month preceding the month of that Distribution Date.

The amounts described in clauses (a) through (d) are referred to as “Scheduled Principal Payments.” The amounts described in clauses (e) and (f) are referred to as “Unscheduled Principal Payments.”

Senior Principal Distribution Amount

With respect to the Class A Certificates of Group 1:

On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Group 1 for such Distribution Date and (b) the product of (1) the Pool Distribution Amount for Loan

Group 1 remaining after payment of funds due to the Trustee and distributions of interest on the Group 1-A Certificates, the Class 1-SES Component and the premium to MBIA and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount for Group 1 and the denominator of which is the sum of the PO Principal Amount for Group 1 and the Senior Principal Distribution Amount for Group 1, will be distributed as principal to the following classes of Group 1-A Certificates, sequentially, as follows:

first, concurrently, to the Class 1-A-R and Class 1-A-LR Certificates, pro rata, until their class balances have been reduced to zero;

second, to the PAC I Group, up to the applicable PAC Principal Amount for such Distribution Date;

third, concurrently, as follows:

(i) approximately 38.8477545026755%, concurrently, as follows:

(a) approximately 95.4545452376033%, sequentially, as follows:

(1) concurrently, to the Class 1-A-6, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-21, Class 1-A-22, Class 1-A-25, Class 1-A-26 and Class 1-A-27 Certificates, pro rata, until their class balances have been reduced to zero;

(2) concurrently, to the Class 1-A-7 and Class 1-A-13 Certificates, pro rata, until their class balances have been reduced to zero;

(3) concurrently, to the Class 1-A-8, Class 1-A-14, Class 1-A-19, Class 1-A-23 and Class 1-A-24 Certificates, pro rata, until their class balances have been reduced to zero; and

(4) concurrently, to the Class 1-A-9 and Class 1-A-15 Certificates, pro rata, until their class balances have been reduced to zero; and

(b) approximately 4.54545476239669% to the Class 1-A-5 Certificates, until their class balance has been reduced to zero; and

(ii) approximately 61.1522454973245%, sequentially, as follows:

(a) to the PAC II Group, up to the applicable PAC Principal Amount for such Distribution Date;

(b) concurrently, to the Class 1-A-40 and Class 1-A-41 Certificates, pro rata, until their class balances have been reduced to zero; and

(c) to the PAC II Group, until their class balances have been reduced to zero; and

fourth, to the PAC I Group, until their class balances have been reduced to zero.

“PAC I Group” means the Class 1-A-1, Class 1-A-4, Class 1-A-28, Class 1-A-29, Class 1-A-30, Class 1-A-31, Class 1-A-32, Class 1-A-33, Class 1-A-34 and Class 1-A-35 Certificates, collectively. Prior to the Senior Credit Support Depletion Date for Group 1, all distribution of principal to the PAC I Group will be made sequentially, as follows:

first, sequentially, to the Class 1-A-4, Class 1-A-28 and Class 1-A-29 Certificates, in that order, until their class balances have been reduced to zero;

second, to the Class 1-A-30 Certificates, until their class balance has been reduced to zero;

third, to the Class 1-A-31 Certificates, until their class balance has been reduced to zero; and

fourth, concurrently, as follows:

(i) approximately 39.8118766249114%, concurrently, to the Class 1-A-32 and Class 1-A-33 Certificates, pro rata, until their class balances have been reduced to zero; and

(ii) approximately 60.1881233750886%, sequentially, as follows:

(a) concurrently, to the Class 1-A-34 and Class 1-A-35 Certificates, pro rata, until their class balances have been reduced to zero; and

(b) to the Class 1-A-1 Certificates, until their class balance has been reduced to zero.

“PAC II Group” means the Class 1-A-36, Class 1-A-37, Class 1-A-38 and Class 1-A-39 Certificates, collectively. Prior to the Senior Credit Support Depletion Date for Group 1, all distribution of principal to the PAC II Group will be made sequentially, as follows:

first, to the Class 1-A-36 Certificates, until their class balance has been reduced to zero;

second, concurrently, to the Class 1-A-37 and Class 1-A-38 Certificates, pro rata, until their class balances have been reduced to zero; and

third, to the Class 1-A-39 Certificates, until their class balance has been reduced to zero.

With respect to the Class A Certificates of Group 2:

On each Distribution Date, an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Group 2 for such Distribution Date and (b) the product of (1) the Pool Distribution Amount for Loan Group 2 remaining after payment of funds due to the Trustee and distributions of interest on the Group 2-A Certificates and the Class 2-SES Component and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount for Group 2 and the denominator of which is the sum of the PO Principal Amount for Group 2 and the Senior Principal Distribution Amount for Group 2, will be distributed as principal, concurrently, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, pro rata, until their class balances have been reduced to zero.

The preceding distribution priorities for a Group will not apply on any Distribution Date on or after the applicable Senior Credit Support Depletion Date. On each of those Distribution Dates, the amount to be distributed as principal to the Class A Certificates of such Group will be distributed, concurrently, as principal of the classes of Class A Certificates of such Group, pro rata, in accordance with their respective class balances immediately prior to that Distribution Date.

The “Senior Credit Support Depletion Date” for a Group is the date on which the aggregate balance of the Subordinate Certificates of such Group has been reduced to zero.

The “Senior Principal Distribution Amount” for a Group for any Distribution Date will equal the sum of:

(a)    the Senior Percentage for such Group of the applicable Non-PO Percentage of the Scheduled Principal Payments for that Distribution Date; and

(b)    the Senior Prepayment Percentage for such Group of the applicable Non-PO Percentage of the Unscheduled Principal Payments for that Distribution Date.

“Stated Principal Balance” means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation.

The “Pool Principal Balance” for a Loan Group with respect to any Distribution Date equals the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group outstanding on the due date in the month preceding the month of such Distribution Date.

The “Senior Percentage” for a Group for any Distribution Date will equal (i) the aggregate class balance of the Class A Certificates of such Group immediately prior to such date, divided by (ii) the aggregate class balance of the Certificates of such Group immediately prior to such date. The principal balance of the Class A-PO Component of a Group will not be used in the calculation of the Senior Percentage of such Group.

The “Subordinate Percentage” for a Group for any Distribution Date will equal 100% minus the Senior Percentage for such Group for such date.

As of the Cut-off Date, the Senior Percentage and the Subordinate Percentage for Group 1 are expected to be approximately 97.4983% and 2.5017%, respectively, and the Senior Percentage and the Subordinate Percentage for Group 2 are expected to be approximately 98.8998% and 1.1002%, respectively.

The “Senior Prepayment Percentage” for a Group for any Distribution Date occurring during the periods set forth below will be as follows:

Distribution Date Occurring In	Senior Prepayment Percentage
August 2003 through July 2008	100%;

August 2008 through July 2009	the applicable Senior Percentage, plus 70% of the applicable Subordinate Percentage;

August 2009 through July 2010	the applicable Senior Percentage, plus 60% of the applicable Subordinate Percentage;

August 2010 through July 2011	the applicable Senior Percentage, plus 40% of the applicable Subordinate Percentage;

August 2011 through July 2012	the applicable Senior Percentage, plus 20% of the applicable Subordinate Percentage; and

August 2012 and thereafter	the applicable Senior Percentage;

provided, however, that if on any Distribution Date the Senior Percentage for a Group exceeds the initial Senior Percentage for such Group, the Senior Prepayment Percentage for such Group for such Distribution Date will equal 100%.

No decrease in the Senior Prepayment Percentage for a Group will occur, however, if as of any Distribution Date as to which any such decrease applied, (i) the outstanding principal balance of all

Mortgage Loans in the related Loan Group (including, for this purpose, any Mortgage Loans in such Loan Group in foreclosure or any REO Property in such Loan Group) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate class balance of the Subordinate Certificates of such Group (averaged over the preceding six-month period), is equal to or greater than 50%, or (ii) cumulative Realized Losses with respect to the Mortgage Loans in the related Loan Group exceed the percentages of the aggregate balance of the Subordinate Certificates of such Group as of the Closing Date (for each Group, the “Original Subordinate Principal Balance”) indicated below:

Distribution Date Occurring In	Percentage of Original Subordinate Principal Balance
August 2008 through July 2009	30%
August 2009 through July 2010	35%
August 2010 through July 2011	40%
August 2011 through July 2012	45%
August 2012 and thereafter	50%

This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class A Certificates of a Group while, in the absence of Realized Losses on the Mortgage Loans in the related Loan Group, increasing the relative interest in the applicable Pool Principal Balance evidenced by the Subordinate Certificates of such Group. Increasing the respective interest of the Subordinate Certificates of such Group relative to that of the Class A Certificates of such Group is intended to preserve the availability of the subordination provided by the Subordinate Certificates of such Group.

The “Subordinate Prepayment Percentage” for a Group as of any Distribution Date will equal 100% minus the Senior Prepayment Percentage for such Group for such date.

If on any Distribution Date the allocation to any class of Class A Certificates then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with the applicable Senior Prepayment Percentage, as described above, would reduce the outstanding class balance of such class below zero, the distribution to that class of the applicable Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related class balance to zero.

PAC Principal Amounts

As used above, the “PAC Principal Amount” for any Distribution Date and for the PAC I Group or the PAC II Group means the amount, if any, that would reduce the balance of such group to the applicable balance shown in the table set forth in Appendix A to this Prospectus Supplement with respect to such Distribution Date.

The table in Appendix A to this Prospectus Supplement sets forth for each Distribution Date the planned principal balances for the PAC I Group and the PAC II Group.

Principal Payment Characteristics of the PAC Certificates and the Companion Certificates

The balances of the PAC I Group and the PAC II Group set forth in the table in Appendix A to this Prospectus Supplement were calculated using, among other things, the Modeling Assumptions. Based on such assumptions, the balances of the PAC I Group and the PAC II Group would be reduced to the balances indicated in the table set forth in Appendix A to this Prospectus Supplement for each Distribution Date if prepayments on the Group 1 Mortgage Loans occur (i) at any constant rate between approximately 125% PSA and approximately 350% PSA for the PAC I Group and (ii) at any constant rate between approximately 150% PSA and approximately 300% PSA for the PAC II Group. It is highly unlikely, however, that the Group 1 Mortgage Loans will prepay at a constant rate until maturity or that all the Group 1 Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. Therefore, there can be no assurance that the balances of the PAC I Group and the PAC II Group after the payment of principal on any Distribution Date will be equal to the balances for such Distribution Date specified in the table set forth in Appendix A to this Prospectus Supplement.

The weighted average lives of the classes of PAC Certificates will vary under different prepayment scenarios. If principal prepayments occur at a constant rate that is slower than approximately 125% PSA with respect to the PAC I Group or approximately 150% PSA with respect to the PAC II Group, amounts available to make principal payments to such group may be insufficient to reduce its balance to its respective planned balance for such Distribution Date. The weighted average lives of the PAC Certificates may therefore be extended. If such principal prepayments occur at a constant rate that is faster than approximately 350% PSA with respect to the PAC I Group or approximately 300% PSA with respect to the PAC II Group, the weighted average lives of the PAC Certificates may be shortened.

Because all amounts available for principal payments on any Distribution Date will be distributed to holders on such Distribution Date, the ability to distribute the PAC Principal Amounts on any Distribution Date will not be enhanced by the averaging of high and low principal prepayment rates on the Group 1 Mortgage Loans over several Distribution Dates, as might be the case if any principal payments were held for future applications and not distributed monthly.

The extent to which the planned balances are achieved and the sensitivity of the PAC Certificates to principal prepayments on the Group 1 Mortgage Loans will depend in part on the period of time during which the classes which support the PAC Certificates remain outstanding. The PAC II Group and the Companion Certificates support the PAC I Group. Certain of the Companion Certificates also support the PAC II Group. On each Distribution Date, after the PAC I Group and the PAC II Group have received the applicable PAC Principal Amounts for such Distribution Date, no further principal payments will be made to such groups until the class balances of the certificates which support such groups have been reduced to zero. This support is intended to decrease the likelihood that the PAC I Group and the PAC II Group will be reduced below their planned balances on a given Distribution Date. Once the applicable classes that provide support are no longer outstanding, the applicable PAC Certificates, if outstanding, will become more sensitive to the rate of payments on the Group 1 Mortgage Loans as such classes will receive principal payments that otherwise would have been distributable to the classes which supported them.

The weighted average lives of the Companion Certificates will be extremely sensitive to the rate of principal payments on the Group 1 Mortgage Loans.

Class A-PO Principal Distribution Amount

On each Distribution Date, distributions of principal of the Class A-PO Component for the related Group will be made in an amount (the “Class A-PO Principal Distribution Amount”) equal to the lesser of:

(a)    the applicable PO Principal Amount for such Group for such Distribution Date; and

(b)    the product of (1) the Pool Distribution Amount for the related Loan Group remaining after distribution of funds due to the Trustee and interest on the Senior Certificates of the related Group and (2) a fraction, the numerator of which is the PO Principal Amount for such Group and the denominator of which is the sum of the PO Principal Amount for such Group and the Senior Principal Distribution Amount for such Group.

The “PO Principal Amount” for any Distribution Date and any Group will equal the sum of the applicable PO Percentage of:

(a)    all monthly payments of principal due on each Discount Mortgage Loan in the related Loan Group on the related Due Date;

(b)    the principal portion of the Purchase Price of each Discount Mortgage Loan in the related Loan Group that was repurchased by the Depositor pursuant to the Pooling Agreement as of such Distribution Date;

(c)    any Substitution Adjustment Amount in connection with a Deleted Mortgage Loan in the related Loan Group that was a Discount Mortgage Loan received with respect to such Distribution Date;

(d)    any Liquidation Proceeds allocable to recoveries of principal of Discount Mortgage Loans in the related Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date;

(e)    with respect to each Discount Mortgage Loan in the related Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Discount Mortgage Loan; and

(f)    all partial and full principal prepayments by mortgagors on Discount Mortgage Loans in the related Loan Group received during the calendar month preceding such Distribution Date.

Subordinate Principal Distribution Amount

On each Distribution Date, each class of Subordinate Certificates of a Group that is entitled to receive a principal distribution will receive its pro rata share (based on the class balances of all the Subordinate Certificates of such Group that are entitled to receive a principal distribution) of the Subordinate Principal Distribution Amount for such Group, to the extent that the remaining Pool Distribution Amount for the related Loan Group is sufficient therefor. With respect to each class of Subordinate Certificates of a Group, if on any Distribution Date the Fractional Interest is less than the Fractional Interest for that class on the Closing Date, no classes of the same Group junior to that class will be entitled to receive a principal distribution.

Distributions of principal on the Subordinate Certificates of a Group that are entitled to receive a principal distribution on a Distribution Date will be made sequentially to each class of Subordinate Certificates of such Group in the order of their numerical class designations, beginning with the Class 1-B-1 Certificates or Class 2-B-1 Certificates, as the case may be, until each such class has received its respective pro rata share for the Distribution Date. However, the Class A-PO Deferred Amount will be paid to the Class A-PO Component of a Group from amounts otherwise distributable as principal to the Subordinate Certificates of such Group, beginning with the amounts otherwise distributable as principal to the class of Subordinate Certificates of such Group with the highest numerical designation.

The “Fractional Interest” with respect to any Distribution Date and each class of Subordinate Certificates of a Group will equal (i) the aggregate of the class balances immediately prior to such Distribution Date of all classes of Subordinate Certificates of such Group that have higher numerical class designations than such class, divided by (ii) the aggregate balance of all the Certificates of such Group (but not the principal balance of the Class A-PO Component) immediately prior to such Distribution Date.

The approximate Fractional Interests for the Subordinate Certificates on the Closing Date are expected to be as follows:

Group 1
Class 1-B-1	1.30%
Class 1-B-2	0.80%
Class 1-B-3	0.50%
Class 1-B-4	0.30%
Class 1-B-5	0.15%
Class 1-B-6	0.00%

Group 2
Class 2-B-1	0.60%
Class 2-B-2	0.45%
Class 2-B-3	0.25%
Class 2-B-4	0.15%
Class 2-B-5	0.10%
Class 2-B-6	0.00%

The “Subordinate Principal Distribution Amount” for a Group for any Distribution Date will equal the sum of:

(a) the Subordinate Percentage for such Group of the applicable Non-PO Percentage of the Scheduled Principal Payments for such Distribution Date; and

(b) the Subordinate Prepayment Percentage for such Group of the applicable Non-PO Percentage of the Unscheduled Principal Payments for such Distribution Date.

Distributions in Reduction of  the Special Retail Certificates

As to distributions of principal among holders of the Class 1-A-1, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-18, Class 1-A-21, Class 1-A-22 and Class 1-A-25 Certificates (the “Special Retail Certificates”) prior to the date on which any Realized Loss would decrease the balance of such class or, unless MBIA fails to make an Insured Payment in respect of principal, with respect to the Class 1-A-1 Certificates, Deceased Holders (as defined below) will be entitled to first priority (up to a limit of approximately $100,000 as described below) and beneficial owners other than Deceased Holders (“Living Holders”) will be entitled to second priority (up to a limit of approximately $10,000, as described below). Beneficial owners of each class of the Special Retail Certificates have the right to request that distributions of principal be made with respect to their Special Retail Certificates on each Distribution Date on which distributions of principal are made with respect to that class. All such requested distributions are subject to the priorities described below under “— Priority of Requested Distributions” and to the limitations (i) that they be made only in lots equal to $1,000 of initial principal balance and (ii) that aggregate distributions on each class of the Special Retail Certificates on a Distribution Date will not exceed the portion of the Senior Principal Distribution Amount for Group 1 allocated to that class on that Distribution Date (plus any amounts available from the applicable Rounding Account, as described below). To the extent that amounts available for distributions of principal on any class of Special Retail Certificates on any Distribution Date exceed the aggregate requests by Deceased Holders and Living Holders of that class for principal distributions applicable to that Distribution Date, those excess amounts will be distributed to the beneficial owners of that class by random lot, as described below under “— Mandatory Distributions of Principal on the Special Retail Certificates.”

On each Distribution Date (prior to the date any Realized Loss would decrease the balance of the applicable class of Special Retail Certificates or, with respect to the Class 1-A-1 Certificates, unless MBIA fails to make an Insured Payment under the Policy in respect of principal) on which amounts are available for distribution of principal on a class of Special Retail Certificates, the aggregate amount allocable to those distributions will be rounded upward, as necessary, to equal an integral multiple of $1,000, except as provided below, in accordance with the priorities and limitations set forth in this discussion. Rounding will be accomplished on the first Distribution Date on which distributions of principal on such class of Special Retail Certificates are made, by withdrawing, from a non-interest bearing account to be established on the Closing Date for such class of the Special Retail Certificates with a $999.99 deposit by the Underwriter (for each class, a “Rounding Account”), the amount of funds, if any, needed to round the amounts otherwise available for distributions to such class upward to the next higher integral multiple of $1,000. On each succeeding Distribution Date on which distributions of principal on such class of Special Retail Certificates are to be made, the aggregate amount allocable to that class will be applied first to repay any funds withdrawn from the applicable Rounding Account on the prior Distribution Date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the applicable Rounding Account and distributed as principal on that class. This process will continue on succeeding Distribution Date with respect to each class of Special Retail Certificates until its balance has been reduced to zero. Thus, the aggregate distribution made in reduction of the balance of each class of Special Retail Certificates on each Distribution Date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on that Distribution Date. Under no circumstances will the sum of all distributions of principal on any class of Special Retail Certificates through any Distribution Date be less than the sum that would have resulted in the absence of such rounding procedures.

A beneficial owner of a Special Retail Certificate who has submitted a request for a principal distribution may not receive a distribution at any particular time after its request, since there can be no assurance that funds will be available for making principal distributions on the applicable class of Special Retail Certificates on any particular Distribution Date. Even if funds are available, those distributions with respect to the Special Retail Certificates owned by any particular beneficial owner may not be made. Also, due to the procedure for mandatory distributions described below, there can be no assurance that on any Distribution Date on which the funds available for distribution of principal on a class of Special Retail Certificates exceed the aggregate amount of distributions requested by beneficial owners of the class, any particular beneficial owner will not receive a principal distribution from such excess funds even if such beneficial owner has not submitted a request for distribution. Thus, the timing of distributions of principal with respect to any particular Special Retail Certificate is highly uncertain, and such distributions may be made earlier or later than the date that may be desired by a beneficial owner.

Investors in the Special Retail Certificates should note that, based on the Modeling Assumptions and a prepayment rate of 300% PSA, no distributions of principal are expected to be made on the classes of Special Retail Certificates until the Distribution Dates specified in the following table.

Projected First Principal Payment Date for Special Retail Certificates

Class	Distribution Date
Class 1-A-1	June 25, 2017
Class 1-A-12	August 25, 2003
Class 1-A-13	September 25, 2008
Class 1-A-14	September 25, 2009
Class 1-A-15	September 25, 2014
Class 1-A-18	August 25, 2003
Class 1-A-21	August 25, 2003
Class 1-A-22	August 25, 2003
Class 1-A-25	August 25, 2003

On each Distribution Date on and after the date on which any Realized Loss would decrease the balance of the Special Retail Certificates or, with respect to the Class 1-A-1 Certificates, if MBIA fails to make an Insured Payment under the Policy in respect of principal, distributions of principal on the Special Retail Certificates will be made pro rata among the holders of the Special Retail Certificates and will not be made in integral multiples of $1,000 nor pursuant to requested distributions or mandatory distributions. If pro rata distributions cannot be made through the facilities of DTC, the Special Retail Certificates will be withdrawn from the facilities of DTC and Definitive Certificates will be issued to the beneficial owners of those Certificates.

Priority of Requested Distributions

Subject to the limitations described herein, including the order of the receipt of the request for distributions as described below under “— Procedure for Requesting Distributions,” beneficial owners of the Special Retail Certificates have the right to request that distributions of principal on their Special Retail Certificates be made. On each Distribution Date (prior to the date on which any Realized Loss would decrease the balance of the Special Retail Certificates or, with respect to the Class 1-A-1 Certificates, unless MBIA fails to make an Insured Payment under the Policy in respect of principal) on which distributions of principal on a class of the Special Retail Certificates are made, priority of payment on that class will be given to beneficial owners for whom principal payment requests are in effect. For each class of Special Retail Certificates, DTC will honor requests in the following order of priority:

First, DTC will honor requests submitted on behalf of Deceased Holders in the order of their receipt by DTC, until those requests have been honored in an amount up to $100,000 for each requesting Deceased Holder; and

Second, DTC will honor requests submitted on behalf of Living Holders in the order of their receipt by DTC, until those requests have been honored in an amount up to $10,000 for each requesting Living Holder.

Thereafter, DTC will honor requests submitted on behalf of each Deceased Holder as provided in step First up to a second $100,000 and requests submitted on behalf of each Living Holder as provided in step Second up to a second $10,000. This sequence of priorities will be repeated until all principal payment requests for a class of Special Retail Certificates have been honored to the extent of amounts available in reduction of that class. In no event will distributions to a class of Special Retail Certificates exceed the amount of principal available for distribution to the such class of Special Retail Certificates on such Distribution Date. See “— Principal” above. In no event will the beneficial owner of a Special Retail Certificate receive a distribution of principal in an amount greater than the principal balance of its Special Retail Certificate.

If the amount of principal available for payment on a class of Special Retail Certificates on a given Distribution Date is insufficient to honor all requests with respect to such class, such requests will be honored on succeeding Distribution Dates as principal becomes available. A Special Retail Certificate principal payment request submitted on behalf of a Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a Deceased Holder. That priority will be effective for each subsequent Distribution Date if DTC has received a certified copy of the death certificate and any additional appropriate evidence of death and any requested tax waivers by the last business day of the preceding calendar month.

Procedure for Requesting Distributions

A beneficial owner may request that distributions of principal on such beneficial owner’s Special Retail Certificates be made on a Distribution Date by delivering a written request therefor to the Participant or Indirect Participant that maintains such beneficial owner’s account in the Special Retail Certificates so that the request for such distribution is received on or before the Record Date for such Distribution Date. In the case of a request on behalf of a Deceased Holder, a certified copy of the death certificate and any additional appropriate evidence of death and any tax waivers are required to be forwarded to the Participant under separate cover. Furthermore, such requests of Deceased Holders that are incomplete may not be honored by the Participant and, if not honored, will lose their priority and must be rerequested. The Participant will in turn make the request of DTC (or, in the case of an Indirect Participant, such Indirect Participant must notify the related Participant of such request, and the Participant will make the request of DTC) on DTC’s participant terminal system. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the Depositor, nor the Servicer, nor the Trustee will be liable for any delay by DTC, any Participant or any Indirect Participant in the delivery of requests for distributions. Requests for distributions of principal received by DTC after the Record Date for such Distribution Date and requests for distributions of principal received in a timely manner but not accepted with respect to a given Distribution Date, will be treated as requests for distributions of principal on the next succeeding Distribution Date and each succeeding Distribution Date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions of principal on a Special Retail Certificate submitted by a beneficial owner of a Special Retail Certificate will be held by DTC until such request has been accepted or has been withdrawn in writing, in the manner set forth below. The principal amount covered by such request will continue to bear interest at the related pass-through rate through the last calendar date of the month preceding the month of the Distribution Date.

With respect to Special Retail Certificates for which beneficial owners have requested distributions on a particular Distribution Date on which distributions of principal on the applicable class of Special Retail Certificates are being made, DTC will notify the Participants prior to such Distribution Date whether, and the extent to which, such requests for distributions on the Special Retail Certificates have been accepted. Participants and Indirect Participants holding Special Retail Certificates are required to forward such notices to the beneficial owners of such Certificates. Requested distributions on Special Retail Certificates entitled to such distributions will be due and payable on the applicable Distribution Date and will cease to bear interest after the last calendar date of the month preceding the month of such Distribution Date.

Any beneficial owner of a Special Retail Certificate that has requested a distribution may withdraw such request by so notifying in writing the Participant or Indirect Participant that maintains such beneficial owner’s account. The Participant will make the request of DTC on DTC’s participant terminal system. In the event that such account is maintained by an Indirect Participant, such Indirect Participant must notify the related Participant, which in turn must make the request of DTC or DTC’s participant terminal system. If such notice of withdrawal of a request for distribution has not been received by DTC on or before the Record Date for the Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions of principal on the applicable class of Special Retail Certificates on the applicable Distribution Date.

Mandatory Distributions of Principal on the Special Retail Certificates

If the amount available for principal distributions on a class of Special Retail Certificates on a Distribution Date exceeds the aggregate amount of distribution requests for that class which have been received by DTC on or before the applicable Record Date, additional Special Retail Certificates of such class in lots equal to $1,000 will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of DTC, and the procedures of the Participants and Indirect Participants, which may or may not be by random lot. Investors in the Special Retail Certificates should ask Participants or Indirect Participants which allocation procedures they use. Participants and Indirect Participants holding Special Retail Certificates selected for mandatory distributions of principal are required to provide notice of such mandatory distributions to the affected beneficial owners.

Deceased Holders

A “Deceased Holder” is a beneficial owner of a Special Retail Certificate who was living at the time such interest was acquired and whose executor or other authorized representative causes to be furnished to the Participant a certified copy of the death certificate and any additional evidence of death satisfactory to the Participant and any tax waivers requested by the Participant. Special Retail Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Special Retail Certificates so owned will be eligible for priority with respect to distributions of principal, subject to the limitations described herein. Special Retail Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary’s interest therein, but in no event will a trust’s beneficiaries collectively be deemed to be beneficial owners of a number of Special Retail Certificates greater than the number of Special Retail Certificates of which the trust is the owner. The death of the beneficiary of a trust will be deemed to be the death of a beneficial owner of the Special Retail Certificates beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest in a Special Retail Certificate will be deemed to be the death of the beneficial owner of the Special Retail Certificate regardless of the registration of the ownership, if the beneficial ownership interest can be established to the satisfaction of the Participant. Beneficial interests will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interests shall include the power to sell, transfer, or otherwise dispose of a Special Retail Certificate and the right to receive the proceeds therefrom, as well as interest payments and distributions in reduction of principal balance with respect thereto. As used in this Prospectus Supplement, a request for a distribution of principal of a Special Retail Certificate by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common of such Deceased Holder.

Residual Certificates

The Residual Certificates will remain outstanding for so long as the Trust exists, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the Class 1-A-LR Certificate will be entitled to receive any Pool Distribution Amount for a Loan Group remaining after the payment of (i) interest and principal on the Class A Certificates and the Components of the related Group, (ii) Class A-PO Deferred Amounts on the Class A-PO Component for the related Group and (iii) interest and principal on the Subordinate Certificates for the related Group, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

Allocation of Losses

On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount Mortgage Loan in a Loan Group will be allocated to the Class A-PO Component of the related Group until its principal balance is reduced to zero. In addition, on each Distribution Date, the principal balance of the Class A-PO Component of such Group will be reduced if and to the extent that such principal balance (after taking into account the amount of all distributions to be made to such Group on such Distribution Date and the allocation of Realized Losses to such Group on such Distribution Date) exceeds the related Adjusted Pool Amount (PO Portion) for the related Loan Group for such Distribution Date. The amount of any such Realized Loss allocated on or prior to the Senior Credit Support Depletion Date for such Group will be treated as a “Class A-PO Deferred Amount.” To the extent funds are available on such Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amount for such Group, Class A-PO Deferred Amounts for the Class A-PO Component of such Group will be paid on such Class A-PO Component prior to distributions of principal on the Subordinate Certificates of such Group. Payments of the Class A-PO Deferred Amounts will be made from the principal payable to the Subordinate Certificates of the related Group beginning with the principal payable to the class of Subordinate Certificates of such Group with the highest numerical class designation. Any distribution of the Pool Distribution Amount for the related Loan Group in respect of unpaid Class A-PO Deferred Amounts for the Class A-PO Component of the related Group will not further reduce the principal balance of such Class A-PO Component. The Class A-PO Deferred Amounts will not bear interest. The class balance of the class of Subordinate Certificates of the related Group then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class A-PO Deferred Amounts for the Class A-PO Component of such Group. Any excess of these Class A-PO Deferred Amounts over the class balance of that class will be allocated to the next most subordinate class of the related Group to reduce its class balance and so on, as necessary. After the Senior Credit Support Depletion Date for the related Group, no new Class A-PO Deferred Amounts with respect to the Class A-PO Component of such Group will be created.

On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated first to the Subordinate Certificates for the related Group, in the reverse order of their numerical class designations (beginning with the class of Subordinate Certificates then outstanding with the highest numerical class designation), in each case until the class balance of the respective class of Certificates has been reduced to zero, and then to the Class A Certificates of such Group (but not the Class A-PO Component of such Group) pro rata based on their respective class balances.

In addition, on each such Distribution Date, the class balance of the class of Subordinate Certificates of the related Group then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the class balances of all classes of Certificates of the related Group and the principal balance of the Class A-PO Component of such Group (after taking into account the amount of all distributions to be made on such Distribution Date and the allocation of Realized Losses on such Distribution Date) exceeds the applicable Adjusted Pool Amount for such Distribution Date.

After the applicable Senior Credit Support Depletion Date, on each Distribution Date, the aggregate of the class balances of all classes of Class A Certificates (but not the principal balance of the Class A-PO Component) of the related Group then outstanding will be reduced if and to the extent that such aggregate balance (after taking into account the amount of all distributions to be made on such Distribution Date and the allocation of Realized Losses on the Mortgage Loans in the related Loan Group on such Distribution Date) exceeds the difference between the Adjusted Pool Amount and the Adjusted Pool Amount (PO Portion) for such Loan Group for such Distribution Date. The amount of any such reduction will be allocated among the Class A Certificates (but not the Class A-PO Component) of such Group pro rata based on their respective class balances. Realized Losses allocated to the Class 1-A-1 Certificates will reduce the Class 1-A-3 Notional Amount, Realized Losses allocated to the Class 1-A-4 Certificates will reduce the Class 1-A-2 Notional Amount and Realized Losses allocated to the Class 1-A-28, Class 1-A-29, Class 1-A-30 and Class 1-A-31 Certificates will reduce the Class 1-A-20 Notional Amount.

After the Senior Credit Support Depletion Date for Group 1, the principal portion of Realized Losses on the Group 1 Mortgage Loans allocated to the Class 1-A-32 Certificates and any reduction allocated to the Class 1-A-32 Certificates pursuant to the preceding paragraph will be borne by the Class 1-A-33 Certificates (in addition to the other Realized Losses allocated to the Class 1-A-33 Certificates), rather than the Class 1-A-32 Certificates, for so long as the Class 1-A-33 Certificates are outstanding. Therefore, the class balance of the Class 1-A-33 Certificates will be reduced by such Realized Losses rather than the class balance of the Class 1-A-32 Certificates.

Also, after the Senior Credit Support Depletion Date for Group 1, the principal portion of Realized Losses on the Group 1 Mortgage Loans allocated to the Class 1-A-34 Certificates and any reduction allocated to the Class 1-A-34 Certificates pursuant to the second preceding paragraph will be borne by the Class 1-A-35 Certificates (in addition to the other Realized Losses allocated to the Class 1-A-35 Certificates), rather than the Class 1-A-34 Certificates, for so long as the Class 1-A-35 Certificates are outstanding. Therefore, the class balance of the Class 1-A-35 Certificates will be reduced by such Realized Losses rather than the class balance of the Class 1-A-34 Certificates.

In addition, after the Senior Credit Support Depletion Date for Group 1, the principal portion of Realized Losses on the Group 1 Mortgage Loans allocated to the Class 1-A-37 Certificates and any reduction allocated to the Class 1-A-37 Certificates pursuant to the third preceding paragraph will be borne by the Class 1-A-39 Certificates (in addition to the other Realized Losses allocated to the Class 1-A-39 Certificates), rather than the Class 1-A-37 Certificates, for so long as the Class 1-A-39 Certificates are outstanding. Therefore, the class balance of the Class 1-A-39 Certificates will be reduced by such Realized Losses rather than the class balance of the Class 1-A-37 Certificates.

Further, after the Senior Credit Support Depletion Date for Group 2, the principal portion of Realized Losses on the Group 2 Mortgage Loans allocated to the Class 2-A-3 Certificates and any reduction allocated to the Class 2-A-3 Certificates pursuant to the fourth preceding paragraph will be borne by the Class 2-A-4 Certificates (in addition to the other Realized Losses allocated to the Class 2-A-4 Certificates), rather than the Class 2-A-3 Certificates, for so long as the Class 2-A-4 Certificates are outstanding. Therefore, the class balance of the Class 2-A-4 Certificates will be reduced by such Realized Losses rather than the class balance of the Class 2-A-3 Certificates.

Because principal distributions are paid to certain classes of Senior Certificates of a Group before other classes of Senior Certificates of such Group, holders of those Senior Certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans in the related Loan Group than holders of classes that are entitled to receive principal earlier. The Policy will cover any such losses which, after the applicable Senior Credit Support Depletion Date, are allocated to the Class 1-A-1 Certificates.

In general, a “Realized Loss” means, (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan and (b) a Bankruptcy Loss.

“Bankruptcy Losses” are losses that are incurred as a result of Debt Service Reductions or Deficient Valuations. As used in this Prospectus Supplement, a “Deficient Valuation” occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a “Debt Service Reduction”) of the amount of the Monthly Payment on the related Mortgage Loan. However, none of these events shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled Monthly Payments are being advanced by the Servicer without giving effect to any Debt Service Reduction.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable Liquidation Proceeds have been received. See “Credit Support” in this Prospectus Supplement.

With respect to any Distribution Date, the “Adjusted Pool Amount” for a Loan Group will equal the aggregate unpaid principal balance of the Mortgage Loans in such Loan Group as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the Certificates and the Class A-PO Component of the related Group on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-off Date through the end of the month preceding such Distribution Date.

With respect to any Distribution Date, the “Adjusted Pool Amount (PO Portion)” for a Loan Group will equal the sum as to each Mortgage Loan outstanding in such Loan Group at the Cut-off Date of the product of (A) the PO Percentage for such Mortgage Loan and (B) the principal balance of such Mortgage Loan as of the Cut-off Date less the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loan (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the Certificates and the Class A-PO Component of the related Group on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-off Date through the end of the month preceding the month in which such Distribution Date occurs.

The Financial Guaranty Insurance Policy

The following information has been supplied by MBIA for inclusion in this Prospectus Supplement. MBIA does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the financial guaranty insurance policy (the “Policy”) and MBIA set forth under the headings “— The Financial Guaranty Insurance Policy” and “— MBIA Insurance Corporation” herein. Additionally, MBIA makes no representation regarding the Certificates or the advisability of investing in the Certificates.

MBIA, in consideration of the payment of a premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Class 1-A-1 Certificateholder that an amount equal to each full and complete Insured Payment will be received from MBIA by the Trustee or its successors, as Trustee for the Class 1-A-1 Certificateholders, on behalf of the Class 1-A-1 Certificateholders, for distribution by the Trustee, to each Class 1-A-1 Certificateholder of that Certificateholder’s applicable share of the Insured Payment.

MBIA’s obligations under the Policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not those funds are properly applied by the Trustee. Insured Payments will be made only at the time set forth in the Policy, and no accelerated Insured Payments will be made regardless of any acceleration of the Class 1-A-1 Certificates, unless the acceleration is at the sole option of MBIA.

Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Policy does not provide credit enhancement for any class of Certificates other than the Class 1-A-1 Certificates.

MBIA will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by MBIA’s fiscal agent of the following:

•	a certified copy of the order requiring the return of a preference payment;

•	an opinion of counsel satisfactory to MBIA that the order is final and not subject to appeal;

•	an assignment in a form that is reasonably required by MBIA, irrevocably assigning to MBIA all rights and claims of the Class 1-A-1 Certificateholders relating to or arising under the Class 1-A-1 Certificates against the debtor which made the preference payment or otherwise with respect to the preference payment; and

•	appropriate instruments to effect the appointment of MBIA as agent for the Class 1-A-1 Certificateholders in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to MBIA;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by MBIA will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Class 1-A-1 Certificateholder and not to any Class 1-A-1 Certificateholder directly unless the Class 1-A-1 Certificateholder has returned principal or interest paid on the Class 1-A-1 Certificates to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the Class 1-A-1 Certificateholder.

MBIA will pay any other amount payable under the Policy no later than 12:00 p.m., New York time, on the later of the Distribution Date on which the related Deficiency Amount is due or the third business day following receipt in New York, New York on a business day by U.S. Bank Trust National Association, as fiscal agent for MBIA or any successor fiscal agent appointed by MBIA of a notice from the Trustee specifying the Insured Payment which is due and owing on the applicable Distribution Date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by MBIA’s fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by MBIA’s fiscal agent for the purposes of this paragraph, and MBIA or the fiscal agent, as the case may be, will promptly so advise the Trustee and the Trustee may submit an amended notice.

Insured Payments due under the Policy, unless otherwise stated therein, will be disbursed by MBIA’s fiscal agent to the Trustee, on behalf of the Class 1-A-1 Certificateholders, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of the Insured Payment and legally available therefor.

The fiscal agent is the agent of MBIA only and the fiscal agent will in no event be liable to  Class 1-A-1 Certificateholders for any acts of the fiscal agent or any failure of MBIA to deposit or cause  to be deposited sufficient funds to make payments due under the Policy.

Subject to the terms of the Pooling Agreement, MBIA will be subrogated to the rights of each Class 1-A-1 Certificateholder to receive payments under the Class 1-A-1 Certificates to the extent of any payment by MBIA under the Policy.

As used in the Policy, the following terms shall have the following meanings:

“Deficiency Amount” means as to any Distribution Date, the sum of (1) the excess of (a) the Interest Distribution Amount for the Class 1-A-1 Certificates (determined without regard to clause (ii) of the definition thereof), net of any Non-Supported Interest Shortfalls allocated to the Class 1-A-1 Certificates and any Relief Act Reductions allocated to the Class 1-A-1 Certificates over (b) the amount of the Pool Distribution Amount for Group 1 available to be distributed in respect of the Class 1-A-1 Certificates on such Distribution Date pursuant to clause (iii) of the Pool Distribution Amount Allocation and (2) the sum of, without duplication, any amount allocated to the Class 1-A-1 Certificates which reduces the class balance of the Class 1-A-1 Certificates after the Senior Credit Support Depletion Date with respect to such Distribution Date pursuant to clauses (ii) and (iii) of the definition of class balance of the Class 1-A-1 Certificates.

“Insured Payment” means (a) as of any Distribution Date, any Deficiency Amount and (b) any Preference Amount.

“Preference Amount” means any amount previously distributed to a Class 1-A-1 Certificateholder on the Class 1-A-1 Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the Pooling Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Pooling Agreement unless such amendment or modification has been approved in writing by MBIA.

The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class 1-A-1 Certificates.

The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA Insurance Corporation

MBIA Insurance Corporation (“MBIA”) is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has three branches, one in the Republic of France, one in the Republic of Singapore and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.

Financial Information about MBIA

The following documents filed by MBIA Inc. with the Securities and Exchange Commission are incorporated herein by reference:

•	MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002; and

•	MBIA Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

Any documents filed by MBIA Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus Supplement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus Supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus Supplement, shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

The consolidated financial statements of MBIA, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 2002 and December 31, 2001 and for each of the three years in the period ended December 31, 2002, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2002, and the consolidated financial statements of MBIA and its subsidiaries as of March 31, 2003 and for the three month periods ended March 31, 2003 and March 31, 2002 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended March 31, 2003, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof.

All financial statements of MBIA and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing those documents.

MBIA Inc. files annual, quarterly and special reports, information statements and other information with the Securities and Exchange Commission under File No. 1-9583. Copies of the Securities and Exchange Commission filings including,

•	MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002; and

•	MBIA Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 are available

•	over the Internet at the Securities and Exchange Commission’s web site at http://www.sec.gov;

•	at the Securities and Exchange Commission’s public reference room in Washington D.C.;

•	over the Internet at MBIA Inc.’s web site at http://www.mbia.com; and

•	at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:

	Statutory Accounting Practices
	December 31, 2002	March 31, 2003
	(Audited)	(Unaudited)
	(In millions)
Admitted Assets	$9,212	$9,382
Liabilities	6,054	6,114
Capital and Surplus	3,158	3,268

	Generally Accepted Accounting Principles
	December 31, 2002	March 31, 2003
	(Audited)	(Unaudited)
	(In millions)
Assets	$10,588	$10,761
Liabilities	4,679	4,685
Shareholder’s Equity	5,909	6,076

Financial Strength Ratings of MBIA

Moody’s Investors Service, Inc. rates the financial strength of MBIA “Aaa.”

S&P rates the financial strength of MBIA “AAA.”

Fitch rates the financial strength of MBIA “AAA.”

Each rating of MBIA should be evaluated independently. The ratings reflect each respective rating agency’s current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

The above ratings are not recommendations to buy, sell or hold the Class 1-A-1 Certificates, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class 1-A-1 Certificates. MBIA does not guaranty the market price of the Class 1-A-1 Certificates nor does it guaranty that the ratings on the Class 1-A-1 Certificates will not be revised or withdrawn.

Restrictions on Transfer of the  Class 1-A-R and Class 1-A-LR Certificates

The Class 1-A-R and Class 1-A-LR Certificates will be subject to the following restrictions on transfer and will contain a legend describing such restrictions.

The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the Prospectus) and (ii) certain Pass-Through Entities (as defined in the Prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an “electing large partnership” (as defined in the Prospectus)) with respect to the Class 1-A-R or Class 1-A-LR Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization.

The Pooling Agreement will provide that no legal or beneficial interest in the Class 1-A-R or  Class 1-A-LR Certificate may be transferred to or registered in the name of any person unless:

•	the proposed purchaser provides to the Trustee an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Class 1-A-R or Class 1-A-LR Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

•	the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

Further, such affidavit will require the transferee to affirm that it (a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Class 1-A-R or Class 1-A-LR Certificate in excess of cash flows generated thereby, (c) intends to pay taxes associated with holding the Class 1-A-R or Class 1-A-LR Certificate as such taxes become due and (d) will not transfer the Class 1-A-R or Class 1-A-LR Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Trustee that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

Treasury regulations applicable to REMICs (the “REMIC Regulations”) disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the applicable REMIC. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a holder generally is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations as amended on July 19, 2002, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the Class 1-A-R or Class 1-A-LR Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and the Class 1-A-R or Class 1-A-LR Certificate is, in fact, not transferred to such a permanent establishment or fixed base of the transferee or any other person. The Pooling Agreement will require the transferee of a Class 1-A-R or Class 1-A-LR Certificate to certify to the matters in the preceding sentence as part of the affidavit described above.

In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied:

(a)	the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)	the present value of any consideration given to the transferee to acquire the interest;

(ii)	the present value of the expected future distributions on the interest; and

(iii)	the present value of the anticipated tax savings associated with holding the interest as the applicable REMIC generates losses; or

(b)     (i)      the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests;

(ii)	the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and would meet the requirements for a safe harbor transfer; and

(iii)	the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

For purposes of the computations in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

The Pooling Agreement will not require that transfers of the Class 1-A-R or Class 1-A-LR Certificate meet the fourth requirement above, and therefore such transfers may not meet the safe harbor. The holder of the Class 1-A-R or Class 1-A-LR Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

In addition, neither the Class 1-A-R nor the Class 1-A-LR Certificate may be purchased by or transferred to any person that is not a U.S. Person, unless:

•	such person holds the Class 1-A-R or Class 1-A-LR Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI; or

•	the transferee delivers to both the transferor and the Trustee an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class 1-A-R or Class 1-A-LR Certificate will not be disregarded for federal income tax purposes.

The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

The Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates” in the Prospectus.

Neither the Class 1-A-R nor the Class 1-A-LR Certificate may be purchased by or transferred to any Plan or any person acting on behalf of or investing the assets of such Plan.

See “ERISA Considerations” in this Prospectus Supplement and in the Prospectus.

PREPAYMENT AND YIELD CONSIDERATIONS

Delinquencies on the Mortgage Loans in a Loan Group which are not advanced by or on behalf of the Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates of the related Group. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates of such Group (in the reverse order of their priority of their numerical designations), and then by the Class A Certificates and the Class A-PO Component of such Group.

Net Interest Shortfalls for a Loan Group will adversely affect the yields on the Offered Certificates of the related Group. In addition, losses generally will be borne by the Subordinate Certificates of a Group, as described in this Prospectus Supplement under “Description of the Certificates — Allocation of Losses.” As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses on the Mortgage Loans in the related Loan Group or on the Discount Mortgage Loans in either Loan Group, in the case of the Class A-PO Certificates.

The effective yields to investors (other than investors in the Class 1-A-40, Class 1-A-41, Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates) will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the 25th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Prepayment Considerations and Risks

Because principal payments on the Mortgage Loans in a Loan Group will be distributed currently on the Certificates and the Class A-PO Component of the related Group, the rate of principal payments on the Offered Certificates entitled to payments of principal, the aggregate amount of each interest payment on the Offered Certificates entitled to interest payments, and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage Loans in the related Loan Group or the Premium Mortgage Loans in the related Loan Group, in the case of the Class 1-A-WIO and Class 2-A-WIO Certificates, or on the Discount Mortgage Loans in either Loan Group, in the case of the Class A-PO Certificates. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term “principal prepayment” includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See “Prepayment and Yield Considerations” in the Prospectus.

The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

•	In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

•	Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered Certificate purchased at a discount, particularly a Class A-PO Certificate, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group (or on the Discount Mortgage Loans in either Loan Group in the case of the Class A-PO Certificates) will have a negative effect on the yield to maturity of such Offered Certificate. You should also consider the risk, in the case of an Offered Certificate purchased at a premium or in the case of the Class 1-A-2, Class 1-A-3, Class 1-A-20, Class 1-A-WIO and Class 2-A-WIO Certificates (which have no principal balance), that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans (or the Premium Mortgage Loans in the case of the Class 1-A-WIO and Class 2-A-WIO Certificates, particularly those Premium Mortgage Loans with higher mortgage interest rates) in the related Loan Group will have a negative effect on the yield to maturity of such Offered Certificate. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the Pooling Agreement including any optional termination of the Trust Fund by the Depositor. See “The Pooling and Servicing Agreement — Optional Termination” in this Prospectus Supplement for a description of the Depositor’s option to repurchase the Mortgage Loans when the scheduled balance of the Mortgage Loans is less than 10% of the initial balance of the Mortgage Loans. The Depositor may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any repurchases will shorten the weighted average lives of the classes of Offered Certificates and the Class A-PO Component of the related Group.

All of the Mortgage Loans will include “due-on-sale” clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. To the extent that the Servicer has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property, the Servicer will enforce “due-on-sale” clauses to the extent permitted by applicable law. However, the Servicer will not take any action in relation to the enforcement of any “due-on-sale” provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See “Prepayment and Yield Considerations” in the Prospectus. Acceleration of Mortgage Loans as a result of enforcement of such “due-on-sale” provisions in connection with transfers of the related mortgaged properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the classes of the Offered Certificates of the related Group.

In addition to prepayment risks, investors in the Special Retail Certificates should also realize that special procedures for principal distributions may cause funds to be unavailable for a requested principal distribution even if the Special Retail Certificates as a whole are receiving distributions of principal or may lead to an unrequested principal distribution, which may adversely affect their expected yield. See “Description of the Certificates—Distributions in Reduction of the Special Retail Certificates.”

Investors in the Class 1-A-23 Certificates should also understand that if LIBOR is greater than or equal to approximately 7.000% per annum, the pass-through rate will remain at its maximum rate of 8.000% per annum. Investors in the Class 1-A-40 Certificates should understand that if LIBOR is greater than or equal to approximately 6.150% per annum, the pass-through rate will remain at its approximate rate of 7.500% per annum. Investors in the Class 2-A-1, Class 2-A-3 and Class 2-A-4 Certificates should also understand that if LIBOR is greater than or equal to approximately 7.050% per annum, the pass-through rate will remain at its maximum rate of 7.500% per annum. Investors in the Floating Rate Certificates should consider the risk that if LIBOR is lower than anticipated, the actual yields to such investors will be lower than the anticipated yields. Conversely, investors in the Inverse Floating Rate Certificates should consider the risk that if LIBOR is higher than anticipated, the actual yields to such investors will be significantly lower than the anticipated yields or may be negative. Investors in the Class 1-A-24 Certificates should also understand that if LIBOR is greater than or equal to approximately 7.000% per annum, the Class 1-A-24 Certificates will accrue interest at the minimum rate of 0.000% per annum. Investors in the Class 1-A-41 Certificates should also understand that if LIBOR is greater than or equal to 6.150% per annum, the Class 1-A-41 Certificates will accrue interest at the minimum rate of 0.000% per annum. Investors in the Class 2-A-2 Certificates should also understand that if LIBOR is greater than or equal to approximately 7.050% per annum, the Class 2-A-2 Certificates will accrue interest at the minimum rate of 0.000% per annum. See “—Yield on the Inverse Floating Rate Certificates” below.

Investors in the Floating Rate and Inverse Floating Rate Certificates should understand that the timing of changes in LIBOR may affect the actual yields to such investors even if the average rate of LIBOR is consistent with such investors’ expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase a Floating Rate or Inverse Floating Rate Certificate.

As described in this Prospectus Supplement under “Description of the Certificates — Principal,” the Senior Prepayment Percentage for a Group of the applicable Non-PO Percentage of all principal prepayments (excluding for this purpose, liquidations due to default, casualty, condemnation and the like) initially will be distributed to the classes of Class A Certificates (but not the Class A-PO Component) of such Group then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to the Class A Certificates (but not the Class A-PO Component) of such Group and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Subordinate Certificates of such Group during the periods of time described in the definition of “Senior Prepayment Percentage.”

Assumptions Relating to Tables

The tables beginning on page S-86 (the “Decrement Tables”) have been prepared on the basis of the following assumptions (the “Modeling Assumptions”):

(a)    each Loan Group consists of two hypothetical mortgage loans having the following characteristics:

	Unpaid Principal Balance	Mortgage Interest Rate	Remaining Term (Months)	Age (Months)
Loan Group 1	$66,964,396.99	5.4612711662%	359	0
	$733,715,700.47	5.8805848519%	358	1

Loan Group 2	$9,965,218.00	4.9834424094%	180	0
	$341,049,153.57	5.3853668745%	177	1

(b)    the initial balances (or notional amounts) and pass-through rates for the Offered Certificates and Components are as set forth or described in the table beginning on page S-4;

(c)    there are no Net Interest Shortfalls, delinquencies or Realized Losses with respect to the Mortgage Loans;

(d)    scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning in August 2003;

(e)    prepayments are received, together with a 30 days’ interest thereon, on the last day of each month beginning in July 2003;

(f)    the Mortgage Loans prepay at the indicated percentages of PSA;

(g)    optional termination of the Trust does not occur;

(h)    no Mortgage Loans are required to be repurchased from the Trust and no Mortgage Loans are substituted for the Mortgage Loans included in the Trust on the Closing Date;

(i)    the Certificates are issued on the Closing Date;

(j)    the Administrative Fee Rate is 0.052% per annum for each Mortgage Loan;

(k)    cash payments on the Certificates are received on the 25th day of each month beginning in August 2003 in accordance with the priorities and amounts described in this Prospectus Supplement under “Description of the Certificates,”; and

(l)    distributions on each class of Special Retail Certificates will be made on a pro rata basis to the Certificateholders of that class without any rounding from the related Rounding Account

Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be in the Loan Group, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the tables.

Weighted Average Lives of the Offered Certificates

Weighted average life of a class of Offered Certificates (other than the Class 1-A-2, Class 1-A-3, Class 1-A-20, Class 1-A-WIO and Class 2-A-WIO Certificates) refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its balance is distributed to investors. With respect to the Class 1-A-2 and Class 1-A-3 Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until each dollar in reduction of the class balances of the Class 1-A-4 and Class 1-A-1 Certificates, respectively, is distributed to investors. With respect to the Class 1-A-20 Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until each dollar in reduction of the Class 1-A-28, Class 1-A-29, Class 1-A-30 and Class 1-A-31 Certificates is distributed to investors. With respect to the Class 1-A-WIO and Class 2-A-WIO Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of the Offered Certificates until the date on which the aggregate Stated Principal Balance of the Premium Mortgage Loans in the related Loan Group as of the due date in the month preceding the month of such Distribution Date has been reduced to zero. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans in the related Loan Group is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term “prepayments” includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class. Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of PSA, see the Decrement Tables set forth below.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement is the Prepayment Standard Assumption (“PSA”), which represents an assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.2% per annum of the then-outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, “0% PSA” assumes prepayment rates equal to 0% of PSA, i.e., no prepayments. Correspondingly, “300% PSA” assumes prepayment rates equal to 300% of PSA, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

The Decrement Tables set forth below have been prepared on the basis of the Modeling Assumptions described above under “— Assumptions Relating to Tables.” There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in each Loan Group and the characteristics of the Mortgage Loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial class balances (or initial notional amount, in the case of the Class 1-A-2, Class 1-A-3, Class 1-A-20, Class 1-A-WIO and Class 2-A-WIO Certificates) outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in a Loan Group have characteristics that differ from those assumed in preparing the following Decrement Tables, the class balance or notional amount of a class of Offered Certificates could be reduced to zero earlier or later than indicated by such Decrement Tables.

Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of that class of Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

It is not likely that (i) all of the Mortgage Loans in a Loan Group will have the interest rates or remaining terms to maturity assumed or (ii) the Mortgage Loans in a Loan Group will prepay at the indicated percentage of PSA until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans in a Loan Group (which include many recently originated Mortgage Loans) could produce slower or faster reductions of the class balances or notional amount than indicated in the Decrement Tables at the various percentages of PSA specified.

Based upon the Modeling Assumptions, the following Decrement Tables indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the initial class balance or notional amount of each class that would be outstanding after each of the dates shown at various constant percentages of PSA.

Percentage of Initial Class Balance(1) Outstanding

at the Respective Percentages of PSA Set Forth Below:

	Class 1-A-1(2) and Class 1-A-3					Class 1-A-2 and Class 1-A-4
Distribution Date	0%	125%	300%	400%	500%	0%	125%	300%	400%	500%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2004	100	100	100	100	100	86	66	66	66	66
July 25, 2005	100	100	100	100	100	72	1	1	1	1
July 25, 2006	100	100	100	100	100	57	0	0	0	0
July 25, 2007	100	100	100	100	100	40	0	0	0	0
July 25, 2008	100	100	100	100	100	23	0	0	0	0
July 25, 2009	100	100	100	100	100	5	0	0	0	0
July 25, 2010	100	100	100	100	100	0	0	0	0	0
July 25, 2011	100	100	100	100	100	0	0	0	0	0
July 25, 2012	100	100	100	100	100	0	0	0	0	0
July 25, 2013	100	100	100	100	87	0	0	0	0	0
July 25, 2014	100	100	100	100	59	0	0	0	0	0
July 25, 2015	100	100	100	100	40	0	0	0	0	0
July 25, 2016	100	100	100	78	27	0	0	0	0	0
July 25, 2017	100	96	96	57	18	0	0	0	0	0
July 25, 2018	100	73	73	42	12	0	0	0	0	0
July 25, 2019	100	55	55	30	8	0	0	0	0	0
July 25, 2020	100	41	41	22	6	0	0	0	0	0
July 25, 2021	100	31	31	16	4	0	0	0	0	0
July 25, 2022	100	23	23	11	2	0	0	0	0	0
July 25, 2023	100	17	17	8	2	0	0	0	0	0
July 25, 2024	100	12	12	6	1	0	0	0	0	0
July 25, 2025	100	9	9	4	1	0	0	0	0	0
July 25, 2026	100	6	6	3	*	0	0	0	0	0
July 25, 2027	13	4	4	2	*	0	0	0	0	0
July 25, 2028	3	3	3	1	*	0	0	0	0	0
July 25, 2029	2	2	2	1	*	0	0	0	0	0
July 25, 2030	1	1	1	*	*	0	0	0	0	0
July 25, 2031	1	1	1	*	*	0	0	0	0	0
July 25, 2032	*	*	*	*	*	0	0	0	0	0
July 25, 2033	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(3)	23.87	17.29	17.29	15.35	12.25	3.37	1.27	1.27	1.27	1.27

(1)	With respect to the Class 1-A-2 Certificates and Class 1-A-3 Certificates, percentages are expressed as percentages of the initial Class 1-A-2 Notional Amount and Class 1-A-3 Notional Amount, respectively.
(2)	The weighted average lives shown for the Class 1-A-1 Certificates apply to such class taken as a whole. As a result of the distribution priorities and allocations described herein, the weighted average life of a Class 1-A-1 Certificate beneficially owned by an investor may vary significantly from the weighted average life of the class taken as a whole.
(3)	The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance or notional amount of that class.
*	Less than 0.5% but greater than zero.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of PSA Set Forth Below:

	Class 1-A-5					Class 1-A-6, Class 1-A-10, Class 1-A-11, Class 1-A-12(1), Class 1-A-16, Class 1-A-17, Class 1-A-18(1), Class 1-A-21(1), Class 1-A-22(1), Class 1-A-25(1), Class 1-A-26 and Class 1-A-27
Distribution Date	0%	125%	300%	400%	500%	0%	125%	300%	400%	500%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2004	100	100	92	88	84	100	100	90	84	78
July 25, 2005	100	100	74	60	45	100	100	66	47	28
July 25, 2006	100	100	52	27	4	100	100	36	4	0
July 25, 2007	100	100	36	5	0	100	100	15	0	0
July 25, 2008	100	100	25	0	0	100	100	1	0	0
July 25, 2009	100	100	19	0	0	100	100	0	0	0
July 25, 2010	100	100	16	0	0	100	100	0	0	0
July 25, 2011	100	99	15	0	0	100	99	0	0	0
July 25, 2012	100	96	13	0	0	100	94	0	0	0
July 25, 2013	100	91	12	0	0	100	88	0	0	0
July 25, 2014	100	86	10	0	0	100	81	0	0	0
July 25, 2015	100	80	9	0	0	100	73	0	0	0
July 25, 2016	100	73	7	0	0	100	65	0	0	0
July 25, 2017	100	67	6	0	0	100	57	0	0	0
July 25, 2018	100	61	5	0	0	100	48	0	0	0
July 25, 2019	100	55	4	0	0	100	40	0	0	0
July 25, 2020	100	49	3	0	0	100	33	0	0	0
July 25, 2021	100	43	3	0	0	100	25	0	0	0
July 25, 2022	100	38	2	0	0	100	18	0	0	0
July 25, 2023	100	33	2	0	0	100	12	0	0	0
July 25, 2024	100	28	1	0	0	100	6	0	0	0
July 25, 2025	100	24	1	0	0	100	0	0	0	0
July 25, 2026	100	20	1	0	0	100	0	0	0	0
July 25, 2027	100	16	1	0	0	100	0	0	0	0
July 25, 2028	86	13	*	0	0	82	0	0	0	0
July 25, 2029	70	10	*	0	0	61	0	0	0	0
July 25, 2030	53	7	*	0	0	39	0	0	0	0
July 25, 2031	36	4	*	0	0	15	0	0	0	0
July 25, 2032	17	2	*	0	0	0	0	0	0	0
July 25, 2033	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(2)	27.16	17.49	4.64	2.33	1.88	26.49	14.94	2.63	1.90	1.58

(1)	The weighted average lives shown for the Class 1-A-12, Class 1-A-18, Class 1-A- 21, Class 1-A-22 and Class 1-A-25 Certificates apply to each such class taken as a whole. As a result of the distribution priorities and allocations described herein, the weighted average life of a Class 1-A-12, Class 1-A-18, Class 1-A- 21, Class 1-A-22 or Class 1-A-25 Certificate beneficially owned by an investor may vary significantly from the weighted average life of the related class taken as a whole.
(2)	The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.
*	Less than 0.5% but greater than zero.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of PSA Set Forth Below:

	Class 1-A-7 and Class 1-A-13(1)					Class 1-A-8, Class 1-A-14(1), Class 1-A-19, Class 1-A-23 and Class 1-A-24
Distribution Date	0%	125%	300%	400%	500%	0%	125%	300%	400%	500%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2004	100	100	100	100	100	100	100	100	100	100
July 25, 2005	100	100	100	100	100	100	100	100	100	100
July 25, 2006	100	100	100	100	0	100	100	100	100	0
July 25, 2007	100	100	100	0	0	100	100	100	0	0
July 25, 2008	100	100	100	0	0	100	100	100	0	0
July 25, 2009	100	100	8	0	0	100	100	100	0	0
July 25, 2010	100	100	0	0	0	100	100	72	0	0
July 25, 2011	100	100	0	0	0	100	100	57	0	0
July 25, 2012	100	100	0	0	0	100	100	39	0	0
July 25, 2013	100	100	0	0	0	100	100	20	0	0
July 25, 2014	100	100	0	0	0	100	100	2	0	0
July 25, 2015	100	100	0	0	0	100	100	0	0	0
July 25, 2016	100	100	0	0	0	100	100	0	0	0
July 25, 2017	100	100	0	0	0	100	100	0	0	0
July 25, 2018	100	100	0	0	0	100	100	0	0	0
July 25, 2019	100	100	0	0	0	100	100	0	0	0
July 25, 2020	100	100	0	0	0	100	100	0	0	0
July 25, 2021	100	100	0	0	0	100	100	0	0	0
July 25, 2022	100	100	0	0	0	100	100	0	0	0
July 25, 2023	100	100	0	0	0	100	100	0	0	0
July 25, 2024	100	100	0	0	0	100	100	0	0	0
July 25, 2025	100	100	0	0	0	100	100	0	0	0
July 25, 2026	100	30	0	0	0	100	100	0	0	0
July 25, 2027	100	0	0	0	0	100	77	0	0	0
July 25, 2028	100	0	0	0	0	100	36	0	0	0
July 25, 2029	100	0	0	0	0	100	0	0	0	0
July 25, 2030	100	0	0	0	0	100	0	0	0	0
July 25, 2031	100	0	0	0	0	100	0	0	0	0
July 25, 2032	0	0	0	0	0	81	0	0	0	0
July 25, 2033	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(2)	28.81	22.76	5.60	3.26	2.58	29.18	24.71	8.43	3.58	2.76

(1)	The weighted average lives shown for the Class 1-A-13 and Class 1-A-14 Certificates apply to each such class taken as a whole. As a result of the distribution priorities and allocations described herein, the weighted average life of a Class 1-A-13 or Class 1-A-14 Certificate beneficially owned by an investor may vary significantly from the weighted average life of the related class taken as a whole.
(2)	The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.

Percentage of Initial Class Balance(1) Outstanding

at the Respective Percentages of PSA Set Forth Below:

	Class 1-A-9 and Class 1-A-15(2)					Class 1-A-20
Distribution Date	0%	125%	300%	400%	500%	0%	125%	300%	400%	500%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2004	100	100	100	100	100	100	100	100	100	100
July 25, 2005	100	100	100	100	100	100	100	100	100	100
July 25, 2006	100	100	100	100	38	100	56	56	56	56
July 25, 2007	100	100	100	53	0	100	28	28	28	15
July 25, 2008	100	100	100	0	0	100	15	15	12	3
July 25, 2009	100	100	100	0	0	100	8	8	4	0
July 25, 2010	100	100	100	0	0	92	3	3	*	0
July 25, 2011	100	100	100	0	0	82	*	*	0	0
July 25, 2012	100	100	100	0	0	70	0	0	0	0
July 25, 2013	100	100	100	0	0	58	0	0	0	0
July 25, 2014	100	100	100	0	0	45	0	0	0	0
July 25, 2015	100	100	87	0	0	35	0	0	0	0
July 25, 2016	100	100	74	0	0	30	0	0	0	0
July 25, 2017	100	100	62	0	0	24	0	0	0	0
July 25, 2018	100	100	52	0	0	18	0	0	0	0
July 25, 2019	100	100	43	0	0	14	0	0	0	0
July 25, 2020	100	100	35	0	0	11	0	0	0	0
July 25, 2021	100	100	28	0	0	7	0	0	0	0
July 25, 2022	100	100	23	0	0	3	0	0	0	0
July 25, 2023	100	100	18	0	0	1	0	0	0	0
July 25, 2024	100	100	14	0	0	0	0	0	0	0
July 25, 2025	100	100	11	0	0	0	0	0	0	0
July 25, 2026	100	100	8	0	0	0	0	0	0	0
July 25, 2027	100	100	6	0	0	0	0	0	0	0
July 25, 2028	100	100	4	0	0	0	0	0	0	0
July 25, 2029	100	99	3	0	0	0	0	0	0	0
July 25, 2030	100	70	2	0	0	0	0	0	0	0
July 25, 2031	100	43	1	0	0	0	0	0	0	0
July 25, 2032	100	19	*	0	0	0	0	0	0	0
July 25, 2033	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(3)	29.64	27.84	16.24	4.07	3.01	11.45	3.61	3.61	3.51	3.23

(1)	With respect to the Class 1-A-20 Certificates, percentages are expressed as percentages of the initial Class 1-A-20 Notional Amount.
(2)	The weighted average lives shown for the Class 1-A-15 Certificates apply to such class taken as a whole. As a result of the distribution priorities and allocations described herein, the weighted average life of a Class 1-A-15 Certificate beneficially owned by an investor may vary significantly from the weighted average life of the class taken as a whole.
(3)	The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance or notional amount of that class.
*	Less than 0.5% but greater than zero.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of PSA Set Forth Below:

	Class 1-A-28					Class 1-A-29
Distribution Date	0%	125%	300%	400%	500%	0%	125%	300%	400%	500%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2004	100	100	100	100	100	100	100	100	100	100
July 25, 2005	100	100	100	100	100	100	100	100	100	100
July 25, 2006	100	30	30	30	30	100	100	100	100	100
July 25, 2007	100	0	0	0	0	100	58	58	58	0
July 25, 2008	100	0	0	0	0	100	0	0	0	0
July 25, 2009	100	0	0	0	0	100	0	0	0	0
July 25, 2010	88	0	0	0	0	100	0	0	0	0
July 25, 2011	71	0	0	0	0	100	0	0	0	0
July 25, 2012	53	0	0	0	0	100	0	0	0	0
July 25, 2013	34	0	0	0	0	100	0	0	0	0
July 25, 2014	13	0	0	0	0	100	0	0	0	0
July 25, 2015	0	0	0	0	0	91	0	0	0	0
July 25, 2016	0	0	0	0	0	65	0	0	0	0
July 25, 2017	0	0	0	0	0	38	0	0	0	0
July 25, 2018	0	0	0	0	0	10	0	0	0	0
July 25, 2019	0	0	0	0	0	0	0	0	0	0
July 25, 2020	0	0	0	0	0	0	0	0	0	0
July 25, 2021	0	0	0	0	0	0	0	0	0	0
July 25, 2022	0	0	0	0	0	0	0	0	0	0
July 25, 2023	0	0	0	0	0	0	0	0	0	0
July 25, 2024	0	0	0	0	0	0	0	0	0	0
July 25, 2025	0	0	0	0	0	0	0	0	0	0
July 25, 2026	0	0	0	0	0	0	0	0	0	0
July 25, 2027	0	0	0	0	0	0	0	0	0	0
July 25, 2028	0	0	0	0	0	0	0	0	0	0
July 25, 2029	0	0	0	0	0	0	0	0	0	0
July 25, 2030	0	0	0	0	0	0	0	0	0	0
July 25, 2031	0	0	0	0	0	0	0	0	0	0
July 25, 2032	0	0	0	0	0	0	0	0	0	0
July 25, 2033	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	9.13	2.77	2.77	2.77	2.75	13.59	4.16	4.16	4.13	3.61

(1)	The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of PSA Set Forth Below:

	Class 1-A-30					Class 1-A-31
Distribution Date	0%	125%	300%	400%	500%	0%	125%	300%	400%	500%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2004	100	100	100	100	100	100	100	100	100	100
July 25, 2005	100	100	100	100	100	100	100	100	100	100
July 25, 2006	100	100	100	100	100	100	100	100	100	100
July 25, 2007	100	100	100	100	90	100	100	100	100	100
July 25, 2008	100	91	91	73	6	100	100	100	100	100
July 25, 2009	100	43	43	11	0	100	100	100	100	0
July 25, 2010	100	0	0	0	0	100	98	98	8	0
July 25, 2011	100	0	0	0	0	100	1	1	0	0
July 25, 2012	100	0	0	0	0	100	0	0	0	0
July 25, 2013	100	0	0	0	0	100	0	0	0	0
July 25, 2014	100	0	0	0	0	100	0	0	0	0
July 25, 2015	100	0	0	0	0	100	0	0	0	0
July 25, 2016	100	0	0	0	0	100	0	0	0	0
July 25, 2017	100	0	0	0	0	100	0	0	0	0
July 25, 2018	100	0	0	0	0	100	0	0	0	0
July 25, 2019	84	0	0	0	0	100	0	0	0	0
July 25, 2020	60	0	0	0	0	100	0	0	0	0
July 25, 2021	34	0	0	0	0	100	0	0	0	0
July 25, 2022	6	0	0	0	0	100	0	0	0	0
July 25, 2023	0	0	0	0	0	41	0	0	0	0
July 25, 2024	0	0	0	0	0	0	0	0	0	0
July 25, 2025	0	0	0	0	0	0	0	0	0	0
July 25, 2026	0	0	0	0	0	0	0	0	0	0
July 25, 2027	0	0	0	0	0	0	0	0	0	0
July 25, 2028	0	0	0	0	0	0	0	0	0	0
July 25, 2029	0	0	0	0	0	0	0	0	0	0
July 25, 2030	0	0	0	0	0	0	0	0	0	0
July 25, 2031	0	0	0	0	0	0	0	0	0	0
July 25, 2032	0	0	0	0	0	0	0	0	0	0
July 25, 2033	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	17.39	5.92	5.92	5.41	4.50	19.93	7.52	7.52	6.67	5.46

(1)	The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of PSA Set Forth Below:

	Class 1-A-32 and Class 1-A-33					Class 1-A-34 and Class 1-A-35
Distribution Date	0%	125%	300%	400%	500%	0%	125%	300%	400%	500%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2004	100	100	100	100	100	100	100	100	100	100
July 25, 2005	100	100	100	100	100	100	100	100	100	100
July 25, 2006	100	100	100	100	100	100	100	100	100	100
July 25, 2007	100	100	100	100	100	100	100	100	100	100
July 25, 2008	100	100	100	100	100	100	100	100	100	100
July 25, 2009	100	100	100	100	91	100	100	100	100	89
July 25, 2010	100	100	100	100	60	100	100	100	100	50
July 25, 2011	100	100	100	75	40	100	100	100	69	24
July 25, 2012	100	77	77	56	27	100	71	71	44	7
July 25, 2013	100	59	59	41	18	100	48	48	25	0
July 25, 2014	100	46	46	30	13	100	31	31	12	0
July 25, 2015	100	35	35	22	9	100	17	17	2	0
July 25, 2016	100	27	27	16	6	100	7	7	0	0
July 25, 2017	100	20	20	12	4	100	0	0	0	0
July 25, 2018	100	15	15	9	3	100	0	0	0	0
July 25, 2019	100	12	12	6	2	100	0	0	0	0
July 25, 2020	100	9	9	5	1	100	0	0	0	0
July 25, 2021	100	7	7	3	1	100	0	0	0	0
July 25, 2022	100	5	5	2	1	100	0	0	0	0
July 25, 2023	100	4	4	2	*	100	0	0	0	0
July 25, 2024	88	3	3	1	*	85	0	0	0	0
July 25, 2025	61	2	2	1	*	51	0	0	0	0
July 25, 2026	33	1	1	1	*	15	0	0	0	0
July 25, 2027	3	1	1	*	*	0	0	0	0	0
July 25, 2028	1	1	1	*	*	0	0	0	0	0
July 25, 2029	*	*	*	*	*	0	0	0	0	0
July 25, 2030	*	*	*	*	*	0	0	0	0	0
July 25, 2031	*	*	*	*	*	0	0	0	0	0
July 25, 2032	*	*	*	*	*	0	0	0	0	0
July 25, 2033	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	22.43	11.75	11.75	10.37	8.30	22.04	10.27	10.27	9.04	7.25

(1)	The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.
*	Less than 0.5% but greater than zero.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of PSA Set Forth Below:

	Class 1-A-36					Class 1-A-37 and Class 1-A-38
Distribution Date	0%	125%	300%	400%	500%	0%	125%	300%	400%	500%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2004	100	100	90	90	90	100	100	100	100	100
July 25, 2005	100	100	64	64	64	100	100	100	100	100
July 25, 2006	100	100	30	30	0	100	100	100	100	25
July 25, 2007	100	100	3	0	0	100	100	100	36	0
July 25, 2008	100	100	0	0	0	100	100	86	0	0
July 25, 2009	100	100	0	0	0	100	100	74	0	0
July 25, 2010	100	100	0	0	0	100	100	65	0	0
July 25, 2011	100	89	0	0	0	100	100	56	0	0
July 25, 2012	100	58	0	0	0	100	100	45	0	0
July 25, 2013	100	14	0	0	0	100	100	33	0	0
July 25, 2014	100	0	0	0	0	100	71	22	0	0
July 25, 2015	100	0	0	0	0	100	27	12	0	0
July 25, 2016	100	0	0	0	0	100	2	2	0	0
July 25, 2017	100	0	0	0	0	100	0	0	0	0
July 25, 2018	100	0	0	0	0	100	0	0	0	0
July 25, 2019	100	0	0	0	0	100	0	0	0	0
July 25, 2020	100	0	0	0	0	100	0	0	0	0
July 25, 2021	100	0	0	0	0	100	0	0	0	0
July 25, 2022	100	0	0	0	0	100	0	0	0	0
July 25, 2023	100	0	0	0	0	100	0	0	0	0
July 25, 2024	100	0	0	0	0	100	0	0	0	0
July 25, 2025	100	0	0	0	0	100	0	0	0	0
July 25, 2026	100	0	0	0	0	100	0	0	0	0
July 25, 2027	100	0	0	0	0	100	0	0	0	0
July 25, 2028	0	0	0	0	0	74	0	0	0	0
July 25, 2029	0	0	0	0	0	0	0	0	0	0
July 25, 2030	0	0	0	0	0	0	0	0	0	0
July 25, 2031	0	0	0	0	0	0	0	0	0	0
July 25, 2032	0	0	0	0	0	0	0	0	0	0
July 25, 2033	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	24.46	9.15	2.42	2.37	2.13	25.26	11.53	8.48	3.94	2.95

(1)	The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of PSA Set Forth Below:

	Class 1-A-39					Class 1-A-40 and Class 1-A-41
Distribution Date	0%	125%	300%	400%	500%	0%	125%	300%	400%	500%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2004	100	100	100	100	100	100	100	91	85	80
July 25, 2005	100	100	100	100	100	100	100	71	51	33
July 25, 2006	100	100	100	100	100	100	100	46	13	0
July 25, 2007	100	100	100	100	0	100	100	28	0	0
July 25, 2008	100	100	100	0	0	100	100	17	0	0
July 25, 2009	100	100	100	0	0	100	100	11	0	0
July 25, 2010	100	100	100	0	0	100	100	9	0	0
July 25, 2011	100	100	100	0	0	100	100	9	0	0
July 25, 2012	100	100	100	0	0	100	100	9	0	0
July 25, 2013	100	100	100	0	0	100	100	9	0	0
July 25, 2014	100	100	100	0	0	100	100	9	0	0
July 25, 2015	100	100	100	0	0	100	100	9	0	0
July 25, 2016	100	100	100	0	0	100	96	9	0	0
July 25, 2017	100	0	0	0	0	100	89	8	0	0
July 25, 2018	100	0	0	0	0	100	80	7	0	0
July 25, 2019	100	0	0	0	0	100	72	6	0	0
July 25, 2020	100	0	0	0	0	100	65	5	0	0
July 25, 2021	100	0	0	0	0	100	57	4	0	0
July 25, 2022	100	0	0	0	0	100	50	3	0	0
July 25, 2023	100	0	0	0	0	100	44	2	0	0
July 25, 2024	100	0	0	0	0	100	38	2	0	0
July 25, 2025	100	0	0	0	0	100	32	1	0	0
July 25, 2026	100	0	0	0	0	100	27	1	0	0
July 25, 2027	100	0	0	0	0	100	22	1	0	0
July 25, 2028	100	0	0	0	0	100	17	1	0	0
July 25, 2029	0	0	0	0	0	93	13	*	0	0
July 25, 2030	0	0	0	0	0	71	9	*	0	0
July 25, 2031	0	0	0	0	0	47	6	*	0	0
July 25, 2032	0	0	0	0	0	22	2	*	0	0
July 25, 2033	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	25.68	13.42	13.42	4.40	3.17	27.89	19.74	4.21	2.03	1.64

(1)	The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.
*	Less than 0.5% but greater than zero.

Percentage of Initial Class Balance(1) Outstanding

at the Respective Percentages of PSA Set Forth Below:

	Class 1-A-R and Class 1-A-LR					Class 1-A-WIO
Distribution Date	0%	125%	300%	400%	500%	0%	125%	300%	400%	500%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2004	0	0	0	0	0	99	97	94	93	91
July 25, 2005	0	0	0	0	0	97	91	82	77	72
July 25, 2006	0	0	0	0	0	96	83	67	58	51
July 25, 2007	0	0	0	0	0	94	76	54	44	35
July 25, 2008	0	0	0	0	0	93	69	43	33	24
July 25, 2009	0	0	0	0	0	91	62	35	24	16
July 25, 2010	0	0	0	0	0	89	57	28	18	11
July 25, 2011	0	0	0	0	0	87	51	23	13	8
July 25, 2012	0	0	0	0	0	85	46	18	10	5
July 25, 2013	0	0	0	0	0	83	42	14	7	4
July 25, 2014	0	0	0	0	0	81	38	12	5	2
July 25, 2015	0	0	0	0	0	79	34	9	4	2
July 25, 2016	0	0	0	0	0	76	30	7	3	1
July 25, 2017	0	0	0	0	0	73	27	6	2	1
July 25, 2018	0	0	0	0	0	70	24	5	2	1
July 25, 2019	0	0	0	0	0	67	21	4	1	*
July 25, 2020	0	0	0	0	0	64	19	3	1	*
July 25, 2021	0	0	0	0	0	61	16	2	1	*
July 25, 2022	0	0	0	0	0	57	14	2	*	*
July 25, 2023	0	0	0	0	0	53	12	1	*	*
July 25, 2024	0	0	0	0	0	49	10	1	*	*
July 25, 2025	0	0	0	0	0	45	9	1	*	*
July 25, 2026	0	0	0	0	0	40	7	1	*	*
July 25, 2027	0	0	0	0	0	35	6	*	*	*
July 25, 2028	0	0	0	0	0	30	5	*	*	*
July 25, 2029	0	0	0	0	0	24	4	*	*	*
July 25, 2030	0	0	0	0	0	19	2	*	*	*
July 25, 2031	0	0	0	0	0	12	2	*	*	*
July 25, 2032	0	0	0	0	0	6	1	*	*	*
July 25, 2033	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(2)	0.09	0.09	0.09	0.09	0.09	19.10	10.07	5.65	4.52	3.79

(1)	With respect to the Class 1-A-WIO Certificates, percentages are expressed as percentages of the initial Class 1-A-WIO Notional Amount.
(2)	The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance or notional amount of that class.
*	Less than 0.5% but greater than zero.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of PSA Set Forth Below:

	Class 1-B-1, Class 1-B-2 and Class 1-B-3
Distribution Date	0%	125%	300%	400%	500%
Initial Percentage	100	100	100	100	100
July 25, 2004	99	99	99	99	99
July 25, 2005	97	97	97	97	97
July 25, 2006	96	96	96	96	96
July 25, 2007	94	94	94	94	94
July 25, 2008	93	93	93	93	93
July 25, 2009	91	89	86	84	82
July 25, 2010	89	85	78	74	70
July 25, 2011	87	79	68	61	55
July 25, 2012	85	72	56	48	41
July 25, 2013	83	65	45	36	28
July 25, 2014	81	59	36	26	19
July 25, 2015	78	53	29	19	13
July 25, 2016	76	47	23	14	9
July 25, 2017	73	42	18	10	6
July 25, 2018	70	37	14	8	4
July 25, 2019	67	33	11	6	3
July 25, 2020	64	29	9	4	2
July 25, 2021	60	25	7	3	1
July 25, 2022	57	22	5	2	1
July 25, 2023	53	19	4	1	*
July 25, 2024	49	16	3	1	*
July 25, 2025	45	14	2	1	*
July 25, 2026	40	11	2	*	*
July 25, 2027	35	9	1	*	*
July 25, 2028	30	7	1	*	*
July 25, 2029	24	5	1	*	*
July 25, 2030	19	4	*	*	*
July 25, 2031	12	2	*	*	*
July 25, 2032	6	1	*	*	*
July 25, 2033	0	0	0	0	0
Weighted Average Life (in years)(1)	19.09	13.61	10.29	9.32	8.64

(1)	The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.
*	Less than 0.5% but greater than zero.

Percentage of Initial Class Balance(1) Outstanding

at the Respective Percentages of PSA Set Forth Below:

	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4					Class 2-A-WIO
Distribution Date	0%	125%	300%	400%	500%	0%	125%	300%	400%	500%
Initial Percentage	100	100	100	100	100	100	100	100	100	100
July 25, 2004	95	94	91	90	88	95	94	91	90	88
July 25, 2005	91	85	76	72	67	91	85	76	72	67
July 25, 2006	86	74	59	52	45	86	74	59	52	45
July 25, 2007	80	64	45	37	29	80	64	46	37	30
July 25, 2008	75	55	34	26	19	75	55	35	26	19
July 25, 2009	69	47	26	18	12	69	47	26	18	12
July 25, 2010	62	39	19	12	7	62	39	20	13	8
July 25, 2011	56	32	14	8	5	56	33	14	9	5
July 25, 2012	49	26	10	5	3	49	26	10	6	3
July 25, 2013	41	21	7	4	2	41	21	7	4	2
July 25, 2014	33	15	5	2	1	33	15	5	2	1
July 25, 2015	25	11	3	1	*	25	11	3	1	1
July 25, 2016	16	6	2	1	*	16	7	2	1	*
July 25, 2017	7	3	1	*	*	7	3	1	*	*
July 25, 2018	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(2)	8.39	6.25	4.46	3.80	3.31	8.38	6.27	4.49	3.84	3.35

	Class 2-B-1, Class 2-B-2 and Class 2-B-3
Distribution Date	0%	125%	300%	400%	500%
Initial Percentage	100	100	100	100	100
July 25, 2004	95	95	95	95	95
July 25, 2005	91	91	91	91	91
July 25, 2006	86	86	86	86	86
July 25, 2007	80	80	80	80	80
July 25, 2008	75	75	75	75	75
July 25, 2009	69	67	65	63	62
July 25, 2010	62	59	54	51	49
July 25, 2011	56	50	43	39	35
July 25, 2012	49	41	32	27	23
July 25, 2013	41	32	22	18	14
July 25, 2014	33	24	15	11	8
July 25, 2015	25	17	9	6	4
July 25, 2016	16	10	5	3	2
July 25, 2017	7	4	2	1	1
July 25, 2018	0	0	0	0	0
Weighted Average Life (in years)(2)	8.39	7.85	7.26	6.99	6.75

(1)	With respect to the Class 2-A-WIO Certificates, percentages are expressed as percentages of the initial Class 2-A-WIO Notional Amount.
(2)	The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance or notional amount of that class.
*	Less than 0.5% but greater than zero.

Percentage of Initial Class Balance Outstanding

at the Respective Percentages of PSA Set Forth Below:

	Class A-PO
Distribution Date	0%	125%	300%	400%	500%
Initial Percentage	100	100	100	100	100
July 25, 2004	98	97	95	93	92
July 25, 2005	97	91	83	78	74
July 25, 2006	95	83	67	59	51
July 25, 2007	93	75	54	44	35
July 25, 2008	91	68	43	33	24
July 25, 2009	89	61	35	24	17
July 25, 2010	87	55	28	18	11
July 25, 2011	85	50	22	13	8
July 25, 2012	82	45	18	10	5
July 25, 2013	80	40	14	7	4
July 25, 2014	77	36	11	5	2
July 25, 2015	74	32	9	4	2
July 25, 2016	71	28	7	3	1
July 25, 2017	68	25	5	2	1
July 25, 2018	64	22	4	1	*
July 25, 2019	61	19	3	1	*
July 25, 2020	58	17	3	1	*
July 25, 2021	55	15	2	1	*
July 25, 2022	52	13	2	*	*
July 25, 2023	48	11	1	*	*
July 25, 2024	45	10	1	*	*
July 25, 2025	41	8	1	*	*
July 25, 2026	36	7	*	*	*
July 25, 2027	32	5	*	*	*
July 25, 2028	27	4	*	*	*
July 25, 2029	22	3	*	*	*
July 25, 2030	17	2	*	*	*
July 25, 2031	11	1	*	*	*
July 25, 2032	6	1	*	*	*
July 25, 2033	0	0	0	0	0
Weighted Average Life (in years)(1)	18.17	9.79	5.62	4.53	3.82

(1)	The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance of that class.
*	Less than 0.5% but greater than zero.

Yield on the Class 1-A-2, Class 1-A-3 and Class 1-A-20 Certificates

The Class 1-A-2, Class 1-A-3 and Class 1-A-20 Certificates are Interest Only Certificates and, as such, will not be entitled to receive distributions of principal in respect of the Group 1 Mortgage Loans.

The significance of the effects of prepayments on the Class 1-A-2, Class 1-A-3 and Class 1-A-20 Certificates is illustrated in the following tables which show the pre-tax yield (on a corporate bond equivalent basis) to the holders of Class 1-A-2, Class 1-A-3 and Class 1-A-20 Certificates under different constant percentages of PSA. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that (i) the Class 1-A-2, Class 1-A-3 and Class 1-A-20 Certificates are purchased on the Closing Date at assumed purchase prices equal to 5.250%, 50.525% and 15.000% of their respective notional amounts plus, in each case, accrued interest from July 1, 2003 to (but not including) the Closing Date and (ii) that the notional amounts for the Class 1-A-2, Class 1-A-3 and Class 1-A-20 Certificates applicable on the Distribution Date in August 2003 will be approximately $13,941,904, approximately $552,925 and approximately $72,828,285, respectively.

As indicated in the following tables, investors in the Class 1-A-2, Class 1-A-3 and Class 1-A-20 Certificates, which are Interest Only Certificates and have no class balance, should consider carefully the risk that a rapid rate of prepayment on the Group 1 Mortgage Loans could result in the failure of investors in the Class 1-A-2, Class 1-A-3 and Class 1-A-20 Certificates to fully recover their initial investment.

It is not likely that the Group 1 Mortgage Loans will prepay at a constant rate until maturity, that all of the Group 1 Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Group 1 Mortgage Loans will prepay at any of the rates shown in the tables or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class 1-A-2, Class 1-A-3 or Class 1-A-20 Certificate and there can be no assurance that your pre-tax yield on the Class 1-A-2, Class 1-A-3 or Class 1-A-20 Certificates will correspond to any of the pre-tax yields shown in this Prospectus Supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class 1-A-2, Class 1-A-3 or Class 1-A-20 Certificate.

Sensitivity of the Class 1-A-2 Certificates to the Prepayments

(Pre-Tax Yields to Maturity)

	Percentage of PSA
	0%	125%	300%	400%	500%
Class 1-A-2 Certificates	89.67%	23.87%	23.87%	23.87%	23.87%

Sensitivity of the Class 1-A-3 Certificates to the Prepayments

(Pre-Tax Yields to Maturity)

	Percentage of PSA
	0%	125%	300%	400%	500%
Class 1-A-3 Certificates	9.32%	7.46%	7.46%	6.44%	3.87%

Sensitivity of the Class 1-A-20 Certificates to the Prepayments

(Pre-Tax Yields to Maturity)

	Percentage of PSA
	0%	125%	300%	400%	500%
Class 1-A-20 Certificates	35.14%	10.83%	10.83%	9.81%	5.92%

The yields set forth in the preceding tables were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 1-A-2, Class 1-A-3 and Class 1-A-20 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase prices of the Class 1-A-2, Class 1-A-3 and Class 1-A-20 Certificates indicated above plus, in each case, accrued interest from July 1, 2003 to (but not including) the Closing Date and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest on the Class 1-A-2, Class 1-A-3 and Class 1-A-20 Certificates and consequently does not purport to reflect the return on any investment in the Class 1-A-2, Class 1-A-3 and Class 1-A-20 Certificates when such reinvestment rates are considered.

Yield on the Inverse Floating Rate Certificates

The significance of the effects of prepayments on the Group 1 Mortgage Loans or Group 2 Mortgage Loans, as applicable, and changes in LIBOR on the Inverse Floating Rate Certificates is illustrated in the following tables which show the pre-tax yield (on a corporate bond equivalent basis) to the holders of the Inverse Floating Rate Certificates under different constant percentages of PSA and rates of LIBOR. The yields of such Certificates set forth in the following tables were calculated using the Modeling Assumptions and the additional assumptions that (i) on the first LIBOR Determination Date for each Class and on each LIBOR Determination Date thereafter, LIBOR will be as indicated, (ii) the Class 1-A-24, Class 1-A-41 and Class 2-A-2 Certificates are purchased on the Closing Date at assumed purchase prices equal to 95.500%, 87.250% and 105.500%, respectively, of their respective class balances plus, in the case of the Class 1-A-24 Certificates, accrued interest from July 1, 2003 to (but not including) the Closing Date.

As indicated in the following tables, the yield to investors in the Inverse Floating Rate Certificates will be extremely sensitive to changes in the rate of LIBOR. Increases in LIBOR may have a negative effect on the yield to investors in Inverse Floating Rate Certificates.

It is not likely that the Group 1 Mortgage Loans or the Group 2 Mortgage Loans, as applicable, will prepay at a constant rate until maturity, that all of the Group 1 Mortgage Loans or the Group 2 Mortgage Loans, as applicable, will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Group 1 Mortgage Loans or the Group 2 Mortgage Loans, as applicable, will prepay at any of the rates shown in the tables or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of an Inverse Floating Rate Certificate and there can be no assurance that your pre-tax yield on the Inverse Floating Rate Certificates will correspond to any of the pre-tax yields shown in this Prospectus Supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase an Inverse Floating Rate Certificate.

Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. Each investor must make its own decision as to the appropriate interest rate assumptions to be used in deciding whether to purchase an Inverse Floating Rate Certificate.

Sensitivity of the Class 1-A-24 Certificates to Changes in LIBOR

(Pre-Tax Yields to Maturity)

	Percentage of PSA
LIBOR	0%	125%	300%	400%	500%
0.000%	22.66%	22.66%	22.81%	23.29%	23.57%
0.310%	21.63	21.63	21.79	22.29	22.57
1.310%	18.33	18.34	18.53	19.08	19.38
3.310%	11.81	11.83	12.10	12.74	13.09
5.310%	5.43	5.45	5.80	6.54	6.92
7.000% and above	0.17	0.20	0.59	1.39	1.80

Sensitivity of the Class 1-A-41 Certificates to Changes in LIBOR

(Pre-Tax Yields to Maturity)

	Percentage of PSA
LIBOR	0%	125%	300%	400%	500%
0.000%	16.99%	17.10%	20.58%	23.34%	25.03%
0.320%	16.10	16.21	19.71	22.50	24.19
1.320%	13.32	13.47	16.97	19.87	21.58
3.320%	7.88	8.08	11.53	14.68	16.42
5.320%	2.64	2.86	6.11	9.58	11.34
6.150% and above	0.53	0.75	3.86	7.48	9.26

Sensitivity of the Class 2-A-2 Certificates to Changes in LIBOR

(Pre-Tax Yields to Maturity)

	Percentage of PSA
LIBOR	0%	125%	300%	400%	500%
0.000%	11.30%	11.04%	10.66%	10.44%	10.23%
0.140%	11.07	10.81	10.43	10.21	10.00
1.140%	9.37	9.12	8.75	8.54	8.33
3.140%	5.99	5.76	5.42	5.23	5.03
5.140%	2.64	2.44	2.12	1.94	1.75
7.050% and above	(0.54)	(0.72)	(1.01)	(1.18)	(1.35)

The yields set forth in the preceding tables were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Inverse Floating Rate Certificates, as applicable, would cause that discounted present value of such assumed streams of cash flows to equal the assumed purchase price of the Inverse Floating Rate Certificates indicated above plus, in the case of the Class 1-A-24 Certificates, accrued interest from July 1, 2003 to (but not including) the Closing Date and (ii) converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest on the Inverse Floating Rate Certificates and consequently does not purport to reflect the return on any investment in the Inverse Floating Rate Certificates when such reinvestment rates are considered.

Yield on the Class 1-A-5 and Class 1-A-38 Certificates

The Class 1-A-5 and Class 1-A-38 Certificates are Principal Only Certificates and, as such, will not be entitled to receive distributions of interest in respect of the Mortgage Loans. As a result, the Class 1-A-5 and Class 1-A-38 Certificates will be offered at substantial discounts to their original class balances.

The significance of the effects of prepayments on the Class 1-A-5 and Class 1-A-38 Certificates is illustrated in the following tables which show the pre-tax yield (on a corporate bond equivalent basis) to the holders of Class 1-A-5 and Class 1-A-38 Certificates under different constant percentages of PSA. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class 1-A-5 and Class 1-A-38 Certificates are purchased on the Closing Date at an assumed purchase price equal to 70.000% and 58.750%, respectively, of their class balances.

As indicated in the following tables, the Class 1-A-5 and Class 1-A-38 Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the Group 1 Mortgage Loans.

It is not likely that the Group 1 Mortgage Loans will prepay at a constant rate until maturity, that all of the Group 1 Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Group 1 Mortgage Loans will prepay at any of the rates shown in the tables below or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class 1-A-5 or Class 1-A-38 Certificate and there can be no assurance that your pre-tax yield on the Class 1-A-5 or Class 1-A-38 Certificates will correspond to any of the pre-tax yields shown in this Prospectus Supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class 1-A-5 or Class 1-A-38 Certificate.

Sensitivity of the Class 1-A-5 Certificates to Prepayments

(Pre-Tax Yields to Maturity)

	Percentage of PSA
	0%	125%	300%	400%	500%
Class 1-A-5 Certificates	1.32%	2.09%	9.28%	16.50%	20.57%

Sensitivity of the Class 1-A-38 Certificates to Prepayments

(Pre-Tax Yields to Maturity)

	Percentage of PSA
	0%	125%	300%	400%	500%
Class 1-A-38 Certificates	2.12%	4.67%	6.55%	13.96%	18.89%

The yields set forth in the preceding tables were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 1-A-5 and 1-A-38 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase prices of the Class 1-A-5 and 1-A-38 Certificates indicated above and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of principal of the Class 1-A-5 and 1-A-38 Certificates and consequently does not purport to reflect the return on any investment in the Class 1-A-5 and 1-A-38 Certificates when such reinvestment rates are considered.

Yield on the Class 1-A-WIO and Class 2-A-WIO Certificates

The Class 1-A-WIO and Class 2-A-WIO Certificates are Interest Only Certificates and, as such, will not be entitled to receive distributions of principal in respect of the Mortgage Loans.

The significance of the effects of prepayments on the Class 1-A-WIO and Class 2-A-WIO Certificates is illustrated in the following tables, which show the pre-tax yield (on a corporate bond equivalent basis) to the holders of Class 1-A-WIO and Class 2-A-WIO Certificates under different constant percentages of PSA. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class 1-A-WIO and Class 2-A-WIO Certificates are purchased on the Closing Date at assumed purchase prices equal to 1.000% of the assumed initial Class 1-A-WIO Notional Amount and 0.875% of the assumed initial Class 2-A-WIO Notional Amount, respectively, plus, in each case, accrued interest from July 1, 2003 to (but not including) the Closing Date and that the initial Class 1-A-WIO Notional Amount and Class 2-A-WIO Notional Amount applicable to the Distribution Date in August 2003 will be approximately $733,715,700 and approximately $341,049,153, respectively.

As indicated in the following tables, because the interest accrued on each Distribution Date on the Class 1-A-WIO and Class 2-A-WIO Certificates is based on a per annum rate equal to the weighted average of the Net Mortgage Interest Rates of the Premium Mortgage Loans in Loan Group 1 less 5.250% and in Loan Group 2 less 4.750%, respectively, the yield to maturity on the Class 1-A-WIO and Class 2-A-WIO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on such Premium Mortgage Loans. The Premium Mortgage Loans in each Loan Group will have higher Mortgage Interest Rates than the other Mortgage Loans in such Loan Group. In general, mortgage loans with higher mortgage interest rates may tend to experience faster rates of prepayment in respect of principal than mortgage loans with lower mortgage interest rates in response to changes in market interest rates. As a result, the Premium Mortgage Loans in each Loan Group may prepay at a faster rate than the other Mortgage Loans in such Loan Group, resulting in a lower yield on the Class 1-A-WIO and Class 2-A-WIO Certificates than would be the case if the Premium Mortgage Loans in each Loan Group prepaid at the same rate as the other Mortgage Loans in each Loan Group. An investor in the Class 1-A-WIO or Class 2-A-WIO Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments (including prepayments) could result in the failure of such investor to fully recover its initial investment.

It is not likely that the Premium Mortgage Loans in each Loan Group will prepay at a constant rate until maturity, that all of the Premium Mortgage Loans in each Loan Group will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Premium Mortgage Loans in each Loan Group will prepay at any of the rates shown in the tables or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder  of a Class 1-A-WIO or Class 2-A-WIO Certificate and your pre-tax yield on the Class 1-A-WIO and  Class 2-A-WIO Certificates will likely not correspond to any of the pre-tax yields shown in this Prospectus Supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class 1-A-WIO or Class 2-A-WIO Certificate.

Sensitivity of the Class 1-A-WIO Certificates to Prepayments

(Pre-Tax Yields to Maturity)

	Percentage of PSA
	0%	125%	300%	400%	500%
Class 1-A-WIO Certificates	38.09%	32.14%	23.64%	18.70%	13.69%

Sensitivity of the Class 2-A-WIO Certificates to Prepayments

(Pre-Tax Yields to Maturity)

	Percentage of PSA
	0%	125%	300%	400%	500%
Class 2-A-WIO Certificates	39.46%	33.94%	26.05%	21.46%	16.80%

The yields set forth in the preceding tables were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 1-A-WIO and Class 2-A-WIO Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase prices of the Class 1-A-WIO and Class 2-A-WIO WIO Certificates indicated above plus, in each case, accrued interest from July 1, 2003 to (but not including) the Closing Date and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest on the Class 1-A-WIO or Class 2-A-WIO or Certificates and consequently does not purport to reflect the return on any investment in the Class 1-A-WIO or Class 2-A-WIO Certificates when such reinvestment rates are considered.

Yield on the Class 1-A-R and Class 1-A-LR Certificates

The after-tax rate of return to the holder of the Class 1-A-R or Class 1-A-LR Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificate. If you hold the Class 1-A-R or Class 1-A-LR Certificate, you may have tax liabilities during the early years of the applicable REMIC’s term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Class 1-A-R or Class 1-A-LR

Certificate may substantially exceed the present value of expected distributions on your Class 1-A-R or Class 1-A-LR Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on the Class 1-A-R or Class 1-A-LR Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class 1-A-R or Class 1-A-LR Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

If you own the Class 1-A-R or Class 1-A-LR Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Class 1-A-R or Class 1-A-LR Certificate on your after-tax rate of return. See “Federal Income Tax Consequences” in this Prospectus Supplement and in the Prospectus.

Yield on the Class A-PO Certificates

The Class A-PO Certificates are Principal Only Certificates and, as such, will not be entitled to receive distributions of interest in respect of the Mortgage Loans.

The significance of the effects of prepayments on the Class A-PO Certificates is illustrated in the following tables which show the pre-tax yields (on a corporate bond equivalent basis) to the holders of Class A-PO Certificates under different constant Assumed Prepayment Combinations. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class A-PO Certificates are purchased on the Closing Date at an assumed purchase price equal to 71.000% of their class balance.

As indicated in the following table, because the Class A-PO Certificates represent the right to receive only a portion of the principal received with respect to the Discount Mortgage Loans, the yield to maturity on the Class A-PO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the Discount Mortgage Loans.

It is not likely that the Discount Mortgage Loans in a Loan Group will prepay at a constant rate until maturity, that all of the Discount Mortgage Loans in a Loan Group will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Discount Mortgage Loans will prepay at any of the combinations shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holders of the Class A-PO Certificates and there can be no assurance that your pre-tax yield on your Class A-PO Certificates will correspond to any of the pre-tax yields shown in this Prospectus Supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class A-PO Certificate.

Sensitivity of the Class A-PO Certificates to Prepayments

(Pre-Tax Yields to Maturity)

	Percentage of PSA
	0%	125%	300%	400%	500%
Class A-PO Certificates	1.97%	3.89%	6.87%	8.48%	9.99%

The yields set forth in the preceding table were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class A-PO Certificates, would cause the discounted present values of such assumed streams of cash flows to equal the assumed purchase price of the Class A-PO Certificates indicated above and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of principal of the Class A-PO Certificates and consequently does not purport to reflect the return on any investment in the Class A-PO Certificates when such reinvestment rates are considered.

Yield on the Subordinate Certificates

The weighted average life of, and the yield to maturity on, the Subordinate Certificates of a Group, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans in the related Loan Group. If the actual rate and severity of losses on the Mortgage Loans in the related Loan Group is higher than those you assumed, the actual yield to maturity of your Subordinate Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans in the related Loan Group will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized Losses on the Mortgage Loans in a Loan Group will be allocated to reduce the balance of the applicable class of Subordinate Certificates of the related Group (as described in this Prospectus Supplement under “Description of the Certificates — Allocation of Losses”), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates of a Group will result in a reduction in the balance of the class of Subordinate Certificates of such Group then outstanding with the highest numerical class designation if and to the extent that the aggregate balance of all classes of Certificates of such Group, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the balance of the related Loan Group as of the due date occurring in the month of such Distribution Date. As a result of such reductions, less interest will accrue on that class of Subordinate Certificates of such Group than otherwise would be the case. The yield to maturity of the Subordinate Certificates of a Group will also be affected by the disproportionate allocation of principal prepayments to the Class A Certificates of such Group, Net Interest Shortfalls for the related Loan Group, other cash shortfalls in the Pool Distribution Amount for the related Loan Group and distribution of funds to holders of the Class A-PO Certificates in respect of the applicable Class A-PO Component otherwise available for distribution on the Subordinate Certificates of the related Group to the extent of reimbursement for Class A-PO Deferred Amounts. See “Description of the Certificates — Allocation of Losses” in this Prospectus Supplement.

If on any Distribution Date, the Fractional Interest for any class of Subordinate Certificates of a Group is less than its original Fractional Interest, all principal distributions on the Subordinate Certificates of such Group will be allocated solely to that class and all other classes of Subordinate Certificates of such Group with lower numerical class designations, thereby accelerating the amortization thereof relative to that of the classes of such Group junior to that class and reducing the weighted average lives of the classes of Subordinate Certificates of such Group receiving such distributions. Accelerating the amortization of the classes of Subordinate Certificates of a Group with lower numerical class designations relative to the other classes of Subordinate Certificates of such Group is intended to preserve the availability of the subordination provided by those other classes.

Yield Considerations with Respect to the Class 1-B-2, Class 1-B-3, Class 2-B-2 and Class 2-B-3 Certificates

Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this Prospectus Supplement, the standard default assumption (“SDA”), represents an assumed rate of default each month relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the following tables, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the following tables, “0% SDA” assumes no defaults. SDA is not a historical description of default experience or a prediction of the rate of default of any pool of mortgage loans.

The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class 1-B-2, Class 1-B-3, Class 2-B-2 and Class 2-B-3 Certificates to various rates of prepayment and varying levels of Realized Losses. The tables set forth below are based upon, among other things, the Modeling Assumptions (other than the assumption that no defaults shall have occurred with respect to the Mortgage Loans) and the additional assumption that liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month (other than on a due date) at the percentages of SDA set forth in the table.

In addition, it was assumed that (i) Realized Losses on liquidations of 25% or 50% of the outstanding principal balance of the Liquidated Mortgage Loans in Loan Group 1 and 15% or 30% of the outstanding principal balance of the Liquidated Mortgage Loans in Loan Group 2, as indicated in the tables below (referred to as a “Loss Severity Percentage”), will occur at the time of liquidation and (ii) the Class 1-B-2, Class 1-B-3, Class 2-B-2 and Class 2-B-3 Certificates are purchased on the Closing Date at assumed purchase prices equal to 97.000%, 92.750%, 98.500% and 95.000%, in each case, of their balance plus accrued interest from July 1, 2003 to (but not including) the Closing Date.

It is highly unlikely that the Mortgage Loans of a Loan Group will have the precise characteristics referred to in this Prospectus Supplement or that they will prepay or liquidate at any of the rates specified or that the Realized Losses will be incurred according to one particular pattern. The assumed percentages of SDA and PSA and the Loss Severity Percentages shown below are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans of a Loan Group may not correspond to any of the assumptions made in this Prospectus Supplement. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yield to maturity of the Class 1-B-2, Class 1-B-3, Class 2-B-2 and Class  2-B-3 Certificates are likely to differ from the pre-tax yields to maturity shown below.

The pre-tax yields to maturity set forth below were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class 1-B-2, Class 1-B-3, Class 2-B-2 and Class 2-B-3 Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the aggregate assumed purchase prices plus, in each case, accrued interest from July 1, 2003 to (but not including) the Closing Date of the Class 1-B-2, Class 1-B-3, Class 2-B-2 and Class 2-B-3 Certificates set forth above. In all cases, monthly rates were then converted to the semi-annual corporate bond equivalent rates shown below. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rates at which investors may be able to reinvest funds received by them as distributions on the Class 1-B-2, Class 1-B-3, Class 2-B-2 and Class 2-B-3 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class 1-B-2, Class 1-B-3, Class 2-B-2 and Class 2-B-3 Certificates when reinvestment rates are considered.

Sensitivity of Pre-Tax Yields to Maturity of the Class 1-B-2

Certificates to Prepayments and Realized Losses

	Loss Severity Percentage	Percentage of PSA
Percentage of SDA		0%	125%	300%	400%	500%
0%	0%	5.55%	5.61%	5.67%	5.69%	5.72%
50%	25%	5.52	5.62	5.67	5.70	5.72
50%	50%	4.08	5.58	5.67	5.70	5.72
75%	25%	5.51	5.63	5.68	5.70	5.72
75%	50%	(25.02)	1.52	5.68	5.70	5.72
100%	25%	4.18	5.58	5.67	5.70	5.72
100%	50%	(40.29)	(31.25)	1.00	4.47	5.72
150%	25%	(24.30)	1.74	5.68	5.70	5.72
150%	50%	(60.87)	(55.36)	(44.34)	(11.85)	(3.02)
Sensitivity of Pre-Tax Yields to Maturity of the Class 1-B-3 Certificates to Prepayments and Realized Losses
	Loss Severity Percentage	Percentage of PSA
Percentage of SDA		0%	125%	300%	400%	500%
0%	0%	5.96%	6.12%	6.28%	6.35%	6.40%
50%	25%	5.83	6.12	6.29	6.35	6.40
50%	50%	(28.73)	(0.28)	5.90	6.36	6.41
75%	25%	0.94	5.26	6.30	6.35	6.41
75%	50%	(48.88)	(42.29)	(6.46)	(0.19)	4.54
100%	25%	(28.40)	(0.03)	5.99	6.36	6.41
100%	50%	(63.82)	(58.78)	(49.09)	(40.26)	(7.04)
150%	25%	(48.63)	(41.94)	(5.77)	(0.01)	4.71
150%	50%	(85.42)	(82.27)	(76.69)	(72.59)	(67.37)

Sensitivity of Pre-Tax Yields to Maturity of the Class 2-B-2

Certificates to Prepayments and Realized Losses

	Loss Severity Percentage	Percentage of PSA
Percentage of SDA		0%	125%	300%	400%	500%
0%	0%	4.98%	4.99%	5.00%	5.01%	5.01%
50%	15%	4.96	5.00	5.01	5.01	5.02
50%	30%	4.92	4.97	5.01	5.02	5.02
75%	15%	4.94	5.02	5.01	5.01	5.02
75%	30%	(31.50)	(1.08)	5.03	5.02	5.02
100%	15%	4.92	4.97	5.01	5.02	5.02
100%	30%	(47.71)	(39.76)	(1.84)	4.59	5.02
150%	15%	(30.95)	(0.55)	5.03	5.02	5.02
150%	30%	(70.53)	(65.54)	(55.99)	(48.02)	(13.56)

Sensitivity of Pre-Tax Yields to Maturity of the Class 2-B-3

Certificates to Prepayments and Realized Losses

	Loss Severity Percentage	Percentage of PSA
Percentage of SDA		0%	125%	300%	400%	500%
0%	0%	5.54%	5.58%	5.63%	5.66%	5.68%
50%	15%	5.37	5.63	5.65	5.67	5.69
50%	30%	(18.95)	(0.82)	4.55	5.69	5.69
75%	15%	1.39	4.63	5.67	5.67	5.70
75%	30%	(52.23)	(44.72)	(6.78)	(2.66)	2.21
100%	15%	(16.31)	(0.65)	4.66	5.69	5.69
100%	30%	(68.48)	(63.11)	(52.55)	(40.92)	(10.04)
150%	15%	(51.95)	(44.30)	(6.47)	(2.48)	2.40
150%	30%	(91.33)	(88.16)	(82.52)	(78.30)	(72.93)

The following table sets forth the amount of Realized Losses that would be incurred with respect to the Group 1 Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Group 1 Mortgage Loans as of the Cut-off Date.

Aggregate Realized Losses for Loan Group 1

	Loss Severity Percentage	Percentage of PSA
Percentage of SDA		0%	125%	300%	400%	500%
50%	25%	0.48%	0.36%	0.26%	0.22%	0.18%
50%	50%	0.96	0.72	0.51	0.43	0.37
75%	25%	0.72	0.54	0.38	0.32	0.27
75%	50%	1.43	1.08	0.77	0.65	0.55
100%	25%	0.95	0.72	0.51	0.43	0.36
100%	50%	1.90	1.43	1.02	0.86	0.73
150%	25%	1.41	1.07	0.76	0.64	0.54
150%	50%	2.83	2.13	1.52	1.28	1.09

The following table sets forth the amount of Realized Losses that would be incurred with respect to the Group 2 Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Group 2 Mortgage Loans as of the Cut-off Date.

Aggregate Realized Losses for Loan Group 2

	Loss Severity Percentage	Percentage of PSA
Percentage of SDA		0%	125%	300%	400%	500%
50%	15%	0.22%	0.18%	0.13%	0.11%	0.10%
50%	30%	0.44	0.36	0.26	0.23	0.19
75%	15%	0.33	0.27	0.20	0.17	0.15
75%	30%	0.66	0.53	0.40	0.34	0.29
100%	15%	0.44	0.35	0.26	0.22	0.19
100%	30%	0.88	0.71	0.53	0.45	0.39
150%	15%	0.66	0.53	0.39	0.34	0.29
150%	30%	1.31	1.05	0.79	0.67	0.58

You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses under a variety of scenarios. If you are purchasing Class 1-B-2, Class 1-B-3, Class 2-B-2 or Class 2-B-3 Certificates you should fully consider the risk that Realized Losses on the Mortgage Loans in the related Loan Group could result in the failure to fully recover your investments.

CREDIT SUPPORT

The rights of each class of Class B Certificates of a Group to receive distributions of principal and interest are subordinated to such rights of the Class A Certificates and the Components of such Group and of each class of Class B Certificates of such Group with a lower numerical designation. For example, the Class 1-B-2 Certificates will not receive principal or interest on a Distribution Date until the Group 1-A Certificates, the Class 1-SES Component and the Class 1-A-PO Component and Class 1-B-1 Certificates have received the amounts to which they are entitled on that Distribution Date. The subordination described above is intended to increase the likelihood of receipt by the Class A Certificates and Class A-PO Component of a Group and the Class B Certificates of such Group with lower numerical class designations of the amount to which they are entitled on any Distribution Date and to provide those classes and the related Class A-PO Component with protection against Realized Losses on the Mortgage Loans in the related Loan Group.

The applicable Non-PO Percentage of Realized Losses on the Mortgage Loan in the related Loan Group will be allocated to the class of Class B Certificates of such Group then outstanding with the highest numerical class designation. In addition, the balance of that Class of Class B Certificates will be reduced by the amount of distributions on the Class A-PO Component such Group in reimbursement for the Class A-PO Deferred Amounts for such Group.

The Class A Certificates (but not the Class A-PO Component) of a Group will receive 100% of the Non-PO Percentage of principal prepayments received with respect to the Mortgage Loans in the related Loan Group until the fifth anniversary of the first Distribution Date. During the following four years, those Class A Certificates will receive a large, but generally decreasing, share of such principal prepayments. This disproportionate allocation of prepayments will result in an acceleration of the amortization of those Class A Certificates and will enhance the likelihood that holders of those Certificates will receive the entire amount of principal to which they are entitled. In addition to this acceleration mechanism, on any Distribution Date on which the Senior Percentage for a Group exceeds the initial Senior Percentage for such Group, the Class A Certificates of such Group will be entitled to receive 100% of the Non-PO Percentage of principal prepayments received with respect to the Mortgage Loans in the related Loan Group. See “Description of the Certificates — Principal” in this Prospectus Supplement.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

FEDERAL INCOME TAX CONSEQUENCES

Elections will be made to treat the Trust as two separate “real estate mortgage investment conduits” (the “Upper-Tier REMIC” and the “Lower-Tier REMIC” and each, a “REMIC”) for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the “Code”).

•	The Certificates (other than the Class SES, Class A-PO, Class 1-A-R and Class 1-A-LR Certificates) and each Component will be designated as “regular interests” in the REMIC. All the Certificates (other than the Class 1-A-R and Class 1-A-LR Certificates) are “Regular Certificates” for purposes of the following discussion.

•	The Class 1-A-R and Class 1-A-LR Certificates will be designated as the sole class of “residual interests” in the Upper-Tier REMIC and Lower-Tier REMIC, respectively.

See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates” in the Prospectus.

Regular Certificates

The Regular Certificates generally will be treated as debt instruments issued by the Upper-Tier REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

Although not free from doubt, the Class A-PO Certificates should be treated in the aggregate as one debt instrument having the cash flows equal to the cash flows of the related Components. The Class 1-A-2, Class 1-A-3, Class 1-A-5, Class 1-A-16, Class 1-A-17, Class 1-A-20, Class 1-A-21, Class 1-A-22,  Class 1-A-38, Class 1-A-WIO, Class 2-A-WIO and Class A-PO Certificates will, and the other classes of Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Original Issue Discount” in the Prospectus. Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Regular Certificates — Premium” in the Prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 300% PSA No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

The Regular Certificates will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the Prospectus:

•	the Regular Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code;

•	the Regular Certificates will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code; and

•	interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code.

See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Status of REMIC Certificates” in the Prospectus.

Residual Certificates

If you hold the Class 1-A-R or Class 1-A-LR Certificate, you must include the taxable income or loss of the Upper-Tier REMIC or Lower-Tier REMIC, respectively, in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class 1-A-R or Class 1-A-LR Certificate may be treated as “excess inclusion” income, which, among other consequences, will result in your inability to use net operating losses to offset such income from the Upper-Tier REMIC or Lower-Tier REMIC, respectively.

You should consider carefully the tax consequences of any investment in the Class 1-A-R or Class 1-A-LR Certificate discussed in the Prospectus and should consult your tax advisors with respect to those consequences. See “Federal Income Tax Consequences” in the Prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, the Class 1-A-R or Class 1-A-LR Certificate will be treated as a “noneconomic” residual interest and “tax avoidance potential” residual interest. See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxation of Residual Certificates — Tax-Related Restrictions on Transfer of Residual Certificates — Noneconomic Residual Interests,” “— Foreign Investors” and “— Mark to Market Regulations” in the Prospectus. Additionally, for information regarding Prohibited Transactions, see “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Taxes That May Be Imposed on the REMIC Pool — Prohibited Transactions” in the Prospectus.

Regulations have been proposed regarding the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The proposed regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) indicate that inducement fees constitute income from sources within the United States. Prospective purchasers of the Class 1-A-R or Class 1-A-LR Certificate should consult with their tax advisors regarding the effect of these proposed regulations.

Backup Withholding and Reporting Requirements

Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding at a rate of 28% (increasing to 31% after 2010) with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other “reportable payments” (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See “Federal Income Tax Consequences —Federal Income Tax Consequences for REMIC Certificates — Backup Withholding” in the Prospectus.

The Trustee will be required to report annually to the Internal Revenue Service (the “IRS”), and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only “certificateholder” of record of the Offered Certificates (other than the Class 1-A-R and Class 1-A-LR Certificates) is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on such Certificates from Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants and certain other persons to complete their reports.) See “Federal Income Tax Consequences — Federal Income Tax Consequences for REMIC Certificates — Reporting Requirements” in the Prospectus.

All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

STATE TAXES

The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their tax advisors regarding such tax consequences.

ERISA CONSIDERATIONS

A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account (an “IRA”), subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code or any federal, state or local law (“Similar Law”) which is similar to ERISA or the Code (collectively, a “Plan”) should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See “ERISA Considerations” in the Prospectus.

The U.S. Department of Labor has extended to Banc of America Securities LLC an administrative exemption (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans, but does not cover certain IRAs and certain employee benefit plans covering only self-employed individuals which are subject to the prohibited transaction provisions of the Code.

For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations — Administrative Exemptions — Individual Administrative Exemptions” in the Prospectus.

The Exemption may cover the acquisition and holding of the Offered Certificates (other than the Class  1-A-R and Class 1-A-LR Certificates) by the Plans to which it applies and that all conditions of the Exemption other than those within the control of the investors are met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of PTE 83-1 described under “ERISA Considerations” in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The Class 1-A-R and Class 1-A-LR Certificates may not be purchased by or transferred to a Plan or a person acting on behalf of or investing assets of a Plan. See “Description of the Certificates — Restrictions on Transfer of the Class 1-A-R and Class 1-A-LR Certificates” in this Prospectus Supplement.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”) among the Depositor, Banc of America Securities LLC (the “Underwriter”), and Bank of America, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 102.292% of the initial balance of those Certificates, before deducting expenses estimated at approximately $413,229 payable by the Depositor.

Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter has advised the Depositor that Edward D. Jones & Co., L.P. proposes to offer the Class 1-A-1 Certificates from time to time for sale in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Underwriter is an affiliate of the Depositor, the Seller and the Servicer, and is a registered broker/dealer. Any obligations of the Underwriter are the sole responsibility of the Underwriter and do not create any obligation or guarantee on the part of any affiliate of the Underwriter. This Prospectus Supplement and the Prospectus may be used by the Underwriter in connection with offers and sales related to market-making transactions in the Offered Certificates. The Underwriter may act as principal or agent in such transactions.

LEGAL MATTERS

The validity of and certain federal income tax matters with respect to the Offered Certificates will be passed upon for the Depositor and Underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

EXPERTS

The consolidated balance sheets of MBIA Inc. and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2002 and December 31, 2001 and the related consolidated statements of income, changes in shareholder’s equity, and cash flows for each of the three years in the period ended December 31, 2002, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

CERTIFICATE RATINGS

At their issuance, each class of Offered Certificates is required to receive from Fitch Ratings. (“Fitch”) and Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”) at least the rating set forth in the table beginning on page S-4 of this Prospectus Supplement.

Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the Pooling Agreement.

S&P’s and Fitch’s ratings take into consideration the credit quality of the Mortgage Pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the Offered Certificates. S&P’s and Fitch’s ratings on the Offered Certificates do not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans.

S&P’s and Fitch’s ratings do not address the possibility that because the Interest Only Certificates are extremely sensitive to principal prepayments, a holder of an Interest Only Certificate may not fully recover its initial investment. S&P’s and Fitch’s ratings on the Principal Only Certificates only address the return of the class balance of such Certificates and do not address the possibility that a slower than anticipated rate of prepayments may adversely affect the yield to investors. S&P’s and Fitch’s ratings on Residual Certificates do not address the likelihood of a return to investors other than to the extent of the class balance and interest at the pass-through rate thereon.

The Depositor has not requested a rating of any class of Offered Certificates by any rating agency other than S&P and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a class of Offered Certificates may be lower than the ratings assigned by S&P and Fitch.

The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT DEFINITIONS

Page
Adjusted Pool Amount	S-73
Adjusted Pool Amount (PO Portion)	S-73
Administrative Fee Rate	S-42
Administrative Fees	S-42
Advance	S-43
Ancillary Income	S-52
Bank of America	S-39
Bankruptcy Losses	S-73
BBA	S-57
beneficial owner	S-47
Book-Entry Certificates	S-47
Certificate Account	S-41
Certificateholder	S-47
Certificate Owners	S-47
Certificates	S-6
Class 1-A-2 Notional Amount	S-55
Class 1-A-3 Notional Amount	S-56
Class 1-A-20 Notional Amount	S-56
Class 1-A-PO Component	S-7
Class 1-A-WIO Notional Amount	S-56
Class 2-A-WIO Notional Amount	S-56
Class 2-A-PO Component	S-7
Class A Certificates	S-7
Class A-PO Components	S-7
Class A-PO Deferred Amount	S-71
Class A-PO Principal Distribution Amount	S-64
Class B Certificates	S-7
class balance	S-56
Class SES Compensating Interest	S-43
Clearstream	S-49
Clearstream Participants	S-49
Closing Date	S-6
Code	S-112
Compensating Interest	S-43
Components	S-7
Corporate Trust Office	S-45
Cut-off Date	S-6
Debt Service Reduction	S-73
Deceased Holder	S-70
Decrement Tables	S-83
Deficiency Amount	S-75
Deficient Valuation	S-73
Definitive Certificates	S-47
Deleted Mortgage Loan	S-41
Depositor	S-7
Determination Date	S-43
Discount Mortgage Loans	S-58
Distribution Date	S-51

Page
DTC	S-47
Eligible Substitute Mortgage Loan	S-41
ERISA	S-114
Euroclear	S-49
Euroclear Operator	S-50
Euroclear Participants	S-49
European Depositaries	S-47
Exemption	S-114
FHLMC	S-27
Final Scheduled Maturity Date	S-46
Financial Intermediary	S-48
Fitch	S-116
Floating Rate Certificates	S-7
FNMA	S-27
Fractional Interest	S-66
Global Securities	B-1
Group	S-7
Group 1	S-7
Group 1 Discount Mortgage Loan	S-58
Group 1 Mortgage Loans	S-27
Group 1 Premium Mortgage Loan	S-58
Group 1-A Certificates and Class 1-A-PO Component	S-7
Group 1-B Certificates	S-7
Group 2	S-7
Group 2 Mortgage Loans	S-27
Group 2 Discount Mortgage Loan	S-58
Group 2 Premium Mortgage Loan	S-59
Group 2-A Certificates and Class 2-A-PO Component	S-7
Group 2-B Certificates	S-7
Indirect Participants	S-47
Insured Certificates	S-7
Insured Payment	S-75
Interest Accrual Period	S-55
Interest Distribution Amount	S-53
Interest Only Certificates	S-7
Interest Settlement Rate	S-57
Inverse Floating Rate Certificates	S-7
IRA	S-114
IRS	S-113
Issuer	S-6
LIBOR	S-5
LIBOR Based Interest Accrual Period	S-55
LIBOR Determination Date	S-57
Liquidated Mortgage Loan	S-73
Liquidation Proceeds	S-52
Living Holders	S-66
Loan Group	S-26
Loan Group 1	S-26
Loan Group 2	S-26
Loan-to-Value Ratio	S-27
Loss Severity Percentage	S-107
Lower-Tier REMIC	S-112

Page
MBIA	S-76
MERS	S-40
Modeling Assumptions	S-83
Mortgage File	S-40
Mortgage Loan Purchase Agreement	S-27
Mortgage Loans	S-26
Mortgage Pool	S-26
Net Interest Shortfall	S-54
Net Mortgage Interest Rate	S-59
Non-Offered Certificates	S-6
Non-PO Percentage	S-58
Non-PO Principal Amount	S-59
Non-Supported Interest Shortfall	S-54
Offered Certificates	S-6
Original Subordinate Principal Balance	S-63
PAC I Group	S-60
PAC II Group	S-61
PAC Principal Amount	S-63
Participants	S-47
Percentage Interest	S-46
Plan	S-114
Policy	S-74
Pool Distribution Amount	S-52
Pool Distribution Amount Allocation	S-52
Pool Principal Balance	S-62
Pooling Agreement	S-39
PO Percentage	S-59
PO Principal Amount	S-65
Preference Amount	S-75
Premium Distribution Amount	S-53
Premium Mortgage Loans	S-59
Prepayment Interest Shortfall	S-43
PSA	S-85
Purchase Price	S-40
Realized Loss	S-73
Record Date	S-51
Regular Certificates	S-112
Regular Interest Accrual Period	S-55
Relevant Depositary	S-47
Relief Act Reduction	S-54
REMIC	S-112
REMIC Regulations	S-79
REO Property	S-43
Reserve Fund	S-54
Reserve Interest Rate	S-58
Residual Certificates	S-7
Rounding Account	S-67
Rules	S-48
S&P	S-116
Scheduled Principal Payments	S-59
SDA	S-107
Seller	S-6
Senior Certificates	S-6
Senior Credit Support Depletion Date	S-61

Page
Senior Percentage	S-62
Senior Prepayment Percentage	S-62
Senior Principal Distribution Amount	S-61
Servicer	S-39
Servicing Compensation	S-42
Servicer Compensating Interest	S-43
Servicer Custodial Account	S-41
Servicing Fee	S-42
Servicing Fee Rate	S-42
Similar Law	S-114
SMMEA	S-18
Special Retail Certificates	S-66
Stated Principal Balance	S-62
Subordinate Certificates	S-7
Subordinate Percentage	S-62
Subordinate Prepayment Percentage	S-63
Subordinate Principal Distribution Amount	S-66
Substitution Adjustment Amount	S-41
Super Senior Certificates	S-7
Super Senior Support Certificates	S-7
Supplemental Servicing Fee	S-42
Telerate Page 3750	S-57
Terms and Conditions	S-50
Trust	S-6
Trustee	S-6
Trustee Fee Rate	S-42
Underwriter	S-115
Underwriting Agreement	S-115
Unscheduled Principal Payments	S-59
Upper-Tier REMIC	S-112
U.S. Person	S-80
Wells Fargo	S-45
Withholding Regulations	B-4

Appendix A

	PAC Principal Balance Schedules
Payment Date	PAC Group I	PAC Group II
Initial Balance	$510,470,000.00	$40,365,951.00
August 25, 2003	509,341,094.54	40,326,714.50
September 25, 2003	508,041,732.06	40,267,016.79
October 25, 2003	506,572,408.93	40,186,891.64
November 25, 2003	504,933,631.08	40,086,401.57
December 25, 2003	503,126,013.92	39,965,637.95
January 25, 2004	501,150,282.15	39,824,721.02
February 25, 2004	499,007,269.48	39,663,799.80
March 25, 2004	496,697,918.24	39,483,052.03
April 25, 2004	494,223,278.81	39,282,684.04
May 25, 2004	491,584,509.02	39,062,930.50
June 25, 2004	488,782,873.35	38,824,054.22
July 25, 2004	485,819,742.08	38,566,345.86
August 25, 2004	482,696,590.29	38,290,123.51
September 25, 2004	479,414,996.73	37,995,732.37
October 25, 2004	475,976,642.65	37,683,544.24
November 25, 2004	472,383,310.38	37,353,957.10
December 25, 2004	468,636,881.96	37,007,394.45
January 25, 2005	464,739,337.55	36,644,304.80
February 25, 2005	460,692,753.75	36,265,161.01
March 25, 2005	456,499,301.84	35,870,459.59
April 25, 2005	452,161,245.90	35,460,719.96
May 25, 2005	447,680,940.83	35,036,483.68
June 25, 2005	443,060,830.25	34,598,313.66
July 25, 2005	438,303,444.35	34,146,793.23
August 25, 2005	433,411,397.57	33,682,525.33
September 25, 2005	428,387,386.28	33,206,131.49
October 25, 2005	423,234,186.28	32,718,250.91
November 25, 2005	417,954,650.29	32,219,539.44
December 25, 2005	412,551,705.28	31,710,668.54
January 25, 2006	407,172,261.72	31,209,374.35
February 25, 2006	401,829,333.57	30,717,155.11
March 25, 2006	396,522,683.38	30,233,906.45
April 25, 2006	391,252,075.24	29,759,525.03
May 25, 2006	386,017,274.78	29,293,908.53
June 25, 2006	380,818,049.15	28,836,955.63
July 25, 2006	375,654,167.03	28,388,566.02
August 25, 2006	370,525,398.60	27,948,640.37
September 25, 2006	365,431,515.53	27,517,080.34
October 25, 2006	360,372,291.00	27,093,788.53
November 25, 2006	355,347,499.66	26,678,668.54
December 25, 2006	350,356,917.63	26,271,624.90
January 25, 2007	345,400,322.48	25,872,563.10
February 25, 2007	340,477,493.25	25,481,389.54
March 25, 2007	335,588,210.40	25,098,011.57
April 25, 2007	330,732,255.84	24,722,337.46

	PAC Principal Balance Schedules
Payment Date	PAC Group I	PAC Group II
May 25, 2007	$325,909,412.90	$24,354,276.38
June 25, 2007	321,119,466.32	23,993,738.39
July 25, 2007	316,362,202.24	23,640,634.47
August 25, 2007	311,637,408.19	23,294,876.48
September 25, 2007	306,944,873.12	22,956,377.13
October 25, 2007	302,284,387.33	22,625,050.03
November 25, 2007	297,655,742.47	22,300,809.64
December 25, 2007	293,058,731.60	21,983,571.27
January 25, 2008	288,493,149.09	21,673,251.09
February 25, 2008	283,958,790.67	21,369,766.08
March 25, 2008	279,455,453.41	21,073,034.08
April 25, 2008	274,982,935.67	20,782,973.74
May 25, 2008	270,541,037.18	20,499,504.51
June 25, 2008	266,129,558.93	20,222,546.67
July 25, 2008	261,748,303.24	19,952,021.30
August 25, 2008	257,433,105.54	19,692,452.86
September 25, 2008	253,147,560.50	19,439,127.83
October 25, 2008	248,891,473.94	19,191,969.66
November 25, 2008	244,664,652.95	18,950,902.62
December 25, 2008	240,466,905.86	18,715,851.71
January 25, 2009	236,298,042.25	18,486,742.71
February 25, 2009	232,157,872.95	18,263,502.14
March 25, 2009	228,046,210.02	18,046,057.24
April 25, 2009	223,962,866.72	17,834,336.02
May 25, 2009	219,907,657.55	17,628,267.21
June 25, 2009	215,880,398.21	17,427,780.24
July 25, 2009	211,880,905.60	17,232,805.29
August 25, 2009	207,920,513.66	17,044,702.78
September 25, 2009	203,987,436.24	16,861,955.59
October 25, 2009	200,081,493.95	16,684,496.12
November 25, 2009	196,202,508.58	16,512,257.44
December 25, 2009	192,350,303.05	16,345,173.32
January 25, 2010	188,524,701.46	16,183,178.17
February 25, 2010	184,725,529.04	16,026,207.11
March 25, 2010	180,952,612.17	15,874,195.91
April 25, 2010	177,205,778.34	15,727,080.99
May 25, 2010	173,484,856.18	15,584,799.42
June 25, 2010	169,789,675.43	15,447,288.92
July 25, 2010	166,120,066.93	15,314,487.87
August 25, 2010	162,497,741.09	15,188,946.74
September 25, 2010	158,940,369.12	15,043,524.83
October 25, 2010	155,458,069.48	14,875,796.27
November 25, 2010	152,049,297.56	14,704,088.12
December 25, 2010	148,712,539.97	14,528,615.41
January 25, 2011	145,446,313.99	14,349,586.54
February 25, 2011	142,249,166.85	14,167,203.45
March 25, 2011	139,119,675.22	13,981,661.80
April 25, 2011	136,056,444.58	13,793,151.07
May 25, 2011	133,058,108.65	13,601,854.80

	PAC Principal Balance Schedules
Payment Date	PAC Group I	PAC Group II
June 25, 2011	$130,123,328.82	$13,407,950.72
July 25, 2011	127,250,793.62	13,211,610.85
August 25, 2011	124,489,270.65	13,009,470.75
September 25, 2011	121,785,897.31	12,805,447.39
October 25, 2011	119,139,474.62	12,599,689.24
November 25, 2011	116,548,827.97	12,392,339.85
December 25, 2011	114,012,806.60	12,183,537.99
January 25, 2012	111,530,283.15	11,973,417.79
February 25, 2012	109,100,153.15	11,762,108.84
March 25, 2012	106,721,334.61	11,549,736.34
April 25, 2012	104,392,767.51	11,336,421.19
May 25, 2012	102,113,413.43	11,122,280.12
June 25, 2012	99,882,255.04	10,907,425.81
July 25, 2012	97,698,295.73	10,691,966.98
August 25, 2012	95,601,050.77	10,473,812.57
September 25, 2012	93,547,489.75	10,255,469.14
October 25, 2012	91,536,720.55	10,037,024.99
November 25, 2012	89,567,869.01	9,818,565.22
December 25, 2012	87,640,078.59	9,600,171.76
January 25, 2013	85,752,510.03	9,381,923.48
February 25, 2013	83,904,340.96	9,163,896.28
March 25, 2013	82,094,765.62	8,946,163.17
April 25, 2013	80,322,994.49	8,728,794.36
May 25, 2013	78,588,253.99	8,511,857.29
June 25, 2013	76,889,786.12	8,295,416.80
July 25, 2013	75,226,848.21	8,079,535.11
August 25, 2013	73,598,712.57	7,864,271.94
September 25, 2013	72,004,666.18	7,649,684.58
October 25, 2013	70,444,010.45	7,435,827.95
November 25, 2013	68,916,060.89	7,222,754.68
December 25, 2013	67,420,146.83	7,010,515.15
January 25, 2014	65,955,611.15	6,799,157.60
February 25, 2014	64,521,810.03	6,588,728.13
March 25, 2014	63,118,112.64	6,379,270.82
April 25, 2014	61,743,900.93	6,170,827.76
May 25, 2014	60,398,569.33	5,963,439.11
June 25, 2014	59,081,524.51	5,757,143.18
July 25, 2014	57,792,185.19	5,551,976.43
August 25, 2014	56,529,981.80	5,347,973.59
September 25, 2014	55,294,356.32	5,145,167.67
October 25, 2014	54,084,762.05	4,943,590.03
November 25, 2014	52,900,663.32	4,743,270.42
December 25, 2014	51,741,535.33	4,544,237.03
January 25, 2015	50,606,863.93	4,346,516.55
February 25, 2015	49,496,145.35	4,150,134.19
March 25, 2015	48,408,886.05	3,955,113.76
April 25, 2015	47,344,602.51	3,761,477.68
May 25, 2015	46,302,821.00	3,569,247.03
June 25, 2015	45,283,077.39	3,378,441.63

	PAC Principal Balance Schedules
Payment Date	PAC Group I	PAC Group II
July 25, 2015	$44,284,916.98	$3,189,080.03
August 25, 2015	43,307,894.29	3,001,179.56
September 25, 2015	42,351,572.88	2,814,756.40
October 25, 2015	41,415,525.18	2,629,825.58
November 25, 2015	40,499,332.30	2,446,401.02
December 25, 2015	39,602,583.85	2,264,495.62
January 25, 2016	38,724,877.78	2,084,121.20
February 25, 2016	37,865,820.21	1,905,288.63
March 25, 2016	37,025,025.28	1,728,007.78
April 25, 2016	36,202,114.96	1,552,287.62
May 25, 2016	35,396,718.90	1,378,136.21
June 25, 2016	34,608,474.31	1,205,560.73
July 25, 2016	33,837,025.77	1,034,567.53
August 25, 2016	33,082,025.07	865,162.17
September 25, 2016	32,343,131.13	697,349.39
October 25, 2016	31,620,009.78	531,133.21
November 25, 2016	30,912,333.67	366,516.90
December 25, 2016	30,219,782.13	203,503.02
January 25, 2017	29,542,041.01	42,093.47
February 25, 2017	28,878,802.56	0.00
March 25, 2017	28,229,765.33	0.00
April 25, 2017	27,594,633.98	0.00
May 25, 2017	26,973,119.23	0.00
June 25, 2017	26,364,937.67	0.00
July 25, 2017	25,769,811.72	0.00
August 25, 2017	25,187,469.42	0.00
September 25, 2017	24,617,644.39	0.00
October 25, 2017	24,060,075.69	0.00
November 25, 2017	23,514,507.70	0.00
December 25, 2017	22,980,690.03	0.00
January 25, 2018	22,458,377.43	0.00
February 25, 2018	21,947,329.64	0.00
March 25, 2018	21,447,311.31	0.00
April 25, 2018	20,958,091.94	0.00
May 25, 2018	20,479,445.71	0.00
June 25, 2018	20,011,151.45	0.00
July 25, 2018	19,552,992.50	0.00
August 25, 2018	19,104,756.67	0.00
September 25, 2018	18,666,236.08	0.00
October 25, 2018	18,237,227.13	0.00
November 25, 2018	17,817,530.40	0.00
December 25, 2018	17,406,950.56	0.00
January 25, 2019	17,005,296.27	0.00
February 25, 2019	16,612,380.15	0.00
March 25, 2019	16,228,018.62	0.00
April 25, 2019	15,852,031.92	0.00
May 25, 2019	15,484,243.95	0.00
June 25, 2019	15,124,482.24	0.00
July 25, 2019	14,772,577.86	0.00

	PAC Principal Balance Schedules
Payment Date	PAC Group I	PAC Group II
August 25, 2019	$14,428,365.38	$0.00
September 25, 2019	14,091,682.72	0.00
October 25, 2019	13,762,371.20	0.00
November 25, 2019	13,440,275.35	0.00
December 25, 2019	13,125,242.93	0.00
January 25, 2020	12,817,124.84	0.00
February 25, 2020	12,515,775.03	0.00
March 25, 2020	12,221,050.48	0.00
April 25, 2020	11,932,811.10	0.00
May 25, 2020	11,650,919.72	0.00
June 25, 2020	11,375,241.98	0.00
July 25, 2020	11,105,646.27	0.00
August 25, 2020	10,842,003.75	0.00
September 25, 2020	10,584,188.20	0.00
October 25, 2020	10,332,076.03	0.00
November 25, 2020	10,085,546.18	0.00
December 25, 2020	9,844,480.12	0.00
January 25, 2021	9,608,761.77	0.00
February 25, 2021	9,378,277.42	0.00
March 25, 2021	9,152,915.75	0.00
April 25, 2021	8,932,567.73	0.00
May 25, 2021	8,717,126.59	0.00
June 25, 2021	8,506,487.77	0.00
July 25, 2021	8,300,548.89	0.00
August 25, 2021	8,099,209.67	0.00
September 25, 2021	7,902,371.92	0.00
October 25, 2021	7,709,939.51	0.00
November 25, 2021	7,521,818.28	0.00
December 25, 2021	7,337,916.03	0.00
January 25, 2022	7,158,142.47	0.00
February 25, 2022	6,982,409.22	0.00
March 25, 2022	6,810,629.70	0.00
April 25, 2022	6,642,719.14	0.00
May 25, 2022	6,478,594.54	0.00
June 25, 2022	6,318,174.64	0.00
July 25, 2022	6,161,379.86	0.00
August 25, 2022	6,008,132.26	0.00
September 25, 2022	5,858,355.56	0.00
October 25, 2022	5,711,975.04	0.00
November 25, 2022	5,568,917.57	0.00
December 25, 2022	5,429,111.52	0.00
January 25, 2023	5,292,486.76	0.00
February 25, 2023	5,158,974.64	0.00
March 25, 2023	5,028,507.94	0.00
April 25, 2023	4,901,020.82	0.00
May 25, 2023	4,776,448.86	0.00
June 25, 2023	4,654,728.96	0.00
July 25, 2023	4,535,799.34	0.00

	PAC Principal Balance Schedules
Payment Date	PAC Group I	PAC Group II
August 25, 2023	$4,419,599.53	$0.00
September 25, 2023	4,306,070.31	0.00
October 25, 2023	4,195,153.72	0.00
November 25, 2023	4,086,793.00	0.00
December 25, 2023	3,980,932.60	0.00
January 25, 2024	3,877,518.11	0.00
February 25, 2024	3,776,496.28	0.00
March 25, 2024	3,677,814.97	0.00
April 25, 2024	3,581,423.16	0.00
May 25, 2024	3,487,270.87	0.00
June 25, 2024	3,395,309.19	0.00
July 25, 2024	3,305,490.25	0.00
August 25, 2024	3,217,767.16	0.00
September 25, 2024	3,132,094.04	0.00
October 25, 2024	3,048,425.97	0.00
November 25, 2024	2,966,718.98	0.00
December 25, 2024	2,886,930.03	0.00
January 25, 2025	2,809,016.99	0.00
February 25, 2025	2,732,938.60	0.00
March 25, 2025	2,658,654.52	0.00
April 25, 2025	2,586,125.20	0.00
May 25, 2025	2,515,311.98	0.00
June 25, 2025	2,446,177.00	0.00
July 25, 2025	2,378,683.19	0.00
August 25, 2025	2,312,794.28	0.00
September 25, 2025	2,248,474.77	0.00
October 25, 2025	2,185,689.91	0.00
November 25, 2025	2,124,405.68	0.00
December 25, 2025	2,064,588.79	0.00
January 25, 2026	2,006,206.67	0.00
February 25, 2026	1,949,227.42	0.00
March 25, 2026	1,893,619.84	0.00
April 25, 2026	1,839,353.37	0.00
May 25, 2026	1,786,398.13	0.00
June 25, 2026	1,734,724.85	0.00
July 25, 2026	1,684,304.90	0.00
August 25, 2026	1,635,110.26	0.00
September 25, 2026	1,587,113.51	0.00
October 25, 2026	1,540,287.81	0.00
November 25, 2026	1,494,606.89	0.00
December 25, 2026	1,450,045.06	0.00
January 25, 2027	1,406,577.16	0.00
February 25, 2027	1,364,178.59	0.00
March 25, 2027	1,322,825.25	0.00
April 25, 2027	1,282,493.58	0.00
May 25, 2027	1,243,160.51	0.00
June 25, 2027	1,204,803.49	0.00
July 25, 2027	1,167,400.42	0.00

	PAC Principal Balance Schedules
Payment Date	PAC Group I	PAC Group II
August 25, 2027	$1,130,929.71	$0.00
September 25, 2027	1,095,370.21	0.00
October 25, 2027	1,060,701.23	0.00
November 25, 2027	1,026,902.54	0.00
December 25, 2027	993,954.33	0.00
January 25, 2028	961,837.22	0.00
February 25, 2028	930,532.27	0.00
March 25, 2028	900,020.90	0.00
April 25, 2028	870,285.00	0.00
May 25, 2028	841,306.78	0.00
June 25, 2028	813,068.90	0.00
July 25, 2028	785,554.35	0.00
August 25, 2028	758,746.52	0.00
September 25, 2028	732,629.12	0.00
October 25, 2028	707,186.27	0.00
November 25, 2028	682,402.39	0.00
December 25, 2028	658,262.25	0.00
January 25, 2029	634,750.96	0.00
February 25, 2029	611,853.96	0.00
March 25, 2029	589,556.98	0.00
April 25, 2029	567,846.10	0.00
May 25, 2029	546,707.66	0.00
June 25, 2029	526,128.34	0.00
July 25, 2029	506,095.09	0.00
August 25, 2029	486,595.14	0.00
September 25, 2029	467,616.02	0.00
October 25, 2029	449,145.51	0.00
November 25, 2029	431,171.67	0.00
December 25, 2029	413,682.84	0.00
January 25, 2030	396,667.59	0.00
February 25, 2030	380,114.74	0.00
March 25, 2030	364,013.38	0.00
April 25, 2030	348,352.82	0.00
May 25, 2030	333,122.62	0.00
June 25, 2030	318,312.55	0.00
July 25, 2030	303,912.64	0.00
August 25, 2030	289,913.10	0.00
September 25, 2030	276,304.39	0.00
October 25, 2030	263,077.16	0.00
November 25, 2030	250,222.29	0.00
December 25, 2030	237,730.83	0.00
January 25, 2031	225,594.06	0.00
February 25, 2031	213,803.44	0.00
March 25, 2031	202,350.62	0.00
April 25, 2031	191,227.43	0.00
May 25, 2031	180,425.90	0.00
June 25, 2031	169,938.22	0.00
July 25, 2031	159,756.78	0.00

	PAC Principal Balance Schedules
Payment Date	PAC Group I	PAC Group II
August 25, 2031	$149,874.10	$0.00
September 25, 2031	140,282.90	0.00
October 25, 2031	130,976.06	0.00
November 25, 2031	121,946.60	0.00
December 25, 2031	113,187.72	0.00
January 25, 2032	104,692.77	0.00
February 25, 2032	96,455.23	0.00
March 25, 2032	88,468.74	0.00
April 25, 2032	80,727.10	0.00
May 25, 2032	73,224.22	0.00
June 25, 2032	65,954.16	0.00
July 25, 2032	58,911.12	0.00
August 25, 2032	52,089.44	0.00
September 25, 2032	45,483.56	0.00
October 25, 2032	39,088.06	0.00
November 25, 2032	32,897.66	0.00
December 25, 2032	26,907.18	0.00
January 25, 2033	21,111.57	0.00
February 25, 2033	15,505.88	0.00
March 25, 2033	10,085.29	0.00
April 25, 2033	4,845.07	0.00
May 25, 2033 and thereafter	0.00	0.00

Appendix B

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates (other than the Class 1-A-R and Class 1-A-LR Certificates) will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same–day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no ‘lock-up’ or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.    Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants.    Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser.    When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)  borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)  borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).    Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W- 8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).    A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).    Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

Exemption for U.S. Persons (Form W-9).    U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.    The Certificate Owner of a Global Security or, in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

Final withholding regulations (the “Withholding Regulations”) effective January 1, 2001 affect the documentation required from non-U.S. Persons. The Withholding Regulations replace a number of prior tax certification forms (including IRS Form W-8, 1001 and 4224) with a new series of IRS Form W-8 and generally standardize the period of time for which withholding agents can rely on such forms (although certain of the new forms may remain valid indefinitely if the beneficial owner provides a United States taxpayer identification number and the information on the form does not change).

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Banc of America Mortgage Securities, Inc.

Depositor

Mortgage Pass-Through Certificates

(Issuable in Series by separate Trusts)

You should carefully consider the risk factors beginning on page 11 of this prospectus.

Neither the certificates of any series nor the related underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

The certificates of each series will represent interests in the related Trust only and will not represent interests in or obligations of the Depositor or any other entity.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

Each Trust—

•	will issue a series of mortgage pass-through certificates, which will consist of one or more classes of certificates; and

•	will own—

•	a pool or pools of fixed or adjustable interest rate, conventional mortgage loans, each of which is secured by a first lien on a one- to four-family residential property; and

•	other assets described in this prospectus and the accompanying prospectus supplement.

Each Pool of Mortgage Loans—

•	will be sold to the related Trust by the Depositor, who will have in turn purchased them from affiliated or unaffiliated sellers;

•	will be underwritten to such standards as described in this prospectus or the accompanying prospectus supplement; and

•	will be serviced by servicers affiliated or unaffiliated with the Depositor.

Each Series of Certificates—

•	will represent interests in the related Trust;

•	may provide credit support by “subordinating” certain classes to other classes of certificates; any subordinated classes will be entitled to payment subject to the payment of more senior classes and may bear losses before more senior classes;

•	may be entitled to one or more of the other types of credit support described in this prospectus; and

•	will be paid only from the assets of the related Trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 20, 2003.

TABLE OF CONTENTS

PROSPECTUS

Page
General	107
Certain Requirements Under ERISA and the Code	108
General	108
Parties in Interest/Disqualified Persons	108
Delegation of Fiduciary Duty	108
Applicability to Non-ERISA Plans	109
Administrative Exemptions	109
Individual Administrative Exemptions	109
PTE 83-1	111
Non-ERISA Plans and Exempt Plans	111
Unrelated Business Taxable Income—Residual Certificates	112

Page

LEGAL INVESTMENT	112

PLAN OF DISTRIBUTION	114

USE OF PROCEEDS	115

LEGAL MATTERS	115

RATING	115

REPORTS TO CERTIFICATEHOLDERS	116

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	116

WHERE YOU CAN FIND MORE INFORMATION	116

INDEX OF SIGNIFICANT DEFINITIONS	118

Important Notice About Information Presented

in this Prospectus and the Prospectus Supplement

Information is provided to you about the Certificates in two separate documents that progressively provide more detail: (a) this Prospectus, which provides general information, some of which may not apply to a particular Series of Certificates, including your Series, and (b) the accompanying Prospectus Supplement, which will describe the specific terms of your Series of Certificates, including:

•	the principal balances and/or interest rates of each Class;

•	the timing and priority of interest and principal payments;

•	statistical and other information about the Mortgage Loans;

•	information about credit enhancement, if any, for each Class;

•	the ratings for each Class; and

•	the method for selling the Certificates.

If the terms of a particular Series of Certificates vary between this Prospectus and the Prospectus Supplement, you should rely on the information in the Prospectus Supplement.

You should rely only on the information provided in this Prospectus and the accompanying Prospectus Supplement including the information incorporated by reference. No one has been authorized to provide you with different information. The Certificates are not being offered in any state where the offer is not permitted. The Depositor does not claim the accuracy of the information in this Prospectus or the accompanying Prospectus Supplement as of any date other than the dates stated on their respective covers.

Cross-references are included in this Prospectus and in the accompanying Prospectus Supplement to captions in these materials where you can find further related discussions. The foregoing Table of Contents and the Table of Contents included in the accompanying Prospectus Supplement provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this Prospectus are defined under the caption “Index of Significant Definitions” beginning on page 118 in this Prospectus.

SUMMARY OF PROSPECTUS

•	This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a Series of Certificates, please read this entire document and the accompanying Prospectus Supplement carefully.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the Certificates and is qualified by the full description of these calculations, cash flows and other information in this Prospectus and the accompanying Prospectus Supplement.

RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

Issuer

Each series (each, a “Series”) of certificates (the “Certificates”) will be issued by a separate trust (a “Trust” and the assets owned by such Trust, a “Trust Estate”). Each Trust will be formed pursuant to a pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the Depositor, one or more Servicers and/or the Master Servicer and the Trustee specified in the applicable Prospectus Supplement.

Depositor

With respect to each Trust Estate, Banc of America Mortgage Securities, Inc. (the “Depositor”) will acquire the Mortgage Loans from affiliated or unaffiliated mortgage loan originators or sellers (each, a “Seller”) and will transfer the Mortgage Loans to the Trust. The Depositor is a direct, wholly-owned subsidiary of Bank of America, N.A.

Servicer(s)

One or more entities affiliated or unaffiliated with the Depositor specified in the applicable Prospectus Supplement (each, a “Servicer”) will service the Mortgage Loans in each Trust. Each Servicer will perform certain servicing functions with respect to the Mortgage Loans serviced by it pursuant to the related Pooling and Servicing Agreement or a related servicing agreement (each, an “Underlying Servicing Agreement”).

Master Servicer

To the extent specified in the related Prospectus Supplement, if there is more than one Servicer of the Mortgage Loans related to a Series or the sole Servicer is not an affiliate of the Depositor, a master servicer, affiliated or unaffiliated with the Depositor, (the “Master Servicer”) may be appointed to supervise the Servicers. In addition, the Master Servicer will generally be required to make Periodic Advances with respect to the Mortgage Loans in each Trust Estate if the related Servicer fails to make a required Periodic Advance.

THE MORTGAGE LOANS

Each Trust will own the related Mortgage Loans (other than the Fixed Retained Yield described in this Prospectus, if any) and certain other related property, as specified in the applicable Prospectus Supplement.

The Mortgage Loans in each Trust Estate:

•  will be conventional, fixed or adjustable interest rate, mortgage loans secured by first liens on some or all of the following types of property, to the extent set forth in the applicable Prospectus Supplement: (i) one-family attached or detached residences,

(ii) two- to four-family units, (iii) row houses, (iv) townhouses, (v) condominium units, (vi) units within planned unit developments, (vii) long-term leases with respect to any of the foregoing, and (viii) shares issued by private non-profit housing corporations and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such cooperatives’ buildings.

•  will have been acquired by the Depositor, either directly or indirectly through an affiliate from the Sellers;

•  will have been originated by mortgage loan originators which are either affiliated or unaffiliated with the Depositor; and

•  will have been underwritten to the standards specified herein or in the applicable Prospectus Supplement.

See “The Trust Estates” and “The Mortgage Loan Programs—Mortgage Loan Underwriting.”

You should refer to the applicable Prospectus Supplement for the precise characteristics or expected characteristics of the Mortgage Loans and a description of the other property, if any, included in a particular Trust Estate.

DISTRIBUTIONS ON THE CERTIFICATES

Each Series of Certificates will include one or more classes (each, a “Class”). A Class of Certificates will be entitled, to the extent of funds available, to either:

•  principal and interest payments in respect of the related Mortgage Loans;

•  principal distributions, with no interest distributions;

•  interest distributions, with no principal distributions; or

•  such other distributions as are described in the applicable Prospectus Supplement.

Interest Distributions

With respect to each Series of Certificates, interest on the related Mortgage Loans at the weighted average of their mortgage interest rates (net of servicing fees and certain other amounts as described in this Prospectus or in the applicable Prospectus Supplement), will be passed through to holders of the related Classes of Certificates in accordance with the particular terms of each such Class of Certificates. The terms of each Class of Certificates will be described in the related Prospectus Supplement. See “Description of the Certificates—Distributions to Certificateholders—Distributions of Interest.”

Except as otherwise specified in the applicable Prospectus Supplement, interest will accrue at the pass-through rate for each Class indicated in the applicable Prospectus Supplement (each, a “Pass-Through Rate”) on its outstanding principal balance or notional amount.

Principal Distributions

With respect to a Series of Certificates, principal payments (including prepayments) on the related Mortgage Loans will be passed through to holders of the related Certificates or otherwise applied in accordance with the related Pooling and Servicing Agreement on each Distribution Date. Distributions in reduction of principal balance will be allocated among the Classes of Certificates of a Series in the manner specified in the applicable Prospectus Supplement. See “Description of the Certificates—Distributions to Certificateholders—Distributions of Principal.”

Distribution Dates

Distributions on the Certificates will generally be made on the 25th day (or, if such day is not a business day, the business day following the 25th day) of each month, commencing with the month following the month in which the applicable Cut-Off Date occurs (each, a “Distribution Date”). The “Cut-Off Date” for each Series will be the date specified in the applicable Prospectus Supplement.

If so specified in the applicable Prospectus Supplement, distributions on Certificates may be made on a different day of each month or may be made quarterly, or semi-annually, on the dates specified in such Prospectus Supplement.

Record Dates

Distributions will be made on each Distribution Date to Certificateholders of record at the close of business on (unless a different date is specified in the applicable Prospectus Supplement) the last business day of the month preceding the month in which such Distribution Date occurs (each, a “Record Date”).

CREDIT ENHANCEMENT

Subordination

A Series of Certificates may include one or more Classes of senior certificates (the “Senior Certificates”) and one or more Classes of subordinated certificates (the “Subordinated Certificates”). The rights of the holders of Subordinated Certificates of a Series to receive distributions will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent and in the manner specified in the applicable Prospectus Supplement.

Subordination is intended to enhance the likelihood of the timely receipt by the Senior Certificateholders of their proportionate share of scheduled monthly principal and interest payments on the related Mortgage Loans and to protect them from losses. This protection will be effected by:

•  the preferential right of the Senior Certificateholders to receive, prior to any distribution being made in respect of the related Subordinated Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of the funds available for distributions on such date;

•  the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Subordinated Certificates; and/or

•  the prior allocation to the Subordinated Certificates of all or a portion of losses realized on the underlying Mortgage Loans.

Other Types of Credit Enhancement

If so specified in the applicable Prospectus Supplement, the Certificates of any Series, or any one or more Classes of a Series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

• limited guarantee • financial guaranty insurance policy • surety bond • letter of credit	• mortgage pool insurance policy • reserve fund • cross-support

Any credit support will be described in the applicable Prospectus Supplement.

See “Description of the Certificates—Other Credit Enhancement.”

PERIODIC ADVANCES ON DELINQUENT PAYMENTS

In the event that a payment on a Mortgage Loan is delinquent, the Servicer of the Mortgage

Loan will be obligated to make cash advances (“Periodic Advances”) to the Servicer Custodial Account or the Certificate Account if the Servicer determines that it will be able to recover such amounts from future payments and collections on such Mortgage Loan. A Servicer who makes Periodic Advances will be reimbursed for such Periodic Advances as described in this Prospectus and in the applicable Prospectus Supplement. In certain circumstances, the Master Servicer or Trustee will be required to make Periodic Advances upon a Servicer default.

See “Servicing of the Mortgage Loans—Periodic Advances and Limitations Thereon.”

FORMS OF CERTIFICATES

The Certificates will be issued either:

•  in book-entry form (“Book-Entry Certificates”) through the facilities of The Depository Trust Company (“DTC”); or

•  in fully-registered, certificated form (“Definitive Certificates”).

If you own Book-Entry Certificates, you will not receive a physical certificate representing your ownership interest in such Book-Entry Certificates, except under extraordinary circumstances which are discussed in “Description of the Certificates—Definitive Form” in this Prospectus. Instead, DTC will effect payments and transfers by means of its electronic recordkeeping services, acting through certain participating organizations. This may result in certain delays in your receipt of distributions and may restrict your ability to pledge your securities. Your rights with respect to Book-Entry Certificates may generally only be exercised through DTC and its participating organizations.

See “Description of the Certificates—Book-Entry Form.”

OPTIONAL PURCHASE OF ALL MORTGAGE LOANS

If so specified in the Prospectus Supplement with respect to a Series, all, but not less than all, of the Mortgage Loans in the related Trust and any property acquired with respect to such Mortgage Loans may be purchased by the Depositor or such other party as is specified in the applicable Prospectus Supplement. Any such purchase must be made in the manner and at the price specified in such Prospectus Supplement.

If an election is made to treat the related Trust Estate (or one or more segregated pools of assets in the Trust Estate) as a “real estate mortgage investment conduit” (a “REMIC”), any such purchase will be effected only pursuant to a “qualified liquidation,” as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

Exercise of the right of purchase will effect the early retirement of the Certificates of that Series.

See “Prepayment and Yield Considerations.”

ERISA LIMITATIONS

If you are a fiduciary of any employee benefit plan or another type of retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code or similar law, you should carefully review with your legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code.

Certain Classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee, the Depositor, any Servicers or the Master Servicer to additional obligations.

See “ERISA Considerations.”

TAX STATUS

The treatment of the Certificates for federal income tax purposes will depend on:

•  whether a REMIC election is made with respect to a Series of Certificates; and

•  if a REMIC election is made, whether the Certificates are Regular Interests or Residual Interests.

See “Federal Income Tax Consequences.”

LEGAL INVESTMENT

The applicable Prospectus Supplement will specify whether the Class or Classes of Certificates offered will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent such Certificates constitute legal investments for you.

See “Legal Investment” in this Prospectus and “Summary of Terms—Legal Investment” in the applicable Prospectus Supplement.

RATING

Certificates of any Series will not be offered pursuant to this Prospectus and a Prospectus Supplement unless each offered Class is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (a “Rating Agency”).

•  A security rating is not a recommendation to buy, sell or hold the Certificates of any Series and is subject to revision or withdrawal at any time by the assigning rating agency.

•  Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your Certificates.

RISK FACTORS

Investors should consider, among other things, the following description of the material risks associated with the purchase of Certificates.

Limited Liquidity

The liquidity of your Certificates may be limited. You should consider that:

•  a secondary market for the Certificates of any Series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the Certificates of any Series;

•  the Prospectus Supplement for any Series of Certificates may indicate that an underwriter intends to establish a secondary market in such Certificates, but no underwriter will be obligated to do so; and

•  unless specified in the applicable Prospectus Supplement, the Certificates will not be listed on any securities exchange.

Limited Assets for Payment of Certificates

Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable Prospectus Supplement:

•  Mortgage Loans included in the related Trust Estate will be the sole source of payments on the Certificates of a Series;

•  the Certificates of any Series will not represent an interest in or obligation of the Depositor, the Trustee or any of their affiliates, except for the Depositor’s limited obligations with respect to certain breaches of its representations and warranties and, to the extent an affiliate of the Depositor acts as such, its obligations as a Servicer or Master Servicer, if applicable; and

•  neither the Certificates of any Series nor the related Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, the Depositor, the Trustee, any of their affiliates or any other person.

Consequently, in the event that payments on the Mortgage Loans underlying your Series of Certificates are insufficient or otherwise unavailable to make all payments required on your Certificates, there will be no recourse to the Depositor, the Trustee or any of their affiliates or, except as specified in the applicable Prospectus Supplement, any other entity.

Credit Enhancement is Limited in Amount and Coverage

With respect to each Series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to in this Prospectus, including, but not limited to: subordination of other Classes of Certificates of the same Series; a limited guarantee; a financial guaranty insurance policy; a surety bond; a letter of credit; a pool insurance policy; a special hazard insurance policy; a mortgagor bankruptcy bond; a reserve fund; cross-support; and any combination of the preceding types of credit enhancement. See “Description of the Certificates—Other Credit Enhancement.”

Regardless of the form of credit enhancement provided:

•  the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

• may	provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses; and

• all	or a portion of the credit enhancement for any Series of Certificates will generally be permitted to be reduced, terminated or substituted for, in the sole discretion of the Servicer or the Master Servicer, if each applicable Rating Agency indicates that the then-current ratings will not be adversely affected.

If losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Certificates (or certain Classes).

The rating of any Class of Certificates by a Rating Agency may be lowered following its issuance as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis.

Neither the Depositor nor any of its affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Class of Certificates.

See “Description of the Certificates—Other Credit Enhancement.”

Real Estate Market Conditions Affect Mortgage Loan Performance

An investment in securities such as the Certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the mortgagor’s financial condition. There is no assurance that the values of the Mortgaged Properties securing the Mortgage Loans underlying any Series of Certificates have remained or will remain at their levels on the dates of origination of the related Mortgage Loans.

If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans contained in a particular Trust Estate and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in a Servicer’s servicing portfolio.

If losses on Mortgage Loans underlying a Series are not covered by credit enhancement, Certificateholders of the Series will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. See “The Trusts Estates—Mortgage Loans” and “The Mortgage Loan Programs—Mortgage Loan Underwriting.”

Geographic Concentration May Increase Risk of Loss

The Mortgage Loans underlying certain Series of Certificates may be concentrated in certain regions. Such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage loans in such areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although Mortgaged Properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under “Servicing of the Mortgage Loans—Insurance Policies,” no Mortgaged Properties will otherwise be required to be insured against earthquake damage or any other loss not covered by Standard Hazard Insurance Policies, as described under “Servicing of the Mortgage Loans—Insurance Policies.”

See “The Mortgage Pool” in the related Prospectus Supplement for further information regarding the geographic concentration of the Mortgage Loans underlying the Certificates of any Series. See also “The Mortgage Loan Programs—Mortgage Loan Underwriting” and “Prepayment and Yield Considerations—Weighted Average Life of Certificates.”

General Economic Conditions May Increase Risk of Loss

Adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values (including the purposes for which the Mortgage Loans were made and the uses of the Mortgaged Properties) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Estate. See “The Mortgage Loan Programs—Mortgage Loan Underwriting” and “Prepayment and Yield Considerations—Weighted Average Life of Certificates.” If such losses are not covered by the applicable credit enhancement, holders of Certificates of the Series evidencing interests in the related Trust Estate will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. See “The Trust Estates—Mortgage Loans” and “The Mortgage Loan Programs—Mortgage Loan Underwriting.”

Yield is Sensitive to Rate of Principal Prepayment

The yield on the Certificates of each Series will depend in part on the rate of principal payment on the Mortgage Loans (including prepayments, liquidations due to defaults and mortgage loan repurchases). Such yield may be adversely affected, depending upon whether a particular Certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. In particular:

• the	yield on Classes of Certificates entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related Mortgage Loans; and

• the	yield on certain Classes of Certificates may be relatively more sensitive to the rate of prepayment of specified Mortgage Loans than other Classes of Certificates.

The rate of prepayments on Mortgage loans is influenced by a number of factors, including:

• prevailing	mortgage market interest rates;

• local	and national economic conditions;

• homeowner	mobility; and

• the	ability of the borrower to obtain refinancing.

In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate Servicing Fees or other mechanisms specified in the applicable Prospectus Supplement. Your yield will be also adversely affected to the extent that losses on the Mortgage Loans in the related Trust Estate are allocated to your Certificates and may be adversely affected to the extent of unadvanced delinquencies on the Mortgage Loans in the related Trust. Classes of Certificates identified in the applicable Prospectus Supplement as Subordinated Certificates are more likely to be affected by delinquencies and losses than other Classes of Certificates.

See “Prepayment and Yield Considerations.”

Bankruptcy of the Depositor or a Seller May Delay or Reduce Collections on Mortgage Loans

Neither the United States Bankruptcy Code nor similar applicable state laws (the “Insolvency Laws”) prohibit the Depositor from filing a voluntary application for relief under the Insolvency Laws. However, the transactions contemplated hereby and by the related Prospectus Supplement will be structured such that the voluntary or involuntary application for relief under the Insolvency Laws by the Depositor is unlikely and such filings by a Seller which is an affiliate of the Depositor from whom the Depositor acquires the Mortgage Loans should not result in consolidation of the assets and liabilities of the Depositor with those of such Seller. These steps include the creation of the Depositor as a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the Depositor’s business and restrictions on the ability of the Depositor to commence voluntary or involuntary cases or proceedings under the Insolvency Laws without the prior unanimous affirmative vote of all its directors. However, there can be no assurance that the activities of the Depositor would not result in a court concluding that the assets and liabilities of the Depositor should be consolidated with those of such Seller.

Each Seller will transfer its related Mortgage Loans to the Depositor and the Depositor will transfer the Mortgage Loans to the related Trust Estate. If a Seller were to become a debtor in a bankruptcy case, a creditor or trustee (or the debtor itself) may take the position that the contribution or transfer of the Mortgage Loans by the Seller to the Depositor should be characterized as a pledge of such Mortgage Loans to secure a borrowing of such debtor, with the result that the Depositor is deemed to be a creditor of such Seller, secured by a pledge of the applicable Mortgage Loans. If such an attempt were successful, delays in payments of collections on the Mortgage Loans could occur or reductions in the amount of such payments could result, or such a trustee in bankruptcy could elect to accelerate payment of the obligation to the Depositor and liquidate the Mortgage Loans.

Book-Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment

Since transactions in the Classes of Book-Entry Certificates of any Series generally can be effected only through DTC, DTC Participants and Indirect DTC Participants:

• your	ability to pledge Book-Entry Certificates to someone who does not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate;

• you	may experience delays in your receipt of payments on Book-Entry Certificates because distributions will be made by the Trustee, or a Paying Agent on behalf of the Trustee, to Cede, as nominee for DTC; and

• the	liquidity of Book-Entry Certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates.

See “Description of the Certificates—Book-Entry Form.”

Cash Flow Agreements are Subject to Counterparty Risk

The assets of a Trust Estate may, if specified in the related Prospectus Supplement, include agreements, such as interest rate swap, cap, floor or similar agreements (each a “Cash Flow Agreement”), which will require the provider of such instrument (the “Counterparty”) to make payments to the Trust Estate under the circumstances described in the Prospectus Supplement. If payments on the Certificates of the related Series depend in part on payments to be received under a Cash Flow Agreement, the ability of the Trust Estate to make payments on the Certificates will be subject to the credit risk of the Counterparty. The Prospectus Supplement for a Series of Certificates will describe any mechanism, such as the payment of “breakage fees,” which may exist to facilitate replacement of a Cash Flow Agreement upon the default or credit impairment of the related Counterparty. However, there can be no assurance that any such mechanism will result in the ability of the Master Servicer to obtain a replacement Cash Flow Agreement.

Consumer Protection Laws May Limit Remedies

There are various federal and state laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

•   regulate interest rates and other charges;

•   require certain disclosures;

•   require licensing of mortgage loan originators;

•   require the lender to provide credit counseling and/or make affirmative determinations regarding the borrower’s ability to repay the mortgage loan;

•   prohibit discriminatory lending practices;

•   limit or prohibit certain mortgage loan features, such as prepayment penalties or balloon payments;

•   regulate the use of consumer credit information; and

•   regulate debt collection practices.

Violation of certain provisions of these laws, policies and principles:

•   may limit a Servicer’s ability to collect all or part of the principal of or interest on the Mortgage Loans;

•   may entitle the borrower to a refund of amounts previously paid; and

•   could subject a Servicer to damages and administrative sanctions.

The Seller of the Mortgage Loans to the Depositor will generally be required to repurchase any Mortgage Loan which, at the time of origination, did not comply with federal and state laws and regulations. Such remedy, however, may not be adequate to fully compensate the related Trust Estate. See “The Mortgage Loan Program—Representations and Warranties.”

See “Certain Legal Aspects of the Mortgage Loans.”

In addition, certain of the Mortgage Loans secured by Mortgaged Properties located in Texas may be subject to the provisions of Texas laws which regulate loans other than purchase money loans. These laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property invalid. There are also similar risks involved in servicing such Mortgage Loans (such as the failure to comply with an obligation to the borrower within a reasonable time after receiving notification from the borrower) that can result in the forfeiture of all principal and interest due on the Mortgage Loan.

See “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders,” “—Texas Home Equity Loans” and “—Homeowners Protection Act of 1998.”

THE TRUST ESTATES

General

The Trust Estate for each Series of Certificates will consist primarily of mortgage loans (the “Mortgage Loans”) evidenced by promissory notes (the “Mortgage Notes”) secured by mortgages, deeds of trust or other instruments creating first liens (the “Mortgages”) on some or all of the following eight types of property (as so secured, the “Mortgaged Properties”), to the extent set forth in the applicable Prospectus Supplement: (i) one-family attached or detached residences, (ii) two- to four-family units, (iii) row houses, (iv) townhouses, (v) condominium units, (vi) units within planned unit developments, (vii) long-term leases with respect to any of the foregoing, and (viii) shares issued by private non-profit housing corporations (“cooperatives”) and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such cooperatives’ buildings. In addition, a Trust Estate will also include (i) amounts held from time to time in the related Certificate Account, (ii) the Depositor’s interest in any primary mortgage insurance, hazard insurance, title insurance or other insurance policies relating to a Mortgage Loan, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee’s sale or deed in lieu of foreclosure or trustee’s sale, (iv) if applicable, and to the extent set forth in the applicable Prospectus Supplement, any reserve fund or funds, (v) if applicable, and to the extent set forth in the applicable Prospectus Supplement, contractual obligations of any person to make payments in respect of any form of credit enhancement or any interest subsidy agreement and (vi) such other assets of the kind described herein as may be specified in the applicable Prospectus Supplement. The Trust Estate will not include the portion of interest on the Mortgage Loans which constitutes the Fixed Retained Yield, if any. See “Servicing of the Mortgage Loans—Fixed Retained Yield, Servicing Compensation and Payment of Expenses.”

Mortgage Loans

The Mortgage Loans will have been acquired by the Depositor from affiliates of the Depositor or unaffiliated mortgage loan originators or sellers (each, a “Seller”). The Mortgage Loans will have been originated by affiliated or unaffiliated mortgage loan originators. Each Mortgage Loan will have been underwritten either to the standards set forth herein or to such other standards set forth in the applicable Prospectus Supplement. See “The Mortgage Loan Programs—Mortgage Loan Underwriting.”

Each of the Mortgage Loans will be secured by a Mortgage on a Mortgaged Property located in any of the 50 states or the District of Columbia.

If specified in the applicable Prospectus Supplement, the Mortgage Loans may be secured by leases on real property under circumstances that the applicable Seller determines in its discretion are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a lease on real property is secured not by a fee simple interest in the Mortgaged Property but rather by a lease under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling located thereon. Generally, a Mortgage Loan will be secured by a lease only if the use of leasehold estates as security for mortgage loans is customary in the area where the Mortgaged Property is located, the lease is not subject to any prior lien that could result in termination of the lease and the term of the lease ends at least five years beyond the maturity date of the related Mortgage Loan. The provisions of each lease securing a Mortgage Loan will expressly permit (i) mortgaging of the leasehold estate, (ii) assignment of the lease without the lessor’s consent and (iii) acquisition by the holder of the Mortgage, in its own or its nominee’s name, of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure, unless alternative arrangements provide the holder of the Mortgage with substantially similar protections.

No lease will contain provisions which (i) provide for termination upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (ii) provide for termination in the event of damage or destruction as long as the Mortgage is in existence or (iii) prohibit the holder of the Mortgage from being insured under the hazard insurance policy or policies related to the premises.

The Prospectus Supplement will set forth the geographic distribution of Mortgaged Properties and the number and aggregate unpaid principal balances of the Mortgage Loans by category of Mortgaged Property. The Prospectus Supplement for each Series will also set forth the range of original terms to maturity of the Mortgage Loans in the Trust Estate, the weighted average remaining term to stated maturity at the Cut-Off Date of such Mortgage Loans, the earliest and latest months of origination of such Mortgage Loans, the range of Mortgage Interest Rates borne by such Mortgage Loans, if such Mortgage Loans have varying Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate at the Cut-Off Date of such Mortgage Loans, the range of loan-to-value ratios at the time of origination of such Mortgage Loans and the range of principal balances at origination of such Mortgage Loans.

A Mortgage Loan will generally provide for level monthly installments (except, in the case of Balloon Loans, the final payment) consisting of interest equal to one-twelfth of the applicable Mortgage Interest Rate times the unpaid principal balance, with the remainder of such payment applied to principal (an “Actuarial Mortgage Loan”). No adjustment is made if payment on an Actuarial Mortgage Loan is made earlier or later than the Due Date, although the mortgagor may be subject to a late payment charge. If so specified in the applicable Prospectus Supplement, some Mortgage Loans may provide for payments that are allocated to principal and interest according to the daily simple interest method (each, a “Simple Interest Mortgage Loan”). A Simple Interest Mortgage Loan provides for the amortization of the amount financed under the Mortgage Loan over a series of equal monthly payments (except, in the case of a Balloon Loan, the final payment). Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Mortgage Loan multiplied by the stated Mortgage Interest Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Mortgage Loan. As payments are received under a Simple Interest Mortgage Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Simple Interest Mortgage Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. The next scheduled payment, however, will result in an allocation of a greater amount to interest if such payment is made on its scheduled due date. Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. Accordingly, if the borrower consistently makes scheduled payments after the scheduled due date, the Mortgage Loan will amortize more slowly than scheduled. If a Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

The information with respect to the Mortgage Loans and Mortgaged Properties described in the preceding three paragraphs may be presented in the Prospectus Supplement for a Series as ranges in which the actual characteristics of such Mortgage Loans and Mortgaged Properties are expected to fall. In all such cases, information as to the final characteristics of the Mortgage Loans and Mortgaged Properties will be available in a Current Report on Form 8-K which will be filed with the Commission within 15 days of the initial issuance of the related Series.

The Mortgage Loans in a Trust Estate will generally have monthly payments due on the first of each month (each, a “Due Date”) but may, if so specified in the applicable Prospectus Supplement, have payments due on a different day of each month and will be of one of the following types of mortgage loans:

a.  Fixed Rate Loans.    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fixed-rate, fully-amortizing Mortgage Loans providing for level monthly payments of principal and interest and terms at origination or modification of not more than 30 years. If specified in the applicable Prospectus Supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of such Mortgage Loans and upon the satisfaction of other conditions specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will require the Depositor or another party to repurchase each such converted Mortgage Loan at the price set forth in the applicable Prospectus Supplement. A Trust Estate containing fixed-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Estate and which are subject to no further conversions.

b.  Adjustable Rate Loans.    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain adjustable-rate, fully-amortizing Mortgage Loans having an original or modified term to maturity of not more than 40 years with a related Mortgage Interest Rate which generally adjusts initially either one, three or six months, one, three, five, seven or ten years subsequent to the initial Due Date, and thereafter at either one-month, six-month, one-year or other intervals over the term of the Mortgage Loan to equal the sum of a fixed margin set forth in the related Mortgage Note (the “Note Margin”) and an index. The applicable Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the adjustable-rate Mortgage Loans in the related Trust Estate. The applicable Prospectus Supplement will also indicate any periodic or lifetime limitations on the adjustment of any Mortgage Interest Rate.

If specified in the applicable Prospectus Supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates after origination of such Mortgage Loans and upon the satisfaction of the conditions specified in the applicable Prospectus Supplement. If specified in the applicable Prospectus Supplement, the Depositor or another party will generally be required to repurchase each such converted Mortgage Loan at the price set forth in the applicable Prospectus Supplement. A Trust Estate containing adjustable-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the Trust Estate.

If so specified in the applicable Prospectus Supplement, a Trust Estate may contain adjustable-rate Mortgage Loans which have Mortgage Interest Rates that generally adjust monthly or may adjust at other intervals as specified in the applicable Prospectus Supplement. The scheduled monthly payment will be adjusted as and when described in the applicable Prospectus Supplement (at intervals which may be different from those at which the Mortgage Interest Rate is adjusted) to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis. Increases in the scheduled monthly payment may be subject to certain limitations, as specified in the applicable Prospectus Supplement, which may result in negative amortization of principal. If an adjustment to the Mortgage Interest Rate on such a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the current scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable (“Deferred Interest”) will be added to the principal balance of such Mortgage Loan.

c.  Net 5 Loans.     If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans having an original term to maturity of not more than 30 years with a Mortgage Interest Rate which adjusts initially five years subsequent to the initial payment date, and thereafter at one-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and index, and providing for monthly payments of interest only prior to the date of the initial Mortgage Interest Rate adjustment and monthly payments of principal and interest thereafter sufficient to fully-amortize the Mortgage Loans over their remaining terms to maturity (“Net 5 Loans”). The related Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the Net 5 Loans in the related Trust Estate. The related Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Interest Rate at the time of any adjustment.

d.  Graduated Payment Loans.    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fixed-rate, graduated-payment Mortgage Loans having original or modified terms to maturity of not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Interest Rate on such Mortgage Loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year specified thereafter to the extent necessary to amortize the Mortgage Loan over the remainder of its term or other shorter period. Mortgage Loans incorporating such graduated payment features may include (i) “Graduated Pay Mortgage Loans,” pursuant to which amounts constituting Deferred Interest are added to the principal balances of such Mortgage Loans, (ii) “Tiered Payment Mortgage Loans,” pursuant to which, if the amount of interest accrued in any month exceeds the current scheduled payment for such month, such excess amounts are paid from a subsidy account (usually funded by a home builder or family member) established at closing and (iii) “Growing Equity Mortgage Loans,” for which the monthly payments increase at a rate which has the effect of amortizing the loan over a period shorter than the stated term.

e.  Subsidy Loans.    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements (“Subsidy Loans”) pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans with the present value of the resulting difference in payment (“Subsidy Payments”) being provided by the employer of the mortgagor, generally on an annual basis. Subsidy Payments will generally be placed in a custodial account (“Subsidy Account”) by the related Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination thereof. The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points and five percentage points below the Mortgage Interest Rates specified in the related Mortgage Notes. Generally, under a graduated program, the subsidized rate for a Mortgage Loan will increase approximately one percentage point per year until it equals the full

Mortgage Interest Rate. For example, if the initial subsidized interest rate is five percentage points below the Mortgage Interest Rate in year one, the subsidized rate will increase to four percentage points below the Mortgage Interest Rate in year two, and likewise until year six, when the subsidized rate will equal the Mortgage Interest Rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points) below the Mortgage Interest Rates for specified periods, generally not in excess of ten years. Subsidy Loans are also offered pursuant to combination fixed/graduated programs. The subsidy agreements relating to such Subsidy Loans generally will provide for an initial fixed subsidy of up to five percentage points below the related Mortgage Interest Rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the Mortgage Interest Rate.

Generally, employers may terminate subsidy programs in the event of (i) the mortgagor’s death, retirement, resignation or termination of employment, (ii) the full prepayment of the Subsidy Loan by the mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan pursuant to the “due-on-sale” clause contained in the Mortgage, or (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the Mortgage Interest Rate of such Subsidy Loan, the employer may request that the mortgagor refinance such Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to refinance such Subsidy Loan. In the event the mortgagor refinances such Subsidy Loan, the new loan will not be included in the Trust Estate. See “Prepayment and Yield Considerations.” In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor’s reduced monthly housing expense as a consequence of payments under a subsidy agreement is used by certain Sellers in determining certain expense-to-income ratios utilized in underwriting a Subsidy Loan. See “The Mortgage Loan Programs—Mortgage Loan Underwriting.”

f.  Buy-Down Loans.    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy-down plans (“Buy-Down Loans”) pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if so specified in the applicable Prospectus Supplement, placed in a custodial account (the “Buy-Down Fund”) by the related Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, by virtue of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan, and such amounts will be deposited in the Servicer Custodial Account or the Certificate Account, net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable Prospectus Supplement.

g.  Balloon Loans.     If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans which are amortized over a fixed period not exceeding 30 years but which have shorter terms to maturity (“Balloon Loans”) that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the “Balloon Period”). The borrower of such Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period. In the event the related mortgagor refinances a Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See “Prepayment and Yield Considerations” herein.

h. Pledged Asset Mortgage Loans.    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain fixed-rate mortgage loans having original terms to stated maturity of not more than 30 years which are either (i) secured by a security interest in additional collateral (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower); which is in turn secured by a security interest in collateral (usually securities) owned by such guarantor (any such loans, “Pledged Asset Mortgage Loans,” and any such collateral, “Additional Collateral”). Generally, the amount of such Additional Collateral will not exceed 30% of the amount of such loan, and the requirement to maintain Additional Collateral will terminate when the principal amount of the loan is paid down to a predetermined amount.

A Trust Estate may also include other types of first-lien, residential Mortgage Loans to the extent set forth in the applicable Prospectus Supplement.

THE DEPOSITOR

Banc of America Mortgage Securities, Inc. (the “Depositor”) was incorporated in the State of Delaware on November 26, 2002 under the name BA Residential Securities, Inc. and filed a Certificate of Amendment of Certificate of Incorporation changing its name to “Banc of America Mortgage Securities, Inc.” on December 4, 2002. The Depositor is a wholly-owned subsidiary of Bank of America, N.A. (“Bank of America”). It is not expected that the Depositor will have any business operations other than offering Certificates and related activities.

The Depositor maintains its principal executive office at 201 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is 704-387-8239.

THE MORTGAGE LOAN PROGRAMS

Mortgage Loan Underwriting

The Depositor will purchase the Mortgage Loans, either directly or through its affiliates, from Sellers. The Sellers may be affiliated or unaffiliated with the Depositor and may include its direct parent, Bank of America. The Mortgage Loans will have been underwritten in accordance with one or more of the following: (i) the underwriting standards set forth below under “— General,” (ii) Bank of America’s general underwriting standards set forth below under “— Bank of America General Underwriting Standards,” (iii) Bank of America’s alternative underwriting standards set forth below under “—Bank of America Alternative Underwriting Standards”or (iv) the underwriting standards set forth in the applicable Prospectus Supplement.

General

The underwriting guidelines described below are applied by Sellers other than Bank of America and are intended to evaluate the mortgagor’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. The underwriting guidelines are applied in a standard procedure which is intended to comply with applicable federal and state laws and regulations. With respect to the underwriting guidelines described below, as well as any other underwriting guidelines that may be applicable to the Mortgage Loans, such underwriting standards generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting guidelines does not imply that each specific criteria was satisfied individually. A Seller will have considered a Mortgage Loan to be originated in accordance with a given set of underwriting guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines. A Mortgage Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or the Mortgage Loan is considered to be in substantial compliance with the underwriting standards.

Initially, a prospective mortgagor is required to complete an application designed to provide pertinent information on the prospective borrower, the property to be financed, and the type of loan desired. As part of the description of the prospective mortgagor’s financial condition, the applicant is required to provide current information describing income, as well as an authorization to apply for a credit report which summarizes the applicant’s credit history with merchants and lenders and any record of bankruptcy. If required by product guidelines, an employment verification is obtained either from the applicant’s employer wherein the employer reports the length of employment with that organization, the current salary and an indication as to whether it is expected that the applicant will continue such employment in the future or through analysis of copies of federal withholding (IRS W-2) forms and/or current payroll earnings statements of the applicant. If a prospective mortgagor is self-employed, the applicant may be required to submit copies of signed tax returns. If required by the product guidelines, the applicant is required to authorize deposit verification at all financial institutions where the applicant has accounts. A Seller may, as part of its overall evaluation of the applicant’s creditworthiness, use a credit scoring system or mortgage scoring system to evaluate in a statistical manner the expected performance of a Mortgage Loan based on the pertinent credit information concerning the applicant provided through national credit bureaus, certain other information provided by the applicant and an assessment of specific mortgage loan characteristics, including loan-to-value ratio and type of loan product.

Certain Sellers may use an automated process to assist in making credit decisions on certain mortgage loans. A prospective borrower’s credit history is assigned a score based on standard criteria designed to predict the possibility of a default by the prospective borrower on a mortgage loan. An application from a prospective borrower whose score indicates a high probability of default will receive scrutiny from an underwriter who may override a decision based on the credit score. An application from a prospective borrower whose score indicates a lower probability of default is subject to less stringent underwriting guidelines and documentation standards to verify the information in the application.

In addition, certain Sellers may maintain alternative underwriting guidelines for certain qualifying Mortgage Loans underwritten through an underwriting program (“Limited or Reduced Documentation Guidelines”) designed to streamline the loan underwriting process. Certain reduced loan documentation programs may not require income, employment or asset verifications. Generally, in order to be eligible for a reduced loan documentation program, the Mortgaged Property must have a loan-to-value ratio which supports the amount of the Mortgage Loan and the mortgagor must have a good credit history. Eligibility for such program may be determined by use of a credit scoring model.

Once the credit report and any applicable employment and deposit documentation are received, a determination is made as to whether the prospective mortgagor has sufficient monthly income available to meet the mortgagor’s monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and to meet other financial obligations and monthly living expenses.

To determine the adequacy of the Mortgaged Property as collateral, generally an appraisal is made of each property considered for financing. The appraisal is conducted by either a staff appraiser of the applicable Seller or an independent appraiser. The appraisal is based on various factors including the appraiser’s estimate of values, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the property. The collateral valuation of the property may also be established by an automated valuation model or be based on the tax assessed value.

Appraisers may be required by a Seller to note on their appraisal any environmental hazard the appraiser becomes aware of while appraising the property. Properties with contaminated water or septic may be ineligible for financing by certain originators. EPA Lead Paint requirements for notice and an inspection period are standard for properties built before 1978. Properties containing other hazards may be eligible for financing if the appraiser can value the property showing the impact of the hazard, and the borrower executes a “hold harmless” letter to the lender.

If required, the title insurance policy may include Environmental Protection Lien Endorsement coverage (ALTA Form 8.1 or its equivalent) excepting only Superliens which may arise after the loan is made. See “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations.”

With respect to certain mortgage loans, the underwriting of such mortgage loans may be based on data obtained by parties, other than the applicable Seller, that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by a Seller to process loans on its behalf, or independent contractors hired by such Seller to perform underwriting services on its behalf make initial determinations as to the consistency of loans with such Seller’s underwriting guidelines. The underwriting of mortgage loans acquired by a Seller pursuant to a delegated underwriting arrangement with a correspondent may not be reviewed prior to acquisition of the mortgage loan by such Seller although the mortgage loan file may be reviewed by such Seller to confirm that certain documents are included in the file. Instead, such Seller may rely on (i) the correspondent’s representations that such mortgage loan was underwritten in accordance with such Seller’s underwriting standards and (ii) a post-purchase review of a sampling of all mortgage loans acquired from such originator. In addition, in order to be eligible to sell mortgage loans to such Seller pursuant to a delegated underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

Certain states where the Mortgaged Properties securing the Mortgage Notes are located are “anti-deficiency” states where, in general, lenders providing credit on one-to-four-family properties must look solely to the property for repayment in the event of foreclosure, see “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders.” The underwriting guidelines in all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

Mortgage Loans originated with Loan-to-Value Ratios in excess of 80% may be covered by primary mortgage insurance. The “Loan-to-Value Ratio” is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator prior to origination or an automated valuation model or tax assessed value (if permitted within program guidelines as an appraisal alternative), or (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property may be determined by reference to an appraisal obtained in connection with the origination of the replacement loan.

Certain of the Mortgage Loans may be purchased by the Depositor either directly or through an affiliate in negotiated transactions, and such negotiated transactions may be governed by contractual agreements. The contractual agreements with Sellers may provide the commitment by the Depositor or an affiliate to accept the delivery of a certain dollar amount of mortgage loans over a specific period of time; this commitment may allow for the delivery of mortgage loans one at a time or in multiples as aggregated by the Seller. Many of the contractual agreements allow the delegation of all underwriting functions to the Seller, who will represent that the Mortgage Loans have been originated in accordance with underwriting standards agreed to by the Depositor or its affiliate. In the event such standards differ naturally from those set forth above, the related Prospectus Supplement will describe such standards.

Bank of America General

Underwriting Standards

Each mortgage loan underwritten by Bank of America under its general underwriting standards is underwritten in accordance with guidelines established in the Bank of America’s Product and Policy Guides (the “Product Guides”). These underwriting standards applied by Bank of America in originating or acquiring mortgage loans are intended to evaluate the applicants’ repayment ability, credit standing and assets available for downpayment, closing costs and cash reserves. Additionally, guidelines are established regarding the adequacy of the property as collateral for the loan requested. The underwriting standards as established in the Product Guides are continuously updated to reflect prevailing conditions in the residential market, new mortgage products, and the investment market for residential mortgage loans.

The use of standardized underwriting guidelines does not imply that each specific criterion was satisfied individually. Bank of America will consider a mortgage loan to be originated in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines. Even if one or more specific criteria included in such underwriting guidelines were not satisfied, if other factors compensated for the standards that were not satisfied, the mortgage loan may be considered to be in substantial compliance with the underwriting guidelines.

The real estate lending processes for one- to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. Initially, a prospective borrower is required to complete an application designed to provide pertinent information about the prospective borrower, the property to be financed and the type of loan desired. Information regarding the property to be financed may be provided by the prospective borrower after Bank of America has approved, subject to review of the property to be financed, a loan to the prospective borrower. As part of the description of the prospective borrower’s financial condition, Bank of America generally requires a description of income and obtains a credit report, which summarizes the prospective borrower’s credit history with merchants and lenders and any public records, such as bankruptcy. If required by product guidelines, an employment verification providing current and historical income information and/or a telephonic employment confirmation is obtained. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

Bank of America may, as part of its overall evaluation of a prospective borrower’s creditworthiness, use Credit Scores or a combination of Credit Scores and Mortgage Scores. “Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its Mortgage Loan. A “Mortgage Score” takes into account not only a borrower’s credit history but also uses statistics to predict how the majority of loans with common characteristics in a broad group of the population will perform in the future. The Mortgage Score used by Bank of America will either have been developed by Bank of America or by a third party and approved by Bank of America. Some mortgage loans originated by Bank of America may have no Credit Score or Mortgage Score or have a Credit Score that Bank of America believes, as a result of other factors, is not predictive of a borrower’s capacity and willingness to pay. In those cases, Bank of America will obtain an alternative credit history that has at least three credit references, one of which is housing related. A prospective borrower with (1) a higher Credit Score or (2) a higher Credit Score and Mortgage Score, which, in either event, indicates a more favorable credit history, is eligible for one of Bank of America’s accelerated processing programs (the “Accelerated Processing Programs”). Loans in the Accelerated Processing Programs are subject to less stringent documentation requirements.

Once the credit report and any applicable employment and deposit documentation are received, a determination is made as to whether the prospective mortgagor has sufficient monthly income available (i) to meet the mortgagor’s monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (ii) to meet other financial obligations and monthly living expenses.

To determine the adequacy of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. In certain instances the appraisal may be conducted by an employee of Bank of America or an affiliate. The evaluation is based on the appraiser’s estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property. If the loan is a refinance of a loan currently serviced by Bank of America, or carries a conforming loan amount, the collateral valuation of the property may be established by an automated valuation or the tax assessed value.

Certain states where the mortgaged properties securing the mortgage loans are located are “anti-deficiency” states, where, in general, lenders providing credit on one-to-four family properties must look solely to the property for repayment in the event of foreclosure. See “Certain Legal Aspects of the Mortgage Loans — Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” in this Prospectus. Bank of America’s underwriting guidelines in all states (including anti-deficiency states) require that the value of the mortgaged property being financed currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

Bank of America may provide secondary financing to a borrower contemporaneously with the origination of the first mortgage loan but only if the first mortgage loan does not have a Loan-to-Value

Ratio exceeding 80% and a combined loan-to-value ratio exceeding 95%. The underwriting guidelines applied to the first mortgage loan are based on the combined higher loan-to-value ratio with the exception of the requirement of primary mortgage insurance and loan amount limit. Secondary financing by a lender other than Bank of America is not prohibited but the terms of such financing are subject to review by Bank of America and may not be as stringent as the Bank of America’s underwriting guidelines for secondary financing.

Bank of America may originate new mortgage loans under its “All-Ready Home” mortgage refinance program. Under this program, a borrower whose mortgage loan is serviced by Bank of America may be eligible for a reduced documentation refinancing if the borrower’s mortgage loan has had no delinquent payments in the previous twelve months and the only change is to the mortgage interest rate or term of the mortgage loan. In addition, under its “Rate Reduction Refinance” program, Bank of America may offer to refinance a mortgage loan to reduce the mortgage interest rate and/or change the amortization schedule for a borrower who has indicated an interest in refinancing or who has requested payoff information, through the extension of a replacement mortgage loan or the modification of the existing mortgage loan, provided the borrower has had no delinquent mortgage loan payments in the previous twelve months. In such cases, Bank of America will not apply any significant borrower credit or property underwriting standards. Mortgage Loans initially included in the Trust Estate for a particular Series may have been the subject of a refinancing described above. To the extent a borrower becomes eligible for such a refinancing after his or her Mortgage Loan has been included in a particular Trust Estate, such Mortgage Loan could be refinanced resulting in a prepayment of such Mortgage Loan. See “Prepayment and Yield Considerations—Weighed Average Life of Certificates.”

Bank of America Alternative

Underwriting Standards

In addition to the general underwriting standards described above under “—Bank of America General Underwriting Standards,” Bank of America provides for certain alternative underwriting programs for qualified borrowers, some of which are Accelerated Processing Programs.

Bank of America’s “Stated Income Program” provides applicants with a strong credit and asset base the ability to obtain home loans with no income verification and a debt-to-income ratio calculation based on income the applicant discloses on the application. Under the Stated Income Program, applicants who have steady employment and complex sources of income or rapidly expanding incomes may be eligible. The Stated Income Program is designed to meet the needs of applicants who have demonstrated a high regard for their financial obligations as evidenced by a minimum Credit Score. Salaried and self-employed applicants must have a minimum of two years of continuous employment with the same employer or in the same line of work. A verbal verification of employment confirming the applicant’s date of employment, job status and title is required.

Bank of America’s “No Ratio Loan Program” provides applicants with a strong credit and asset base ability to obtain home loans with no income verification or debt-to-income ratio calculation. Under this program, the borrower does not state his income at the time of loan application. The applicant must evidence a propensity and capacity to save and to maintain stable employment, defined as a minimum of two years in the same line of work. A verbal verification of employment information provided in the application, without reference to income, takes place under this program. While income information is not provided, the borrower must continue to provide documentation of his assets used for down payment, closing costs, and reserves.

Bank of America’s “100% LTV Program” provides applicants with a consistent, responsible regard for their financial obligations, as evidenced by a minimum Credit Score, the ability to obtain a home loan with no down payment. The 100% LTV Program also permits Loan-to-Value Ratios of up to 103% (including closing costs and prepaid items in an amount up to 3% of the value of the mortgaged property). Under this program, Bank of America verifies income, assets and employment.

In addition, Bank of America may provide secondary financing to a borrower contemporaneously with the origination of the first mortgage loan but only if the first mortgage loan does not have a Loan-to-Value Ratio exceeding 80% and a combined loan-to-value ratio exceeding 100%. The alternative underwriting guidelines applied to the first mortgage loan are based on the combined higher loan-to-value ratio with the exception of the requirement of primary mortgage insurance and loan amount limit.

Representations and Warranties

In connection with the transfer of the Mortgage Loans related to any Series by the Depositor to the Trust Estate, the Depositor will generally make certain representations and warranties regarding the Mortgage Loans. If so indicated in the applicable Prospectus Supplement, the Depositor may, rather than itself making representations and warranties, cause the representations and warranties made by the Seller in connection with its sale of Mortgage Loans to the Depositor or to another affiliate of the Depositor to be assigned to the Trust Estate. In such cases, the Seller’s representations and warranties may have been made as of a date prior to the date of execution of the Pooling and Servicing Agreement. Such representations and warranties (whether made by the Depositor or another party) will generally include the following with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be: (i) the schedule of Mortgage Loans appearing as an exhibit to such Pooling and Servicing Agreement is correct in all material respects at the date or dates respecting which such information is furnished as specified therein; (ii) immediately prior to the transfer and assignment contemplated by the Pooling and Servicing Agreement, the Depositor is the sole owner and holder of the Mortgage Loan, free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same; (iii) to the knowledge of the representing party, no Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense; (iv) for purchase transactions, the Mortgage Loan is covered by a title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received); (v) the Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property; (vi) the Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which no representation is made), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended; (vii) all payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date; and (viii) any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with.

No representations or warranties are made by the Depositor or any other party as to the environmental condition of any Mortgaged Property including the absence, presence or effect of hazardous wastes or hazardous substances on such Mortgaged Property or any effect from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property. See “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations.”

See “The Pooling and Servicing Agreement—Assignment of Mortgage Loans to the Trustee” for a description of the limited remedies available in connection with breaches of the foregoing representations and warranties. In addition to those remedies, in the case of a breach of the representation that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws, the Depositor (or other party making such representation) will be required to pay any costs or damages incurred by the Trust as a result of the violation of such laws.

DESCRIPTION OF THE CERTIFICATES

General

Each Series of Certificates will include one or more Classes. Any Class of Certificates may consist of two or more non-severable components, each of which may exhibit any of the principal or interest payment characteristics described herein with respect to a Class of Certificates. A Series may include one or more Classes of Certificates entitled, to the extent of funds available, to (i) principal and interest distributions in respect of the related Mortgage Loans, (ii) principal distributions, with no interest distributions, (iii) interest distributions, with no principal distributions or (iv) such other distributions as are described in the applicable Prospectus Supplement.

Each Series of Certificates will be issued on the date specified in the applicable Prospectus Supplement (the “Closing Date”) pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) among the Depositor, the Servicer(s) (or, if applicable, the Master Servicer), and the Trustee named in the applicable Prospectus Supplement. An illustrative form of Pooling and Servicing Agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part. The following summaries describe material provisions common to the Certificates and to each Pooling and Servicing Agreement. The summaries are subject to, and are qualified by reference to, the further material provisions of the Pooling and Servicing Agreement for each specific Series of Certificates, as described in the applicable Prospectus Supplement. Wherever particular sections or defined terms of the Pooling and Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference from the form of Pooling and Servicing Agreement filed as an exhibit to the registration statement.

Distributions to holders of Certificates (the “Certificateholders”) of all Series (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto (which in the case of Book-Entry Certificates will be Cede as nominee for DTC) as it appears on the certificate register, except that, with respect to any holder of a Certificate evidencing not less than a certain minimum denomination set forth in the applicable Prospectus Supplement, distributions will be made by wire transfer in immediately available funds, provided that the Trustee or the Paying Agent acting on behalf of the Trustee shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or other entity for such purpose, as specified in the final distribution notice to Certificateholders.

Each Series of Certificates will represent ownership interests in the related Trust Estate. An election may be made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a Series of Certificates as a REMIC. If such an election is made, such Series will consist of one or more Classes of Certificates that will represent “regular interests” within the meaning of Code Section 860G(a)(1) (such Class or Classes collectively referred to as the “Regular Certificates”) and one Class of Certificates with respect to each REMIC that will be designated as the “residual interest” within the meaning of Code Section 860G(a)(2) (the “Residual Certificates”) representing the right to receive distributions as specified in the Prospectus Supplement for such Series. See “Federal Income Tax Consequences.”

The Depositor may sell certain Classes of the Certificates of a Series, including one or more Classes of Subordinated Certificates, in privately negotiated transactions exempt from registration under the Securities Act. Alternatively, if so specified in a Prospectus Supplement relating to such Subordinated Certificates, the Depositor may offer one or more Classes of the Subordinated Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

Definitive Form

Certificates of a Series that are issued in fully-registered, certificated form are referred to herein as “Definitive Certificates.” Distributions of principal of, and interest on, the Definitive Certificates will be made directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement. The Definitive Certificates of a Series offered hereby and by means of the applicable Prospectus Supplements will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the applicable Prospectus Supplement. No service charge will be made for any transfer or exchange of Definitive Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

In the event that an election is made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, the “residual interest” thereof will be issued as a Definitive Certificate. No legal or beneficial interest in all or any portion of any “residual interest” may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (i) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee or middleman) thereof and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest. Further, the transferee must state in the affidavit that it (a) historically has paid its debts as they have come due, (b) intends to pay its debts as they come due in the future and (c) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (a), (b) and (c) of the preceding sentence are false. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates.”

Book-Entry Form

Each Class of the Book-Entry Certificates of a Series initially will be represented by one or more physical certificates registered in the name of Cede & Co. (“Cede”), as nominee of DTC, which will be the “holder” or “Certificateholder” of such Certificates, as such terms are used herein. No person acquiring an interest in a Book-Entry Certificate (a “Beneficial Owner”) will be entitled to receive a Definitive Certificate representing such person’s interest in the Book-Entry Certificate, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations (“DTC Participants”) and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (which may include any underwriter identified in the Prospectus Supplement applicable to any Series), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect DTC Participants”).

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Book-Entry Certificates among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and Indirect DTC Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

Beneficial Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Trustee, or a Paying Agent on behalf of the Trustee, through DTC Participants. DTC will forward such distributions to its DTC Participants, which thereafter will forward them to Indirect DTC Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, any Servicer, or the Master Servicer or any Paying Agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its DTC Participants.

Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates.

In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee, or a Paying Agent on behalf of the Trustee, to Cede, as nominee for DTC.

DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified Voting Interests only at the direction of and on behalf of DTC Participants whose holdings of Book-Entry Certificates evidence such specified Voting Interests. DTC may take conflicting actions with respect to Voting Interests to the extent that DTC Participants whose holdings of Book-Entry Certificates evidence such Voting Interests authorize divergent action.

None of the Depositor, any Servicer, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

The Book-Entry Certificates will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Trustee is advised in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Trustee is unable to locate a qualified successor, (ii) the Servicer(s) or the Master Servicer, as applicable, optionally, elect to terminate the book-entry system through DTC, (iii) after the occurrence of a dismissal or resignation of the Servicer(s) or the Master Servicer, as applicable, under the Pooling and Servicing Agreement, Beneficial Owners representing not less than 51% of the Voting Interests of the outstanding Book-Entry Certificates advise the Trustee through DTC, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Beneficial Owners’ best interest or (iv) under such other circumstances as described in the related Prospectus Supplement.

Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Beneficial Owners. The procedures relating to payment on and transfer of Certificates initially issued as Definitive Certificates will thereafter apply to those Book-Entry Certificates that have been reissued as Definitive Certificates.

Distributions to Certificateholders

General.    On each Distribution Date, each holder of a Certificate of a Class will be entitled to receive its Certificate’s Percentage Interest of the portion of the Pool Distribution Amount allocated to such Class. The undivided percentage interest (the “Percentage Interest”) represented by any Certificate of a Class in distributions to such Class will be equal to the percentage obtained by dividing the initial principal balance (or notional amount) of such Certificate by the aggregate initial principal balance (or notional amount) of all Certificates of such Class.

In general, the funds available for distribution to Certificateholders of a Series of Certificates with respect to each Distribution Date for such Series (the “Pool Distribution Amount”) will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds, if any) and interest on or in respect of the related Mortgage Loans received by the related Servicer after the Cut-Off Date (except for amounts due on or prior to the Cut-Off Date), or received by the related Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the business day preceding the Determination Date in the month in which such Distribution Date occurs, plus all Periodic Advances with respect to payments due to be received on the Mortgage Loans on the Due Date preceding such Distribution Date, but excluding the following:

(a)  amounts received as late payments of principal or interest respecting which one or more unreimbursed Periodic Advances has been made;

(b)  that portion of Liquidation Proceeds with respect to a Mortgage Loan which represents any unreimbursed Periodic Advances;

(c)  those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee, (iii) the applicable Master Servicing Fee, if any, (iv) the Trustee Fee and (v) any other amounts described in the applicable Prospectus Supplement;

(d)  all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

(e)  all proceeds (including Liquidation Proceeds other than, in certain cases as specified in the applicable Prospectus Supplement, Liquidation Proceeds which were received prior to the related Servicer’s determination that no further recoveries on a defaulted Mortgage Loan will be forthcoming (“Partial Liquidation Proceeds”)) of any Mortgage Loans, or property acquired in respect thereof, that were liquidated, foreclosed, purchased or repurchased pursuant to the applicable Pooling and Servicing Agreement, which proceeds were received on or after the Due Date occurring in the month in which such Distribution Date occurs and all principal prepayments in full, partial principal prepayments and Partial Liquidation Proceeds received by the related Servicer on or after the Determination Date (or, with respect to any such amount, and if specified in the applicable Prospectus Supplement, the Due Date) occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

(f)  that portion of Liquidation Proceeds which represents any unpaid Servicing Fees, Master Servicing Fee or any Trustee Fee to which the related Servicer, the Trustee or the Master Servicer, respectively, is entitled and any unpaid Fixed Retained Yield;

(g)  if an election has been made to treat the applicable Trust Estate as a REMIC, any Liquidation Profits with respect to such Distribution Date;

(h)  all amounts representing certain expenses reimbursable to the Master Servicer or any Servicer and other amounts permitted to be withdrawn by the Master Servicer or such Servicer from the Certificate Account, in each case pursuant to the applicable Pooling and Servicing Agreement;

(i)  all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees which the related Servicer is entitled to retain pursuant to the applicable Underlying Servicing Agreement or applicable Pooling and Servicing Agreement;

(j)  reinvestment earnings on payments received in respect of the Mortgage Loans; and

(k)  any recovery of an amount in respect of principal which had previously been allocated as a realized loss to such Series of Certificates.

The applicable Prospectus Supplement for a Series will describe any variation in the calculation of the Pool Distribution Amount for such Series.

“Foreclosure Profits” with respect to a Distribution Date and a liquidated Mortgage Loan will be the excess of the amount by which net Liquidation Proceeds on such liquidated Mortgage Loan exceed the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate.

Distributions of Interest.    With respect to each Series of Certificates, interest on the related Mortgage Loans at the weighted average of the applicable Net Mortgage Interest Rates thereof, will be passed through monthly to holders of the related Classes of Certificates in the aggregate, in accordance with the particular terms of each such Class of Certificates. The “Net Mortgage Interest Rate” for each Mortgage Loan in a given period will equal the mortgage interest rate for such Mortgage Loan in such period, as specified in the related Mortgage Note (the “Mortgage Interest Rate”), less the portion thereof, if any, not contained in the Trust Estate (the “Fixed Retained Yield”), and less amounts payable to the Servicer for servicing the Mortgage Loan (the “Servicing Fee”), the fee payable to the Master Servicer, if any (the “Master Servicing Fee”), the fee payable to the Trustee (the “Trustee Fee”) and any related expenses specified in the applicable Prospectus Supplement.

Interest will accrue on the principal balance (or notional amount, as described below) of each Class of Certificates entitled to interest at the Pass-Through Rate for such Class indicated in the applicable Prospectus Supplement (which may be a fixed rate or an adjustable rate) from the date and for the periods specified in such Prospectus Supplement. To the extent the Pool Distribution Amount is available therefor, interest accrued during each such specified period on each Class of Certificates entitled to interest (other than a Class that provides for interest that accrues, but is not currently payable, referred to hereinafter as “Accrual Certificates”) will be distributable on the Distribution Dates specified in the applicable Prospectus Supplement until the principal balance (or notional amount) of such Class has been reduced to zero. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will generally be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be solely for convenience in expressing the calculation of interest and for certain other purposes.

With respect to any Class of Accrual Certificates, any interest that has accrued but is not paid on a given Distribution Date will be added to the principal balance of such Class of Certificates on that Distribution Date. Distributions of interest on each Class of Accrual Certificates will commence only after the occurrence of the events or the existence of the circumstance specified in such Prospectus Supplement and, prior to such time, or in the absence of such circumstances, the principal balance of such Class will increase on each Distribution Date by the amount of interest that accrued on such Class during the preceding interest accrual period but that was not required to be distributed to such Class on such Distribution Date. Any such Class of Accrual Certificates will thereafter accrue interest on its outstanding principal balance as so adjusted.

Distributions of Principal.    The principal balance of any Class of Certificates entitled to distributions of principal will generally be the original principal balance of such Class specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and any losses on the related Mortgage Loans allocated to such Class of Certificates and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of a Series of Certificates representing interests in a Trust Estate containing adjustable-rate Mortgage Loans, increased by any Deferred Interest allocable to such Class. The principal balance of a Class of Certificates generally represents the maximum specified dollar amount (exclusive of any interest that may accrue on such Class to which the holder thereof is entitled from the cash flow on the related Mortgage Loans at such time) and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to, such Class. Certificates with no principal balance will not receive distributions in respect of principal. The applicable Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Certificates entitled to distributions of principal.

If so provided in the applicable Prospectus Supplement, one or more Classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the months of such payments or of other unscheduled principal receipts or recoveries in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of principal prepayments or other unscheduled receipts or recoveries in respect of principal to such Class or Classes of Senior Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Estate. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

If specified in the applicable Prospectus Supplement, the rights of the holders of the Subordinated Certificates of a Series of Certificates for which credit enhancement is provided through subordination to receive distributions with respect to the Mortgage Loans in the related Trust Estate will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent described below, except as otherwise set forth in such Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

The protection afforded to the holders of Senior Certificates of a Series of Certificates for which credit enhancement is provided by the subordination feature described above will be effected by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account, (ii) by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Subordinated Certificates and/or (iii) by the prior allocation to the Subordinated Certificates of all or a portion of losses realized on the related Mortgage Loans.

Losses realized on liquidated Mortgage Loans (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses as described below) will be allocated to the holders of Subordinated Certificates through a reduction of the amount of principal payments on the Mortgage Loans to which such holders are entitled before any corresponding reduction is made in respect of the Senior Certificate.

A “Special Hazard Loss” is a loss on a liquidated Mortgage Loan occurring as a result of a hazard not insured against under a standard hazard insurance policy of the type described herein under “Servicing of the Mortgage Loans—Insurance Policies.” A “Fraud Loss” is a loss on a liquidated Mortgage Loan as to which there was fraud in the origination of such Mortgage Loan. A “Bankruptcy Loss” is a loss on a liquidated Mortgage Loan attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. Special Hazard Losses in excess of the amount specified in the applicable Prospectus Supplement (the “Special Hazard Loss Amount”) are “Excess Special Hazard Losses.” Fraud Losses in excess of the amount specified in the applicable Prospectus Supplement (the “Fraud Loss Amount”) are “Excess Fraud Losses.” Bankruptcy losses in excess of the amount specified in the applicable Prospectus Supplement (the “Bankruptcy Loss Amount”) are “Excess Bankruptcy Losses.” Any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to a Series will be allocated on a pro rata basis among the related Classes of Senior and Subordinated Certificates. An allocation of a loss on a “pro rata basis” among two or more Classes of Certificates means an allocation on a pro rata basis to each such Class of Certificates on the basis of their then-outstanding principal balances in the case of the principal portion of a loss or based on the accrued interest thereon in the case of an interest portion of a loss.

Since the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount for a Series of Certificates are each expected to be less than the amount of principal payments on the Mortgage Loans to which the holders of the Subordinated Certificates of such Series are initially entitled (such amount being subject to reduction, as described above, as a result of allocation of losses on liquidated Mortgage Loans that are not Special Hazard Losses, Fraud Losses or Bankruptcy Losses), the holders of Subordinated Certificates of such Series will bear the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses to a lesser extent than they will bear other losses on liquidated Mortgage Loans.

Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Mortgage Loans in a Trust Estate were exceptionally high and were concentrated in a particular month.

The holders of Subordinated Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same Series.

Categories of Classes of Certificates

The Certificates of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Certificates may identify the Classes which comprise such Series by reference to the following categories or another category specified in the Prospectus Supplement.

PRINCIPAL TYPES

Categories of Classes	Definitions

Accretion Directed

Certificates

A Class of Certificates that receives principal payments from amounts that would otherwise be distributed as interest on specified Accrual Certificates. Such principal payments may be in lieu of or in addition to principal payments from principal receipts on the Mortgage Loans for the related Series.

Companion Certificates (also sometimes referred to as “Support Certificates”)

A Class of Certificates that is entitled to receive principal payments on any Distribution Date only if scheduled payments have been made on specified Planned Amortization Certificates, Targeted Amortization Certificates and/or Scheduled Amortization Certificates.

Component Certificates

A Class of Certificates consisting of two or more specified components (each, a “Component”), as described in the applicable Prospectus Supplement. The Components of a Class of Component Certificates may have different principal and/or interest payment characteristics but together constitute a single class and do not represent severable interests. Each Component of a Class of Component Certificates may be identified as falling into one or more of the categories in this chart.

Lockout Certificates

A Class of Senior Certificates that is designed not to participate in or to participate to a limited extent in (i.e., to be “locked out” of ), for a specified period, the receipt of (1) principal prepayments on the Mortgage Loans that are allocated disproportionately to the Classes of Senior Certificates of such Series as a group pursuant to a “shifting interest” structure and/or (2) scheduled principal payments on the Mortgage Loans that are allocated to the senior Classes as a group. A Class of Lockout Certificates will typically not be entitled to receive, or will be entitled to receive only a restricted portion of, distributions of principal prepayments and/or scheduled principal prepayments, as applicable, for a period of several years, during which time all or a portion of such principal payments that it would otherwise be entitled to receive in the absence of a “lockout” structure will be distributed in reduction of the Principal Balances of other Senior Certificates. Lockout Certificates are designed to minimize weighted average life volatility during the lockout period.

Notional Amount Certificates	A Class of Certificates having no principal balance and bearing interest on the related notional amount. The notional amount is a hypothetical balance used for calculating interest distributions.

Pass-Through Certificates

A Class of Senior Certificates that is entitled to receive a specified percentage of the principal payments that are distributable to the Senior Certificates or applicable group of Senior Certificates (other than any Ratio Strip Certificates) in the aggregate on a Distribution Date and that is not designated as a Class of Sequential Pay Certificates.

Planned Amortization Certificates (also sometimes referred to as “PAC Certificates”)

A Class of Certificates that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Loans. These two rates are the endpoints for the “structuring range” for a Class of Planned Amortization Certificates. The Classes of Planned Amortization Certificates in any Series may be subdivided into different categories (e.g., Planned Amortization I Certificates (“PAC I Certificates”), Planned Amortization II Certificates (“PAC II Certificates”) and so forth) derived using different structuring ranges and/or payment priorities. A Class of PAC Certificates is designed to provide protection against prepayments occurring at a constant rate within the structuring range.

Ratio Strip Certificates	A Class of Certificates that is entitled to receive a constant proportion, or “ratio strip,” of the principal payments on the underlying Mortgage Loans.

Scheduled Amortization

Certificates

A Class of Certificates that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Class of Planned Amortization Certificates or Targeted Amortization Certificates. The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying Mortgage Loans. In the former case, the two rates are the endpoints for the “structuring range” for a Class of Scheduled Amortization Certificates and such range generally is narrower than that for a Class of Planned Amortization Certificates. Typically, the Companion Certificates for the applicable Series of Certificates generally will represent a smaller percentage of a Class of Scheduled Amortization Certificates than the Companion Certificates generally would represent in relation to a Class of Planned Amortization Certificates or Targeted Amortization Certificates. A Class of Scheduled Amortization Certificates is generally less sensitive to prepayments than a Class of Companion Certificates, but more sensitive than a Class of Planned Amortization Certificates or Targeted Amortization Certificates.

Senior Certificates	A Class of Certificates that is entitled to receive payments of principal and interest on each Distribution Date prior to the Classes of Subordinated Certificates.

Sequential Pay Certificates

Classes of Certificates that are entitled to receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that, in most cases, are entitled to receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A Class of Sequential Pay Certificates may receive principal payments concurrently with one or more other Classes of Sequential Pay Certificates.

Subordinated Certificates

A Class of Certificates that is entitled to receive payments of principal and interest on each Distribution Date only after the Senior Certificates and Classes of Subordinated Certificates with higher priority of distributions have received their full principal and interest entitlements.

Super Senior Certificates

A Class of Senior Certificates that will not bear its share of certain losses after the Classes of Subordinated Certificates are no longer outstanding for so long as one or more specified Classes of Senior Certificates are outstanding.

Super Senior Support Certificates	A Class of Senior Certificates that bears certain losses allocated to one or more Classes of Super Senior Certificates.

Targeted Amortization Certificates (also sometimes referred to as “TAC Certificates”)

A Class of Certificates that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Loans. A Class of TAC Certificates is designed to provide some protection against prepayments at a rate exceeding the assumed constant prepayment rate used to derive such Class’s principal balance schedule.

INTEREST TYPES

Categories of Class	Definitions

Accrual Certificates

A Class of Certificates that accretes the amount of accrued interest otherwise distributable on such Class, which amount will be added as principal to the principal balance of such Class on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until the Class of Accrual Certificates is retired.

Fixed Rate Certificates	A Class of Certificates with an interest rate that is fixed throughout the life of the Class.

Floating Rate Certificates	A Class of Certificates with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

Interest Only Certificates

A Class of Certificates that is entitled to receive some or all of the interest payments made on the Mortgage Loans and little or no principal. Interest Only Certificates have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the Class. It is referred to as nominal since it is extremely small compared to other Classes. A notional amount is the amount used as a reference to calculate the amount of Interest due on a Class of Interest Only Certificates that is not entitled to any distributions in respect of principal.

Inverse Floating Rate Certificates

A Class of Certificates with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index and with changes in the interest rate payable on the related Class of Floating Rate Certificates.

Principal Only Certificates	A Class of Certificates that does not bear interest and is entitled to receive only distributions in respect of principal.

Step Coupon Certificates

A Class of Certificates with a fixed interest rate that is reduced to a lower fixed rate after a specified period of time. The difference between the initial interest rate and the lower interest rate will be supported by a reserve fund established on the Closing Date.

Variable Rate Certificates	A Class of Certificates with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the Mortgage Loans.

Other Credit Enhancement

In addition to, or in substitution for, the subordination discussed above, credit enhancement may be provided with respect to any Series of Certificates in any other manner which may be described in the applicable Prospectus Supplement, including, but not limited to, credit enhancement through an alternative form of subordination and/or one or more of the methods described below.

Limited Guarantee.    If so specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

Financial Guaranty Insurance Policy or Surety Bond.    If so specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein.

Letter of Credit.    Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Certificates will be set forth in the Prospectus Supplement relating to such Series.

Pool Insurance Policy.    If so specified in the Prospectus Supplement relating to a Series of Certificates, the Seller will obtain a pool insurance policy for the Mortgage Loans in the related Trust Estate. The pool insurance policy will cover any loss (subject to the limitations described in the applicable Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

Special Hazard Insurance Policy.    If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Depositor will also obtain a special hazard insurance policy for the related Trust Estate in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

Mortgagor Bankruptcy Bond.    If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Estate with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency or Rating Agencies that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Certificates of the related Series, which amount will be set forth in the applicable Prospectus Supplement. The principal terms of any such coverage will be set forth in the Prospectus Supplement.

Reserve Fund.    If so specified in the applicable Prospectus Supplement, credit enhancement with respect to a Series of Certificates may be provided by the establishment of one or more reserve funds (each, a “Reserve Fund”) for such Series.

The Reserve Fund for a Series may be funded (i) by the deposit therein of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the applicable Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the applicable Prospectus Supplement, to which the certain Classes of Certificates would otherwise be entitled or (iii) in such other manner as may be specified in the applicable Prospectus Supplement.

Cross Support.    If specified in the applicable Prospectus Supplement, the beneficial ownership of separate groups of Mortgage Loans included in a Trust Estate may be evidenced by separate Classes of

Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to certain Classes from mortgage loan payments that would otherwise be distributed to Subordinated Certificates evidencing a beneficial ownership interest in other loan groups within the same Trust Estate. As a result, the amount of credit enhancement available to a Class of Certificates against future losses on the Mortgage Loans in which such Class represents an interest may be reduced as the result of losses on a group of Mortgage Loans in which such Class has no interest. The applicable Prospectus Supplement for a Series that includes a cross support feature will describe the specific operation of any such cross support feature.

Cash Flow Agreements

If specified in the Prospectus Supplement, the Trust Estate may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series of Certificates will be invested at a specified rate. The Trust Estate may also include certain other agreements, such as interest rate exchange or swap agreements, interest rate cap or floor agreements, or similar agreements provided to reduce the effects of interest rate fluctuations on the assets or on one or more Classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a “Cash Flow Agreement”), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series of Certificates. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

PREPAYMENT AND YIELD CONSIDERATIONS

Pass-Through Rates

Any Class of Certificates of a Series may have a fixed Pass-Through Rate, or a Pass-Through Rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Interest Rate of the underlying Mortgage Loans).

The Prospectus Supplement for each Series will specify the range and the weighted average of the Mortgage Interest Rates and, if applicable, Net Mortgage Interest Rates for the Mortgage Loans underlying such Series as of the Cut-Off Date. If the Trust Estate includes adjustable-rate Mortgage Loans or Net 5 Loans or includes Mortgage Loans with different Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate may vary from time to time as set forth below. See “The Trust Estates.” The Prospectus Supplement for a Series will also specify the initial Pass-Through Rate for each Class of Certificates of such Series and will specify whether each such Pass-Through Rate is fixed or is variable.

The Net Mortgage Interest Rate for any adjustable-rate Mortgage Loan will change with any changes in the index specified in the applicable Prospectus Supplement on which such Mortgage Interest Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Interest Rate. The weighted average Net Mortgage Interest Rate with respect to any Series may vary due to changes in the Net Mortgage Interest Rates of adjustable-rate Mortgage Loans, to the timing of the Mortgage Interest Rate readjustments of such Mortgage Loans and to different rates of payment of principal of fixed- or adjustable-rate Mortgage Loans bearing different Mortgage Interest Rates.

Scheduled Delays in Distributions

At the date of initial issuance of the Certificates of each Series offered hereby, the initial purchasers of a Class of Certificates may be required to pay accrued interest at the applicable Pass-Through Rate for such Class from the Cut-Off Date for such Series to, but not including, the date of issuance. The effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-Through Rate because the distribution of principal and interest which is due on each Due Date will not be made until the 25th day (or, if such day is not a business day, the first business day following the 25th day) of the month in which such Due Date occurs (or until such other Distribution Date specified in the applicable Prospectus Supplement).

Effect of Principal Prepayments

When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Liquidation Proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the Pooling and Servicing Agreement and/or Underlying Servicing Agreements relating to a Series may provide, to the extent specified in the applicable Prospectus Supplement, that with respect to certain principal prepayments received, the applicable Servicer or the Master Servicer will be obligated, on or before each Distribution Date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to such Distribution Date resulting from such principal prepayments by mortgagors and (ii) all or a portion of the Servicer’s or the Master Servicer’s, as applicable, servicing compensation for such Distribution Date specified in the applicable Prospectus Supplement. No comparable interest shortfall coverage will be provided by the Servicer or the Master Servicer with respect to liquidations of any Mortgage Loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of Subordinated Certificateholders or any other credit support arrangements.

A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a Series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a Series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information with respect to yield on such Certificates will be included in the applicable Prospectus Supplement.

Weighted Average Life of Certificates

The Mortgage Loans may be prepaid in full or in part at any time. The Mortgage Loans generally will not provide for a prepayment penalty but may so provide if indicated in the related Prospectus Supplement. Fixed-rate Mortgage Loans generally will contain due-on-sale clauses permitting the mortgagee to accelerate the maturities of the Mortgage Loans upon conveyance of the related Mortgaged Properties, and adjustable-rate Mortgage Loans generally will permit creditworthy borrowers to assume the then-outstanding indebtedness on the Mortgage Loans.

Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The Prospectus Supplement for each Series of Certificates may describe one or more such prepayment standards or models and contain tables setting forth the weighted average life of each Class and the percentage of the original aggregate principal balance of each Class that would be outstanding on specified

Distribution Dates for such Series and the projected yields to maturity on certain Classes thereof, in each case based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

There is no assurance that prepayment of the Mortgage Loans underlying a Series of Certificates will conform to any level of the prepayment standard or model specified in the applicable Prospectus Supplement. A number of factors, including but not limited to homeowner mobility, economic conditions, natural disasters, changes in mortgagors’ housing needs, job transfers, unemployment or, in the case of borrowers relying on commission income and self-employed borrowers, significant fluctuations in income or adverse economic conditions, mortgagors’ net equity in the properties securing the mortgage loans, including the use of second or “home equity” mortgage loans by mortgagors or the use of the properties as second or vacation homes, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes, competition among mortgage loan originators resulting in reduced refinancing costs, reduction in documentation requirements and willingness to accept higher loan-to-value ratios, and the availability of mortgage funds, may affect prepayment experience. In general, however, if prevailing mortgage interest rates fall below the Mortgage Interest Rates borne by the Mortgage Loans underlying a Series of Certificates, the prepayment rates of such Mortgage Loans are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans. Conversely, if prevailing mortgage interest rates rise above the Mortgage Interest Rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Interest Rates. However, there can be no assurance that prepayments will rise or fall according to such changes in mortgage interest rates. It should be noted that Certificates of a Series may evidence an interest in a Trust Estate with different Mortgage Interest Rates. Accordingly, the prepayment experience of such Certificates will to some extent be a function of the mix of interest rates of the Mortgage Loans. In addition, the terms of the Underlying Servicing Agreements will require the related Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property; provided, however, that any enforcement action that the Servicer determines would jeopardize any recovery under any related primary mortgage insurance policy will not be required and provided, further, that the Servicer may permit the assumption of defaulted Mortgage Loans. See “Servicing of the Mortgage Loans—Enforcement of “Due-on-Sale” Clauses; Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—“Due-On-Sale” Clauses” for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

At the request of a borrower, a Servicer, including Bank of America, may allow the refinancing of a Mortgage Loan in any Trust Estate serviced by such Servicer by accepting prepayments thereon and permitting a new mortgage loan secured by a mortgage on the same property. Upon such refinancing, the new mortgage loan will not be included in the Trust Estate. A borrower may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan. In this regard a Servicer may, from time to time, implement programs designed to encourage refinancing through such Servicer, including but not limited to general or targeted solicitations, or the offering of pre-approved applications, reduced or nominal origination fees or closing costs, or other financial incentives. A Servicer may also encourage refinancing of defaulted Mortgage Loans, or may encourage the assumption of defaulted Mortgage Loans by creditworthy borrowers.

Provided that a borrower has been current in his or her mortgage loan payment obligations in the previous twelve months, Bank of America may agree to refinance a mortgage loan in order to reduce the borrower’s mortgage interest rate or change the term of the mortgage loan through a reduced documentation refinancing. In addition, in the case of certain borrowers who have indicated an interest in refinancing or who have requested payoff information, Bank of America may refinance the existing mortgage loan through the extension of a replacement mortgage loan or the modification of the existing mortgage loan, with minimal new borrower credit or property underwriting standards. Any such refinancing will have the same effect as a prepayment in full of the related mortgage loan. See “The Mortgage Loan Programs—Mortgage Loan Underwriting—Bank of America General Underwriting Standards.” The streamlined procedures, minimal borrower cost and minimal underwriting standards associated with Bank of America’s refinancing programs may result in an increase in the number of mortgage loans eligible for refinancing and a narrowing of the mortgage interest rate differential that may otherwise need to exist before a refinancing is practical and economical for the borrower. These factors, together with generally increased borrower sophistication regarding the benefits of refinancing, may also result in a significant increase in the rate of prepayments on the Mortgage Loans.

The Depositor will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans. In addition, if specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will permit, but not require, the Depositor, and the terms of certain insurance policies relating to the Mortgage Loans may permit the applicable insurer, to purchase any Mortgage Loan which is in default or as to which default is reasonably foreseeable. The proceeds of any such purchase or repurchase will be deposited in the related Certificate Account and such purchase or repurchase will have the same effect as a prepayment in full of the related Mortgage Loan. See “The Pooling and Servicing Agreement—Assignment of Mortgage Loans to the Trustee” and “—Optional Purchases.” In addition, if so specified in the applicable Prospectus Supplement, the Depositor or another person identified therein will have the option to purchase all, but not less than all, of the Mortgage Loans in any Trust Estate under the limited conditions specified in such Prospectus Supplement. For any Series of Certificates for which an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, any such purchase or repurchase may be effected only pursuant to a “qualified liquidation,” as defined in Code Section 860F(a)(4)(A). See “The Pooling and Servicing Agreement—Termination; Optional Purchase of Mortgage Loans.”

SERVICING OF THE MORTGAGE LOANS

The following includes a summary of the material provisions of the form of Pooling and Servicing Agreement that has been filed as an exhibit to the registration statement of which this Prospectus forms a part. Such summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Series of Certificates and the applicable Prospectus Supplement.

The Master Servicer

In the event that there is more than one Servicer with respect to the Mortgage Loans related to a Series or the sole Servicer is not an affiliate of the Depositor, a master servicer may act as the Master Servicer with respect to such Series of Certificates. The Master Servicer may be affiliated or unaffiliated with the Depositor. The Master Servicer generally will be responsible under each Pooling and Servicing Agreement for, among other things, (i) administering and supervising the performance by the Servicers of their duties and responsibilities under the Underlying Servicing Agreements, (ii) oversight of payments received on Mortgage Loans, (iii) preparation of periodic reports to the Trustee with respect to the foregoing matters, (iv) performing certain of the servicing obligations of a terminated Servicer as described below under “—The Servicers” and (v) making advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described below under the heading “—Periodic Advances and Limitations Thereon,” if such amounts are not advanced by a Servicer. The Master Servicer will also perform additional duties as described in the applicable Pooling and Servicing Agreement. The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for such a Series to cover its fees as Master Servicer. The Master Servicer may subcontract with any other entity the obligations of the Master Servicer under any Pooling and Servicing Agreement. The Master Servicer will remain primarily liable for any such contractor’s performance in accordance with the applicable Pooling and Servicing Agreement. The Master Servicer may be released from its obligations in certain circumstances. See “Certain Matters Regarding the Master Servicer.”

The Servicers

With respect to any Series, one or more Servicers, including Bank of America, will provide certain customary servicing functions with respect to the Mortgage Loans pursuant to the related Pooling and Servicing Agreement or separate Underlying Servicing Agreements with the Depositor or an affiliate thereof. Such Servicers are expected to be the Sellers of the Mortgage Loans or affiliates of such Sellers. The rights of the Depositor or such affiliate under the applicable Underlying Servicing Agreements in respect of the Mortgage Loans included in the Trust Estate for any such Series will be assigned (directly or indirectly) to the Trustee for the benefit of Certificateholders of such Series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

Each Servicer generally will be approved by Fannie Mae (“FNMA”) or The Federal Home Loan Mortgage Corporation (“FHLMC”) as a servicer of mortgage loans.

The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies with respect to such Series, from proceeds of liquidation of such Mortgage Loans or otherwise. Each Servicer also will provide such accounting and reporting services as are necessary to provide required information to the Trustee or to enable the Master Servicer to provide required information to the Trustee with respect to the Mortgage Loans included in the Trust Estate for such Series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by such Servicer. The servicing obligations of a Servicer may be delegated to another person as provided in the Pooling and Servicing Agreement or Underlying Servicing Agreement.

The Trustee, or if so provided in the applicable Pooling and Servicing Agreement, the Master Servicer, may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the Underlying Servicing Agreement or in certain other circumstances. Upon termination of a Servicer by the Trustee or the Master Servicer, the Master Servicer will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer. The Master Servicer’s obligations to act as substitute Servicer following the termination of an Underlying Servicing Agreement will not, however, require the Master Servicer to purchase a Mortgage Loan from the Trust Estate due to a breach by the terminated Servicer of a representation or warranty in respect of such Mortgage Loan.

If Bank of America is not the sole Servicer, the Prospectus Supplement relating to such a Series of Certificates will contain information concerning recent delinquency, foreclosure and loan loss experience on the mortgage loans in any other Servicer’s servicing portfolio to the extent such information is material and reasonably available to the Depositor.

Foreclosure and Delinquency Experience of Bank of America

The following table summarizes the delinquency and foreclosure experience on the portfolio of one- to four-family first mortgage loans originated or acquired by Bank of America or certain of its affiliates and serviced or subserviced by Bank of America, or serviced by Bank of America for others, other than (i) mortgage loans acquired through certain mergers with previously unaffiliated entities, (ii) mortgage loans with respect to which the servicing rights were acquired by Bank of America in bulk and (iii) certain other mortgage loans, to the extent such mortgage loans were originated at bank branches of Bank of America.

The portfolio of mortgage loans serviced by Bank of America includes both fixed and adjustable interest rate mortgage loans, including “buydown” mortgage loans, loans with balances conforming to FHLMC’s and FNMA’s limits as well as jumbo loans, loans with stated maturities of 10 to 40 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the mortgaged properties securing the Mortgage Loans in any Series. There can be no assurance that the delinquency, foreclosure and loss experience set forth below will be similar to the results that may be experienced with respect to the Mortgage Loans in a Series.

Bank of America, N.A

Delinquency and Foreclosure Experience on Mortgage Loans

	At March 31, 2003		At December 31, 2002		At December 31, 2001
	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)	Number/% of Mortgage Loans	Outstanding Principal Amount (In Millions)
Total Portfolio	1,200,357	$168,260.6	1,202,522	$168,063.2	1,273,067	$178,164.2
Delinquencies*
One Installment delinquent	21,255	$2,499.5	25,415	$2,971.5	28,120	$3,231.9
Percent Delinquent	1.8%	1.5%	2.1%	1.8%	2.2%	1.8%
Two Installments delinquent	4,886	$525.2	5,952	$625.2	5,910	$619.1
Percent Delinquent	0.4%	0.3%	0.5%	0.4%	0.5%	0.3%
Three or more installments delinquent	6,192	$638.0	6.373	$649.5	5,874	$592.8
Percent Delinquent	0.5%	0.4%	0.5%	0.4%	0.5%	0.3%
In Foreclosure	5,847	$606.9	5,855	$590.1	5,717	$578.3
Percent in Foreclosure	0.5%	0.4%	0.5%	0.4%	0.4%	0.3%
Delinquent and in Foreclosure	38,180	$4,269.6	43,595	$4,836.4	45,621	$5,022.0
Percent Delinquent and in Foreclosure**	3.2%	2.5%	3.6%	2.9%	3.6%	2.8%

*	A mortgage loan is deemed to have “one installment delinquent” if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, “two installments delinquent” if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.
**	The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

Payments on Mortgage Loans

The Trustee for each Series will establish and maintain a separate trust account in the name of the Trustee (the “Certificate Account”). Each such account must be maintained with a depository institution (the “Depository”) either (i) whose long-term debt obligations (or, in the case of a Depository which is part of a holding company structure, the long-term debt obligations of such parent holding company) are, at the time of any deposit therein rated in at least one of the two highest rating categories by the Rating Agency or Rating Agencies rating the Certificates of such Series, or (ii) that is otherwise acceptable to the Rating Agency or Rating Agencies rating the Certificates of such Series and, if a REMIC election has been made, that would not cause the related Trust Estate (or one or more segregated pools of assets therein) to fail to qualify as a REMIC. To the extent that the portion of funds deposited in the Certificate Account at any time exceeds the limit of insurance coverage established by the Federal Deposit Insurance Corporation (the “FDIC”), such excess will be subject to loss in the event of the failure of the Depository. Such insurance coverage will be based on the number of holders of Certificates, rather than the number of underlying mortgagors. Holders of the Subordinated Certificates of a Series will bear any such loss up to the amount of principal payments on the related Mortgage Loans to which such holders are entitled.

Pursuant to the applicable Pooling and Servicing Agreement or the Underlying Servicing Agreements, if any, with respect to a Series, each Servicer will be required to establish and maintain one or more accounts (collectively, the “Servicer Custodial Account”) into which the Servicer will be required to deposit on a daily basis amounts received with respect to Mortgage Loans serviced by such Servicer included in the Trust Estate for such Series, as more fully described below. Each Servicer Custodial Account must be a separate custodial account insured to the available limits by the FDIC or otherwise acceptable to the applicable Rating Agencies (such acceptable account, an “Eligible Custodial Account”) and limited to funds held with respect to a particular Series, unless the Pooling and Servicing Agreement or the Underlying Servicing Agreement specifies that a Servicer may establish an account which is an eligible account to serve as a unitary Servicer Custodial Account both for such Series and for other Series of Certificates as well as other Mortgage Loans serviced by such Servicer.

Each Servicer will be required to deposit in the Certificate Account for each Series of Certificates on the date the Certificates are issued any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by such Servicer due after the applicable Cut-Off Date but received on or prior thereto. Each Servicer will be required, not later than the 24th calendar day of each month or such earlier day as may be specified in the Pooling and Servicing Agreement or the applicable Underlying Servicing Agreement (the “Remittance Date”), to remit to the Master Servicer for deposit in an Eligible Custodial Account maintained by the Master Servicer in the name of the Trustee (the “Master Servicer Custodial Account”) or, if there is no Master Servicer, to remit to the Trustee for deposit in the Certificate Account, the following payments and collections received or made by such Servicer with respect to the Mortgage Loans serviced by such Servicer subsequent to the applicable Cut-Off Date (other than

(a) payments due on or before the Cut-Off Date and (b) amounts held for future distribution):

(i)  all payments on account of principal, including prepayments, and interest;

(ii)  all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law (“Liquidation Proceeds”) less, to the extent permitted under the applicable Underlying Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of such Mortgage Loans;

(iii)  all proceeds received by the Servicer under any title, hazard or other insurance policy covering any such Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the Underlying Servicing Agreement;

(iv)  all Periodic Advances made by the Servicer;

(v)  all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to such Mortgage Loans, in accordance with the terms of the respective agreements applicable thereto;

(vi)  all proceeds of any such Mortgage Loans or property acquired in respect thereof purchased or repurchased pursuant to the Pooling and Servicing Agreement or the Underlying Servicing Agreement; and

(vii)  all other amounts required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement or the Underlying Servicing Agreement.

Notwithstanding the foregoing, if at any time the sums in (a) any Servicer Custodial Account, other than any Eligible Custodial Account, exceed $100,000 or (b) any such Servicer Custodial Account, in certain circumstances, exceed such amount less than $100,000 as shall have been specified by the Trustee, each Servicer will be required within one business day to withdraw such excess funds from such account and remit such amounts to the Master Servicer Custodial Account or the Certificate Account.

Notwithstanding the foregoing, each Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee from any payment or other recovery on account of interest as received and prior to deposit in the Servicer Custodial Account or (b) to withdraw from the Servicer Custodial Account the applicable Servicing Fee after the entire payment or recovery has been deposited in such account.

The Master Servicer or Trustee will deposit in the Certificate Account any Periodic Advances made by the Master Servicer or Trustee, as applicable, in the event of a Servicer default not later than the Distribution Date on which such amounts are required to be distributed. All other amounts deposited in the Master Servicer Custodial Account (other than Master Servicing Fees and, to the extent the Master Servicer is entitled thereto under the applicable Pooling and Servicing Agreement, interest on amounts in the Master Servicer Custodial Account) are required to be remitted by the Master Servicer to the Trustee for deposit in the Certificate Account not later than the business day preceding the applicable Distribution Date. On each Distribution Date, the Trustee will withdraw from the Certificate Account and remit to Certificateholders all amounts allocable to the Pool Distribution Amount for such Distribution Date.

If a Servicer, the Master Servicer or the Trustee deposits in the Certificate Account for a Series any amount not required to be deposited therein, the Trustee may at any time withdraw such amount from such account for itself or for remittance to such Servicer or the Master Servicer, as applicable. Funds on deposit in the Certificate Account may be invested in certain investments acceptable to the Rating Agencies (“Eligible Investments”) maturing in general not later than the business day preceding the next Distribution Date. In the event that an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Trustee has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on “prohibited transactions” imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause the Trust Estate (or any segregated pool of assets) to fail to qualify as a REMIC while any Certificates of the Series are outstanding. All income and gain realized from any such investment will generally be for the account of the Trustee as additional compensation and all losses from any such investment will be deposited by the Trustee out of its own funds to the Certificate Account immediately as realized.

The Trustee is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling and Servicing Agreement (and, in the case of Servicer or Master Servicer reimbursements by the Trustee, only to the extent funds in the respective Servicer Custodial Account or Master Servicer Custodial Account are not sufficient therefor):

(i)  to reimburse the Master Servicer, itself or any Servicer for Advances;

(ii)  to reimburse any Servicer for liquidation expenses and for amounts expended by the Master Servicer or any Servicer, as applicable, in connection with the restoration of damaged property;

(iii)  to pay to the Master Servicer the applicable Master Servicing Fee and any other amounts constituting additional master servicing compensation, to pay itself the applicable Trustee Fee, to pay any other fees described in the applicable Prospectus Supplement; and to pay to the owner thereof any Fixed Retained Yield;

(iv)  to reimburse the Master Servicer or any Servicer for certain expenses (including taxes paid on behalf of the Trust Estate) incurred by and recoverable by or reimbursable to the Master Servicer or the Servicer, as applicable;

(v)  to pay to the Depositor, a Servicer or the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Depositor or purchased by a Servicer or the Master Servicer all amounts received thereon and not distributed as of the date as of which the purchase price of such Mortgage Loan was determined;

(vi)  to pay to itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all such interest or income to be withdrawn not later than the next Distribution Date);

(vii)  to pay to the Master Servicer, the Servicer and itself from net Liquidation Proceeds allocable to interest, the amount of any unpaid Master Servicing Fee, Servicing Fees or Trustee Fees and any unpaid assumption fees, late payment charges or other mortgagor charges on the related Mortgage Loan;

(viii)  to withdraw from the Certificate Account any amount deposited in such account that was not required to be deposited therein; and

(ix)  to clear and terminate the Certificate Account.

The Trustee will be authorized to appoint a paying agent (the “Paying Agent”) to make distributions, as agent for the Trustee, to Certificateholders of a Series. If the Paying Agent for a Series is not the Trustee for such Series, the Trustee will, on each Distribution Date, deposit in immediately available funds in an account designated by any such Paying Agent the amount required to be distributed to the Certificateholders on such Distribution Date.

The Trustee will cause any Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will hold all amounts deposited with it by the Trustee for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling and Servicing Agreement.

Periodic Advances and Limitations Thereon

Generally each Servicer will be required to make (i) Periodic Advances to cover delinquent payments of principal and interest on such Mortgage Loan and (ii) other advances of cash (“Other Advances” and, collectively with Periodic Advances, “Advances”) to cover (a) delinquent payments of taxes, insurance premiums, and other escrowed items and (b) rehabilitation expenses and foreclosure costs, including reasonable attorneys’ fees, in either case unless such Servicer has determined that any subsequent payments on that Mortgage Loan or from the borrower will ultimately not be available to reimburse such Servicer for such amounts. The failure of the Servicer to make any required Periodic Advances or Other Advances under an Underlying Servicing Agreement constitutes a default under such agreement for which the Servicer will be terminated. Upon default by a Servicer, the Master Servicer or the Trustee may, in each case if so provided in the Pooling and Servicing Agreement, be required to make Periodic Advances to the extent necessary to make required distributions on certain Certificates or certain Other Advances, provided that the Master Servicer or Trustee, as applicable, determines that funds will ultimately be available to reimburse it from proceeds of the related Mortgaged Property. In the case of Certificates of any Series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Depositor may obtain an endorsement to the mortgage pool insurance policy which obligates the pool insurer to advance delinquent payments of principal and interest. The pool insurer would only be obligated under such endorsement to the extent the mortgagor fails to make such payment and the Master Servicer or Trustee fails to make a required advance.

The advance obligation of the Master Servicer and Trustee may be further limited to an amount specified by the Rating Agency rating the Certificates. Any such Periodic Advances by the Servicers, the Master Servicer or Trustee, as the case may be, must be deposited into the applicable Servicer Custodial Account or the Certificate Account and will be due no later than the business day before the Distribution Date to which such delinquent payment relates. Advances by the Servicers, the Master Servicer or Trustee, as the case may be, will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Other Advances, future payments on, the Mortgage Loans for which such amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee later proves, or is deemed by the Servicer, the Master Servicer or the Trustee, to be unrecoverable, such Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Certificate Account prior to the distribution of payments to the Certificateholders to the extent provided in the Pooling and Servicing Agreement.

Any Periodic Advances made by a Servicer, the Master Servicer or the Trustee with respect to Mortgage Loans included in the Trust Estate for any Series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of such Series. However, none of the Master Servicer, the Trustee, any Servicer or any other person will, except as specified in the applicable Prospectus Supplement with respect to credit enhancement described therein, insure or guarantee the Certificates of any Series or the Mortgage Loans included in the Trust Estate for any Certificates.

Collection and Other Servicing Procedures

Each Servicer will be required by the related Underlying Servicing Agreement to make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the applicable Underlying Servicing Agreement or the Pooling and Servicing Agreement and any applicable agreement governing any form of credit enhancement, to follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for not more than 180 days (or such longer period to which the Master Servicer and any applicable pool insurer or primary mortgage insurer have consented) after the applicable Due Date.

Under each Underlying Servicing Agreement or the Pooling and Servicing Agreement, each Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (each such account, an “Escrow Account”) in which each such Servicer will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Escrow Account, if required, and to clear and terminate such account. Each Servicer will be responsible for the administration of its Escrow Account. A Servicer will be obligated to advance certain amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Alternatively, in lieu of establishing a Escrow Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and each Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

Enforcement of “Due-on-Sale Clauses”; Realization Upon Defaulted Mortgage Loans

With respect to each Mortgage Loan having a fixed interest rate, the applicable Underlying Servicing Agreement or Pooling and Servicing Agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of such prospective conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, if any, unless it is not exercisable under applicable law or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or would, in the Servicer’s judgment, be reasonably likely to result in litigation by the mortgagor and such Servicer, if applicable, has not obtained the Master Servicer’s consent to such exercise. In either case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the Mortgage Interest Rate with respect to such Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note.

Each Underlying Servicing Agreement and Pooling and Servicing Agreement with respect to a Series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the Trust Estate for such Series and to take such reasonable steps as are necessary to permit recovery under such insurance policies with respect to defaulted Mortgage Loans, or losses on the Mortgaged Property securing the Mortgage Loans.

Each Servicer is obligated to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. Notwithstanding the foregoing, each

Servicer is authorized to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the Servicer’s judgment, the default is unlikely to be cured and the assuming borrower meets the applicable underwriting guidelines. In connection with any such assumption, the Mortgage Interest Rate and the payment terms of the related Mortgage Note will not be changed. Each Servicer may also, with the consent of the Master Servicer, modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the Trust Estate rather than foreclose on such Mortgage Loans; provided that no such modification shall forgive principal owing under such Mortgage Loan or permanently reduce the interest rate on such Mortgage Loan. Any such modification will be made only upon the determination by the Servicer and, if applicable, the Master Servicer that such modification is likely to increase the proceeds of such Mortgage Loan over the amount expected to be collected pursuant to foreclosure. See also “The Pooling and Servicing Agreement—Optional Purchases,” with respect to the Seller’s right to repurchase Mortgage Loans that are in default, or as to which default is reasonably foreseeable. Further, a Servicer may encourage the refinancing of such defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i) that such foreclosure or restoration will increase the proceeds to Certificateholders of such Series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy in respect of such Mortgage Loan. In the event that Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the Certificate Account for such Series an amount equal to all costs and expenses incurred by it.

No Servicer will be obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations.” If a Servicer does not foreclose on a Mortgaged Property, the Certificateholders of the related Series may experience a loss on the related Mortgage Loan. A Servicer will not be liable to the Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. Conversely, a Servicer will not be liable to the Certificateholders if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and will not be required under the applicable Underlying Servicing Agreement to seek deficiency judgments. In lieu of foreclosure, each Servicer may arrange for the sale by the borrower of the Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling such Mortgaged Property.

With respect to a Trust Estate (or any segregated pool of assets therein) as to which a REMIC election has been made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable default of any Mortgage Loan secured by such Mortgaged Property, the Trustee or Master Servicer will be required to dispose of such property prior to the close of the third calendar year following the year the Trust Estate acquired such property (or such shorter period as is provided in the applicable Underlying Servicing Agreement) unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Estate will not cause the Trust Estate to be subject to the tax on “prohibited transactions” imposed by Code Section 860F(a)(1) or cause the Trust Estate (or any segregated pool of assets therein as to which one or more REMIC elections have been made or will be made) to fail to qualify as a REMIC or (b) applies for and is granted an extension of the applicable period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Estate of any “net income from foreclosure property” within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in such property or the receipt of rental income based on the profits of the lessee of such property. See “Federal Income Tax Consequences.”

Insurance Policies

Each Servicer will be required to cause to be maintained for each Mortgage Loan (other than Mortgage Loans secured by cooperative shares and condominium apartments) a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying such Mortgage Loan against loss by fire, with extended coverage (a “Standard Hazard Insurance Policy”). Such Standard Hazard Insurance Policy will be required to be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of such Mortgage Loan; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Each Servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property or the principal balance of such Mortgage Loan plus accrued interest and liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Servicer Custodial Account for remittance to the Certificate Account by the applicable Servicer.

The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) each Underlying Servicing Agreement will require the related Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the Underlying Servicing Agreement will require that such flood insurance be in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the improvements, or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.

Each Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard Hazard Insurance Policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance. Each Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required Standard Hazard Insurance Policy or flood insurance, had it been maintained.

Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds will adversely affect distributions to the Certificateholders.

Fixed Retained Yield, Servicing Compensation and Payment of Expenses

Fixed Retained Yield with respect to any Mortgage Loan is that portion, if any, of interest at the Mortgage Interest Rate that is not included in the related Trust Estate and is retained by the Depositor or a Seller. The Prospectus Supplement for a Series will describe the Fixed Retained Yield, if any, with respect to the Mortgage Loans of such Series. If so, the Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of Mortgage Loans attached as an exhibit to the applicable Pooling and Servicing Agreement. If the Seller retaining the Fixed Retained Yield is a Servicer, such Servicer may deduct the Fixed Retained Yield from mortgagor payments as received or deposit such payments in the Servicer Custodial Account or Certificate Account for such Series and then request the Master Servicer or the Trustee to withdraw the Fixed Retained Yield from the Master Servicer Custodial Account or the Certificate Account for remittance to such Servicer. In the case of any Fixed Retained Yield with respect to other Mortgage Loans, serviced by the Master Servicer or the Trustee will make withdrawals from the Master Servicer Custodial Account or the Certificate Account for the purpose of remittances to the Owner of the Fixed Retained Yield. Notwithstanding the foregoing, with respect to any payment of interest received relating to a Mortgage Loan (whether paid by the mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, the owner of the Fixed Retained Yield with respect to such Mortgage Loan will bear a ratable share of such interest shortfall.

For each Series of Certificates, each Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by such Servicer until termination of the applicable Underlying Servicing Agreement, or the Pooling and Servicing Agreement. A Servicer, at its election, will pay itself the Servicing Fee for a Series with respect to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of such payment in the Servicer Custodial Account for such Series or (b) withdrawing the Servicing Fee from the Servicer Custodial Account after the entire interest payment has been deposited in such account. A Servicer may also pay itself out of the Liquidation Proceeds of a Mortgage Loan or other recoveries with respect thereto, or withdraw from the Servicer

Custodial Account or request the Master Servicer or the Trustee to withdraw from the Master Servicer Custodial Account or the Certificate Account for remittance to the Servicer such amounts after the deposit thereof in such accounts. The Servicing Fee or the range of Servicing Fees with respect to the Mortgage Loans underlying the Certificates of a Series will be specified in the applicable Prospectus Supplement.

Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, Liquidation Profits or otherwise will be retained by the Servicers.

Each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by such Servicer underlying a Series, including, without limitation, payment of the Standard Hazard Insurance Policy premiums. The Servicer will be entitled, in certain circumstances, to reimbursement from the Certificate Account of Periodic Advances, of Other Advances made by it to pay taxes, insurance premiums and similar items with respect to any Mortgaged Property or for expenditures incurred by it in connection with the restoration, foreclosure or liquidation of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of such Mortgaged Property) and of certain losses against which it is indemnified by the Trust Estate.

As set forth in the preceding paragraph, a Servicer may be entitled to reimbursement for certain expenses incurred by it, and payment of additional fees for certain extraordinary services rendered by it (provided that such fees do not exceed those which would be charged by third parties for similar services) in connection with the liquidation of defaulted Mortgage Loans and related Mortgaged Properties. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

Evidence as to Compliance

Each Servicer will deliver annually to the Trustee or Master Servicer, as applicable, on or before the date specified in the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement, an Officer’s Certificate stating that (i) a review of the activities of such Servicer during the preceding calendar year and of performance under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer’s knowledge, based on such review, such Servicer has fulfilled all its obligations under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer’s Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to a random sample of the mortgage loans being serviced by such Servicer pursuant to such Pooling and Servicing Agreement or Underlying Servicing Agreement and/or other similar agreements, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing of such mortgage loans was conducted in compliance with the provisions of the applicable Underlying Servicing Agreement and other similar agreements, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

The Master Servicer will deliver annually to the Trustee, on or before the date specified in the applicable Pooling and Servicing Agreement, an Officer’s Certificate stating that such officer has received, with respect to each Servicer, the Officer’s Certificate and accountant’s statement described in the preceding paragraph, and, that on the basis of such officer’s review of such information, each Servicer has fulfilled all its obligations under the applicable Underlying Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

In the event there is a Master Servicer with respect to a Series of Certificates, such Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement for each Series without the consent of the Trustee, except upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature carried on by it. No such resignation will become effective until the Trustee for such Series or a successor master servicer has assumed the Master Servicer’s obligations and duties under the Pooling and Servicing Agreement. If the Master Servicer resigns for any of the foregoing reasons and the Trustee is unable or unwilling to assume responsibility for its duties under the Pooling and Servicing Agreement, it may appoint another institution to so act as described under “The Pooling and Servicing Agreement—Rights Upon Event of Default” below.

The Pooling and Servicing Agreement will also provide that neither the Master Servicer nor any subcontractor, nor any partner, director, officer, employee or agent of any of them, will be under any liability to the Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, any subcontractor, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Estate and the Master Servicer will be entitled to be reimbursed therefor out of the Certificate Account, and any loss to the Trust Estate arising from such right of reimbursement will be allocated first to the Subordinated Certificate of a Series before being allocated to the related Senior Certificates, or if such Series does not contain Subordinated Certificates, pro rata among the various Classes of Certificates unless otherwise specified in the applicable Pooling and Servicing Agreement.

Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to such business, or otherwise, of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement for each Series provided that such successor or resulting entity has a net worth of not less than $15,000,000 and is qualified to service mortgage loans for FNMA or FHLMC.

The Master Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Series; provided that, if the Master Servicer desires to be released from its obligations under the Pooling and Servicing Agreement, (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, (ii) the purchaser is satisfactory to the Trustee for such Series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the Pooling and Servicing Agreement from and after the date of such agreement; and (iii) each applicable Rating Agency’s rating of any Certificates for such Series in effect immediately prior to such assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates would not be placed on credit review status by any such Rating Agency. The Master Servicer will be released from its obligations under the Pooling and Servicing Agreement upon any such assignment and delegation, except that the Master Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

THE POOLING AND SERVICING AGREEMENT

Assignment of Mortgage Loans to the Trustee

The Depositor will have acquired the Mortgage Loans included in each Trust Estate pursuant to one or more agreements (each, a “Sale Agreement”). In connection with the conveyance of the Mortgage Loans to the Depositor, a Seller will (i) agree to deliver to the Depositor all of the documents which the Depositor is required to deliver to the Trustee; (ii) make certain representations and warranties to the Depositor which will be the basis of certain of the Depositor’s representations and warranties to the Trustee or assign the representations and warranties made by the originator of the Mortgage Loans; and (iii) agree to repurchase or substitute (or assign rights to a comparable agreement of the originator of the Mortgage Loans) for any Mortgage Loan for which any document is not delivered or is found to be defective in any material respect, or which Mortgage Loan is discovered at any time not to be in conformance with the representations and warranties the Seller has made to the Depositor and the breach of such representations and warranties materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, if the Seller cannot deliver such document or cure such defect or breach within 60 days after notice thereof. Such agreement will inure to the benefit of the Trustee and is intended to help ensure the Depositor’s performance of its limited obligation to repurchase or substitute for Mortgage Loans. See “The Mortgage Loan Programs—Representations and Warranties” above. To the extent specified in the related Prospectus Supplement, the applicable Seller or other entity specified therein rather than the Depositor will have the limited obligation to repurchase or substitute for Mortgage Loans.

At the time of issuance of each Series of Certificates, the Mortgage Loans in the related Trust Estate will, pursuant to the applicable Pooling and Servicing Agreement, be assigned to the Trustee for the benefit of the Certificateholders, together with all principal and interest received on or with respect to such Mortgage Loans after the applicable Cut-Off Date other than principal and interest due and payable on or before such Cut-Off Date and interest attributable to the Fixed Retained Yield on such Mortgage Loans, if any. See “Servicing of the Mortgage Loans—Fixed Retained Yield, Servicing Compensation and Payment

of Expenses.” The Trustee or its agent will, concurrently with such assignment, authenticate and deliver the Certificates evidencing such Series to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. Each such schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-Off Date, the maturity date and the Mortgage Interest Rate for each Mortgage Loan in the related Trust Estate.

In addition, with respect to each Mortgage Loan in a Trust Estate, the mortgage or other promissory note, any assumption, modification or conversion to fixed interest rate agreement, a mortgage assignment in recordable form and the recorded Mortgage (or other documents as are required under applicable law to create perfected security interest in the Mortgaged Property in favor of the Trustee) will be delivered to the Trustee or, if indicated in the applicable Prospectus Supplement, to a custodian; provided that, in instances where recorded documents cannot be delivered due to delays in connection with recording, copies thereof, certified by the Depositor to be true and complete copies of such documents sent for recording, may be delivered and the original recorded documents will be delivered promptly upon receipt. The assignment of each Mortgage will be recorded promptly after the initial issuance of Certificates for the related Trust Estate, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee’s interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, or another affiliate that sold the Mortgage Loan to the Depositor, or the originator of such Mortgage Loan. Notwithstanding the foregoing, with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the applicable Servicers will be required to take all actions as are necessary to cause the applicable Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

The Trustee or custodian will hold such documents in trust for the benefit of Certificateholders of the related Series and will review such documents within 90 days of the date of the applicable Pooling and Servicing Agreement. If any document is not delivered or is found to be defective in any material respect, or if the Depositor or other representing party is in breach of any of its representations and warranties, and such breach materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, and the Depositor or other entity specified in the related Prospectus Supplement cannot deliver such document or cure such defect or breach within 90 days after written notice thereof, the Depositor or other entity specified in the related Prospectus Supplement will, within 90 days of such notice, either repurchase the related Mortgage Loan from the Trustee at a price equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Interest Rate (minus any Fixed Retained Yield) through the last day of the month in which such repurchase takes place, or (in the case of a Series for which one or more REMIC elections have been or will be made, unless the maximum period as may be provided by the Code or applicable regulations of the Department of the Treasury (“Treasury Regulations”) shall have elapsed since the execution of the applicable Pooling and Servicing Agreement) substitute for such Mortgage Loan a new mortgage loan having characteristics such that the representations and warranties of the Depositor or other representing party made pursuant to the applicable Pooling and Servicing Agreement (except for representations and warranties as to the correctness of the applicable schedule of mortgage loans) would not have been incorrect had such substitute Mortgage Loan originally been a Mortgage Loan. In the case of a repurchased Mortgage Loan, the purchase price will be deposited by the Seller in the related Certificate Account. In the case of a substitute Mortgage Loan, the mortgage file relating thereto will be delivered to the Trustee or the custodian and the Depositor or other entity specified in the related Prospectus Supplement will deposit in the Certificate Account, an amount equal to the excess of (i) the unpaid principal balance of the Mortgage Loan for which it is being substituted (the “Removed Mortgage Loan”), over (ii) the unpaid principal balance of the substitute Mortgage Loan, together with interest on such excess at the Mortgage Interest Rate (minus any Fixed Retained Yield) to the next scheduled Due Date of the Removed Mortgage Loan. In no event will any substitute Mortgage Loan have (i) an unpaid principal balance greater than the scheduled principal balance calculated in accordance with the amortization schedule (the “Scheduled Principal Balance”) of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Removed Mortgage Loan), or (ii) a term greater than, a Mortgage Interest Rate less than, a Mortgage Interest Rate more than two percent per annum greater than or a loan-to-value ratio greater than, the Removed Mortgage Loan. If substitution is to be made for an adjustable-rate Mortgage Loan, the substitute Mortgage Loan will have (i) an unpaid principal balance no greater than the Scheduled Principal Balance of the Removed Mortgage Loan (after giving effect to the scheduled principal payment due in the month of substitution on the Removed Mortgage Loan), (ii) a loan-to-value ratio less than or equal to, and a Mortgage Interest Rate at least equal to, that of the Removed Mortgage Loan, and (iii) will bear interest based on the same index, margin and frequency of adjustment as the Removed Mortgage Loan. The repurchase obligation and the mortgage substitution referred to above will constitute the sole remedies available to the Certificateholders or the Trustee with respect to missing or defective documents or breach of the Depositor’s or other representing entity’s representations and warranties.

If no custodian is named in the related Pooling and Servicing Agreement, the Trustee will be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans and to conduct the review of such documents described above. Any custodian so appointed will keep and review such documents as the Trustee’s agent under a custodial agreement.

Optional Purchases

Subject to the provisions of the applicable Pooling and Servicing Agreement, the Depositor or the Master Servicer may, at such party’s option, repurchase (i) any Mortgage Loan which is in default or as to which default is reasonably foreseeable if, in the Depositor’s or the Master Servicer’s judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, up to the limit, if any, specified in such Pooling and Servicing Agreement and (ii) any Mortgage Loan as to which the originator of such Mortgage Loan breached a representation or warranty to a Seller regarding the characteristics of such Mortgage Loan, at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the applicable Prospectus Supplement.

Reports to Certificateholders

Unless otherwise specified or modified in the related Pooling and Servicing Agreement for each Series, the Trustee will prepare and include with each distribution to Certificateholders of record of such Series a statement setting forth the following information, if applicable:

(i)  the amount of such distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments included therein, the amount of such distribution allocable to interest on the related Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans evidenced by each Class after giving effect to the principal distributions on such Distribution Date;

(ii)  the amount of servicing compensation with respect to the related Trust Estate and such other customary information as is required to enable Certificateholders to prepare their tax returns;

(iii)  the amount by which the Servicing Fee or Master Servicing Fee, as applicable, for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

(iv)  the aggregate amount of any Periodic Advances by the Servicer, the Master Servicer or the Trustee included in the amounts actually distributed to the Certificateholders;

(v)  to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement:

(a)  the amounts so distributed under any such form of credit enhancement on the applicable Distribution Date; and

(b)  the amount of coverage remaining under any such form of credit enhancement, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

(vi)  in the case of a Class of Certificates with a variable Pass-Through Rate, such Pass-Through Rate;

(vii)  the book value of any collateral acquired by the Trust Estate through foreclosure or otherwise;

(viii)  the unpaid principal balance of any Mortgage Loan as to which the Servicer has notified the Master Servicer and/or the Trustee that such Servicer has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances; and

(ix)  the number and aggregate principal amount of Mortgage Loans one month, two months and three or more months delinquent.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish a report to each Certificateholder of record at any time during such calendar year such information as required by the Code and applicable regulations thereunder to enable Certificateholders to prepare their tax returns. In the event that an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, the Trustee will be required to prepare and sign the federal and applicable state and local income tax returns of the REMIC. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Administrative Matters.”

List of Certificateholders

The Pooling and Servicing Agreement for each Series will require the Trustee to provide access to the most current list of names and addresses of Certificateholders of such Series to any group of five or more Certificateholders who advise the Trustee in writing that they desire to communicate with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement or under the Certificates.

Events of Default

Events of Default under the Pooling and Servicing Agreement for each Series include (i) any failure by the Master Servicer or, if a Servicer has executed the Pooling and Servicing Agreement, such Servicer, to make a required deposit which continues unremedied for five days; (ii) any failure by the Master Servicer or a Servicer that has executed the Pooling and Servicing Agreement duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer or such Servicer by the Trustee, or to the Master Servicer or such Servicer and the Trustee by the holders of Certificates of such Series having voting rights allocated to such Certificates (“Voting Interests”) aggregating not less than 25% of the Voting Interests allocated to all Certificates for such Series; and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Master Servicer or a Servicer that has executed the Pooling and Servicing Agreement indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Event of Default

So long as an Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series, the Trustee for such Series or holders of Certificates of such Series evidencing not less than 51% of the Voting Interests in the Trust Estate for such Series may terminate all of the rights and obligations of the Master Servicer or a Servicer executing the Pooling and Servicing Agreement, under the Pooling and Servicing Agreement and in and to the Mortgage Loans (other than the Master Servicer’s or such Servicer’s right to recovery of the aggregate Servicing Fees or Master Servicing Fees, as applicable, due prior to the date of termination, and other expenses and amounts advanced pursuant to the terms of the Pooling and Servicing Agreement, which rights the Master Servicer or such Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer or such Servicer under the Pooling and Servicing Agreement and will be entitled to monthly compensation not to exceed the aggregate fees together with the other compensation to which the Master Servicer or such Servicer is entitled under the Pooling and Servicing Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, pursuant to the public bid procedure described in the applicable Pooling and Servicing Agreement, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer or such Servicer, under the provisions of the Pooling and Servicing Agreement; provided however, that until such a successor Master Servicer or Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer or such Servicer under the Pooling and Servicing Agreement, the Trustee shall continue as the successor to the Master Servicer or such Servicer as described above. In the event such public bid procedure is utilized, the successor would be entitled to compensation in an amount equal to the aggregate fees, together with the other compensation to which the Master Servicer or such Servicer, is entitled under the Pooling and Servicing Agreement, and the Master Servicer or such Servicer would be entitled to receive the net profits, if any, realized from the sale of its rights and obligations under the Pooling and Servicing Agreement.

During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 25% of the Voting Interests for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

No Certificateholder of a Series, solely by virtue of such holder’s status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless (i) such holder previously has given to the Trustee for such Series written notice of default and (ii) the holders of Certificates evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Amendment

Each Pooling and Servicing Agreement may be amended by the Depositor, the Servicer(s) (or the Master Servicer, if applicable) and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision of the Pooling and Servicing Agreement or the related Prospectus Supplement, (iii) if a REMIC election has been made, to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate (or one or more segregated pools of assets therein) as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Estate pursuant to the Code that would be a claim against the Trust Estate, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account, provided that such change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and that such change will not adversely affect the then current rating assigned to any Certificates, as evidenced by a letter from each Rating Agency to such effect, (v) if a REMIC election has been made, to add to, modify or eliminate any provisions therein restricting transfers of Residual Certificates to certain disqualified organizations described below under “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates,” (vi) to make certain provisions with respect to the denominations of, and the manner of payments on, certain Classes of Certificates initially retained by the Depositor or an affiliate, or (vii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related Series provided that such action will not be considered to adversely affect in any material respect the interests of the Certificateholders and no opinion of counsel will be required if each Rating Agency rating the Certificates states in writing that such action will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates. The Pooling and Servicing Agreement may also be amended by the Depositor, the Servicer(s) (or the Master Servicer, if applicable) and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates of each Class affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans that are required to be distributed on any Certificate, without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class of Certificates of a Series in a manner other than that set forth in (i) above without the consent of the holders of Certificates aggregating not less than 66 2/3% of the Voting Interests evidenced by such Class, or (iii) reduce the aforesaid percentage of Certificates of any Class, the holders of which are required to consent to such amendment, without the consent of the holders of all Certificates of such affected Class then outstanding. Notwithstanding the foregoing, the Trustee will not consent to any such amendment if such amendment would subject the Trust Estate (or any segregated pool of assets therein) to tax or, if a REMIC election has been made, cause the Trust Estate (or any segregated pool of assets therein) to fail to qualify as a REMIC.

Termination; Optional Purchase of Mortgage Loans

The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate on the Distribution Date following the final payment or other liquidation of the last Mortgage Loan subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in such Pooling and Servicing Agreement. For each Series of Certificates, the Trustee will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Depositor and specified in the notice of termination.

If so provided in the applicable Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates will permit, but not require, the Depositor or such other party as is specified in the applicable Prospectus Supplement, to purchase from the Trust Estate for such Series all remaining Mortgage Loans at the time and price specified in such Prospectus Supplement. In the event that such party has caused the related Trust Estate (or any segregated pool of assets therein) to be treated as a REMIC, any such purchase will be effected only pursuant to either (a) a “clean up call” as defined in Treasury Regulations Section 1.860G-2(j) or (b) a “qualified liquidation” as defined in Code Section 860F(a)(4)(A). Any qualified liquidation will effect early retirement of the Certificates of that Series, but the right so to purchase may be exercised only after the aggregate principal balance of the Mortgage Loans for such Series at the time of purchase is less than a specified percentage, not exceeding 10%, of the aggregate principal balance at the Cut-Off Date for the Series, or after the date set forth in the applicable Prospectus Supplement. A clean up call will result in the early retirement of one or more Classes of Certificates as specified in the related Prospectus Supplement. Such a clean up call may be effected only when the outstanding principal balance of each Class to be redeemed is 10% or less of the original principal balance of such Class.

The Trustee

The Trustee under each Pooling and Servicing Agreement (the “Trustee”) will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor or any of its affiliates.

The Trustee generally will be responsible under each Pooling and Servicing Agreement for providing general administrative services for the Trust Estate for any such Series, including, among other things, (i) monitoring the amounts on deposit in various trust accounts; (ii) calculation of the amounts payable to Certificateholders on each Distribution Date; (iii) preparation of federal and applicable state and local tax and information returns; (iv) preparation of reports, if any, required under the Securities and Exchange Act of 1934, as amended; (v) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any Series; and (vi) making Periodic Advances on the Mortgage Loans to the limited extent described under “Servicing of the Mortgage Loans—Periodic Advances and Limitations Thereon,” if such amounts are not advanced by a Servicer or the Master Servicer.

The Trustee may resign at any time, in which event the Master Servicer or, if there is no Master Servicer, the Servicer(s) will be obligated to appoint a successor trustee. The Master Servicer or, if there is no Master Servicer, the Servicer(s) may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Estate for state tax reasons. Upon becoming aware of such circumstances, the Master Servicer or, if there is no Master Servicer, the Servicer(s) will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 50% of the Voting Interests in the Trust Estate, except that any Certificate registered in the name of the Depositor or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interest in the Trust Estate necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor trustee. The Trustee, and any successor trustee, must have a combined capital and surplus of at least $50,000,000, or be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that the Trustee’s and any such successor trustee’s separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, as amended, and will be subject to supervision or examination by federal or state authorities.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

The Mortgage Loans will be secured by either first mortgages, first deeds of trust or similar security devices creating a first lien, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower (or, in the case of a Mortgage Loan secured by a property that has been conveyed to an inter vivos revocable trust, the settlor of such trust); and the mortgagee, who is the lender. In a mortgage instrument state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency, if such action is permitted by law. See “—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” below.

Foreclosure on Shares of Cooperatives

The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant-stockholders.

Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders” below.

Rights of Redemption

In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders

Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

A Servicer generally will not be required under the Pooling and Servicing Agreement or applicable Underlying Servicing Agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action, the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may “bid in” (i.e., bid up to the amount of the debt) at the sale of the asset. See “—Foreclosure.” A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the “wage earner chapter” or “consumer chapter” because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).

The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor’s principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender’s security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower’s unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court’s approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor’s residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower’s principal residence and the property is the lender’s only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor’s principal residence and by collateral that is not “inextricably bound” to the real property, such as appliances, machinery, or furniture.

The general protection for mortgages secured only by the debtor’s principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor’s Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Bankruptcy reform legislation that was passed by the Senate on September 23, 1998 would have amended the Bankruptcy Code (such amendment, the “TILA Amendment”) to authorize bankruptcy court judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As proposed, such provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of such legislation, including the Mortgage Loans. The House bill and the conference report did not have a similar provision, and Congress adjourned from its last session without acting on the proposed legislation. However, such legislation may be reintroduced in the current session. If the TILA Amendment were to become law, a violation of the Truth in Lending Act with respect to a Mortgage Loan could result in a total loss with respect to such loan in a bankruptcy proceeding. Any such violation would be a breach of representation and warranty of the depositor, and the depositor would be obligated to repurchase such Mortgage Loan as described herein.

Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans in a trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Trust-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there can be no assurance that such a defense will be successful.

Homeowners Protection Act of 1998

The Homeowners Protection Act of 1998 (“HOPA”) provides for certain disclosure and termination requirements for primary mortgage insurance (“PMI”). The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. Such termination provisions govern when a mortgagor may cancel the requirement to maintain PMI and when the requirement to maintain PMI is automatically terminated. In general, voluntary termination is permitted and automatic termination occurs when the principal balance of the mortgage loan is reduced to 80% or 78%, respectively, of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. Such disclosure requirements include notification of the circumstances whereby a mortgagor may cancel PMI, the date when PMI automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of PMI, the servicer shall provide written notification that such PMI is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney’s fees.

Texas Home Equity Loans

Generally, any “cash-out” refinance or other non-purchase money transaction (except for certain rate/term refinance loans and certain other narrow exceptions) secured by a Texas resident’s principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the “Texas Home Equity Laws”). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property invalid. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Property to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan. Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

Soldiers’ and Sailors’ Civil Relief Act and Similar Laws

Generally, under the terms of the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates of the related Series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application of the mortgagor. Certain states have enacted comparable legislation which may lead to the modification of a mortgage loan or interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in such states who are active or reserve members of the armed services or national guard. For example, California has extended legislation providing protection equivalent to that provided by the Relief Act to California national guard members called up for active service by the Governor or President and reservists called to active duty.

Environmental Considerations

A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls (“PCBs”). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens

(“Superliens”). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected. Environmental contamination on a property is likely to have a negative impact on the value of such property, which may lead to losses on the related Series of Certificates.

Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended (“CERCLA”), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action (“Cleanup Costs”) if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of “potentially responsible parties,” including current “owners and/or operators” of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other “off-site” locations may held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Estate. Under the laws of some states and under CERCLA, a lender may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have “participated in the management” of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA’s definition of “owner or operator,” is a person “who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

The Resource Conservation and Recovery Act, as amended (“RCRA”), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank (“UST”) or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA’s secured-creditor exemption. The court’s opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower’s treatment of hazardous waste. The court added that a lender’s capacity to influence such decisions could be inferred from the extent of its involvement in the facility’s financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent “some actual management of the facility” on the part of the lender.

Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

On September 30, 1996 the President signed into law (the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Asset Conservation Act”). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more clearly defined the kinds of “participation in management” that would trigger liability under CERCLA and specified certain activities that would not constitute “participation in management” or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Estate and occasion a loss to the Trust Estate and to Certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, at the time the Mortgage Loans were originated no such evaluations were required, nor were any such evaluations required prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any other entity makes any representations or warranties or assumes any liability with respect to: the environmental condition of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property. See “The Mortgage Loan Programs—Representations and Warranties” and “Servicing of the Mortgage Loans—Enforcement of “Due-on-Sale” Clauses; Realization Upon Defaulted Mortgage Loans” above.

“Due-on-Sale” Clauses

The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a “due-on-sale” clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) which purports to preempt state laws which prohibit the enforcement of “due-on-sale” clauses by providing among other matters, that “due-on-sale” clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. “Due-on-sale” clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision (“OTS”), as successor to the Federal Home Loan Bank Board (“FHLBB”), which preempt state law restrictions on the enforcement of such clauses. Similarly, “due-on-sale” clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

The Garn Act created a limited exemption from its general rule of enforceability for “due-on-sale” clauses in certain mortgage loans (“Window Period Loans”) which were originated by non-federal lenders and made or assumed in certain states (“Window Period States”) during the period, prior to October 15, 1982, in which that state prohibited the enforcement of “due-on-sale” clauses by constitutional provision, statute or statewide court decision (the “Window Period”). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, FHLMC has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Garn Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of “due-on-sale” clauses in Window Period Loans, “due-on-sale” clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of “due-on-sale” clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a “due-on-sale” clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase; (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property; (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property; (iv) the creation of a lien or other encumbrance subordinate to the lender’s security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed); (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See “Prepayment and Yield Considerations.”

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS as successor to the FHLBB is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

The Depositor or other entity specified in the related Prospectus Supplement will represent and warrant in the Pooling and Servicing Agreement to the Trustee for the benefit of Certificateholders that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. See “The Pooling and Servicing Agreement—Assignment of Mortgage Loans to the Trustee.”

Enforceability of Certain Provisions

Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

CERTAIN REGULATORY MATTERS

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the OCC, have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Bank of America is a Servicer and/or a Seller for a Series and the OCC, which has primary regulatory authority over Bank of America, were to find that any obligation of Bank of America under the related Pooling and Servicing Agreement, Underlying Servicing Agreement or other agreement or any activity of Bank of America constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

While the Depositor does not believe that the OCC would consider, with respect to any Series, (i) provisions relating to Bank of America acting as a Servicer under the related Pooling and Servicing Agreement or any Underlying Servicing Agreement, (ii) the payment or amount of the servicing compensation payable to Bank of America or (iii) any other obligation of Bank of America under the related Pooling and Servicing Agreement, Underlying Servicing Agreement or other contractual agreement under which the Depositor may purchase Mortgage Loans from Bank of America, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America to rescind or amend any such agreement, distributions on Certificates of the related Series could be delayed or reduced.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion represents the opinion of Cadwalader, Wickersham & Taft LLP as to the material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

For purposes of this discussion, where the applicable Prospectus Supplement provides for a Fixed Retained Yield with respect to the Mortgage Loans of a Series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate that does not include the Fixed Retained Yield. References to a “holder” or “Certificateholder” in this discussion generally mean the Beneficial Owner of a Certificate.

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular Series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Estate or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more Classes of “Regular Certificates” and one Class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, has advised the Depositor that in its opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Pooling and Servicing Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The Prospectus Supplement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Estate will be made, in which event references to “REMIC” or “REMIC Pool” herein shall be deemed to refer to each such REMIC Pool.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or  as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Regular Certificates held by a financial asset securitization investment trust will be “permitted assets”  within the meaning of Code Section 860L(a).

Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting “loans . . . secured by an interest in real property which is .. . . residential real property” for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute “Government securities” within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC and regular interests in a Financial Asset Securitization Investment Trust (a “FASIT”) within the meaning of Code Section 860L if 95% or more of the value of the assets of the FASIT is at all times attributable to whole mortgage loans such as the Mortgage Loans. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a “defective obligation” within a two-year period thereafter. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a Series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that Series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

In general, interest, original issue discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not previously reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

Original Issue Discount

Compound Interest Certificates will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended, (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a “Non-Pro Rata Certificate”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.” The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Seller as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Compound Interest Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such

Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the applicable Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method.”

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Non-Pro Rata Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

In the case of a Non-Pro Rata Certificate, it is anticipated that the Trustee will determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates,” (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate,” or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.” A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, it is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount,” with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed-rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. A purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. A purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. Final Treasury Regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deduction item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

Treatment of Losses

Regular Certificateholders will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such amounts are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinated

Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the time the principal balance of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Sale or Exchange of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (as described below). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Regular Certificateholders that recognize a loss on a sale or exchange of a Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Taxation of Residual Certificates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Holders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except, in addition to certain other adjustments, that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any Class of the related Series outstanding.

The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one Class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier Classes of Regular Certificates to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed- rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon a Residual Holder’s after-tax rate of return. In addition, a Residual Holder’s taxable income during certain periods may exceed the income reflected by such Residual Holder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under “—Taxation of REMIC Income,” the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool’s basis in the Mortgage Loans, the Residual Holder will not recover a portion of its basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense” and “Market Discount” below regarding the basis of Mortgage Loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

It is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations. However, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Trustee makes no representation as to the specific method that the Trustee will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.    Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described therein, and “—Premium.”

Market Discount.    The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under “—Taxation of Regular Certificates—Market Discount.”

Premium.    Generally, if the basis of the REMIC Pool in the Mortgage Loans exceed their unpaid principal balances, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Holder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder’s excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations.    If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

For taxable years beginning on or after January 1, 1998, if an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis, and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Depositor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests.    The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a noneconomic residual interest (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (x) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (y) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person, and (iv) one of the two following tests is satisfied: either

(a)	the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest will not exceed the sum of:

(1)	the present value of any consideration given to the transferee to acquire the residual interest;

(2)	the present value of the expected future distributions on the residual interest; and

(3)	the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

(b) (1)	the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(2)	the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and would meet the requirement for a safe harbor transfer; and

(3)	the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Certificate to certify to the matters in requirements (i) through (iii) above as part of the affidavit described above under “—Disqualified Organizations.” Unless otherwise indicated in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will not require that transfers of the Residual Certificates meet requirement (iv) above. Consequently, such transfers may not meet the safe harbor. Persons considering the purchase of the Residual Certificates of a Series should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Certificates.

Foreign Investors.    The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder’s Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate or termination of the REMIC Pool by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Residual Holders that recognize a loss on a sale or exchange of a Residual Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Mark to Market Regulations

The Internal Revenue Service has issued final regulations (the “Mark to Market Regulations”) under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv) of the preceding sentence, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional prepayment of the remaining principal balance of a Class of Regular Certificates to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a qualified mortgage generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. A Servicer or the Master Servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit a Servicer or the Master Servicer, as applicable, to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Unless indicated otherwise in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person, and the Non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with the appropriate Internal Revenue Service form establishing the applicability of either of these two exemptions. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term “Non-U.S. Person” means any person who is not a U.S. Person.

Final Treasury regulations (the “Withholding Regulations”) provide alternative methods of satisfying the beneficial ownership certification requirement described above effective January 1, 2001. The New Regulations provide for a new series of withholding certificates that must be used for all payments after December 31, 2000. The Withholding Regulations require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the Withholding Regulations.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual

Holders may qualify as “portfolio interest,” subject to the conditions described in “Regular Certificates” above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.” Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder’s federal income tax liability. The Withholding Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

The Internal Revenue Service’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “Status of REMIC Certificates.”

Federal Income Tax Consequences for Certificates as to

Which No REMIC Election Is Made

General

In the event that no election is made to treat a Trust Estate (or a segregated pool of assets therein) with respect to a Series of Certificates as a REMIC, the Trust Estate will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no Fixed Retained Yield with respect to the Mortgage Loans underlying the Certificates of a Series, and where such Certificates are not designated as “Stripped Certificates,” the holder of each such Certificate in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under “—Recharacterization of Servicing Fees.” Accordingly, the holder of a Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Certificateholder’s method of accounting. A Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Estate, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. As a result, such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate or as discount income on such Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield with respect to the Mortgage Loans underlying a Series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Stripped Certificates” and “—Recharacterization of Servicing Fees,” respectively.

Tax Status

Cadwalader, Wickersham & Taft LLP has advised the Depositor that, except as described below with respect to Stripped Certificates:

(i)  A Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

(ii)  A Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Trust Estate consist of qualified assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

(iii)  A Certificate owned by a REMIC will be considered to represent an “obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Estate consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

(iv)  A Certificate owned by a financial asset securitization investment trust will be considered to represent “permitted assets” within the meanings of Section 860L(c) to the extent that the assets of the related Trust Estate consist of “debt instruments” within the meaning of Code Section 860L(c)(1)(B).

An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buy-Down Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder’s investment for federal income tax purposes.

Premium and Discount

Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

Premium

The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount

The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder’s interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser” rates on the Mortgage Loans. See “—Stripped Certificates” below regarding original issue discount on Stripped Certificates.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

Market Discount

Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the Mortgage Loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the Internal Revenue Service’s approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Certificates

Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder’s cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Certificateholders that recognize a loss on a sale or exchange of a Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as “Stripped Certificates.” The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see “—Recharacterization of Servicing Fees” above), and

(iii) a Class of Certificates issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate’s allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under “—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each Class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made—General,” subject to the limitation described therein.

Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Seller has been advised by counsel that (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Seller that Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A), “obligation[s] . . . principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Loans is uncertain. See “—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount.     Except as described above under “—General,” each Stripped Certificate will be considered to have been issued at an original issue discount for Federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the related income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “ Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under “—General,” the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption, other than qualified stated interest.

If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates.    Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in such Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates.” To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates.    When an investor purchases more than one Class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such Classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.    The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or Classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Certificates. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding.”

Taxation of Certain Foreign Investors

To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons (“foreign persons”) generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a foreign person evidencing ownership interest in Mortgage Loans issued after

July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates.”

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain requirements on those employee benefit plans and arrangements to which they apply and on those persons who are fiduciaries with respect to such employee benefit plans and arrangements. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements. For purposes of this discussion, employee benefit plans and arrangements to which both ERISA and the Code apply are referred to as “ERISA Plans.” An individual retirement account established under Code Section 408 (an “IRA”) is an ERISA Plan if the IRA is endorsed by or contributed to by the IRA participant’s employer or employee organization. Other IRAs, as well as certain employee benefit plans covering only self-employed individuals (collectively, “Non-ERISA Plans”), are not considered ERISA Plans, but such Non-ERISA Plans are subject to ERISA-like requirements as well as the prohibited transaction provisions of the Code. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) (collectively, “Exempt Plans”) are exempt from the provisions of Title I of ERISA and the prohibited transaction provisions of the Code. Accordingly, Exempt Plans also are not considered ERISA Plans, but such Exempt Plans may be subject to the provisions and special requirements of other applicable federal, state and local law. Exempt Plans, ERISA Plans and Non-ERISA Plans are collectively referred to as “Benefit Plans.”

Before purchasing any Certificates, an ERISA Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA or the Code, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

Certain Requirements Under ERISA and the Code

General

In accordance with ERISA’s general fiduciary standards, before investing in a Certificate, an ERISA Plan fiduciary should determine whether to do so is permitted under the governing ERISA Plan instruments and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans, as discussed in “Prepayment and Yield Considerations” herein.

Parties in Interest/Disqualified Persons

Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan (so-called “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code). The Depositor, the Master Servicer, any Servicer or the Trustee or certain affiliates thereof might be considered or might become “parties in interest” or “disqualified persons” with respect to an ERISA Plan. If so, the acquisition or holding of Certificates by or on behalf of such ERISA Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of an ERISA Plan (including assets that may be held in an insurance company’s separate or general accounts where assets in such accounts may be deemed plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to such assets, the Depositor, any Servicer, the Master Servicer or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the ERISA Plan.

Delegation of Fiduciary Duty

Further, if the assets included in a Trust Estate were deemed to constitute assets of an ERISA Plan, it is possible that an ERISA Plan’s investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Estate might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term “plan assets.”

The U.S. Department of Labor (the “Department”) has issued regulations (the “Regulations”) concerning whether or not an ERISA Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the ERISA Plan acquires an “equity interest” (such as a Certificate) in such an entity.

Certain exceptions are provided in the Regulations whereby an investing ERISA Plan’s assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Estate. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of all classes of equity interests are held by “benefit plan investors,” which term is defined to include ERISA Plans, Non-ERISA Plans and Exempt Plans and any entity whose assets include “plan assets” by reason of benefit plan investments in such entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Applicability to Non-ERISA Plans

Since Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, the discussion above with respect to “disqualified persons,” prohibited transactions, delegation of fiduciary duty and plan assets applies to Non-ERISA Plans as well as ERISA Plans. However, the administrative exemptions discussed below are not applicable to Non-ERISA Plans.

Administrative Exemptions

Individual Administrative Exemptions.

Several underwriters of mortgage-backed securities have applied for and obtained individual administrative prohibited transaction exemptions (each, an “Underwriter’s Exemption”) which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter’s Exemption might be applicable to a Series of Certificates, the applicable Prospectus Supplement will refer to such possibility.

Among the conditions that must be satisfied for an Underwriter’s Exemption to apply are the following:

(1)  The acquisition of Certificates by an ERISA Plan is on terms (including the price for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm’s length transaction with an unrelated party.

(2)  The Certificates acquired by the ERISA Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from either Standard & Poor’s, a division of The McGraw-Hill Companies (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”).

(3)  The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter.

(4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer (and any other servicer) represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith.

(5)  The ERISA Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended (the “Securities Act”).

The Trust Estate must also meet the following requirements:

(i)  the assets of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;

(ii)  certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s, or Fitch for at least one year prior to the ERISA Plan’s acquisition of the Certificates; and

(iii)  certificates evidencing interests in such other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of the Certificates.

If the conditions to an Underwriter’s Exemption are met, whether or not an ERISA Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in a mortgage pool, the acquisition, holding and resale of the Certificates by ERISA Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

Moreover, an Underwriter’s Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if an ERISA Plan fiduciary causes an ERISA Plan to acquire and hold Certificates in a Trust Estate in which the fiduciary (or its affiliate) is an obligor on the Mortgage Loans held in the Trust Estate provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of Certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Trust Estate; (iii) the ERISA Plan’s investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (iv) immediately after the acquisition no more than twenty-five percent of the assets of the ERISA Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

An Underwriter’s Exemption does not apply to ERISA Plans sponsored by the Depositor, the underwriter specified in the applicable Prospectus Supplement, the Master Servicer, the Trustee, any Servicer, any insurer with respect to the Mortgage Loans, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the “Restricted Group”).

PTE 83-1

Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts (“PTE 83-1”) permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by ERISA Plans, whether or not the ERISA Plan’s assets would be deemed to include an ownership interest in the mortgages in such mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA or the Code.

The term “mortgage pool pass-through certificate” is defined in PTE 83-1 as “a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor.” It appears that, for purposes of PTE 83-1, the term “mortgage pool pass-through certificate” would include Certificates issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Estate.

However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Estate or only of a specified percentage of future principal payments on a Trust Estate, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Estate which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or (d) Certificates which are subordinated to other Classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

PTE 83-1 sets forth “general conditions” and “specific conditions” to its applicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

Non-ERISA Plans and Exempt Plans

Although Non-ERISA Plans and Exempt Plans are not considered ERISA Plans for purposes of the above discussion, Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, and both Non-ERISA Plans and Exempt Plans may be subject to certain other ERISA-like requirements of applicable law. Therefore, before purchasing any Certificates by or on behalf of a Non-ERISA Plan or any Exempt Plan, the prospective purchaser should exercise special caution and should consult with its legal counsel concerning the propriety and implications of such investment under the Code or other applicable law.

Unrelated Business Taxable Income—Residual Certificates

The purchase of a Residual Certificate by an IRA or any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Benefit Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511 through 515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a “Disqualified Organization,” which term as defined above includes certain tax-exempt entities not subject to Code Section 511 such as certain governmental plans, as discussed above under the caption “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.” In addition, prior to the transfer of a Residual Certificate, the Trustee or the Depositor may require an opinion of counsel to the effect that the transferee is not a Disqualified Organization and that such transfer will not subject the Trustee, the Depositor, the Master Servicer or any Servicer to additional obligations imposed by ERISA or the Code.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are acting on behalf of a Benefit Plan or any other employee benefit plan or arrangement consult with their counsel regarding the consequences under ERISA, the Code or other applicable law of their acquisition and ownership of Certificates.

The sale of Certificates to a Benefit Plan or any other employee benefit plan or arrangement is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by employee benefit plans generally or any particular plan or arrangement, or that this investment is appropriate for employee benefit plans generally or any particular plan or arrangement.

LEGAL INVESTMENT

As will be specified in the applicable Prospectus Supplement, certain Classes of Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as (i) they are rated in one of the two highest rating categories by at least one Rating Agency and (ii) are part of a Series representing interests in a Trust Estate consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. As “mortgage related securities,” such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards concerning “safety and soundness” and retention of credit information in 12 C.F.R. § 1.5), certain “Type IV securities,” defined in 12 C.F.R. § 1.2(m) to include certain “residential mortgage-related securities.” As so defined “residential mortgage-related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA. The National Credit Union Administration (“NCUA”) has adopted rules, codified at 12 C.F.R. Part 703 which permit federal credit unions to invest in “mortgage related securities” under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the “investment pilot program” described in 12 C.F.R. § 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivative Activities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Certificates.

All depository institutions considering an investment in the Certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council (“FFIEC”), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any of the Certificates, as certain Series or Classes (in particular, Certificates which are entitled solely or disproportionately to distributions of principal or interest) may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain Classes of Certificates as “mortgage related securities,” no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Certificates of any Class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

PLAN OF DISTRIBUTION

The Certificates are being offered hereby in Series through one or more of the methods described below. The applicable Prospectus Supplement for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through a combination of two or more of these methods:

1.  By negotiated firm commitment underwriting and public re-offering by underwriters specified in the applicable Prospectus Supplement;

2.  By placements by the Depositor with investors through dealers; and

3.  By direct placements by the Depositor with investors.

If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement applicable to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. The Depositor, and, if specified in the applicable Prospectus Supplement, an affiliate of the Depositor, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act.

Banc of America Securities LLC (“Banc of America Securities”) is an affiliate of the Depositor. This Prospectus may be used by Banc of America Securities, to the extent required, in connection with market making transactions in Certificates. Banc of America Securities may act as a principal or agent in such transactions.

The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and purchasers of Certificates of such Series.

Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

If specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters at a price specified or described in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through dealers acting as agent and/or principal. Such offering may be restricted in the matter specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such purchaser’s offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

USE OF PROCEEDS

The net proceeds from the sale of each Series of Certificates will be used by the Depositor for the purchase of the Mortgage Loans represented by the Certificates of such Series.

LEGAL MATTERS

Certain legal matters, including the federal income tax consequences to Certificateholders of an investment in the Certificates of a Series, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATING

It is a condition to the issuance of the Certificates of any Series offered pursuant to this Prospectus and a Prospectus Supplement that they be rated in one of the four highest categories by at least one Rating Agency.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each securities rating should be evaluated independently of any other rating.

REPORTS TO CERTIFICATEHOLDERS

The Trustee will prepare and forward to the Certificateholders of each Series statements containing information with respect to principal and interest payments and the related Trust Estate, as described herein and in the applicable Prospectus Supplement for such Series. No information contained in such reports will have been examined or reported upon by an independent public accountant. See “The Pooling and Servicing Agreement—Reports to Certificateholders.” In addition, each Servicer for each Series will furnish to the Trustee an annual statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to a random sample of mortgage loans serviced by such Servicer pursuant to the related Underlying Servicing Agreement and/or other similar agreements. See “Servicing of the Mortgage Loans—Evidence as to Compliance.” Copies of the statements provided to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Trustee.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Depositor to “incorporate by reference” information it files with the SEC, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that the Depositor files later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information rather than on any different information included in this Prospectus or the accompanying Prospectus Supplement. The Seller incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the Trust until the termination of the offering of the related Series of Certificates offered hereby (including market making transactions by Banc of America Securities, an affiliate of the Depositor and the Servicer, with respect to such Series of Certificates, unless such transactions are exempt from the registration provisions of the Securities Act).

As a recipient of this Prospectus, you may request a copy of any document the Depositor incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the Depositor at 201 North Tryon Street, Charlotte, North Carolina 28255, Attention: Senior Vice President, telephone number (704) 387-8239.

WHERE YOU CAN FIND MORE INFORMATION

The Depositor filed a registration statement relating to the Certificates with the Securities and Exchange Commission (“SEC” or the “Commission”). This Prospectus is part of the registration statement, but the registration statement includes additional information.

Copies of the registration statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission’s offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp

Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the registration statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the Commission’s Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this Prospectus by reference will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to Banc of America Mortgage Securities, Inc., 201 North Tryon Street, Charlotte, North Carolina 28255, Attention: Senior Vice President, telephone number (704) 387-8239.

INDEX OF SIGNIFICANT DEFINITIONS

PROSPECTUS

1
100% LTV Program	27
1986 Act	79
1998 Policy Statement	113
A
Accelerated Processing Programs	25
Accretion Directed Certificates	36
Accrual Certificates	33
Actuarial Mortgage Loan	17
Additional Collateral	21
Advances	50
All-Ready Home	26
Asset Conservation Act	72
B
Balloon Loans	21
Balloon Period	21
Banc of America Securities	114
Bank of America	21
Bankruptcy Code	67
Bankruptcy Loss	35
Bankruptcy Loss Amount	35
Beneficial Owner	30
Benefit Plans	107
Book-Entry Certificates	9
Buy-Down Fund	20
Buy-Down Loans	20
C
Cash Flow Agreement	15
Cede	30
CERCLA	71
Certificate Account	46
Certificateholders	28
Certificates	6
Class	7
Cleanup Costs	71
Closing Date	28
Code	9
Commission	116
Companion Certificates	36
Component	36
Component Certificates	36
cooperatives	16
Counterparty	15
Credit Scores	25
Cut-Off Date	8

D
Deferred Interest	19
Definitive Certificates	29
Department	109
Depositor	21
Depository	46
Disqualified Organization	91
Distribution Date	8
DTC	9
DTC Participants	30
Due Date	18
Due-on-sale	73
E
EDGAR	117
electing large partnership	92
Eligible Custodial Account	47
Eligible Investments	48
ERISA	107
ERISA Plans	107
Escrow Account	51
Excess Bankruptcy Losses	35
Excess Fraud Losses	35
Excess Special Hazard Losses	35
Exempt Plans	107
F
FASIT	78
FDIC	47
FFIEC	113
FHLBB	73
FHLMC	45
Fitch	109
Fixed Rate Certificates	39
Fixed Retained Yield	33
Floating Rate Certificates	39
FNMA	45
Foreclosure Profits	33
foreign persons	107
Fraud Loss	35
Fraud Loss Amount	35
G
Garn Act	73

Graduated Pay Mortgage Loans	19
Growing Equity Mortgage Loans	19
H
HOPA	70
I
Indirect DTC Participants	30
Insolvency Laws	14
Interest Only Certificates	39
Inverse Floating Rate Certificates	39
IRA	107
L
Limited or Reduced Documentation Guidelines	22
Liquidation Proceeds	47
Loan-to-Value Ratio	23
Lockout Certificates	36
M
Mark to Market Regulations	95
Master Servicer	6
Master Servicer Custodial Account	47
Master Servicing Fee	33
MERS	58
Moody’s	109
Mortgage Interest Rate	33
Mortgage Loans	16
Mortgage Notes	16
Mortgaged Properties	16
Mortgages	16
Mortgage Score	25
N
NCUA	113
Net 5 Loans	19
Net Mortgage Interest Rate	33
Non-ERISA Plans	107
Non-Pro Rata Certificate	80
Non-U.S. Person	97
No Ratio Loan Program	26
Note Margin	18
Notional Amount Certificates	36
O
OCC	113
OID Regulations	80
original issue discount	80

Other Advances	49
OTS	73
P
PAC Certificates	37
PAC I Certificates	37
PAC II Certificates	37
Partial Liquidation Proceeds	32
Pass-Through Certificates	37
Pass-Through Entity	91
Pass-Through Rate	7
Paying Agent	49
PCBs	71
Percentage Interest	31
Periodic Advances	9
Planned Amortization Certificates	37
Pledged Asset Mortgage Loans	21
PMI	70
Pool Distribution Amount	32
Pooling and Servicing Agreement	28
Prepayment Assumption	81
Principal Only Certificates	39
Product Guides	24
PTE 83-1	111
R
Rate Reduction Refinance	26
Rating Agency	10
Ratio Strip Certificates	37
RCRA	72
Record Date	8
Regular Certificateholder	79
Regular Certificates	29
Regulations	109
Relief Act	70
REMIC	77
REMIC Certificates	77
REMIC Pool	77
REMIC Regulations	76
Remittance Date	47
Removed Mortgage Loan	59
Reserve Fund	40
Residual Certificates	29
Residual Holders	87
Restricted Group	110
Rules	30
S
S&P	109
Sale Agreement	57

Scheduled Amortization Certificates	37
Scheduled Principal Balance	59
SEC	116
Securities Act	110
Seller	16
Senior Certificates	38
Sequential Pay Certificates	38
Series	6
Servicer	6
Servicer Custodial Account	47
Servicing Fee	33
Simple Interest Mortgage Loan	17
SMMEA	112
Special Hazard Loss	35
Special Hazard Loss Amount	35
Standard Hazard Insurance Policy	53
Startup Day	78
Stated Income Program	26
Step Coupon Certificates	39
Stripped Certificateholder	105
Stripped Certificates	103
Subordinated Certificates	38
Subsidy Account	19
Subsidy Loans	19
Subsidy Payments	19
Superliens	71
Super Senior Certificates	38
Super Senior Support Certificates	38
Support Certificates	36

T
TAC Certificates	38
Targeted Amortization Certificates	38
Texas Home Equity Laws	70
Tiered Payment Mortgage Loans	19
TILA Amendment	69
Title V	74
Treasury Regulations	58
Trust	6
Trust Estate	6
Trustee	63
Trustee Fee	33
U
UCC	66
Underlying Servicing Agreement	6
Underwriter’s Exemption	109
U.S. Person	94
UST	72
V
Variable Rate Certificates	39
Voting Interests	61
W
Window Period	74
Window Period Loans	74
Window Period States	74
Withholding Regulations	97

Banc of America Mortgage Securities, Inc.

Depositor

Bank of America, N.A.

Seller and Servicer

$1,146,812,534

(Approximate)

Mortgage Pass-Through

Certificates, Series 2003-6

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. No one has been authorized to provide you with different information.

The Offered Certificates are not being offered in any state where the offer is not permitted.

The Depositor does not claim the accuracy of the information in this Prospectus Supplement and the accompanying Prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates will deliver a Prospectus Supplement and Prospectus until ninety days following the date of this Prospectus Supplement.

Banc of America Securities LLC	Edward D. Jones & Co., L.P.

July 22, 2003